   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 1999

                                                      REGISTRATION NO. 333-86843
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 2 TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

    ENTERCOM COMMUNICATIONS CORP.          PENNSYLVANIA             4832              23-1701044
ENTERCOM COMMUNICATIONS CAPITAL TRUST        DELAWARE               4832           TO BE APPLIED FOR
(Exact Name of Registrant as Specified    (State or Other         (Primary         (I.R.S. Employer
           in its Charter)                Jurisdiction of         Standard          Identification
                                         Incorporation or        Industrial             Number)
                                           Organization)       Classification
                                                                Code Number)

                           401 CITY AVENUE, SUITE 409
                        BALA CYNWYD, PENNSYLVANIA 19004
                                 (610) 660-5610
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                                JOSEPH M. FIELD
                           CHAIRMAN OF THE BOARD AND
                            CHIEF EXECUTIVE OFFICER
                         ENTERCOM COMMUNICATIONS CORP.
                           401 CITY AVENUE, SUITE 409
                        BALA CYNWYD, PENNSYLVANIA 19004
                                 (610) 660-5610
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

    JOHN D. WATSON, JR., ESQ.            JOHN C. DONLEVIE, ESQ.            JEREMY W. DICKENS, ESQ.
         LATHAM & WATKINS              EXECUTIVE VICE PRESIDENT,          WEIL, GOTSHAL & MANGES LLP
   1001 PENNSYLVANIA AVE., N.W.      SECRETARY AND GENERAL COUNSEL             767 FIFTH AVENUE
            SUITE 1300               ENTERCOM COMMUNICATIONS CORP.         NEW YORK, NEW YORK 10153
      WASHINGTON, D.C. 20004           401 CITY AVENUE, SUITE 409               (212) 310-8000
          (202) 637-2200            BALA CYNWYD, PENNSYLVANIA 19004
                                             (610) 660-5610

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

 THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 1999


                              3,000,000 TIDES(SM)

                     ENTERCOM COMMUNICATIONS CAPITAL TRUST

                            % Convertible Preferred Securities
             Term Income Deferrable Equity Securities (TIDES)(SM*)
                 (liquidation amount $50 per each of the TIDES) guaranteed to the extent described herein by, and convertible into Class A common stock of,

                                [ENTERCOM LOGO]
                         ENTERCOM COMMUNICATIONS CORP.
                               ------------------

     The      % Convertible Preferred Securities, Term Income Deferrable Equity
Securities (TIDES)(SM) or TIDES(SM) represent undivided preferred beneficial ownership interests in the assets of Entercom Communications Capital Trust. Subject to the deferral provisions described in this prospectus, the trust will pay distributions on the TIDES on each March 31, June 30, September 30 and December 31. The trust will make the first distribution on December 31, 1999. Entercom Communications Corp. may redeem the TIDES at any time after October 3, 2002.

     Entercom will own all the common securities issued by the trust. The trust exists for the sole purpose of issuing the common securities and the TIDES and
using the proceeds to purchase the     % Convertible Subordinated Debentures due
2014 from Entercom.


     Each TIDES is initially convertible into shares of Entercom's Class A
common stock at the rate of                shares of Class A common stock for
each of the TIDES (equivalent to an initial conversion price of $     per share
of Class A common stock). Entercom's Class A common stock is traded on The New York Stock Exchange under the symbol "ETM." On September 29, 1999, the last reported sale price of the Class A common stock was $40.13 per share.


     The underwriters have an option to purchase a maximum of 450,000 additional TIDES to cover over-allotments of TIDES.

     We do not intend to list the TIDES on a national securities exchange or automated interdealer quotation system.


     Concurrently with this offering, Entercom is selling up to 8,000,000 shares of Class A common stock, and selling shareholders are selling up to 1,500,000 shares of Class A common stock, by means of a separate prospectus. The underwriters of the Class A common stock offering have an option to purchase from us up to 1,000,000 additional shares of Class A common stock, and from some of our shareholders, up to 425,000 additional shares of Class A common stock, in each case to cover over-allotments of shares. This offering and the Class A common stock offering are not contingent on each other.


     INVESTING IN THE TIDES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 16.

                                                                                               PROCEEDS
                                                           PRICE TO        UNDERWRITING         TO THE
                                                          PUBLIC(1)        COMMISSIONS         TRUST(1)
                                                       ----------------  ----------------  ----------------
Per each of the TIDES................................        $50               (2)               $50
Total................................................    $150,000,000          (2)           $150,000,000

(1) Plus accrued distributions, if any, from           , 1999.
(2) Entercom has agreed to pay a commission to the underwriters of $    per each
    of the TIDES, or $        in the aggregate.

     Delivery of the TIDES will be made on or about                , 1999.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

* The terms Term Income Deferrable Equity Securities (TIDES)(SM) and TIDES(SM) are registered service marks of Credit Suisse First Boston Corporation.

CREDIT SUISSE FIRST BOSTON
                         BANC OF AMERICA SECURITIES LLC
                                                       DEUTSCHE BANC ALEX. BROWN
             The date of this prospectus is                , 1999.

     [Map of the United States, identifying the cities in which we have stations and the stations within those cities.]

                               ------------------

                               TABLE OF CONTENTS

                                   Page
                                   ----
SPECIAL NOTE REGARDING
  FORWARD-LOOKING STATEMENTS.....   ii
PROSPECTUS SUMMARY...............    1
RISK FACTORS.....................   16
USE OF PROCEEDS..................   28
DIVIDEND POLICY..................   28
PRICE RANGE OF OUR CLASS A COMMON
  STOCK..........................   29
CAPITALIZATION...................   30
ACCOUNTING TREATMENT.............   31
RATIO OF EARNINGS TO FIXED
  CHARGES........................   31
COMPLETED AND PENDING
  TRANSACTIONS...................   32
UNAUDITED PRO FORMA FINANCIAL
  INFORMATION....................   34
SELECTED HISTORICAL FINANCIAL
  DATA...........................   46
MANAGEMENT'S DISCUSSION AND
  ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS......   49
INFORMATION ABOUT STATION AND
  MARKET DATA....................   62
BUSINESS.........................   63
THE SINCLAIR ACQUISITION.........   80
MANAGEMENT.......................   83

                                   Page
                                   ----
CERTAIN TRANSACTIONS.............   89
PRINCIPAL AND SELLING
  SHAREHOLDERS...................   90
ENTERCOM COMMUNICATIONS CAPITAL
  TRUST..........................   93
DESCRIPTION OF TIDES.............   94
DESCRIPTION OF CONVERTIBLE
  SUBORDINATED DEBENTURES........  116
DESCRIPTION OF GUARANTEE.........  128
RELATIONSHIP AMONG THE TIDES, THE
  CONVERTIBLE SUBORDINATED
  DEBENTURES AND THE GUARANTEE...  131
UNITED STATES FEDERAL INCOME TAX
  CONSEQUENCES...................  133
DESCRIPTION OF CAPITAL STOCK.....  137
CERTAIN ERISA CONSIDERATIONS.....  142
SHARES ELIGIBLE FOR FUTURE SALE..  144
UNDERWRITING.....................  145
NOTICE TO CANADIAN RESIDENTS.....  147
LEGAL MATTERS....................  149
EXPERTS..........................  149
WHERE YOU CAN FIND MORE
  INFORMATION....................  150
INDEX TO FINANCIAL
  STATEMENTS.....................  F-1

                               ------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Information included in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts, but rather reflect our current expectations concerning future results and events. We use the words "believes," "expects," "intends," "plans," "anticipates," "likely," "will" and similar expressions to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors, some of which are beyond our control, that could cause actual results to differ materially from those forecast or anticipated in such forward-looking statements.

     These risks, uncertainties and factors include, but are not limited to:

     - the possibility that our acquisition of the 46 radio stations from various subsidiaries of Sinclair Broadcast Group, Inc. will not be consummated;

     - the risks associated with our acquisition strategy generally;

     - the highly competitive nature of, and uncertain effect of new technologies on, the radio broadcasting industry;

     - our continued control by Joseph M. Field and members of his immediate family;

     - our vulnerability to changes in federal legislation or regulatory policy;


     - the trust's inability to make distributions on the TIDES if we are unable to make interest payments on the convertible subordinated debentures due to a default on our secured senior debt or otherwise;


     - our structure as a holding company, which limits our ability to access the cash flows and assets of our subsidiaires;

     - the possibility that you may have to pay taxes on interest prior to your receipt of distributions from the trust; and

     - the other factors described in "Risk Factors."

     You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this prospectus. We undertake no obligation to update these statements or publicly release the result of any revisions to these statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                               PROSPECTUS SUMMARY

     This summary only highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully. Unless we indicate otherwise, information in this prospectus assumes the underwriters will not exercise their over-allotment option. You should refer to the introductions to "-- Summary Historical Financial Data" and "Selected Historical Financial Data" for the meanings of some of the financial terms used in this prospectus. You should also refer to the introduction to "Unaudited Pro Forma Financial Information" for a description of the assumptions and adjustments used in the calculation of pro forma financial information. Unless the context requires otherwise, "Entercom," "We," "Us," "Our" or similar terms refer to Entercom Communications Corp. and its consolidated subsidiaries, excluding Entercom Communications Capital Trust. However, in the descriptions of the TIDES, the debentures, the guarantee, the trust and related matters, these terms refer solely to Entercom Communications Corp. and not the trust or any of our other consolidated subsidiaries.

                         ENTERCOM COMMUNICATIONS CORP.

     We are the fifth largest radio broadcasting company in the United States based on pro forma 1998 gross revenues. We have assembled, after giving effect to our pending acquisition of 46 stations from various subsidiaries of Sinclair Broadcast Group, Inc., a nationwide portfolio of 88 owned or operated stations. This portfolio consists of 56 FM and 32 AM stations in 16 markets, including 12 of the country's top 50 markets. Our station groups rank among the three largest clusters, based on gross revenues, in 15 of our 16 markets. On a pro forma basis, we would have had net revenues of $301.9 million, operating income of $51.2 million and pro forma income before extraordinary item of $1.2 million for the twelve months ended June 30, 1999. In addition, pro forma broadcast cash flow during the same period would have been $107.7 million.

     Our net revenues and broadcast cash flow have grown significantly on both a total and same station basis. Net revenues grew at a compound annual rate of 96.8% from an actual $35.9 million in fiscal 1995 to a pro forma $273.8 million in fiscal 1998. Broadcast cash flow grew at a compound annual rate of 98.0% from an actual $11.8 million in fiscal 1995 to a pro forma $91.6 million in fiscal 1998. During this same period, our same station net revenues and broadcast cash flow grew at average annual rates of 15.0% and 36.4%, respectively. In addition, our pro forma after-tax cash flow grew at a compound annual rate of 127.2% from an actual $4.5 million in fiscal 1995 to a pro forma $52.8 million in fiscal 1998.

                              SINCLAIR ACQUISITION


     In August 1999, we agreed with Sinclair to purchase 46 radio stations, 15 AM and 31 FM, in nine markets, including seven of the country's top 50 markets. The purchase price for the Sinclair acquisition is $824.5 million. In connection with the Sinclair acquisition, federal broadcasting regulations will require us to divest three stations in the Kansas City market, where we already own seven stations and Sinclair owns four stations. To comply with these regulations, we plan to swap three Kansas City stations for stations in other markets, or if we are unable to do so, we will sell three stations for cash or pursue a combination of swaps and sales. As a result of the required Kansas City dispositions, our portfolio of stations could be reduced to 85. We expect to consummate the Sinclair acquisition in the last quarter of 1999; however, we cannot assure you that we will be able to do so.


     As a result of the Sinclair acquisition, we will serve eight new markets, six of which are new top 50 markets. These eight new markets will complement our current station portfolio by greatly increasing its diversity and national reach. Due to this increased diversity, we will have reduced significantly our reliance on any single market. Furthermore, we believe that many of the Sinclair radio stations are underdeveloped and offer substantial growth potential.

                             OUR STATION PORTFOLIO

     Our current portfolio of stations includes a significant number of recently acquired stations that we believe are underdeveloped. We believe that these underdeveloped stations offer the opportunity for substantial broadcast cash flow growth. In the aggregate, the 33 stations which we commenced operating on or after January 1, 1997 operated at a broadcast cash flow margin of 27.4% during the twelve months ended June 30, 1999. By comparison, in the aggregate, the nine stations which we commenced operating prior to 1997 operated at a broadcast cash flow margin of 48.2% during the twelve months ended June 30, 1999.


     The following table sets forth selected information about the markets where we operate and where we expect to operate following the Sinclair acquisition. The Sinclair markets are denoted with an asterisk (*), except for the Kansas City market where we expect to acquire four additional stations from Sinclair. However, the table does not give effect to the required disposition of three stations in Kansas City which we are seeking to swap for stations in other markets; therefore, we have not listed 1998 Entercom Market Revenue Share for Kansas City. Giving effect to this disposition, which will leave us with a total of eight stations in Kansas City, 1998 Entercom Market Revenue Share in Kansas City will decline, although we believe that our 1998 Entercom Market Revenue Rank will remain unchanged. You should refer to the "Business" section for further information about our station portfolio.


                                                                                   1998
                            1998 MARKET RANK                                     ENTERCOM
                          --------------------     1993-1998       ENTERCOM       MARKET
                                                  RADIO MARKET     STATIONS      REVENUE
                            METRO       RADIO       AVERAGE       ----------   ------------
MARKET                    POPULATION   REVENUE   REVENUE GROWTH   FM     AM    SHARE   RANK
- ------                    ----------   -------   --------------   ---    ---   -----   ----
Boston, MA..............       8          10          14.1%         2      3   17.3%     3
Seattle, WA.............      14          13          11.9          5      3   37.8      1
Portland, OR............      25          20          13.3          4      3   26.5      3
Sacramento, CA..........      28          28           5.9          4      1   18.1      3
Kansas City, MO.........      30          29          12.5          7      4     --      1
Milwaukee, WI*..........      31          33           8.3          2      1    8.7      5
Norfolk, VA*............      36          44           4.0          4      0   26.8      1
New Orleans, LA*........      41          39           8.9          4      2   41.9      1
Greensboro, NC*.........      42          50          10.9          3      1   24.2      2
Buffalo, NY*............      43          41           9.0          2      4   38.8      1
Memphis, TN*............      46          40          10.1          2      1   20.1      2
Rochester, NY...........      50          55           8.9          3      1   21.4      3
Greenville/Spartanburg,
  SC*...................      58          61           7.9          4      3   23.8      3
Wilkes-Barre/Scranton,
  PA*...................      64          69           7.7          6      3   38.6      1
Gainesville/Ocala, FL...      98         124           7.5          2      0   20.8      2
Longview/Kelso, WA......     n/a         n/a           n/a          2      2    n/a    n/a
                                                                  ---    ---
  All Markets...........                                           56     32

                            OUR ACQUISITION STRATEGY

     Since October 1, 1996, in over 20 transactions including the Sinclair acquisition, which we expect to consummate in the last quarter of 1999, we have acquired or agreed to acquire 83 radio stations and have divested or will divest, for strategic or regulatory reasons, 14 radio stations. Through our disciplined acquisition strategy, we seek to (1) build top-three station clusters principally in large growth markets and (2) acquire underdeveloped properties that offer the potential for significant improvements in revenues and broadcast cash flow through the application of our operational, administrative and engineering expertise. Although our focus has been on radio stations in top 50 markets, we also consider acquiring stations in top 75 markets to the extent we believe we can apply our acquisition strategy in those markets.

                             OUR OPERATING STRATEGY

     The principal components of our operating strategy are to:

     - DEVELOP MARKET LEADING STATION CLUSTERS. To enhance our competitive position, we strategically align our stations' formats and sales efforts within each market in an effort to optimize their performance, both individually and collectively. We seek to maximize the ratings, revenue and broadcast cash flow of our radio stations by tailoring their programming to optimize aggregate audience delivery.

     - ACQUIRE AND DEVELOP UNDERPERFORMING STATIONS. We seek to acquire and develop underperforming stations, which has enabled us to build a long-term track record of achieving superior same station revenue and broadcast cash flow growth.

     - BUILD STRONGLY-BRANDED FRANCHISES. We analyze market research and competitive factors to identify the format opportunity, music selection and rotation, presentation and other key programming attributes that we believe will best position each station to develop a distinctive identity and to strengthen the stations' local "brand" or "franchise" value.

     - LEVERAGE STATION CLUSTERS TO CAPTURE GREATER SHARE OF ADVERTISING REVENUE. We believe radio will continue to gain revenue share from other media as a result of deregulation in the broadcasting industry, which allows broadcasters to create larger clusters in their markets and offers advertisers a means to cost-effectively reach larger audiences. We have begun to capitalize on this opportunity by developing specialized teams in many of our markets to work with non-traditional radio advertisers to create and develop marketing programs and solutions.


     - MAXIMIZE TECHNICAL CAPABILITIES. We seek to operate stations with the strongest signals in their respective markets. In addition, on various occasions we have identified opportunities to upgrade low-powered or out-of-market stations and transform them into competitive signals, thus increasing their value significantly. For example, in 1998 we sold our two Tampa FM stations, which we had purchased for an aggregate of $4.9 million, for $75.0 million after upgrading their license classes.


     - RECRUIT, DEVELOP, MOTIVATE AND RETAIN SUPERIOR EMPLOYEES. We believe that station operators differentiate themselves from their peers primarily through their ability to recruit, develop, motivate and retain superior management, programming and sales talent. Accordingly, we strive to establish a compelling corporate culture that is attractive to superior performers.

                                OTHER FINANCINGS


     Concurrently with this offering, we are selling 8,000,000 shares of Class A common stock, and selling shareholders are selling 1,500,000 shares of Class A common stock, by means of a separate prospectus. In addition, the underwriters have an over-allotment option to purchase from us a maximum of 1,000,000 additional shares of Class A common stock, and from some of our shareholders, a maximum of 425,000 additional shares of Class A common stock. This offering and the Class A common stock offering are not contingent on each other.


     In addition, we are seeking to replace or amend our current credit facility to permit consummation of the Sinclair acquisition and to significantly expand our borrowing capacity. Entercom Communications Corp., the parent company, is currently the borrower under our current credit facility, and our subsidiaries guarantee Entercom's obligations. When we enter into an amended or replacement credit facility, we expect that a newly formed subsidiary will become the borrower under this facility and that all of our station-operating subsidiaries will become subsidiaries of this entity and guarantee its obligations. We also expect that Entercom will guarantee those obligations on a senior secured basis.

     We intend to use the net proceeds from this offering and the Class A common stock offering, together with cash on hand and proceeds from our amended or replacement credit facility, to finance the Sinclair acquisition.

                                   THE TRUST


     Entercom Communications Capital Trust is a recently created Delaware business trust. The trust will issue TIDES to the public and common securities to us. The trust will use the proceeds of those issuances to buy Entercom's
     % Convertible Subordinated Debentures due 2014. We will, on a subordinated basis, irrevocably guarantee payments on the TIDES to the limited extent set forth in this prospectus.


     For financial reporting purposes, we will treat the trust as one of our subsidiaries. Accordingly, we will include the accounts of the trust in our consolidated financial statements. We will present the TIDES as a separate line item in our consolidated balance sheet entitled "Entercom-obligated mandatorily redeemable convertible preferred securities of Entercom Communications Capital Trust," and we will include appropriate disclosures about the TIDES in the notes to our consolidated financial statements. For financial reporting purposes, we will record distributions payable on the TIDES as a financing charge to earnings in our consolidated statement of income.

                        OUR PRINCIPAL EXECUTIVE OFFICES

     Our principal executive offices are located at 401 City Avenue, Suite 409, Bala Cynwyd, Pennsylvania 19004. Our telephone number is (610) 660-5610, and our internet website address on the world wide web is www.entercom.com. The contents of our website are not part of this prospectus.

     The trust's place of business and telephone number are the principal executive offices and telephone number of Entercom.

                                  THE OFFERING

Issuer..........................    Entercom Communications Capital Trust.
                                    Substantially all of the assets of the trust
                                    will consist of Entercom's      %
                                    Convertible Subordinated Debentures due
                                    2014. We will own 100% of the outstanding common securities of the trust.

Securities Offered..............    3,000,000 TIDES. Additionally, we and the
                                    trust have granted the underwriters an
                                    option for 30 days after the date of this prospectus to purchase up to an additional
                                    450,000 TIDES at the initial offering price plus accrued distributions.


Distributions...................    If you purchase the TIDES, the trust will
                                    pay you, subject to the deferral provisions
                                    described below, cumulative cash
                                    distributions at an annual rate of      % of
                                    the stated liquidation amount of $50 per each of the TIDES. Distributions will accrue from the date the trust issues the TIDES, and subject to the distribution deferral provisions described below, the trust will pay those distributions quarterly in arrears on each March 31, June 30, September 30 and
                                    December 31, commencing December 31, 1999.
                                    Because distributions on the TIDES
                                    constitute interest for United States
                                    federal income tax purposes, corporate
                                    holders of the TIDES will not be entitled to a dividends-received deduction. The term
                                    "distribution" as used herein shall include quarterly distributions, additional distributions on quarterly distributions not paid on the applicable distribution dates and special distributions upon certain tax events.


Distribution Deferral
Provisions......................    We can, on one or more occasions, defer the
                                    interest payments due on the debentures for
                                    up to 20 consecutive quarters unless an
                                    event of default under the debentures has
                                    occurred and is continuing. However, we
                                    cannot defer interest payments beyond the
                                    maturity date of the debentures, which is
                                    September 30, 2014. If we defer interest
                                    payments on the debentures, the trust will
                                    also defer distributions on the TIDES. The
                                    trust will be able to pay distributions on
                                    the TIDES only if and to the extent it
                                    receives interest payments from us on the
                                    debentures. During any deferral period,
                                    distributions will continue to accumulate
                                    quarterly at an annual rate of      % of the
                                    liquidation amount of $50 per TIDES. Also,
                                    the deferred distributions will themselves
                                    accrue additional distributions at an annual
                                    rate of      %, to the extent permitted by
                                    law. The trust will send you
                                    written notice of a deferral of
                                    distributions on the TIDES not later than ten days prior to the record date for the related TIDES distribution. During any period in which we defer interest payments on the debentures, in general we cannot:



                                         - declare or pay any dividend or
                                           distribution on our capital stock;



                                         - redeem, purchase, acquire or make a
                                           liquidation payment on any of our
                                           capital stock;



                                         - make any interest, principal or
                                           premium payment on, or repurchase or
                                           redeem, any of our debt securities
                                           that rank equally with or junior to
                                           the debentures; or



                                         - make any payment on any guarantee by
                                           Entercom of the debt securities of
                                           any of our subsidiaries if the
                                           guarantee ranks equal or junior to
                                           the debentures.


                                    If an interest payment deferral occurs, you will continue to recognize interest income for United States federal income tax purposes in advance of your receipt of any corresponding cash distribution.

                                    If you convert your TIDES during any
                                    interest payment deferral period, you will not receive any cash payment for any deferred distributions.


Conversion into Class A common
  stock.........................    You may convert each TIDES into shares of
                                    Class A common stock of Entercom at the
                                    initial rate of           shares of Class A
                                    common stock for each TIDES (equivalent to
                                    an initial conversion price of $     per
                                    share of Class A common stock). The last reported sale price of Entercom's Class A common stock on The New York Stock Exchange on September 29, 1999 was $40.13 per share.
                                    In connection with any conversion of the TIDES, the property trustee of the trust will exchange those TIDES for debentures having a principal amount equal to the stated liquidation amount of $50 per TIDES exchanged. The property trustee will then immediately convert the debentures into
                                    Entercom's Class A common stock. We will not issue any fractional shares of Class A common stock as a result of the conversion.
                                    Instead, we will pay the fractional interest in cash based on the then current market value of our Class A common stock. Also, we will not issue any additional shares of our Class A common stock upon conversion of the TIDES to pay for any accrued but unpaid distributions on the TIDES at the time of conversion.

Liquidation Amount..............    We, as the holder of all the common
                                    securities of the trust, have the right at any time to dissolve the trust. If we liquidate the trust, you will receive, after satisfaction of liabilities of creditors of the trust, debentures having a principal amount equal to the liquidation amount of the TIDES you hold.

Maturity........................    The TIDES do not have a stated maturity.
                                    However, the trust must redeem the TIDES upon the repayment or redemption, in whole or in part, of the debentures. The debentures will mature on September 30, 2014, unless earlier redeemed. Upon redemption of the debentures on September
                                    30, 2014, the trust will redeem the TIDES at their liquidation amounts plus any accrued and unpaid distributions.

Optional Redemption.............    We may redeem the debentures in whole or in
                                    part, at any time after October 3, 2002 at a
                                    redemption price equal to      % of the
                                    principal amount of the debentures,
                                    declining ratably to 100% of the principal amount of the debentures after September 30, 2006, plus any accrued and unpaid interest.


Tax Event or Investment Company
  Event Redemption or
  Distribution..................    Upon the occurrence of specified tax changes
                                    affecting the trust's taxable status or the deductibility of interest on the debentures or changes in the law causing the trust to be considered an investment company, we will cause the trustees to dissolve and liquidate the trust and, after satisfaction of liabilities of creditors of the trust, distribute the debentures to you. In limited circumstances, with respect to tax changes only, we may redeem the debentures in whole, but not in part, at a price equal to the principal amount of the debentures plus accrued and unpaid interest, in lieu of distributing the debentures. Upon the occurrence of certain changes in the tax laws, we may also cause the TIDES to remain outstanding and pay additional amounts due on the debentures as a result of the change.


Effect of Redemption............    Upon the repayment or redemption of any
                                    debentures, other than following the
                                    distribution of the debentures to you or holders of the trust's common securities, the trust will concurrently redeem, on a pro rata basis, the TIDES and common securities having a liquidation amount equal to the principal amount of the repaid or redeemed debentures. If an event of default exists under the debentures or the declaration of trust that governs the trust, the TIDES will receive a preference over the trust's common securities.

Guarantee.......................    We will irrevocably guarantee, on a
                                    subordinated basis and to the extent set forth in this prospectus, the payment in full of the following:

                                         - distributions on the TIDES to the
                                           extent of available trust funds;

                                         - the amount payable upon redemption of
                                           the TIDES to the extent of available
                                           trust funds; and

                                         - generally, the liquidation amount of
                                           the TIDES to the extent of trust
                                           funds available for distribution to
                                           you.

                                    The guarantee will be unsecured and
                                    subordinate to all of our secured senior debt, including our obligations as borrower under our current credit facility and our obligations as guarantor under the amended or replacement credit facility that we are seeking to obtain. In addition, we are principally a holding company with substantially no assets other than equity interests of our subsidiaries and with minimal operations. Accordingly, we will depend on dividends and other distributions from our subsidiaries in order to make the interest payments on the debentures. Our guarantee is effectively junior to the debt and other liabilities of our subsidiaries, and as a result, funds may not be available for payment under the guarantee.

                                    Effectively, we have, through the guarantee, the debentures, the indenture governing the debentures and the trust's declaration of trust, taken together, fully, irrevocably and unconditionally guaranteed all of the trust's obligations under the TIDES. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a full guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the TIDES.

Liquidation of the Trust........    We, as the holder of the trust's common
                                    securities, have the right at any time to dissolve the trust, subject to specified conditions. If we dissolve the trust, after satisfaction of liabilities to creditors of the trust, we will distribute to you debentures having a principal amount equal to the liquidation amount of the TIDES you hold or, in limited circumstances, an amount equal to the liquidation amount per TIDES or common security plus accumulated and unpaid distributions to the date of payment.

Voting Rights...................    Except as required by law, you do not have
                                    any voting rights, unless an event of
                                    default with respect to the debentures
                                    occurs and is continuing or we default under the guarantee with respect to the TIDES, in which case, you will be entitled, by majority vote, to appoint an additional trustee of the trust.

Ranking.........................    Generally, the trust will make payments on
                                    the TIDES pro rata with its common
                                    securities. The debentures will be unsecured and subordinate and junior in right of payment to all of our secured senior indebtedness, including our obligations as borrower under our current facility and our obligations as guarantor under the amended or replacement credit facility we are seeking to obtain. The debentures will rank equally with our unsecured indebtedness and other liabilities, including our trade payables. At June 30, 1999, we had a $4.9 million letter of credit outstanding and approximately $166.3 million of secured senior indebtedness on a consolidated basis.
                                    On a pro forma basis at June 30, 1999, we would have had a $4.9 million letter of credit outstanding and approximately $538.9 million of consolidated secured senior indebtedness. In addition, we are principally a holding company and the debentures are effectively subordinated to all existing and future liabilities of our subsidiaries. Our subsidiaries are separate legal entities and have no obligations to pay, or make funds available for the payment of, any amounts due on the debentures, the TIDES or the guarantee.

Form of TIDES...................    The TIDES will be represented by a global
                                    certificate registered in the name of Cede &
                                    Co., as nominee for The Depository Trust
                                    Company.

Use of Proceeds.................    The trust will use the gross proceeds from
                                    this offering and from the issuance of the trust's common securities to purchase the debentures. We intend to use the net proceeds from the sale of the debentures to the trust to fund a portion of the total purchase price for the Sinclair acquisition.


Absence of Market for the
TIDES...........................    The TIDES are new securities for which there
                                    is currently no market. We do not intend to list the TIDES on a national securities exchange or automated interdealer quotation system. Although one or more of the underwriters intend to make a secondary market for the TIDES, they are not obligated to do so, and they may discontinue making a secondary market for the TIDES at any time without notice. Accordingly, we cannot assure you as to the development or liquidity of any market for the TIDES.

                       SUMMARY HISTORICAL FINANCIAL DATA

     We have derived the summary operating data shown below for the years ended September 30, 1996, 1997 and 1998 and the balance sheet data shown below as of September 30, 1997 and 1998 from our audited consolidated financial statements included elsewhere in this prospectus. We have derived the balance sheet data shown below as of September 30, 1996 from our audited financial statements, which are not included in this prospectus. We have derived the summary operating data shown below for the three months ended December 31, 1997, the three month transition period ended December 31, 1998 and the six months ended June 30, 1998 and 1999 and the balance sheet data shown below as of December 31, 1998 and June 30, 1999 from our unaudited financial statements included elsewhere in this prospectus. We have derived the balance sheet data shown below as of December 31, 1997 and June 30, 1998 from our unaudited financial statements, which are not included in this prospectus.

     As you review the information contained in the following table and throughout this prospectus, you should note the following:

     - Historically, we operated with an October 1st to September 30th fiscal year. Effective January 1, 1999, we changed for financial reporting purposes from a fiscal year ending September 30th to a fiscal year ending December 31st. Accordingly, the summary historical financial data includes information as of, and for the three month transition period ended, December 31, 1998 and the three months ended December 31, 1997.

     - We retroactively restated our fiscal 1997 and 1998 consolidated financial statements to reflect a $25.0 million convertible subordinated promissory note held by an affiliate of Chase Capital Partners as an indexed debt instrument. We determined the adjustment as of the end of each relevant period by subtracting the sum of principal and accrued interest on the note from the fair value of the shares of our common stock into which the note was convertible. Immediately prior to our initial public offering in January 1999, Chase Capital converted the note in its entirety into 2,327,500 shares of our Class A common stock and 1,995,669 shares of our Class C common stock. Accordingly, this note is no longer outstanding.

     - Before completing our initial public offering, we were a Subchapter S corporation under the Internal Revenue Code, and accordingly, we were not liable for federal and certain state corporate income taxes. Instead, our shareholders included our taxable income or loss in their federal and those state income tax returns. Immediately before our initial public offering, we became a C corporation, and accordingly, we are now subject to federal and state corporate income taxes. The pro forma amounts shown in the table reflect provisions for state and federal income taxes, applied to income before income taxes and extraordinary item, as if we had been taxed as a C corporation. These pro forma amounts do not include the effect of the adjustment to reflect indexing of the Chase Capital convertible subordinated note because the amount of this adjustment is not tax deductible.

     - As a result of our becoming a C corporation immediately prior to our initial public offering, generally accepted accounting principles required us to provide for deferred income taxes of $79.8 million to reflect the cumulative temporary differences between book and income tax bases of our assets and liabilities.

     - For purposes of our historical financial statements, the term "pro forma" refers solely to the adjustments necessary to reflect our status as a C corporation rather than an S corporation. It does not refer to any of the other adjustments described under "Summary Pro Forma Financial Information" and "Unaudited Pro Forma Financial Information."

     - All per share data gives effect to our recapitalization, which we consummated immediately prior to our initial public offering. In the recapitalization, we effected a 185 for one stock split and the exchange of our prior common stock for Class A common stock and Class B common stock.

     - Broadcast cash flow consists of operating income before depreciation and amortization, corporate general and administrative expenses and net expense (income) from time brokerage agreement fees.

     - Broadcast cash flow margin represents broadcast cash flow as a percentage of net revenues.

     - EBITDA before net expense (income) from time brokerage agreement fees consists of operating income before depreciation and amortization, non-cash compensation expense (which is included in corporate general and administration expenses) and net expense (income) from time brokerage agreement fees.

     - Pro forma after-tax cash flow consists of pro forma income before extraordinary item minus gains on sale of assets (net of tax) plus the following: depreciation and amortization, non-cash compensation expense (which is included in corporate general and administrative expenses), adjustment to reflect indexing of the convertible subordinated note and deferred tax provision (or minus deferred tax benefit).

     Although broadcast cash flow, EBITDA before net expense (income) from time brokerage agreement fees and pro forma after-tax cash flow are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles, we believe that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry to measure a radio company's operating performance. However, you should not consider broadcast cash flow, EBITDA before net expense (income) from time brokerage agreement fees and pro forma after-tax cash flow in isolation or as substitutes for operating income, cash flows from operating activities or any other measure for determining our operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. In addition, because broadcast cash flow, EBITDA before net expense (income) from time brokerage agreement fees and pro forma after-tax cash flow are not calculated in accordance with generally accepted accounting principles, they are not necessarily comparable to similarly titled measures employed by other companies.

     The comparability of the historical financial data reflected below has been significantly impacted by acquisitions and dispositions. You should read the summary financial data together with "Selected Historical Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included elsewhere in this prospectus.

                                            FISCAL YEAR ENDED            THREE MONTHS ENDED      SIX MONTHS ENDED
                                              SEPTEMBER 30,                 DECEMBER 31,             JUNE 30,
                                    ----------------------------------   -------------------   --------------------
                                      1996        1997         1998        1997       1998       1998        1999
                                    --------   ----------   ----------   --------   --------   ---------   --------
                                               (RESTATED)   (RESTATED)
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Net revenues......................  $ 48,675   $  93,862    $ 132,998    $ 28,399   $ 47,363   $  63,687   $ 95,545
Operating expenses:
  Station operating expenses......    31,659      61,280       88,599      18,868     29,990      42,749     64,296
  Depreciation and amortization...     2,960       7,685       13,066       2,880      4,358       6,079     10,019
  Corporate general and
    administrative expenses.......     2,872       3,249        4,527         849      1,850       2,193      3,454
  Net expense (income) from time
    brokerage agreement fees......      (879)       (476)       2,399          --      1,236       2,273        652
                                    --------   ---------    ---------    --------   --------   ---------   --------
    Total operating expenses......    36,612      71,738      108,591      22,597     37,434      53,294     78,421
                                    --------   ---------    ---------    --------   --------   ---------   --------
Operating income..................    12,063      22,124       24,407       5,802      9,929      10,393     17,124
Other expense (income):
  Interest expense................     5,196      11,388       14,663       2,996      5,732       6,179      6,246
  Adjustment to reflect indexing
    of the convertible
    subordinated note.............        --      29,070        8,841      14,903     29,503       5,693         --
  (Gains) on sale of assets.......      (119)   (197,097)      (8,661)        (43)   (69,648)     (8,748)      (467)
  Other non-operating expense
    (income)......................       (67)      1,504         (328)       (102)       577        (123)      (599)
                                    --------   ---------    ---------    --------   --------   ---------   --------
    Total other expense
      (income)....................     5,010    (155,135)      14,515      17,754    (33,836)      3,001      5,180
                                    --------   ---------    ---------    --------   --------   ---------   --------
Income (loss) before income taxes
  and extraordinary item..........     7,053     177,259        9,892     (11,952)    43,765       7,392     11,944
Pro forma income taxes............     2,680      78,405        7,119       1,121     27,842       4,972      4,539
Pro forma income (loss) before
  extraordinary item..............     4,373      98,854        2,773     (13,073)    15,923       2,420      7,405
Extraordinary item, net of tax
  benefit.........................       348          --        1,488          --         --       1,489         --
                                    --------   ---------    ---------    --------   --------   ---------   --------
Pro forma net income (loss).......  $  4,025   $  98,854    $   1,285    $(13,073)  $ 15,923   $     931   $  7,405
                                    ========   =========    =========    ========   ========   =========   ========
Pro forma earnings (loss) per
  share before extraordinary
  item............................  $   0.20   $    4.59    $    0.12    $  (0.61)  $   0.64   $    0.11   $   0.21
Pro forma diluted earnings (loss)
  per share before extraordinary
  item............................      0.20        4.59         0.12       (0.61)      0.64        0.11       0.21
Weighted average common shares
  outstanding -- basic............    21,534      21,534       22,239      21,534     24,742      21,534     34,836
Weighted average common shares
  outstanding -- diluted..........    21,534      21,534       22,239      21,534     24,742      21,534     35,251
BALANCE SHEET DATA (AT END OF
  PERIOD):
Cash and cash equivalents.........  $  5,292   $   3,626    $   6,666    $  3,497   $  6,469   $   6,094   $  8,713
Intangibles and other assets......   119,269     300,029      428,763     313,889    505,825     428,543    556,501
Total assets......................   150,575     364,743      522,945     378,138    681,034     513,445    671,627
Senior debt, including current
  portion.........................   111,000     117,000      253,784     127,000    330,281     251,785    166,276
Total shareholders' equity........     5,079     179,019      182,970     166,986    225,467     169,509    396,886
OTHER DATA:
Broadcast cash flow...............  $ 17,016   $  32,582    $  44,399    $  9,531   $ 17,373   $  20,938   $ 31,249
Broadcast cash flow margin........      35.0%       34.7%        33.4%       33.6%      36.6%       32.9%      32.7%
EBITDA before net expense (income)
  from time brokerage agreement
  fees............................  $ 14,144   $  29,333    $  39,872    $  8,682   $ 15,523   $  18,745   $ 28,012
Pro forma after-tax cash flow.....     7,311      16,590       21,028       5,003      7,985       9,563     20,215
Cash flows related to:
    Operating activities..........    12,773       8,859       23,019       7,341     11,158       5,778      8,204
    Investing activities..........   (96,502)    (13,695)    (153,651)    (17,470)   (86,894)   (125,565)    10,001
    Financing activities..........    87,457       3,170      133,672      10,000     75,539     122,384    (15,961)

               SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following table contains summary pro forma financial information derived from the unaudited pro forma financial information set forth under "Unaudited Pro Forma Financial Information." You should read this table in conjunction with "Unaudited Pro Forma Financial Information" and the financial statements included elsewhere in this prospectus.

                                    FISCAL YEAR ENDED          SIX MONTHS ENDED         TWELVE MONTHS ENDED
                                    SEPTEMBER 30, 1998          JUNE 30, 1999              JUNE 30, 1999
                                  ----------------------   ------------------------   ------------------------
                                  HISTORICAL   PRO FORMA   HISTORICAL    PRO FORMA    HISTORICAL    PRO FORMA
                                  ----------   ---------   -----------   ----------   -----------   ----------
                                  (RESTATED)
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Net revenues....................   $132,998    $273,755     $ 95,545     $  148,182    $183,820     $  301,852
Operating expenses:
  Station operating expenses....     88,599     182,173       64,296         97,666     121,488        194,133
  Depreciation and
    amortization................     13,066      42,524       10,019         20,996      18,484         43,872
  Corporate general and
    administrative expenses.....      4,527      12,354        3,454          5,080       6,569         12,694
  Net expense (income) from time
    brokerage agreement fees....      2,399          --          652             --       2,014             --
                                   --------    --------     --------     ----------    --------     ----------
         Total operating
           expenses.............    108,591     237,051       78,421        123,742     148,555        250,699
                                   --------    --------     --------     ----------    --------     ----------
Operating income................     24,407      36,704       17,124         24,440      35,265         51,153
Other expense (income):
  Interest expense..............     14,663      40,597        6,246         20,215      17,466         40,422
  Financing cost of Entercom -
    obligated mandatorily
    redeemable convertible
    preferred securities of
    Entercom Communications
    Capital Trust...............         --       9,375           --          4,688          --          9,375
  Adjustment to reflect indexing
    of the convertible
    subordinated note...........      8,841          --           --             --      17,748             --
  (Gains) on sale of assets.....     (8,661)       (161)        (467)          (467)    (69,985)          (467)
  Other non-operating expense
    (income)....................       (328)       (262)        (599)          (599)       (125)          (125)
                                   --------    --------     --------     ----------    --------     ----------
         Total other expense
           (income).............     14,515      49,549        5,180         23,837     (34,896)        49,205
                                   --------    --------     --------     ----------    --------     ----------
Income (loss) before income
  taxes and extraordinary
  item..........................      9,892     (12,845)      11,944            603      70,161          1,948
Pro forma income taxes..........      7,119      (5,138)       4,539            241      33,405            779
                                   --------    --------     --------     ----------    --------     ----------
Pro forma income (loss) before
  extraordinary item............   $  2,773    $ (7,707)    $  7,405     $      362    $ 36,756     $    1,169
                                   ========    ========     ========     ==========    ========     ==========
Pro forma earnings (loss) per
  share before extraordinary
  item..........................   $   0.12    $  (0.17)    $   0.21     $     0.01    $   1.31     $     0.03
Weighted average common shares
  outstanding -- basic..........     22,239      45,168       34,836         45,168      28,130         45,168

                                    FISCAL YEAR ENDED          SIX MONTHS ENDED         TWELVE MONTHS ENDED
                                    SEPTEMBER 30, 1998          JUNE 30, 1999              JUNE 30, 1999
                                  ----------------------   ------------------------   ------------------------
                                  HISTORICAL   PRO FORMA   HISTORICAL    PRO FORMA    HISTORICAL    PRO FORMA
                                  ----------   ---------   -----------   ----------   -----------   ----------
                                  (RESTATED)
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA (AT END OF
  PERIOD):
Cash and cash equivalents.......   $  6,666                 $  8,713     $    8,713    $  8,713     $    8,713
Intangibles and other assets,
  net...........................    428,763                  556,501      1,332,119     556,501      1,332,119
Total assets....................    522,945                  671,627      1,499,495     671,627      1,499,495
Senior debt, including current
  portion.......................    253,784                  166,276        538,876     166,276        538,871
Total shareholders' equity......    182,970                  396,886        698,412     396,886        698,412
OTHER DATA:
Broadcast cash flow.............   $ 44,399    $ 91,582     $ 31,249     $   50,516    $ 62,551     $  107,719
Broadcast cash flow margin......       33.4%       33.5%        32.7%          34.1%       34.0%          35.7%
EBITDA before net expense
  (income) from time brokerage
  agreement fees................   $ 39,872    $ 79,228     $ 28,012     $   45,653    $ 56,199     $   95,242
Pro forma after-tax cash flow...     21,028      52,768       20,215         31,174      34,662         63,186

                                  RISK FACTORS


     Investing in the TIDES involves risk. You should consider carefully the following risk factors, in addition to the other information contained in this prospectus, before purchasing the TIDES in this offering. The risks and uncertainties described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of these risks actually occur, our business, results of operations and financial condition could be materially and adversely affected, the trading prices of the TIDES and our Class A common stock could decline and you might lose all or part of your investment.


RISKS RELATING TO ENTERCOM

  IF WE ARE UNABLE TO CONSUMMATE THE SINCLAIR ACQUISITION, THE ADVERSE EFFECT ON OUR BUSINESS, ON OUR MARKET DIVERSITY AND ON THE VALUE OF YOUR INVESTMENT COULD BE MATERIAL.

     The closing of this offering is not contingent on the consummation of the Sinclair acquisition, and we cannot assure you that the Sinclair acquisition will be consummated. The Sinclair acquisition is subject to a number of important conditions, including approval from the FCC and clearance by federal antitrust authorities. We expect that this offering will close in advance -- perhaps by several months or more -- of satisfaction of these conditions, and it is possible that one or more of these conditions will never be satisfied. Moreover, as described in greater detail below, we presently do not have financing sufficient to consummate the Sinclair acquisition. For all of these reasons, we cannot assure you that we will be able to consummate the Sinclair acquisition.

     If we are unable to consummate the Sinclair acquisition, the adverse effect on our business, on our market diversity and on the value of your investment could be material. For example, we expect that the consummation of the Sinclair acquisition will greatly increase the diversity and national reach of our station portfolio, and we would not achieve these benefits -- at least in the near term -- if the transaction does not close. In particular, on a pro forma basis for completed transactions but excluding Sinclair, the radio stations we own or operate in Seattle would have generated approximately 47.2% of our net revenues and approximately 52.7% of our broadcast cash flow for the fiscal year ended September 30, 1998 and these percentages would have been approximately 35.2% and 43.3%, respectively, for the six months ended June 30, 1999.

     Even on a pro forma basis for completed transactions and including Sinclair, the radio stations we own or operate in Seattle would have generated approximately 23.0% of our net revenues and approximately 25.5% of our broadcast cash flow for the fiscal year ended September 30, 1998 and these percentages would have been approximately 22.7% and 26.8%, respectively, for the six months ended June 30, 1999. Accordingly, we have greater exposure to any operating difficulties that may arise at our Seattle stations or to adverse events or conditions that affect the Seattle economy than if we were more geographically diverse, and our exposure will be increased if we are unable to consummate the Sinclair acquisition.

  WE PRESENTLY DO NOT HAVE SUFFICIENT COMMITTED FINANCING TO CONSUMMATE THE SINCLAIR ACQUISITION, AND OUR ABILITY TO OBTAIN THE NECESSARY FINANCING IS UNCERTAIN.

     Of the $824.5 million in cash required to fund the Sinclair acquisition, we expect to pay approximately $145.0 million from the net proceeds of this offering. Concurrently with this offering, we are also pursuing the Class A common stock offering from which we expect to realize net proceeds of approximately $306.9 million, assuming a public offering

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

price of $40.00 per share, to be applied toward the Sinclair acquisition. However, even assuming the closing of both offerings, we will be required to raise an additional $372.6 million to fund the balance of the Sinclair purchase price. We will not be able to use our current credit facility to fund this amount because we would exceed the committed amount under the facility. Accordingly, we are actively engaged in discussions with various potential lenders about amending or replacing our present credit facility in order to obtain the additional financing. We cannot assure you that these discussions will be successful. If they are not successful, we cannot assure you that we will be able to obtain from other sources the financing necessary to close the Sinclair acquisition, or what the terms of any alternative financing might be.

     Moreover, this offering is not contingent on the closing of the Class A common stock offering. As a result, if this offering closes, but the Class A common stock offering does not, the financing that we would need from an amended or replacement credit facility or other potential source would correspondingly increase. The terms and availability of this additional financing is also uncertain.

  THE SINCLAIR ACQUISITION AGREEMENTS IMPOSE SIGNIFICANT FINANCIAL PENALTIES ON US IF WE ARE UNABLE TO CLOSE THE TRANSACTION BY SPECIFIED DATES, AND WE CANNOT ASSURE YOU THAT WE WILL BE ABLE TO DO SO.


     Our arrangement with Sinclair consists of two separate asset purchase agreements -- one for Sinclair's four Kansas City stations, for which the purchase price is $122.0 million, and one for the remaining 42 stations in eight other markets and other assets that we are acquiring, for which the purchase price is $702.5 million. The multi-market agreement allocates the purchase price, and allows for closings on a market by market basis. If Sinclair rightfully terminates the multi-market agreement, it may be entitled to receive liquidated damages from us in the maximum amount of approximately $43.0 million. After we have acquired assets having an aggregate value of 45% of the total purchase price, these liquidated damages are subject to pro rata downward adjustment based on the value of markets that have already closed. If Sinclair rightfully terminates the Kansas City agreement, it may be entitled to receive liquidated damages from us in the maximum amount of approximately $7.0 million.


     In addition, 135 days after public notice that the applications for consent to assignment of the station licenses have been accepted for filing by the FCC, the purchase price of all markets not yet closed under the multi-market agreement will increase 0.75% if all of the markets under that agreement have not closed due to the failure to receive any required regulatory consent as a result of facts relating to us or our affiliates. The purchase price will continue to increase 0.75% at the end of each 30 day period thereafter. Similarly, 150 days after the same public notice for the Kansas City stations, the purchase price for the Kansas City market will increase 0.75% if the Kansas City market has not closed due to the failure to receive any required regulatory consent as a result of facts relating to us or our affiliates. The purchase price will continue to increase 0.75% at the end of each 30 day period thereafter.

     We cannot assure you that we will be able to obtain the necessary regulatory approvals in time to avoid these financial penalties, or at all.

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  WE MAY NOT BE SUCCESSFUL IN IDENTIFYING AND CONSUMMATING FUTURE ACQUISITIONS,
  WHICH IS AN IMPORTANT ELEMENT OF OUR BUSINESS STRATEGY.

     We pursue growth, in part, through the acquisition of individual radio stations and groups of radio stations. Our consummation of all future acquisitions, including Sinclair, will be subject to various conditions, including FCC and other regulatory approvals. The FCC must approve any transfer of control or assignment of broadcast licenses.


     In addition, acquisitions may encounter intense scrutiny under federal and state antitrust laws. Our acquisition of the Sinclair stations is, and many of our future acquisitions may be, subject to notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and to a waiting period and possible review by the Department of Justice and the Federal Trade Commission. On September 24, 1999, we received a "second request" from the Department of Justice with respect to the Sinclair Kansas City agreement and therefore the Department of Justice is currently conducting a more detailed investigation of our acquisition of the four stations from Sinclair in the Kansas City market. Although we believe that the concerns of the Department of Justice will be resolved by our disposition of three stations in the Kansas City market that we are required to make in order to comply with FCC rules, we cannot assure you that this will be the case. The applicable waiting period for the multi-market agreement expired on September 27, 1999.



     Any delays, injunctions, conditions or modifications by any of these federal agencies could have a negative effect on us and result in the abandonment of all or part of the Sinclair acquisition or other attractive acquisition opportunities. We cannot predict whether we will be successful in identifying future acquisition opportunities or consummating these acquisitions or what the consequences of any acquisitions will be.


     Depending on the nature, size and timing of future acquisitions, we may require additional financing. We cannot assure you that additional financing will be available to us on acceptable terms. Radio broadcasting is a rapidly consolidating industry, with many companies seeking to consummate acquisitions and increase their market share. In this environment, we compete and will continue to compete with many other buyers for the acquisition of radio stations. Some of those competitors may be able to outbid us for acquisitions because they have greater financial resources. As a result of these and other factors, our ability to identify and consummate future acquisitions is uncertain.

  INTEGRATING ACQUISITIONS IS DIFFICULT.

     We will have acquired 83 radio stations since October 1, 1996, including our anticipated consummation of the Sinclair acquisition in the last quarter of 1999, and we expect to make acquisitions of other stations and station groups in the future. The integration of acquisitions involves numerous risks, including:

     - difficulties in the integration of operations and systems and the management of a large and geographically diverse group of stations;

     - the diversion of management's attention from other business concerns; and

     - the potential loss of key employees of acquired stations.

     We cannot assure you that we will be able to integrate successfully any operations, systems or management that might be acquired in the future, including the operations, systems or management acquired in the Sinclair acquisition. Consummation of the Sinclair acquisition will require us to manage a significantly larger radio station portfolio than

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

historically has been the case. Our failure to integrate and manage newly acquired stations successfully could have a material adverse effect on our business and operating results. In addition, in the event that the operations of a new business do not meet expectations, we may restructure or write-off the value of some or all of the assets of the new business.

  WE MUST RESPOND TO THE RAPID CHANGES IN TECHNOLOGY, SERVICES AND STANDARDS
  THAT
  CHARACTERIZE OUR INDUSTRY IN ORDER TO REMAIN COMPETITIVE.

     The radio broadcasting industry is subject to rapid technological change, evolving industry standards and the emergence of new media technologies and services. We cannot assure you that we will have the resources to acquire new technologies or to introduce new services that could compete with these new technologies. Several new media technologies and services are being developed or introduced, including the following:

     - satellite delivered audio radio service, which could result in the introduction of new satellite radio services with sound quality equivalent to that of compact discs;

     - audio programming by cable systems, direct broadcast satellite systems, personal communications systems, Internet content providers and other digital audio broadcast formats;

     - in-band on-channel digital radio, which could provide multi-channel, multi-format digital radio services in the same bandwidth currently occupied by traditional AM and FM radio services; and

     - microbroadcasting stations (low powered, limited coverage radio stations), about which the FCC is considering proposals.

     We cannot predict the effect, if any, that competition arising from new technologies or regulatory change may have on the radio broadcasting industry or on our company.

  WE EXPECT TO INCUR SUBSTANTIAL ADDITIONAL INDEBTEDNESS TO CONSUMMATE THE SINCLAIR ACQUISITION, AND THIS INCREASED LEVERAGE COULD HAVE IMPORTANT CONSEQUENCES TO YOU.

     To consummate the Sinclair acquisition, we expect to incur indebtedness that will be substantial in relation to our shareholders' equity. Assuming that we successfully amend or replace our credit facility and that we borrow under the facility to help fund the Sinclair acquisition, upon consummation of the Sinclair acquisition we would have had $538.9 million in long-term indebtedness on a pro forma basis at June 30, 1999, compared to our actual long-term indebtedness of $166.3 million at June 30, 1999. Our leverage will increase further to the extent that we do not complete the Class A common stock offering and instead incur additional debt under an amended or replacement credit facility or otherwise to finance the Sinclair acquisition. Moreover, in addition to our obligations on our long-term indebtedness and a $4.9 million letter of credit, we will have quarterly interest obligations on the debentures held by the trust that fund distributions on the TIDES. These obligations will be substantial in amount and could have a substantial impact on you. For example, these obligations could:

     - require us to dedicate a substantial portion of our cash flow from operations to debt service and other financing costs, thereby reducing the availability of cash flow for other purposes, including funding future expansion and ongoing capital expenditures;

     - impair our ability to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate or other purposes;

     - limit our ability to compete, expand and make capital improvements;

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

     - increase our vulnerability to economic downturns, limit our ability to withstand competitive pressures and reduce our flexibility in responding to changing business and economic conditions; and

     - limit our ability to pay interest on the debentures, which in turn would limit the trust's ability to make distributions to you.

  THE COVENANTS IN OUR EXISTING CREDIT FACILITY RESTRICT OUR FINANCIAL AND OPERATIONAL FLEXIBILITY, AND IT IS LIKELY THAT ANY AMENDED OR REPLACEMENT CREDIT FACILITY WILL CONTAIN SIMILAR OR MORE RESTRICTIVE COVENANTS.

     Our existing credit facility contains covenants that restrict, among other things, our ability to borrow money, make particular types of investments or other restricted payments, swap or sell assets, or merge or consolidate. An event of default under our credit facility could allow the lenders to declare all amounts outstanding to be immediately due and payable. We have pledged substantially all of our consolidated assets and the stock of our subsidiaries to secure the debt under our credit facility. If the amounts outstanding under the credit facility were accelerated, the lenders could proceed against our consolidated assets and the stock of our subsidiaries. Any event of default, therefore, could have a material adverse effect on our business. Our credit facility also requires us to maintain specified financial ratios. Our ability to meet these financial ratios can be affected by events beyond our control, and we cannot assure you that we will meet those ratios. To consummate the Sinclair acquisition, we expect to amend or replace our credit facility. It is likely that any amended or replacement credit facility will contain similar or more restrictive covenants. We also may incur future debt obligations which might subject us to restrictive covenants that could affect our financial and operational flexibility or subject us to other events of default.


  BECAUSE OF OUR HOLDING COMPANY STRUCTURE, WE DEPEND ON OUR SUBSIDIARIES FOR CASH FLOW, AND OUR ACCESS TO THIS CASH FLOW IS RESTRICTED.



     We operate as a holding company. All of our radio stations are currently owned and operated by our subsidiaries. When we enter into an amended or replacement credit facility, we expect that a newly formed subsidiary will become the borrower and all of our station-operating subsidiaries will become subsidiaries of this newly formed subsidiary. We also expect that we will guarantee the borrower's obligations on a secured senior basis. Our obligations on the debentures will be subordinated to our obligations on this guarantee.



     As a holding company, our only source of cash to pay our obligations, including corporate overhead and other trade payables, is distributions from our subsidiaries of their net earnings and cash flow. We currently expect that the net earnings and cash flow of our subsidiaries will be retained and used by them in their operations, including servicing their debt obligations, before distributions are made to us. Although our current credit facility would allow us to make payments on the debentures and TIDES, other than if an event of default has occurred and is continuing, we cannot assure you that even if our subsidiaries elect to make distributions to us, applicable state law and contractual restrictions would permit such dividends or distributions. Based on discussions with the lenders under our current credit facility, we expect that the lenders under an amended or replacement credit facility will permit our subsidiaries to make upstream distributions to us in amounts sufficient to pay interest on the debentures so long as no default has occurred under the credit facility. However, we cannot assure you that this will be the case.


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  WE FACE MANY UNPREDICTABLE BUSINESS RISKS, BOTH GENERAL AND SPECIFIC TO THE
  RADIO BROADCASTING INDUSTRY, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FUTURE OPERATIONS.

     Our future operations are subject to many business risks, including those risks that specifically influence the radio broadcasting industry, which could have a material adverse effect on our business including:

     - economic conditions, both generally and relative to the radio broadcasting industry;

     - shifts in population, demographics or audience tastes;

     - the level of competition for advertising revenues with other radio stations, television stations and other entertainment and communications media;

     - priorities of advertisers;

     - fluctuations in operating costs;

     - technological changes and innovations;

     - changes in labor conditions;

     - new laws, including proposals to eliminate the tax deductibility of certain expenses incurred by advertisers; and

     - changes in governmental regulations and policies and actions of federal regulatory bodies, including the United States Department of Justice, the Federal Trade Commission and the FCC.

     Given the inherent unpredictability of these variables, we cannot with any degree of certainty predict what effect, if any, these variables will have on our future operations. Generally, advertising tends to decline during economic recession or downturn. Consequently, our advertising revenue is likely to be adversely affected by a recession or downturn in the United States economy, the economy of an individual geographic market in which we own or operate radio stations or other events or circumstances that adversely affect advertising activity.

  OUR CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER EFFECTIVELY CONTROLS OUR COMPANY, AND MEMBERS OF HIS IMMEDIATE FAMILY ALSO OWN A SUBSTANTIAL EQUITY INTEREST IN US. THEIR INTERESTS MAY CONFLICT WITH YOURS.


     Upon completion of the Class A common stock offering, Joseph M. Field, our Chairman of the Board and Chief Executive Officer, will beneficially own 1,788,305 shares of our Class A common stock and 9,782,555 shares of our Class B common stock, representing approximately 72.0% of the total voting power of all of our outstanding common stock. David J. Field, our President, Chief Operating Officer, one of our directors and the son of Joseph M. Field, will beneficially own 2,374,994 shares of our Class A common stock and 749,250 shares of our outstanding Class B common stock, representing approximately 7.1% of the total voting power of all of our outstanding common stock. If the underwriters exercise their over-allotment options related to the Class A common stock offering in full, Joseph M. Field's and David J. Field's shares of our common stock will represent 71.3% and 7.0% of the total voting power of all of our outstanding common stock, respectively. Collectively, Joseph M. Field and David
J. Field beneficially own all of our outstanding Class B common stock. Other members of the Field family also own shares of Class A common stock.


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

     Shares of Class B common stock are transferable only to Joseph M. Field, David J. Field, certain of their family members or trusts for any of their benefit. Upon any other transfer, shares of our Class B common stock convert automatically into shares of our Class A common stock on a share-for-share basis. Shares of our Class B common stock are entitled to ten votes only when they are voted by Joseph M. Field or David J. Field, subject to certain exceptions where they are restricted to one vote. Joseph M. Field generally is able to control the vote on all matters submitted to the vote of shareholders and, therefore, is able to direct our management and policies, except with respect to those matters where the shares of our Class B common stock are only entitled to one vote and those matters requiring a class vote under the provisions of our articles of incorporation, bylaws or applicable law, including, without limitation, the election of the two Class A directors. Without the approval of Joseph M. Field, we will be unable to consummate transactions involving an actual or potential change of control, including transactions in which holders of Class A common stock might otherwise receive a premium for their shares over then current market prices.

  WE ARE DEPENDENT ON FEDERALLY-ISSUED LICENSES TO OPERATE OUR RADIO STATIONS AND ARE SUBJECT TO EXTENSIVE FEDERAL REGULATION.

     The radio broadcasting industry is subject to extensive regulation by the FCC under the Communications Act of 1934. We are required to obtain licenses from the FCC to operate our radio stations. Licenses are normally granted for a term of eight years and are renewable. Although the vast majority of FCC radio station licenses are routinely renewed, we cannot assure you that the FCC will approve our future renewal applications or that the renewals will not include conditions or qualifications. The non-renewal, or renewal with substantial conditions or modifications, of one or more of our licenses could have a material adverse effect on us.

     We must comply with extensive FCC regulations and policies in the ownership and operation of our radio stations. FCC regulations limit the number of radio stations that a licensee can own in a market, which could restrict our ability to consummate future transactions and in certain circumstances could require us to divest some radio stations. For example, in connection with the Sinclair acquisition we will be required to dispose of three radio stations in Kansas City, and the timing and terms of these dispositions are both unknown. The FCC also requires radio stations to comply with certain technical requirements to limit interference between two or more radio stations. If the FCC relaxes these technical requirements, it could impair the signals transmitted by our radio stations and could have a material adverse effect on us. Moreover, these FCC regulations and others may change over time and we cannot assure you that those changes would not have a material adverse effect on us.

  OUR RADIO STATIONS MAY NOT BE ABLE TO COMPETE EFFECTIVELY IN THEIR RESPECTIVE MARKETS FOR ADVERTISING REVENUES.

     Our radio broadcasting stations are in a highly competitive business. Our radio stations compete for audiences and advertising revenues within their respective markets directly with other radio stations, as well as with other media, such as newspapers, magazines, network and cable television, outdoor advertising and direct mail. Audience ratings and market shares are subject to change, and any change in a particular market could have a material adverse effect on the revenue of our stations located in that market. While we already compete in some of our markets with other stations with similar programming formats, if another radio station in a market were to convert its programming format to a format similar to one of our stations, if a new station were to adopt a comparable format or if an existing competitor were to strengthen its operations, our stations could suffer a reduction in ratings and/or advertising revenue and could incur increased promotional and other expenses. Other radio broadcasting companies may enter into the markets in which we operate or may operate in the future. These companies may be larger and have more financial resources than we have. We cannot assure you that any of our stations will be able to maintain or increase their current audience ratings and advertising revenues.

  THE LOSS OF KEY PERSONNEL COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR
  BUSINESS.

     Our business depends upon the continued efforts, abilities and expertise of our executive officers and other key executives, including Joseph M. Field, our Chairman of the Board and Chief Executive Officer, David J. Field, our President and Chief Operating Officer, John C. Donlevie, Esq., our Executive Vice President, Secretary and General Counsel, and Stephen F. Fisher, our Senior Vice President and Chief Financial Officer. We believe that the loss of one or more of these individuals could have a material adverse effect on our business.

  THE MARKET PRICE OF OUR STOCK COULD DECLINE DUE TO THE LARGE NUMBER OF SHARES ELIGIBLE FOR PUBLIC SALE UPON CONSUMMATION OF THE CLASS A COMMON STOCK OFFERING.

     Upon completion of the Class A common stock offering, we will have 32,944,267 shares of Class A common stock, 10,531,805 shares of Class B common stock and 1,695,669 shares of Class C common stock issued and outstanding, assuming no exercise of the underwriters' over-allotment option. Of these shares, the 9,500,000 shares of Class A common stock being sold in the Class A common stock offering (plus any shares issued upon exercise of the underwriters' over-allotment option), the 13,627,500 shares sold in our initial public offering in January 1999 and approximately 300,000 shares of Class A common stock sold into the public market since the initial public offering and approximately 100,000 shares of unrestricted Class A common stock will be freely transferable without restriction in the public market, except to the extent that these shares have been acquired by our affiliates; resales of shares acquired by affiliates are subject to restrictions under Rule 144 of the Securities Act. In
addition, upon conversion of the TIDES, the      shares of Class A common stock
into which the TIDES are convertible will be freely transferable without restriction in the public market, except to the extent that those shares are acquired by our affiliates and are therefore subject to restrictions under Rule
144. The remaining shares of Class A common stock and all shares of Class B common stock and Class C common stock were issued in reliance on exemptions from the registration requirements of the Securities Act, and these shares are "restricted" securities under Rule 144. The number of "restricted" shares available for sale in the public market is limited by restrictions under Rule 144, although as to shares held by persons who are not our affiliates, many of these restrictions do not apply.


     In connection with the Class A common stock offering, our directors, members of senior management and selling and other shareholders, including Chase Capital, have agreed pursuant to lock-up agreements not to sell or otherwise dispose of shares representing approximately 10,500,000 shares of Class A common stock, 10,531,805 shares of Class B common stock and 1,695,669 shares of Class C common stock, other than shares sold in the Class A common stock offering, for a period of 90 days after the date of the Class A common stock offering prospectus without the prior written consent of Credit Suisse First Boston Corporation.


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

     The market price of our Class A common stock could decline as a result of future sales of substantial amounts of Class A common stock, or the perception that substantial sales could occur.

  ANTI-TAKEOVER PROVISIONS COULD ADVERSELY AFFECT THE PRICE OF OUR CLASS A COMMON STOCK.

     Certain provisions of our articles of incorporation, by-laws and Pennsylvania law could make it more difficult for a third party to acquire control of us, even if a change of control could be beneficial to you. These provisions could adversely affect the price of our Class A common stock.

  OUR FAILURE OR THE FAILURE OF THIRD PARTIES WITH WHICH WE INTERACT TO ADDRESS ISSUES RELATED TO THE YEAR 2000 COULD ADVERSELY AFFECT OUR OPERATIONS.

     We rely, directly and indirectly, on information technology systems to operate our radio stations, provide our radio stations with programming, up-to-date news and other information and perform a variety of administrative services including accounting, financial reporting, advertiser spot scheduling, payroll and invoicing. We also use non-information technology systems, such as microchips, for dating and other automated functions. Information and non-information technology systems that do not properly recognize and process date sensitive information when the year changes to "2000" or "00" could generate erroneous data or cause such systems to fail. As a result, year 2000 issues could have a material adverse effect on our operations. In order to minimize the risk of year 2000 related losses, we are conducting a comprehensive assessment of our year 2000 issues. However, we cannot assure you that we will resolve our year 2000 issues prior to the year 2000, or that the cost of remedying any year 2000 issues will not have a material adverse effect on our business. Furthermore, we cannot assure you that the systems of other companies with which our systems interact will be timely converted and, if not timely converted, would not have a material adverse effect on our financial condition, results of operation or cash flow.

RISKS RELATING TO THE TIDES

  THE TRUST MAY NOT BE ABLE TO MAKE DISTRIBUTIONS ON THE TIDES IF WE DEFAULT ON OUR SECURED SENIOR DEBT BECAUSE OUR OBLIGATIONS TO PAY ON THE DEBENTURES AND THE GUARANTEE ARE SUBORDINATED TO OUR PAYMENT OBLIGATIONS UNDER OUR SECURED SENIOR DEBT.

     Because of the subordinated nature of the guarantee and the debentures, we:

     - will not be permitted to make any payments of principal, including redemption payments, or interest on the debentures if we default on our secured senior debt;


     - will not be permitted to make payments on the guarantee if we default on any of our secured senior debt; and


     - must pay all our secured senior debt before we make payments on the guarantee or the debentures if we become bankrupt, liquidate or dissolve.

     The TIDES, the guarantee and the debentures do not limit our ability or the ability of our subsidiaries to incur additional indebtedness, including indebtedness that ranks senior to the debentures and the guarantee. At June 30, 1999, we had a $4.9 million letter of credit, approximately $166.3 million of secured senior debt on a consolidated basis and, on a pro forma basis, we would have had a $4.9 million letter of credit and a $538.9 million of consolidated secured senior debt. Because the trust will be able to pay amounts due on the TIDES only if we make payments on the debentures, your ability to receive interest may be affected by our indebtedness.

  THE DEBENTURES WILL BE EFFECTIVELY SUBORDINATED TO OBLIGATIONS OF OUR SUBSIDIARIES.

     Because we operate as a holding company, our right to participate in any distribution of assets of any subsidiary upon that subsidiary's dissolution, winding-up, liquidation or reorganization or otherwise (and thus the ability of the holders of the TIDES to benefit indirectly from the distribution) is subject to the prior claims of the creditors of that subsidiary, except to the extent that we are a creditor of the subsidiary and our claims are recognized. Therefore, the debentures will be effectively subordinated to all indebtedness and other obligations of our subsidiaries. Our subsidiaries are separate legal entities and have no obligations to pay, or make funds available for the payment of, any amounts due on the debentures, the TIDES or the guarantee.

  THE DEFERRAL OF INTEREST PAYMENTS MAY HAVE AN ADVERSE EFFECT ON THE TRADING PRICE OF THE TIDES.

     If no event of default under the debentures has occurred and is continuing, we may defer the payment of interest on the debentures for a period not exceeding 20 consecutive quarters. If we defer interest payments on the debentures, the trust will defer quarterly distributions on the TIDES. However, distributions will still accumulate quarterly and the deferred distributions
will themselves accrue additional distributions at the annual rate of      %, to
the extent permitted by law. There is no limitation on the number of times that we may elect to defer interest payments.


     We have no current intention of deferring interest payments on the debentures. However, the lenders under our current credit facility have required, and we expect that the lenders under the amended or replacement credit facility we are seeking to obtain will require, that we exercise our right to defer interest payments on the debentures in the event a default occurs under the credit facility. Subject to the 20-quarter limitation described above, the lenders would require this deferral to remain in effect until the default is cured or waived and for a period of two complete consecutive quarters after any and all defaults have been cured or waived. However, if we exercise our right in the future, the TIDES may trade at a price that does not fully reflect the value of deferred interest on the debentures. If you sell your TIDES during an interest deferral period, you may not receive the same return on your investment as a holder who continues to hold TIDES. In addition, our right to defer interest payments on the debentures may mean that the market price of the TIDES may be more volatile than the market prices of other securities that do not have these rights.


 YOU MAY HAVE TO PAY TAXES ON INTEREST PAYMENTS PRIOR TO YOUR RECEIPT OF THOSE PAYMENTS.

     Because we have the option to defer interest payments on the debentures, the debentures will be considered to have been issued with original issue discount. As a result, you must accrue interest income, as original issue discount, for United States federal income tax purposes. As a result, you will have to include your pro rata share of original issue discount in gross income as it accrues whether or not received currently in cash. In addition, if you sell the TIDES prior to the record date relating to distributions, you will not receive the cash distributions from the trust related to any accrued and unpaid interest even though you will be required to recognize the interest in income for United States federal income tax purposes.

     If you dispose of your TIDES between record dates for payments of distributions on your TIDES, you will be required to include original issue discount on the debentures through the date of disposition in income as ordinary income and to add that amount to your adjusted tax basis. To the extent the selling price of your TIDES is less than your adjusted tax basis, you will recognize a capital loss. Subject to some exceptions, you cannot apply capital losses to offset ordinary income for United States federal income tax purposes.


 THE TRUST MAY REDEEM THE TIDES WITHOUT YOUR CONSENT IF SPECIFIED TAX CHANGES OCCUR.



     Upon the occurrence of specified tax changes affecting the trust's taxable status or the deductibility of interest on the debentures, we may either dissolve and liquidate the trust and, after satisfaction of liabilities of creditors of the trust, distribute the debentures to you or we may redeem all of the debentures. If we redeem the debentures, the trust will use the cash it receives from that redemption to redeem the TIDES and the trust's common securities.


 WE MAY CAUSE THE TIDES TO BE REDEEMED ON OR AFTER OCTOBER 3, 2002 WITHOUT YOUR CONSENT.

     We may redeem all or some of the debentures at our option at any time on or after October 3, 2002. The redemption price initially includes a premium declining over time to 100% of the principal amount to be redeemed plus any accrued and unpaid interest. You should assume that we will exercise our redemption option if we are able to refinance the debentures at a lower interest rate or if we conclude it is otherwise in our interest to redeem the debentures. The trust will use the cash it receives from the redemption of the debentures to redeem an equivalent amount of TIDES and its common securities on a pro rata basis.

 DISTRIBUTION OF THE DEBENTURES TO YOU MAY HAVE ADVERSE TAX CONSEQUENCES FOR
 YOU.

     We may dissolve and liquidate the trust at any time. If that happens, the trust will redeem the TIDES and its common securities by distributing, after satisfaction of liabilities of creditors of the trust, the debentures to you and us, as the holder of the trust's common securities, on a pro rata basis.


     Under current United States federal tax laws, a distribution of debentures on the dissolution of the trust would not be a taxable event to you. However, if there is a change in the law and, for example, the trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of debentures would likely constitute a taxable event to you.



 THE DISTRIBUTION OF DEBENTURES UPON LIQUIDATION OF THE TRUST MAY HAVE AN ADVERSE EFFECT ON TRADING PRICES.


     We have the right to dissolve and liquidate the trust. Although we have no current intention of doing so, we anticipate that we would consider exercising this right if the expenses associated with maintaining the trust are substantially greater than we expect or for other business reasons. If we exercise our right to dissolve and liquidate the trust, the trust will redeem the TIDES and its common securities by distributing, after satisfaction of liabilities of creditors of the trust, the debentures to you and to us on a pro rata basis, unless an event of default under the debentures has occurred and is continuing, in which case you will have priority over us.

     We cannot predict the market prices for the debentures that the trust may distribute to you. Accordingly the debentures that you receive on a distribution, or the TIDES you hold pending a distribution, may trade at a discount to the price that you paid to purchase the TIDES.


     Because you may receive debentures, you should make an investment decision with regard to the debentures in addition to the TIDES. You should carefully review all the information regarding the debentures contained in this prospectus.


 WE GUARANTEE PAYMENTS ON THE TIDES ONLY IF THE TRUST HAS CASH AVAILABLE.

     If we fail to make payments on the debentures, the trust will not be able to pay distributions, the redemption price or the liquidation amount of each TIDES. In those circumstances, you will not be able to rely upon the guarantee for payment of these amounts. Instead, if we are in default under the debentures, you may:

     - rely on the property trustee for the trust to enforce the trust's rights under the debentures; or

     - directly sue us or seek other remedies to collect your share of payments owed.

  YOU HAVE LIMITED VOTING RIGHTS.

     You will have limited voting rights relating generally to:

     - the modification of the TIDES and our guarantee of the TIDES; and

     - the exercise of the trust's rights as holder of debentures.

     You are not entitled to appoint, remove or replace the property trustee of the trust or the statutory trustee of the trust except upon the occurrence of certain events. The property trustee, and the holders of all of the trust's common securities may, subject to certain conditions, amend the declaration of trust without your consent to:

     - cure any ambiguity;

     - make provisions of the declaration of trust not inconsistent with other provisions of the declaration of trust;

     - ensure that the trust will not be classified for United States federal income tax purposes as an association subject to taxation as a corporation; or

     - ensure that the trust will be classified as a grantor trust.

 THE TIDES AND THE DEBENTURES DO NOT HAVE AN ESTABLISHED MARKET.


     Prior to this offering, there has been no public market for the TIDES. We do not intend to list the TIDES on a national securities exchange or automated interdealer quotation system. One or more of the underwriters intend to make a secondary market for the TIDES. However, they are not obligated to do so and may discontinue making a secondary market for the TIDES at any time without notice and for any reason. Accordingly, we cannot assure you that an active trading market for the TIDES will develop or be sustained. If a market were to develop, the TIDES could trade at prices that may be higher or lower than their offering price depending upon many factors, including:


     - prevailing interest rates;

     - Entercom's operating results; and

     - the market for similar securities.

                                USE OF PROCEEDS


     We estimate that the gross proceeds from the sale of the TIDES will be $150.0 million. The trust will use these proceeds, together with the proceeds from the issuance of the trust's common securities, to purchase debentures from us. After deducting the underwriting commissions which we have agreed to pay on behalf of the trust, and the other offering expenses we will pay, we estimate that we will receive net proceeds of $145.0 million from the sale of the debentures to the trust, or $166.8 million if the underwriters' overallotment option is exercised in full. We intend to use the net proceeds from this offering and the Class A common stock offering, together with cash on hand and proceeds from the amended or replacement credit facility we expect to negotiate, to finance the Sinclair acquisition. Pending the closing of the Sinclair acquisition, we intend to use the net proceeds from this offering to pay down the balance of our revolving indebtedness under our current credit facility, if any, and the remaining net proceeds will be invested in short-term securities. If the Sinclair acquisition is not consummated, we intend to use the net proceeds from this offering for general corporate purposes, including repayment of revolving indebtedness, future acquisitions and working capital.


                                DIVIDEND POLICY

     Since becoming a public company in January 1999, we have not declared any dividends on our common stock. We have no plans to declare or pay cash dividends in the foreseeable future because we intend to retain our earnings, if any, to finance the expansion of our business and for general corporate purposes. Any payment of future dividends will be at the discretion of the board of directors and will depend upon, among other factors, our earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions, including the provisions of our credit facility and provisions applicable to the TIDES, and other considerations that the board of directors deems relevant.

                    PRICE RANGE OF OUR CLASS A COMMON STOCK

     Our Class A common stock is listed on The New York Stock Exchange under the symbol "ETM."

     The table below shows, for the quarters indicated, the reported high and low trading prices of our Class A common stock on The New York Stock Exchange.


                                                         PRICE RANGE
                                                       ----------------
                                                        HIGH      LOW
                                                       ------    ------
Calendar Year 1999
  First Quarter (beginning January 29)...............  $35.38    $28.31
  Second Quarter.....................................   42.75     31.75
  Third Quarter (through September 29, 1999).........   41.88     35.06


     The initial public offering of our Class A common stock was priced on January 28, 1999 at a price of $22.50 per share.


     On September 29, 1999, the last reported sale price of our Class A common stock on The New York Stock Exchange was $40.13.

                                 CAPITALIZATION

     The following table sets forth as of June 30, 1999:

     - our actual capitalization;

     - our unaudited pro forma capitalization after giving effect to this offering and the Class A common stock offering at an assumed public offering price of $40.00 per share; and

     - our unaudited pro forma capitalization as adjusted to give effect to the offerings and the Sinclair acquisition, including additional borrowings under our amended or replacement credit facility.

     This table should be read in conjunction with the consolidated financial statements and the unaudited pro forma financial information and, in each case, the related notes included elsewhere in this prospectus. In the event that we elect not to proceed with the Class A common stock offering to consummate the Sinclair acquisition, we will be required to incur additional debt under our amended or replacement credit facility or otherwise.

                                                            AS OF JUNE 30, 1999
                                                 ------------------------------------------
                                                                              PRO FORMA AS
                                                                              ADJUSTED FOR
                                                                              THE OFFERINGS
                                                                                 AND THE
                                                             PRO FORMA FOR      SINCLAIR
                                                  ACTUAL     THE OFFERINGS     ACQUISITION
                                                 --------   ---------------   -------------
                                                               (IN THOUSANDS)
Cash and cash equivalents:.....................  $  8,713      $294,613        $    8,713
                                                 ========      ========        ==========
Short-term debt and current portion of
  long-term debt...............................  $     10      $     10        $       10
Long-term debt, less current portion:
  Credit facility..............................   166,000            --           538,600
  Other........................................       266           266               266
                                                 --------      --------        ----------
     Total long-term debt......................   166,266           266           538,866
Entercom-obligated mandatorily redeemable
  convertible preferred securities of Entercom
  Communications Capital Trust.................        --       150,000           150,000
Shareholders' equity:
  Preferred stock..............................        --            --                --
  Class A common stock.........................       249           329               329
  Class B common stock.........................       105           105               105
  Class C common stock.........................        17            17                17
  Additional paid-in capital...................   468,239       775,059           775,059
  Unearned compensation........................      (223)         (223)             (223)
  Retained earnings (deficit)..................   (71,501)      (71,501)          (76,875)
                                                 --------      --------        ----------
     Total shareholders' equity................   396,886       703,786           698,412
                                                 --------      --------        ----------
          Total capitalization.................  $563,162      $854,062        $1,387,288
                                                 ========      ========        ==========

                              ACCOUNTING TREATMENT

     For financial reporting purposes, we will treat the trust as one of our subsidiaries. Accordingly, we will include the accounts of the trust in our consolidated financial statements. We will present the TIDES as a separate line item in our consolidated balance sheet entitled "Entercom-obligated mandatorily redeemable convertible preferred securities of Entercom Communications Capital Trust," and we will include appropriate disclosures about the TIDES in the notes to our consolidated financial statements. For financial reporting purposes, we will record distributions payable on the TIDES as a financing charge to earnings in our consolidated statement of income.

     We have not included separate financial statements of the trust because we do not consider those financial statements material to you because:

     - Entercom, a reporting company under the Exchange Act, will own, directly or indirectly all of the voting securities of the trust;

     - the trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the trust's assets and investing the proceeds in the debentures; and


     - we will fully and unconditionally guarantee the obligations of the trust under the TIDES and the common securities to the extent that the trust has funds available to meet such obligations.


                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated.

                                                                                      SIX
                                                                                     MONTHS
                                                     YEAR ENDED SEPTEMBER 30,        ENDED
                                                 --------------------------------   JUNE 30,
                                                 1994   1995   1996   1997   1998    1999.
                                                 ----   ----   ----   ----   ----   --------
Ratio of earnings to fixed charges.............  12.3    3.1    2.2   15.0    1.6        2.7

     For purposes of computing the ratios of earnings to fixed charges:

     - earnings consist of income before provision for income taxes and extraordinary item plus fixed charges; and

     - fixed charges consist of interest expense, amortization of debt discount and expense relating to indebtedness and the portion of rental expense we consider representative of the interest factor attributable to leases for rental property.

                       COMPLETED AND PENDING TRANSACTIONS

COMPLETED TRANSACTIONS

     In October 1997, we exchanged the broadcast frequency and transmission facilities of our Kansas City station, KCMO-AM, for those of Kanza Inc.'s Kansas City station, WHB-AM. Each party retained its call letters, formats and studio facilities. We accounted for the transaction as a nonmonetary exchange of similar productive assets, and no gain or loss was recognized. We recorded the assets received at the historical cost of the assets surrendered.

     In November 1997, we acquired KSSJ-FM (formerly KBYA-FM) in Sacramento from Susquehanna Radio Corp for $15.9 million.

     In January 1998, we acquired WDAF-AM and KUDL-FM in Kansas City plus $7.1 million from American Radio Systems in exchange for our sole station in St. Louis, KLOU-FM.

     In January 1998, we acquired KCTC-AM in Sacramento from American Radio Systems for $4.0 million.

     In May 1998, we acquired WSKY-FM (formerly WRRX-FM) in the Gainesville/ Ocala market from Gator Broadcasting, Inc. for $2.0 million, plus an additional payment of up to $1.0 million payable once the authorized upgrade of the station from a Class A license to a Class C-2 license becomes final.

     In May 1998, we sold our rights to participate in an FCC licensing proceeding in the Vancouver, Washington radio market to Jacor Communications, Inc. for $10.0 million, resulting in a gain of $8.5 million.

     In May 1998, we acquired KBAM-AM and KRQT-FM in the Longview/Kelso market from Armak Broadcasters, Inc. for $1.0 million.

     In June 1998, we acquired three stations, KRSK-FM (formerly KKRH-FM), KKSN-FM and KKSN-AM in Portland, and four stations, WBEE-FM, WBBF-FM (formerly WKLX-FM), WEZO-AM (formerly WBBF-AM) and WQRV-FM in Rochester, from Sinclair Broadcast Group, Inc. for $126.5 million. We had operated these stations under a time brokerage agreement since March 1998.

     In August 1998, we acquired from Capital Broadcasting, Inc. the assets and rental leases used in connection with the operation of a tower facility serving the Kansas City market for $2.0 million.

     In September 1998, we completed a transaction with American Radio Systems to exchange certain assets used in the operation of radio stations serving the Sacramento radio market. American Radio Systems transferred KRAK-FM's license and transmission facility to us in exchange for KRXQ-FM's license and transmission facility and $4.5 million. Each of the stations retained its own call letters, programming format and studio and office property and equipment, and the parties provided each other with reciprocal covenants against programming competition on the respective frequencies for a period of two years. American Radio Systems also transferred its intellectual property in the smooth jazz program format for our use on our recently acquired KSSJ-FM (formerly KBYA-
FM) in that market. The transactions were accounted for as nonmonetary exchanges of similar productive assets, and no gain or loss was recognized. The assets received were recorded at the historical cost of the assets surrendered plus the $4.5 million paid to American Radio Systems.

     In December 1998, we acquired KSLM-AM, a radio station serving the Salem, Oregon portion of the Portland radio market, from Willamette Broadcasting Co. for $0.6 million.

     In December 1998, we acquired the assets of WRKO-AM and WEEI-AM, serving the Boston radio market, from CBS Radio, Inc. for $82.0 million. We had operated these stations under a time brokerage agreement since September 1998. We also sold the assets of WLLD-FM and WYUU-FM, serving the Tampa, Florida radio market to CBS for $75.0 million, resulting in a gain of approximately $69.6 million. In February 1999, we purchased the assets of radio stations WEGQ-FM, WWTM-AM and WAAF-FM in Boston from CBS for $58.0 million in cash. We had operated these stations under a time brokerage agreement since September 1998.

     In June 1999, we acquired KKGM-AM (formerly WREN-AM), a radio station serving Kansas City, Kansas, from Mortenson Broadcasting Company of Canton, LLC for the sum of $2.8 million.

PENDING TRANSACTIONS


     In February 1996, we entered into a preliminary agreement with Royce International Broadcasting Corporation to acquire the assets of radio station KWOD-FM, Sacramento, California, subject to approval by the FCC, for a purchase price of $25.0 million. Notwithstanding our efforts to pursue this transaction, the seller was nonresponsive. On July 28, 1999, we commenced a legal action seeking to enforce this agreement, and subsequently the seller filed a cross-complaint against us asking for damages and filed a separate action against our president asking for treble damages, an injunction, attorney's fees and costs. Our by-laws provide for us to indemnify our president for this claim. We intend to pursue our legal action against the seller and seek dismissal of the claims filed by the seller. Accordingly, we cannot determine if or when the transaction might occur.


     In June 1999, we entered into a non-binding letter of intent with the Wichita Stations Trust, a trust formed for the benefit of Capstar Broadcasting Corporation as required by federal broadcasting regulations, to purchase five radio stations in Wichita for $8.0 million. We are presently engaged in negotiations with the trust to reach a definitive agreement regarding this transaction. We are also pursuing the acquisition of other stations in the Wichita market.

     We are not including KWOD-FM, Sacramento or the Wichita stations described above in our station portfolio or pro forma financial information since we cannot predict when, if ever, we will be successful in acquiring these stations.

     In August 1999, we entered into asset purchase agreements with various subsidiaries of Sinclair Broadcast Group, Inc. to purchase 46 radio stations in nine markets. As part of the transaction, we are also acquiring 300,000 shares of common stock, at $5.00 per share, in USA Digital Radio, Inc. The total purchase price for the Sinclair acquisition is $824.5 million. You should refer to "The Sinclair Acquisition" for more information regarding this transaction.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The unaudited pro forma financial information is based on our historical consolidated financial statements and the financial statements of those businesses that we have acquired or expect to acquire, as described in greater detail below. The unaudited pro forma financial information should be read in conjunction with the financial statements of the following entities and the related notes included elsewhere in this prospectus:

     - Entercom Communications Corp.;

     - The Portland, Oregon and Rochester, New York Radio Groups of Heritage Media Services, Inc. -- Broadcasting Segment;

     - The Boston Radio Market of CBS Radio, Inc.;

     - Sinclair Broadcast Group, Inc. and Subsidiaries -- Radio Division; and

     - Heritage Media Services, Inc. -- Radio Broadcasting Segment -- a Division of Heritage Media Corporation.

     All acquisitions included in the pro forma information are accounted for using the purchase method of accounting. The aggregate purchase price of each transaction is allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values. The allocation of the aggregate purchase price reflected in the pro forma information is preliminary for transactions to be closed subsequent to June 30, 1999. The final allocation of the purchase price is contingent upon the receipt of final appraisals of the acquired assets and the revision of other estimates. We do not expect final allocations to differ materially from the preliminary allocation.

     The unaudited pro forma information is presented for illustrative purposes only and does not indicate the operating results or financial position that would have occurred if the transactions described above had been completed on the dates indicated, nor is it indicative of our future operating results or financial position if we complete the transactions described above. We cannot predict whether the completion of the pending transactions will conform to the assumptions used in the preparation of the unaudited pro forma information.

     For a discussion of our radio station acquisitions and dispositions completed since October 1, 1997 and our pending acquisitions and dispositions, see the "Completed and Pending Transactions" and "The Sinclair Acquisition" sections.

     We presently do not have a definitive agreement with respect to the amended or replacement credit facility. In the event that we do not proceed with the Class A common stock offering, we will be required to incur additional indebtedness under our amended or replacement credit facility or otherwise to consummate the Sinclair acquisition.

SEPTEMBER 30, 1998 UNAUDITED PRO FORMA INFORMATION

     The unaudited pro forma statement of income for the year ended September 30, 1998 has been prepared to illustrate the effects of the following, as if each transaction had occurred on October 1, 1997:

     - the completed transactions described under "Completed and Pending Transactions" which were entered into subsequent to the beginning of the period covered by the pro forma financial information;

     - our conversion from an S corporation to a C corporation and the related $88.1 million distribution to our S corporation shareholders which represents the estimate of the undistributed balance of our taxable income as of the date we ceased to be an S corporation;

     - the conversion of the Chase Capital convertible subordinated note into Class A and Class C common stock;

     - the completion of our initial public offering;

     - the amended or replacement credit facility that we are currently pursuing;

     - this offering and the concurrent offering of Class A common stock at an assumed public offering price of $40.00 per share; and

     - the pending Sinclair acquisition.

     We have shown the continued inclusion of the station operating results of each of the 11 Kansas City stations, although federal regulations require us to divest three stations in the Kansas City market. This is because we are seeking to swap three Kansas City stations for stations in other markets, and we are assuming for purposes of preparing the unaudited pro forma financial information that the stations we acquire in these swaps will collectively have comparable operating results. However, if we were to sell any of the three Kansas City stations for cash, we would not include that station's operating results going forward. Furthermore, we would use any cash proceeds from these sales to pay down the outstanding indebtedness under our amended or replacement credit facility.

JUNE 30, 1999 UNAUDITED PRO FORMA INFORMATION

     The unaudited pro forma statements of income for the six month and twelve month periods ended June 30, 1999 have been prepared to illustrate the effects of the transactions listed above, as if each transaction had occurred on January 1, 1999 and July 1, 1998, respectively.

     The unaudited pro forma balance sheet data as of June 30, 1999 gives effect to the transactions listed above not yet consummated on that date as if each had occurred on that date.

                    UNAUDITED PRO FORMA STATEMENT OF INCOME
                     FOR THE YEAR ENDED SEPTEMBER 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             ADJUSTMENTS                        ADJUSTMENTS
                                                               FOR THE                       FOR THE OFFERINGS
                                              COMPLETED       COMPLETED        SINCLAIR        AND SINCLAIR        TOTAL
                                 ACTUAL    TRANSACTIONS(A)   TRANSACTIONS   ACQUISITION(B)      ACQUISITION      PRO FORMA
                                --------   ---------------   ------------   --------------   -----------------   ---------
Net revenues..................  $132,998       $38,417                         $ 91,581          $ 10,759(C)     $273,755
Operating expenses:
  Station operating
    expenses..................    88,599        29,662                           56,663             7,621(C)       182,173
                                                                                                     (372)(D)
  Depreciation and
    amortization..............    13,066         7,601         $(1,396)(E)       16,117             7,112(F)        42,524
                                                                    24(G)
  Corporate general and
    administrative expenses...     4,527         4,362                            3,465                            12,354(H)
  Net expense (income) from
    time brokerage agreement
    fees......................     2,399            45          (2,444)(I)
                                --------       -------         -------         --------          --------        --------
       Total operating
         expenses.............   108,591        41,670          (3,816)          76,245            14,361         237,051
                                --------       -------         -------         --------          --------        --------
Operating income (loss).......    24,407        (3,253)          3,816           15,336            (3,602)         36,704
Other expense (income):
  Interest expense............    14,663            14          (2,025)(J)       16,659            11,286          40,597
  Financing cost of Entercom-
    obligated mandatorily
    redeemable convertible
    preferred securities of
    Entercom Communications
    Capital Trust.............                                                                      9,375(L)         9,375
  Adjustment to reflect
    indexing of the
    convertible subordinated
    note......................     8,841                        (8,841)(M)
  (Gains) loss on sale of
    assets....................    (8,661)            8              (8)(N)      (10,780)           10,780(O)          (161)
                                                                 8,500(P)
  Other non-operating expense
    (income)..................      (328)          147             (82)(Q)            1                              (262)
                                --------       -------         -------         --------          --------        --------
       Total other expense
         (income).............    14,515           169          (2,456)           5,880            31,441          49,549
                                --------       -------         -------         --------          --------        --------
Income (loss) before income
  taxes and extraordinary
  item........................     9,892        (3,422)          6,272            9,456           (35,043)        (12,845)
Income taxes (benefit)........       453        (1,300)           (453)(R)        4,200            (4,200)(S)      (5,138)
                                                                 6,142(T)                            (9,980)(U)
                                --------       -------         -------         --------          --------        --------
Income (loss) before
  extraordinary item..........  $  9,439       $(2,122)        $   583         $  5,256          $(20,863)       $ (7,707)
                                ========       =======         =======         ========          ========        ========
Income before income taxes and
  extraordinary item..........  $  9,892
Pro forma income taxes........     7,119
                                --------
Pro forma income before
  extraordinary item..........  $  2,773
                                ========
Pro forma earnings (loss) per
  share before extraordinary
  item........................  $   0.12                                                                         $  (0.17)
                                ========                                                                         ========
Weighted average common shares
  outstanding -- basic........    22,239                        14,929(V)                           8,000(W)       45,168

See accompanying notes to pro forma financial information.

                    UNAUDITED PRO FORMA STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 ADJUSTMENTS                     ADJUSTMENTS FOR
                                                                   FOR THE                        THE OFFERINGS
                                                                  COMPLETED        SINCLAIR       AND SINCLAIR         TOTAL
                                                       ACTUAL    TRANSACTIONS   ACQUISITION(X)     ACQUISITION       PRO FORMA
                                                      --------   ------------   --------------   ---------------     ---------
Net revenues........................................  $ 95,545                     $52,637                           $148,182
Operating expenses:
  Station operating expenses........................    64,296                      33,618          $   (248)(D)       97,666
  Depreciation and amortization.....................    10,019                       8,896             2,081(Y)        20,996
  Corporate general and administrative expenses.....     3,454                       1,626                              5,080(H)

  Net expense (income) from time brokerage agreement
    fees............................................       652     $   (652)(I)
                                                      --------     --------        -------          --------         --------
    Total operating expenses........................    78,421         (652)        44,140             1,833          123,742
                                                      --------     --------        -------          --------         --------
Operating income (loss).............................    17,124          652          8,497            (1,833)          24,440
Other expense (income):
  Interest expense..................................     6,246           (4)(Z)      9,738             4,235           20,215
  Financing cost of Entercom-obligated mandatorily
    redeemable convertible preferred securities of
    Entercom Communications Capital Trust...........                                                   4,688(L)         4,688
  (Gains) loss on sale of assets....................      (467)                         30               (30)(BB)        (467)
  Other non-operating expense (income)..............      (599)                        (61)               61(CC)         (599)
                                                      --------     --------        -------          --------         --------
    Total other expense (income)....................     5,180           (4)         9,707             8,954           23,837
                                                      --------     --------        -------          --------         --------
Income (loss) before income taxes and extraordinary
  item..............................................    11,944          656         (1,210)          (10,787)             603
Income taxes (benefit)..............................     5,374         (125)(R)        (76)               76(S)           241
                                                                                                      (5,008)(U)
Deferred income taxes for conversion from an S to a
  C Corporation.....................................    79,845      (79,845)(DD)
                                                      --------     --------        -------          --------         --------
Income (loss) before extraordinary item.............  $(73,275)    $ 80,626        $(1,134)         $ (5,855)        $    362
                                                      ========     ========        =======          ========         ========
Income before income taxes and extraordinary item...  $ 11,944
Pro forma income taxes..............................     4,539
                                                      --------
Pro forma income before extraordinary item..........  $  7,405
                                                      ========
Pro forma earnings (loss) per share before
  extraordinary item................................  $   0.21                                                       $   0.01
                                                      ========                                                       ========
Weighted average common shares
  outstanding -- basic..............................    34,836        2,332(EE)                        8,000(W)        45,168

See accompanying notes to pro forma financial information.

                    UNAUDITED PRO FORMA STATEMENT OF INCOME
                   FOR THE TWELVE MONTHS ENDED JUNE 30, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                   ADJUSTMENTS
                                                                  ADJUSTMENTS                        FOR THE
                                                                    FOR THE                         OFFERINGS
                                                  COMPLETED        COMPLETED         SINCLAIR      AND SINCLAIR       TOTAL
                                     ACTUAL    TRANSACTIONS(FF)   TRANSACTIONS    ACQUISITION(X)   ACQUISITION      PRO FORMA
                                    --------   ----------------   ------------    --------------   ------------     ---------
Net revenues......................  $183,820       $  7,285                          $110,747                       $301,852
Operating expenses:
  Station operating expenses......   121,488          3,960                            69,177        $   (492)(D)    194,133
  Depreciation and amortization...    18,484            680         $   (395)(GG)      17,991           7,112(F)      43,872
  Corporate general and
    administrative expenses.......     6,569          2,545                             3,580                         12,694(H)
  Net expense (income) from time
    brokerage agreement fees......     2,014             45           (2,059)(I)
                                    --------       --------         --------         --------        --------       --------
         Total operating
           expenses...............   148,555          7,230           (2,454)          90,748           6,620        250,699
                                    --------       --------         --------         --------        --------       --------
Operating income (loss)...........    35,265             55            2,454           19,999          (6,620)        51,153
Other expense (income):
  Interest expense................    17,466                          (4,989)(HH)      18,141           9,804         40,422
  Financing cost of Entercom-
    obligated mandatorily
    redeemable convertible
    preferred securities of
    Entercom Communications
    Capital Trust.................                                                                      9,375(L)       9,375
  Adjustment to reflect indexing
    of the convertible
    subordinated note.............    17,748                         (17,748)(M)
  (Gains) loss on sale of
    assets........................   (69,985)                         69,518(JJ)       (5,525)          5,525(O)       (467)
  Other non-operating expense
    (income)......................      (125)                                             (38)             38(CC)      (125)
                                    --------       --------         --------         --------        --------       --------
         Total other expense
           (income)...............   (34,896)                         46,781           12,578          24,742         49,205
                                    --------       --------         --------         --------        --------       --------
Income (loss) before income taxes
  and extraordinary item..........    70,161             55          (44,327)           7,421         (31,362)         1,948
Income taxes (benefit)............     5,964             21             (736)(R)        3,754          (3,754)(S)        779
                                                                                                       (4,470)(U)
Deferred income taxes for
  conversion from an S to a C
  Corporation.....................    79,845        (79,845)(DD)
                                    --------       --------         --------         --------        --------       --------
Income (loss) before extraordinary
  item............................  $(15,648)      $ 79,879         $(43,591)        $  3,667        $(23,138)      $  1,169
                                    ========       ========         ========         ========        ========       ========
Income before income taxes and
  extraordinary item..............  $ 70,161
Pro forma income taxes............    33,405
                                    --------
Pro forma income before
  extraordinary item..............  $ 36,756
                                    ========
Pro forma earnings per share
  before extraordinary item.......  $   1.31                                                                        $   0.03
                                    ========                                                                        ========
Weighted average common shares
  outstanding -- basic............    28,130                           9,038(EE)                        8,000(W)      45,168

See accompanying notes to pro forma financial information.

                       UNAUDITED PRO FORMA BALANCE SHEET

                              AS OF JUNE 30, 1999
                                 (IN THOUSANDS)

                                                                                 ADJUSTMENTS
                                                                              FOR THE OFFERINGS
                                                               SINCLAIR         AND SINCLAIR           TOTAL PRO
                                                  ACTUAL    ACQUISITION(KK)      ACQUISITION             FORMA
                                                 --------   ---------------   -----------------        ----------
ASSETS
  Current assets:
  Cash and cash equivalents....................  $  8,713      $  1,133           $  (1,133)(LL)       $    8,713
  Accounts receivable, net.....................    45,160        21,501             (21,501)(LL)           45,160
  Prepaid expenses and other...................     6,402           899                (899)(LL)            6,402
  Other current assets.........................     2,091         2,784              (2,784)(LL)            2,091
                                                 --------      --------           ---------            ----------
     Total current assets......................    62,366        26,317             (26,317)               62,366
Property and equipment, net....................    52,760        31,971              20,279(MM)           105,010
Intangible and other assets, net...............   556,501       374,872             397,378(MM)         1,332,119
                                                                                      5,000(NN)
                                                                                     (1,632)(OO)
                                                 --------      --------           ---------            ----------
     Total assets..............................  $671,627      $433,160           $ 394,708            $1,499,495
                                                 ========      ========           =========            ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and other accrued
     expenses..................................  $ 24,949      $  8,219           $  (8,219)(LL)       $   24,949
  Current portion of long-term debt............        10                                                      10
                                                 --------      --------           ---------            ----------
  Total current liabilities....................    24,959         8,219              (8,219)               24,959
Senior debt....................................   166,266       331,325            (331,325)(LL)          538,866
                                                                                    372,600(NN)
Other long-term liabilities....................    83,516         9,020              (9,020)(LL)           87,258
                                                                                       (653)(OO)
                                                                                      4,395(PP)
                                                 --------      --------           ---------            ----------
     Total liabilities.........................   274,741       348,564              27,778               651,083
Entercom-obligated mandatorily redeemable
  convertible preferred securities of Entercom
  Communications Capital Trust.................                                     150,000(NN)           150,000
Shareholders' equity:
  Common Stock -- Class A......................       249                                80(NN)               329
  Common Stock -- Class B......................       105                                                     105
  Common Stock -- Class C......................        17                                                      17
  Additional Paid-in Capital...................   468,239        90,000             306,820               775,059
                                                                                    (90,000)(LL)
  Retained Earnings............................   (71,501)       (5,404)             (4,395)(PP)          (76,875)
                                                                                       (979)(OO)
                                                                                      5,404(LL)
  Unearned compensation........................      (223)                                                   (223)
                                                 --------      --------           ---------            ----------
     Total shareholders' equity................   396,886        84,596             216,930               698,412
                                                 --------      --------           ---------            ----------
       Total liabilities and shareholders'
          equity...............................  $671,627      $433,160           $ 394,708            $1,499,495
                                                 ========      ========           =========            ==========

See accompanying notes to pro forma financial information.

             NOTES TO THE UNAUDITED PRO FORMA FINANCIAL INFORMATION
                                 (IN THOUSANDS)


   (A) The column represents (1) the results of operations of KFXX-AM, KKSN-FM and KRSK-FM in Portland and WBBF-FM, WBEE-FM, WQRV-FM and WEZO-AM in Rochester from October 1, 1997 through February 28, 1998, when we began operating the stations under time brokerage agreements, (2) the results of operations of WDAF-AM and KUDL-FM in Kansas City and KCTC-AM in Sacramento from October 1, 1997 through December 31, 1997, when we acquired the stations, (3) the results of operations of WSKY-FM in Gainesville, KSSJ-FM in Sacramento and KBAM-AM and KRQT-FM in Longview/Kelso from October 1, 1997 through May 7, 1998, when we acquired these stations, (4) the disposition of KLOU-FM in St. Louis, (5) the exchange of broadcast frequency and transmission facilities of our Kansas City station, KCMO-AM, for those of another Kansas City station, WHB-AM,
       (6) the exchange of certain assets of our Sacramento station, KRXQ-FM, for those of KRAK-FM, another Sacramento station, (7) the results of operations of WEEI-AM and WRKO-AM in Boston from October 1, 1997 through September 20, 1998, when we began operating the stations under time brokerage agreements, (8) the results of operations of WQSX-FM, WAAF-FM and WWTM-AM in Boston from October 1, 1997 through September 22, 1998, when we began operating the stations under time brokerage agreements, and
       (9) the disposition of WYUU-FM and WLLD-FM in Tampa.


   (B) The column represents the results of operations of the Sinclair stations for the year ended December 31, 1998.

   (C) The adjustment reflects the operations of Max Media for the nine months ended June 30, 1998, and Heritage Media Services, Inc. for the five months ended February 28, 1998, which are not included in the historical Sinclair operations, net of the operations of divested stations which are included in the historical Sinclair operations.

   (D) The adjustment reflects the elimination of time brokerage agreement fees paid in connection with the operation of radio stations in New Orleans and Greenville/ Spartanburg.

   (E) The adjustment reflects the change in depreciation and amortization arising from an increase in property, equipment, FCC licenses and intangibles, as a result of the completed transactions, offset by a decrease in those assets as a result of various dispositions and the establishment of new estimated useful lives of the acquired assets. Under our standard accounting policies, property and equipment are depreciated over periods of five to twenty years, and FCC licenses and intangibles are amortized over forty years. The adjustment consists of a decrease of $1,501 in depreciation related to property and equipment, an increase of $212 in amortization related to intangibles and a decrease of $107 in amortization related to other intangibles.

   (F) The adjustment reflects the change in depreciation and amortization arising from an increase in property, equipment, FCC licensee and intangibles, as a result of the Sinclair acquisition, offset by a decrease in those assets as a result of various dispositions and the establishment of new estimated useful lives of the acquired assets. Under our standard accounting policies, property and equipment are depreciated over periods of five to twenty years, and FCC licenses and intangibles are amortized over forty years. The adjustment consists of a decrease of $1,141 in depreciation related to property and equipment, an increase of $9,114 in amortization related to intangibles and a decrease of $861 in amortization related to other intangibles.

  (G) The adjustment reflects additional amortization arising as a result of our purchase for $3.4 million of the remaining 1% limited partnership interest in ECI License Company, L.P.

  (H) These amounts represent, in aggregate, our actual corporate general and administrative expenses, plus the historical corporate general and administrative expenses allocated by the respective sellers to (1) the stations included in the completed transactions, and (2) the portfolio of stations we are purchasing in the Sinclair acquisition.

      However, in such completed transactions we did not and in the Sinclair acquisition we will not assume the corporate general and administrative expenses relating to personnel, assets or obligations of the respective sellers. We believe that due to operating efficiencies, our incremental corporate general and administrative expenses relating to the operation of the acquired stations prior to the respective dates of acquisition would have been less than the amounts reported by the respective sellers.

  (I) The adjustment reflects the elimination of net expense (income) from time brokerage agreement fees related to the operations of the stations under time brokerage agreements pending the consummation of purchase or sale.

  (J) The adjustment reflects interest expense, based on an assumed rate of 7.50%, as if the completed transactions, the S corporation conversion and our distribution to our S corporation shareholders, the conversion of the Chase Capital convertible subordinated note and our initial public offering were completed on October 1, 1997, net of historical interest expense. The calculation of interest assumes an outstanding indebtedness under the amended or replacement credit facility of $168,500 consisting of
      (1) $253,500 of previously incurred indebtedness, less (2) net proceeds of $236,200 from our initial public offering, plus (3) $135,000 in additional indebtedness incurred to fund the Boston transactions, less (4) $75,000 reduction in indebtedness following the application of proceeds from the sale of WYUU-FM and WLLD-FM in Tampa, plus (5) $88,100 in additional indebtedness to fund the distribution to our S corporation shareholders, plus (6) $3,100 in additional indebtedness to fund the purchase of the remaining 1% limited partnership interest in ECI License Company, L.P. A change in interest rates of 1/8% will change interest expense by $211. The net adjustment is computed as follows:

          Credit facility.............................................  $12,637
          Other indebtedness..........................................       15
                                                                        -------
            Pro forma interest expense................................   12,652
          Historical interest expense.................................  (14,677)
                                                                        -------
            Net adjustment............................................  $(2,025)
                                                                        =======

   (K) The adjustment reflects interest expense, based on an assumed rate of 7.50% as if the offerings and the Sinclair acquisition were completed on October 1, 1997, net of historical interest expense. The calculation of interest assumes additional outstanding indebtedness under the amended or replacement credit facility of $372,600 after using the proceeds of $145,000 from this offering, net of estimated fees and expenses, and $306,900 from the issuance of Class A common stock in the concurrent offering, net of estimated fees and expenses. A change in interest rates of 1/8% will change interest expense by $466. The net adjustment is computed as follows:

               Credit facility pro forma interest expense............  $ 27,945
               Historical interest expense...........................   (16,659)
                                                                       --------
                 Net adjustment......................................  $ 11,286
                                                                       ========

   (L) The adjustment reflects the financing cost at an assumed rate of 6.25% on the TIDES issued in this offering.

   (M) The adjustment reflects the elimination of the adjustment to reflect indexing of the convertible subordinated note due to the conversion of the note.

   (N) The adjustment reflects the elimination of the historical loss on asset sale recorded by CBS.

   (O) The adjustment reflects the elimination of the historical gain on asset sale recorded by Sinclair.

   (P) The adjustment reflects the elimination of the gain on the sale of the Vancouver license rights.

   (Q) The adjustment reflects the elimination of the minority interest in the income of ECI License Company, LP, as a result of the purchase of the 1% interest in that limited partnership.

   (R) The adjustment reflects the elimination of state taxes incurred while we were an S corporation.

   (S) The adjustment reflects the elimination of Sinclair's income tax expense.

   (T) The adjustment reflects our income tax expense as if we were a C corporation with an effective tax rate of 38%.

   (U) The adjustment reflects the effect of the increase in our effective tax rate from 38% to 40% as a result of the Sinclair acquisition.

   (V) The adjustment reflects (1) an increase of 11,300 in the number of shares of common stock due to the initial public offering and 4,323 due to the conversion of the Chase Capital convertible subordinated note into common stock and (2) a decrease of 694 in the incremental number of shares of common stock attributable to the amount of capital in excess of current year earnings proposed to be distributed to the S corporation shareholders.

   (W) The adjustment reflects the increase in number of shares of common stock issued for the concurrent Class A common stock offering.

   (X) The column reflects the results of operations of the Sinclair stations for the periods ended June 30, 1999.

   (Y) The adjustment reflects the change in depreciation and amortization arising from an increase in property, equipment, FCC licenses and intangibles, as a result of the Sinclair acquisition, offset by a decrease in those assets as a result of various dispositions and the establishment of new estimated useful lives of the acquired assets. Under our standard accounting policies, property and equipment are depreciated over periods of five to twenty years, and FCC licenses and intangibles are amortized over forty years. The adjustment consists of a decrease of $571 in depreciation related to property and equipment, an increase of $4,557 in amortization related to intangibles and a decrease of $1,905 in amortization related to other intangibles.

   (Z) The adjustment reflects interest expense, based on an assumed rate of 7.50%, as if the completed transactions, the S corporation conversion and our distribution to our S corporation shareholders, the conversion of the Chase Capital convertible subordinated note and our initial public offering were completed on January 1, 1999, net of historical interest expense. The calculation of interest assumes an outstanding indebtedness under the amended or replacement credit facility of $166,266. A change in interest rates of 1/8% will change interest expense by $104. The net adjustment is computed as follows:

          Credit facility.............................................    $ 6,235
          Other indebtedness..........................................          7
                                                                          -------
                 Pro forma interest expense...........................      6,242
          Historical interest expense.................................     (6,246)
                                                                          -------
                 Net adjustment.......................................    $    (4)
                                                                          =======

 (AA) The adjustment reflects interest expense, based on an assumed rate of 7.50% as if the offerings and the Sinclair acquisition were completed on January 1, 1999, net of historical interest expense. The calculation of interest assumes additional outstanding indebtedness under the amended or replacement credit facility of $372,600 after using the proceeds of $145,000 from this offering, net of estimated fees and expenses, and $306,900 from the issuance of Class A common stock in the concurrent offering, net of estimated fees and expenses. A change in interest rates of 1/8% will change interest expense by $233. The net adjustment is computed as follows:

          Credit facility pro forma interest expense..................   13,973
          Historical interest expense.................................   (9,738)
                                                                        -------
            Net adjustment............................................    4,235
                                                                        =======

 (BB) The adjustment reflects the elimination of the historical loss on asset sale recorded by Sinclair.

 (CC) The adjustment reflects the elimination of the historical other non-operating expense (income) recorded by Sinclair.

 (DD) The adjustment reflects the elimination of deferred income taxes which were recognized as a result of our conversion from an S corporation to a C corporation.

 (EE) The adjustment reflects the number of weighted average common shares outstanding as if the shares were outstanding during the entire period presented.

 (FF) The column reflects (1) the exchange of broadcast frequency and transmission facilities of our Kansas City station, KCMO-AM, for those of another Kansas City station, WHB-AM, (2) the exchange of certain assets of our Sacramento station, KRXQ-FM, for those of KRAK-FM, (3) the results of operations of WEEI-AM, and WRKO-AM in Boston from July 1, 1998 through September 20, 1998, when we began operating the stations under time brokerage agreements, (4) the results of operations of WQSX-FM, WAAF-FM and WWTM-AM in Boston from July 1, 1998 through September 22, 1998, when we began operating the stations under time brokerage agreements and (5) the disposition of WYUU-FM and WLLD-FM in Tampa.

 (GG) The adjustment reflects the change in depreciation and amortization arising from an increase in property, equipment, FCC licenses and intangibles, as a result of the completed transactions, offset by a decrease in those assets as a result of various dispositions and the establishment of new estimated useful lives of the acquired assets. Under our standard accounting policies, property and equipment are depreciated over periods of five to twenty years, and FCC licenses and intangibles are amortized over forty years. The adjustment consists of a decrease of $425 in depreciation related to property and equipment, an increase of $60 in amortization related to intangibles and a decrease of $30 in amortization related to other intangibles.

 (HH) The adjustment reflects interest expense, based on an assumed rate of 7.50%, as if the completed transactions, the S corporation conversion and our distribution to our S corporation shareholders, the conversion of the Chase Capital convertible subordinated note and our initial public offering were completed on July 1, 1998, net of historical interest expense. The calculation of interest assumes an outstanding indebtedness of $166,266 under the amended or replacement credit facility. A change in interest rates of 1/8% will change interest expense by $208. The net adjustment is computed as follows:

          Credit facility........................................  $ 12,470
          Other indebtedness.....................................         7
                                                                   --------
                  Pro forma interest expense.....................    12,477
          Historical interest expense............................   (17,466)
                                                                   --------
                  Net adjustment.................................  $ (4,989)
                                                                   ========

  (II) The adjustment reflects interest expense under the current credit facility, based on an assumed rate of 7.50%, as if the offerings and the Sinclair acquisition were completed on July 1, 1998, net of historical interest expense. The calculation of interest assumes additional outstanding indebtedness under the amended or replacement credit facility of $372,600 after using the proceeds of $145,000 from this offering, net of estimated fees and expenses, and $306,900 from the issuance of Class A common stock in the concurrent offering, net of estimated fees and expenses. A change in interest rates of 1/8% will change interest expense by $466. The net adjustment is computed as follows:

          Credit facility pro forma interest expense.............  $ 27,945
          Historical interest expense............................   (18,141)
                                                                   --------
                  Net adjustment.................................  $  9,804
                                                                   ========

  (JJ) The adjustment reflects the elimination of the historical gain on the Tampa transaction.

 (KK) The column reflects the balance sheets of the Sinclair stations as of June 30, 1999.

 (LL) The adjustment reflects the elimination of certain historical balances which are not being purchased or assumed by us in the Sinclair acquisition.

(MM) The adjustment reflects the estimated allocation of the purchase price of the Sinclair acquisition to the assets acquired resulting in adjustments to the property and equipment and intangibles and other assets to their estimated fair values associated with the acquisition as follows:

                                                 ESTIMATED
                                               ALLOCATION OF    CARRYING
                                               PURCHASE PRICE    VALUE     ADJUSTMENTS
                                               --------------   --------   -----------
          Property and equipment, net........     $ 52,250      $ 31,971    $ 20,279
          Intangibles and other assets,
            net..............................      772,250       374,872     397,378
                                                  --------      --------    --------
               Total purchase price..........     $824,500      $406,843    $417,657
                                                  ========      ========    ========

 (NN) The adjustment represents the increase in debt necessary to fund the Sinclair acquisition after using the net proceeds of $145,000 from this offering, net of estimated fees and expenses, and $306,900 from the issuance of Class A common stock in the concurrent offering, net of estimated fees and expenses.

 (OO) The adjustment reflects the write-off of deferred financing costs related to the current credit facility.

 (PP) The adjustment reflects the effect of the increase in our effective tax rate from 38% to 40% as a result of the Sinclair acquisition.

                       SELECTED HISTORICAL FINANCIAL DATA

     We have derived the selected operating data shown below for the years ended September 30, 1996, 1997 and 1998 and the balance sheet data shown below as of September 30, 1997 and 1998 from our audited consolidated financial statements included elsewhere in this prospectus. We have derived the selected operating data shown below for the years ended September 30, 1994 and 1995 and the balance sheet data shown below as of September 30, 1994, 1995 and 1996 from our audited financial statements, which are not included in this prospectus. We have derived the selected operating data shown below for the three months ended December 31, 1997, the three month transition period ended December 31, 1998 and the six months ended June 30, 1998 and 1999 and the balance sheet data shown below as of December 31, 1998 and June 30, 1999 from our unaudited financial statements included elsewhere in this prospectus. We have derived the balance sheet data shown below as of December 31, 1997 and June 30, 1998 from our unaudited financial statements, which are not included in this prospectus.

     - Historically, we operated with an October 1st to September 30th fiscal year. Effective January 1, 1999, we changed for financial reporting purposes from a fiscal year ending September 30th to a fiscal year ending December 31st. Accordingly, the selected historical financial data includes information as of, and for the three month transition period ended, December 31, 1998 and the three months ended December 31, 1997.

     - We retroactively restated our fiscal 1997 and 1998 consolidated financial statements to reflect the Chase Capital convertible subordinated note as an indexed debt instrument. We determined the adjustment as of the end of each relevant period by subtracting the sum of principal and accrued interest on the note from the fair value of the shares of our common stock into which the note was convertible. Immediately prior to our initial public offering, Chase Capital converted the note into 2,327,500 shares of our Class A common stock and 1,995,669 shares of our Class C common stock. The Chase Capital convertible subordinated note has been retired and we have no further obligation with respect to the note.

     - Before completing our initial public offering, we were an S corporation, and accordingly, we were not liable for federal and certain state corporate income taxes. Instead, our shareholders included our taxable income or loss in their federal and those state income tax returns. Immediately before our initial public offering, we became a C corporation, and accordingly, we are now subject to federal and state corporate income taxes. The pro forma amounts shown in the table reflect provisions for state and federal income taxes, applied to income before income taxes and extraordinary item, as if we had been taxed as a C corporation. These pro forma amounts exclude the effect of the adjustment to reflect indexing of the Chase Capital convertible subordinated note because the amount of this adjustment is not tax deductible.

     - As a result of our becoming a C corporation immediately prior to our initial public offering, generally accepted accounting principles required us to provide for deferred income taxes of $79.8 million to reflect the cumulative temporary differences between book and income tax bases of our assets and liabilities.

     - For purposes of our historical financial statements, the term "pro forma" refers solely to the adjustments arising from our conversion from an S corporation to a

       C corporation. It does not refer to any of the other adjustments described under "Prospectus Summary -- Summary Pro Forma Financial Information" and "Unaudited Pro Forma Financial Information."

     - All per share data gives effect to our recapitalization, which we consummated immediately prior to our initial public offering. In the recapitalization, we effected a 185 for one stock split and the exchange of our prior common stock for Class A common stock and Class B common stock.

     - Broadcast cash flow consists of operating income before depreciation and amortization, corporate general and administrative expenses and net expense (income) from time brokerage agreement fees.

     - Broadcast cash flow margin represents broadcast cash flow as a percentage of net revenue.

     - EBITDA before net expense (income) from time brokerage agreement fees consists of operating income before depreciation and amortization, non-cash compensation expense (which is included in corporate general and administrative expenses) and net expense (income) from time brokerage agreement fees.

     - Pro forma after-tax cash flow consists of pro forma income before extraordinary item minus gains on sale of assets (net of tax) plus the following: depreciation and amortization, non-cash compensation expense (which is included in corporate general and administrative expense), adjustment to reflect indexing of the convertible subordinated note and deferred tax provision (or minus deferred tax benefit).

     Although broadcast cash flow, EBITDA before net expense (income) from time brokerage agreement fees and pro forma after-tax cash flow are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles, we believe that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry to measure a radio company's operating performance. However, you should not consider broadcast cash flow, EBITDA before net expense (income) from time brokerage agreement fees and pro forma after-tax cash flow in isolation or as substitutes for operating income, cash flows from operating activities or any other measure for determining our operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. In addition, because broadcast cash flow, EBITDA before net expense (income) from time brokerage agreement fees and pro forma after-tax cash flow are not calculated in accordance with generally accepted accounting principles, they are not necessarily comparable to similarly titled measures employed by other companies.

     The comparability of the historical financial data reflected below has been significantly impacted by acquisitions and dispositions. You should read "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included elsewhere in this prospectus.

     The comparability of the following selected historical financial data has been significantly impacted by acquisitions and dispositions. You should read the selected financial data together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included elsewhere in this prospectus.

                                                 FISCAL YEAR ENDED                      THREE MONTHS ENDED     SIX MONTHS ENDED
                                                   SEPTEMBER 30,                           DECEMBER 31,            JUNE 30,
                               ------------------------------------------------------   -------------------   -------------------
                                 1994      1995      1996        1997         1998        1997       1998       1998       1999
                               --------   -------   -------   ----------   ----------   --------   --------   ---------   -------
                                                              (RESTATED)   (RESTATED)
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Net revenues.................  $ 29,137   $35,893   $48,675   $  93,862     $132,998    $ 28,399   $ 47,363   $  63,687   $95,545
Operating expenses:
  Station operating
    expenses.................    21,520    24,061    31,659      61,280       88,599      18,868     29,990      42,749    64,296
  Depreciation and
    amortization.............     2,248     2,225     2,960       7,685       13,066       2,880      4,358       6,079    10,019
  Corporate general and
    administrative
    expenses.................     2,300     2,535     2,872       3,249        4,527         849      1,850       2,193     3,454
  Net expense (income) from
    time brokerage agreement
    fees.....................        --       603      (879)       (476)       2,399          --      1,236       2,273       652
                               --------   -------   -------   ---------     --------    --------   --------   ---------   -------
    Total operating
      expenses...............    26,068    29,424    36,612      71,738      108,591      22,597     37,434      53,294    78,421
                               --------   -------   -------   ---------     --------    --------   --------   ---------   -------
Operating income.............     3,069     6,469    12,063      22,124       24,407       5,802      9,929      10,393    17,124
Other expense (income):
  Interest expense...........     1,648     1,992     5,196      11,388       14,663       2,996      5,732       6,179     6,246
  Adjustment to reflect
    indexing of the
    convertible subordinated
    note.....................        --        --        --      29,070        8,841      14,903     29,503       5,693        --
  (Gains) on sale of
    assets...................   (20,545)     (228)     (119)   (197,097)      (8,661)        (43)   (69,648)     (8,748)     (467)
  Other non-operating expense
    (income).................        52      (100)      (67)      1,504         (328)       (102)       577        (123)     (599)
                               --------   -------   -------   ---------     --------    --------   --------   ---------   -------
    Total other expense
      (income)...............   (18,845)    1,664     5,010    (155,135)      14,515      17,754    (33,836)      3,001     5,180
                               --------   -------   -------   ---------     --------    --------   --------   ---------   -------
Income (loss) before income
  taxes and extraordinary
  item.......................    21,914     4,805     7,053     177,259        9,892     (11,952)    43,765       7,392    11,944
Pro forma income taxes.......     8,327     1,826     2,680      78,405        7,119       1,121     27,842       4,972     4,539
Pro forma income (loss)
  before extraordinary
  item.......................    13,587     2,979     4,373      98,854        2,773     (13,073)    15,923       2,420     7,405
Extraordinary item, net of
  tax benefit................        --       219       348          --        1,488          --         --       1,489        --
                               --------   -------   -------   ---------     --------    --------   --------   ---------   -------
Pro forma net income
  (loss).....................  $ 13,587   $ 2,760   $ 4,025   $  98,854     $  1,285    $(13,073)  $ 15,923   $     931   $ 7,405
                               ========   =======   =======   =========     ========    ========   ========   =========   =======
Pro forma earnings (loss) per
  share before extraordinary
  item.......................  $   0.62   $  0.14   $  0.20   $    4.59     $   0.12    $  (0.61)  $   0.64   $    0.11   $  0.21
Pro forma diluted earnings
  (loss) per share before
  extraordinary items........      0.62      0.14      0.20        4.59         0.12       (0.61)      0.64        0.11      0.21
Weighted average common
  shares
  outstanding -- basic.......    21,534    21,534    21,534      21,534       22,239      21,534     24,742      21,534    34,836
Weighted average common
  shares
  outstanding -- diluted.....    21,534    21,534    21,534      21,534       22,239      21,534     24,742      21,534    35,251
BALANCE SHEET DATA (AT END OF
  PERIOD):
Cash and cash equivalents....  $  1,513   $ 1,564   $ 5,292   $   3,626     $  6,666    $  3,497   $  6,469   $   6,094   $ 8,713
Intangibles and other
  assets.....................     5,552    29,548   119,269     300,029      428,763     313,889    505,825     428,543   556,501
Total assets.................    19,368    52,209   150,575     364,743      522,945     378,138    681,034     513,445   671,627
Senior debt, including
  current portion............    15,250    46,554   111,000     117,000      253,784     127,000    330,281     251,785   166,276
Total shareholders' equity...       427       828     5,079     179,019      182,970     166,986    225,467     169,509   396,886
OTHER DATA:
Broadcast cash flow..........  $  7,617   $11,832   $17,016   $  32,582     $ 44,399    $  9,531   $ 17,373   $  20,938   $31,249
Broadcast cash flow margin...      26.1%     33.0%     35.0%       34.7%        33.4%       33.6%      36.6%       32.9%     32.7%
EBITDA before net expense
  (income) from time
  brokerage agreement fees...  $  5,317   $ 9,297   $14,144   $  29,333     $ 39,872    $  8,682   $ 15,523   $  18,745   $28,012
Pro forma after-tax cash
  flow.......................     2,678     4,526     7,311      16,590       21,028       5,003      7,985       9,563    20,215
Cash flows related to:
  Operating activities.......     3,950     1,182    12,773       8,859       23,019       7,341     11,158       5,778     8,204
  Investing activities.......    23,787   (28,636)  (96,502)    (13,695)    (153,651)    (17,470)   (86,894)   (125,565)   10,001
  Financing activities.......   (27,161)   27,505    87,457       3,170      133,672      10,000     75,539     122,384   (15,961)

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion together with the financial statements and related notes included elsewhere in this prospectus. The results discussed below are not necessarily indicative of the results to be expected in any future periods. This discussion contains forward-looking statements. See "Special Note Regarding Forward-Looking Statements" for further information about forward-looking statements.

GENERAL

     A radio broadcasting company derives its revenues primarily from the sale of broadcasting time to local and national advertisers. The advertising rates that a radio station is able to charge and the number of advertisements that can be broadcast without jeopardizing listener levels largely determine those revenues. Advertising rates are primarily based on three factors:

     - a station's audience share in the demographic groups targeted by advertisers, as measured principally by quarterly reports issued by The Arbitron Ratings Company;

     - the number of radio stations in the market competing for the same demographic groups; and

     - the supply of and demand for radio advertising time.

     In fiscal 1998, we generated 76.2% of our revenues from local advertising, which is sold primarily by each individual local radio station's sales staff, and 22.6% from national spot advertising, which is sold by independent advertising sales representatives. We generated the balance of our 1998 revenues principally from network advertising and rental income from tower sites.

     We include revenues recognized under a time brokerage agreement or similar sales agreement for stations operated by us prior to acquiring the stations in net revenues, while we reflect operating expenses associated with these stations in station operating expenses. Consequently, there is no difference in the method of revenue and operating expense recognition between a station operated by us under a time brokerage agreement or similar sales agreement and a station owned and operated by us.

     Several factors may adversely affect a radio broadcasting company's performance in any given period. In the radio broadcasting industry, seasonal revenue fluctuations are common and are due primarily to variations in advertising expenditures by local and national advertisers. Typically, revenues are lowest in the first calendar quarter of the year. We generally incur advertising and promotional expenses to increase "listenership" and Arbitron ratings. However, because Arbitron reports ratings quarterly, any increased ratings and therefore increased advertising revenues tend to lag behind the incurrence of advertising and promotional spending.

     In the broadcasting industry, radio stations often utilize trade or barter agreements to reduce expenses by exchanging advertising time for goods or services. In order to maximize cash revenue from our spot inventory, we minimize our use of trade agreements and during the past five years have held barter revenues under 2.0% of our gross revenues and barter related broadcast cash flow under 0.4% of our broadcast cash flow.

     We calculate "same station" growth by (1) comparing the performance of stations operated by us throughout a relevant quarter to the performance of those same stations (whether or not operated by us) in the prior year's corresponding quarter, excluding the effect of barter revenues and expenses and discontinued operations and (2) averaging those growth rates for the period presented. "Same station broadcast cash flow margin" is the broadcast cash flow margin of the stations included in our same station calculations. For purposes of the following discussion, pro forma net income represents historical income before income taxes and extraordinary item adjusted as if we were treated as a C corporation during all relevant periods at an effective tax rate of 38%, applied to income before income taxes and extraordinary item, excluding the adjustment to reflect indexing of the convertible subordinated note (as that adjustment is not tax-deductible), and excluding extraordinary item, net of pro forma taxes.

     Our net revenues and broadcast cash flow have grown significantly on both a total and same station basis. Net revenues grew at a compound annual rate of 96.8% from an actual $35.9 million in fiscal 1995 to a pro forma $273.8 million in fiscal 1998. Broadcast cash flow grew at a compound annual rate of 98.0% from an actual $11.8 million in fiscal 1995 to a pro forma $91.6 million in fiscal 1998. During this same period, we grew our same station net revenues and broadcast cash flow at average annual rates of 15.0% and 36.4%, respectively. In addition, our pro forma after-tax cash flow grew at a compound annual rate of 127.2% from an actual $4.5 million in fiscal 1995 to a pro forma $52.8 million in fiscal 1998.

     Because of our significant acquisition and divestiture activities, our pro forma 1998 and 1999 results differ materially from our actual 1998 and 1999 results.

RESULTS OF OPERATIONS

     Historically, we operated with an October 1st to September 30th fiscal year. Effective January 1, 1999, we changed for financial reporting purposes from a fiscal year ending September 30th to a fiscal year ending December 31st. Accordingly, the following results of operations includes a discussion of the three month transition period ended December 31, 1998 compared to the three months ended December 31, 1997.

  SIX MONTHS ENDED JUNE 30, 1999 COMPARED TO SIX MONTHS ENDED JUNE 30, 1998


     NET REVENUES. Net revenues increased 50.0% to $95.5 million for the six months ended June 30, 1999 from $63.7 million for the six months ended June 30, 1998. Of the increase, $25.8 million is attributable to stations that we acquired or that we were in the process of acquiring since January 1, 1998, offset by $2.3 million for stations that we divested or that we were in the process of divesting during the same period. On a same station basis, net revenues increased 15.5% to $94.5 million from $81.9 million. Same station revenue growth was led by increases in Boston, Seattle and Kansas City due to improved selling efforts and Sacramento due to our strategic realignment of our station formats.



     STATION OPERATING EXPENSES. Station operating expenses increased 50.4% to $64.3 million for the six months ended June 30, 1999 from $42.7 million for the six months ended June 30, 1998. Of the increase, $20.4 million is attributable to stations that we acquired or that we were in the process of acquiring since January 1, 1998, offset by $1.8 million for stations that we divested or that we were in the process of divesting during the same period. On a same station basis, station operating expenses increased 6.4% to $63.3 million from $59.6 million.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased 64.8% to $10.0 million for the six months ended June 30, 1999 from $6.1 million for the six months ended June 30, 1998. The increase was mainly attributable to our acquisitions net of divestitures since January 1, 1998.

     CORPORATE GENERAL AND ADMINISTRATIVE EXPENSES. Corporate general and administrative expenses increased 57.5% to $3.5 million for the six months ended June 30, 1999 from $2.2 million for the six months ended June 30, 1998. The increase was mainly attributable to higher administrative expenses associated with supporting our growth and increasing staff and expenses to operate as a public company. Also included in the current period is $0.2 million in non-cash stock-based compensation expense.

     INTEREST EXPENSE. Interest expense increased 1.1% to $6.3 million for the six months ended June 30, 1999 from $6.2 million for the six months ended June 30, 1998. The increase was mainly attributable to indebtedness that we incurred in connection with our acquisitions offset by the proceeds from our initial public offering, which were used to reduce debt.

     INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM. Income before income taxes and extraordinary item increased 61.6% to $11.9 million for the six months ended June 30, 1999 from $7.4 million for the six months ended June 30, 1998. The net change is caused by (1) a decrease in income of $8.3 million due to a decrease in gains on sale of assets; (2) an increase in income of $5.7 million due to a decrease in expense because the convertible subordinated note was converted and therefore there was no adjustment during the 1999 period to reflect indexing; (3) an increase in income of $5.1 million due to increases in revenues from existing stations and improved revenues and expense management from newly acquired stations; and (4) an increase in income of $1.6 million due to a decrease in net expense (income) from time brokerage agreement fees.

     EXTRAORDINARY ITEM, NET OF TAX BENEFIT. The extraordinary item for the six months ended June 30, 1998 resulted from the write-off of $1.5 million of unamortized finance charges due to the early extinguishment of debt, which resulted from the refinancing of our credit facility.


     PRO FORMA NET INCOME. As a result of the factors described above, pro forma net income increased to $7.4 million for the six months ended June 30, 1999 from $0.9 million for the six months ended June 30, 1998. The net change is caused by (1) an increase in income of $3.2 million, net of tax, primarily attributable to an improvement in operating income due to increases in revenues from existing stations and improved revenues and expense management from newly acquired stations; (2) an increase in income of $0.6 million due to the difference between a $5.7 million decrease in the expense for the adjustment to reflect indexing of the convertible subordinated note and a $5.1 million, net of tax, decrease in gains on sale of assets; (3) an increase in income of $1.5 million, net of tax, due to a decrease in the extraordinary item; and (4) an increase in income of $1.0 million, net of tax, due to a decrease in net expense (income) from time brokerage agreement fees.


     BROADCAST CASH FLOW. Broadcast cash flow increased 49.2% to $31.3 million for the six months ended June 30, 1999 from $20.9 million for the six months ended June 30, 1998. Of the increase, $5.4 million is attributable to stations that we acquired or that we were in the process of acquiring since January 1, 1998, offset by $0.5 million for stations that we divested or that we were in the process of divesting during the same period. On a same station basis, broadcast cash flow increased 39.9% to $31.2 million from $22.3 million.

     Our broadcast cash flow margin declined to 32.7% for the six months ended June 30, 1999 from 32.9% for the six months ended June 30, 1998. The decrease is attributable to lower margins associated with newly acquired stations. On a same station basis, broadcast cash flow margin increased to 33.0% from 27.2%.

     PRO FORMA AFTER-TAX CASH FLOW. Pro forma after-tax cash flow increased 111.4% to $20.2 million for the six months ended June 30, 1999 from $9.6 million for the six months ended June 30, 1998. The increase is attributable to improved operations of existing stations and the net effect of newly acquired properties, taking into consideration pro forma income taxes as though we had reported as a C corporation during the periods presented, respectively. The amount of the deferred pro forma income tax expense, excluding the amount of the current pro forma income tax expenses, was $3.0 million and $3.2 million for the six months ended June 30, 1999 and 1998, respectively.

  THREE MONTHS ENDED DECEMBER 31, 1998 COMPARED TO THREE MONTHS ENDED DECEMBER 31, 1997

     NET REVENUES. Net revenues increased 66.8% to $47.4 million for the three months ended December 31, 1998 from $28.4 million for the three months ended December 31, 1997. Of the increase, $17.9 million is attributable to stations that we acquired or that we were in the process of acquiring since October 1, 1997, offset by $2.7 million for stations that we divested or that we were in the process of divesting during the same period. On a same station basis, net revenues increased 16.5% to $46.9 million from $40.3 million. Same station revenue growth was led by increases in Boston, Seattle, Kansas City and Portland due to improved selling efforts.

     STATION OPERATING EXPENSES. Station operating expenses increased 58.9% to $30.0 million for the three months ended December 31, 1998 from $18.9 million for the three months ended December 31, 1997. Of the increase, $11.3 million is attributable to stations that we acquired or that we were in the process of acquiring since October 1, 1997, offset by $1.6 million for stations that we divested or that we were in the process of divesting during the same period. On a same station basis, station operating expenses increased 3.4% to $29.4 million from $28.4 million.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased 51.3% to $4.4 million for the three months ended December 31, 1998 from $2.9 million for the three months ended December 31, 1997. The increase was mainly attributable to our acquisitions net of divestitures since October 1, 1997.

     CORPORATE GENERAL AND ADMINISTRATIVE EXPENSES. Corporate general and administrative expenses increased 117.9% to $1.9 million for the three months ended December 31, 1998 from $0.8 million for the three months ended December 31, 1997. The increase was mainly attributable to higher administrative expenses associated with supporting our growth and increasing staff and expenses to operate as a public company.

     INTEREST EXPENSE. Interest expense increased 91.3% to $5.7 million for the three months ended December 31, 1998 from $3.0 million for the three months ended

December 31, 1997. The increase was mainly attributable to indebtedness that we incurred in connection with our acquisitions.

     INCOME (LOSS) BEFORE INCOME TAXES. Income (loss) before income taxes increased to $43.8 million for the three months ended December 31, 1998 from a loss of $12.0 million for the three months ended December 31, 1997. Of the increase, $69.6 million is attributable to gains on the sale of assets from our disposition of stations in the Tampa radio market during the three months ended December 31, 1998, offset by $14.6 million which is attributable to an increase in expense resulting from an adjustment to reflect indexing of the convertible subordinated note. We do not expect to recognize such significant gains on the sale of assets in the future.

     BROADCAST CASH FLOW. Broadcast cash flow increased 82.3% to $17.4 million for the three months ended December 31, 1998 from $9.5 million for the three months ended December 31, 1997. Of the increase, $6.9 million is attributable to stations that we acquired or that we were in the process of acquiring since October 1, 1997, offset by $1.1 million for stations that we divested or that we were in the process of divesting during the same period. On a same station basis, broadcast cash flow increased 48.0% to $17.5 million from $11.8 million.

     Our broadcast cash flow margin increased to 36.6% for the three months ended December 31, 1998 from 33.6% for the three months ended December 31, 1997. The increase is attributable to improved revenues and expense management associated with newly acquired stations. On a same station basis, broadcast cash flow margin increased to 37.4% from 29.4%.

     PRO FORMA AFTER-TAX CASH FLOW. Pro forma after-tax cash flow increased 59.6% to $8.0 million for the three months ended December 30, 1998 from $5.0 million for the three months ended December 31, 1997. The increase is attributable to improved operations of existing stations and the net effect of newly acquired properties, taking into consideration pro forma income taxes as though we had reported as a C corporation.

  FISCAL YEAR ENDED SEPTEMBER 30, 1998 COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 1997

     NET REVENUES. Net revenues increased 41.7% to $133.0 million for the year ended September 30, 1998 from $93.9 million for the year ended September 30, 1997. Of the increase, $20.3 million is attributable to stations that we acquired or that we were in the process of acquiring since October 1, 1997, offset by $5.8 million for stations that we divested or that we were in the process of divesting during the same period. On a same station basis, net revenues increased 16.3% to $128.5 million from $110.5 million, largely due to stronger selling efforts and radio advertising market growth. Same station revenue growth was led by substantial increases in Seattle, Kansas City and Portland.

     STATION OPERATING EXPENSES. Station operating expenses increased 44.6% to $88.6 million for the year ended September 30, 1998 from $61.3 million for the year ended September 30, 1997. Of the increase, $13.2 million is attributable to stations that we acquired or that we were in the process of acquiring since October 1, 1997, offset by $4.4 million for stations that we divested or that we were in the process of divesting during the same period. On a same station basis, station operating expenses increased 11.2% to $84.7 million from $76.2 million.

     Two of the broadcast contracts with sports teams which we acquired in connection with the December 1998 Boston transaction had an unfavorable impact. This unfavorable impact was estimated to be $5.0 million. Pursuant to the purchase agreement, CBS paid us $5.0 million in cash to offset the unfavorable impact of these contracts.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased 70.0% to $13.1 million for the year ended September 30, 1998 from $7.7 million for the year ended September 30, 1997. This increase was primarily attributable to our acquisitions during 1997 and 1998.

     CORPORATE GENERAL AND ADMINISTRATIVE EXPENSES. Corporate general and administrative expenses increased 39.3% to $4.5 million for the year ended September 30, 1998 from $3.3 million for the year ended September 30, 1997. This increase was primarily attributable to higher administrative expenses associated with supporting our growth. We anticipate recording a non-cash compensation expense of approximately $0.4 million in fiscal year 1999 and in each of the following three fiscal years in connection with our issuance of 11,112 shares of restricted stock and 275,562 options, at an exercise price of $18.00.

     INTEREST EXPENSE AND THE ADJUSTMENT TO REFLECT INDEXING OF THE CONVERTIBLE SUBORDINATED NOTE. Interest expense increased 28.8% to $14.7 million for the year ended September 30, 1998 from $11.4 million for the year ended September 30, 1997. The increase was primarily attributable to indebtedness that we incurred in connection with our acquisitions.


     We determined the adjustment to reflect indexing of the convertible subordinated note as of the end of each relevant period by subtracting the sum of principal and accrued interest on the note from the fair value of the shares of our common stock into which the note was convertible using multiples of broadcast cash flow of comparable publicly held radio broadcast companies. The adjustment to reflect indexing of the note was $29.1 million and $8.8 million for the years ended September 30, 1997 and 1998, respectively. The decrease in the adjustment from 1997 to 1998 is due to a reduced broadcast cash flow growth rate from 91.5% in 1997 to 36.3% in 1998 (primarily due to the timing of acquisitions) and a lower multiple in 1998 due to the overall market condition for public radio broadcast companies at September 30, 1998 relative to September 30, 1997.


     INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM. Income before income taxes and extraordinary item decreased to $9.9 million, including $8.7 million from the gains on sale of assets, for the year ended September 30, 1998 from $177.3 million, including $197.1 million from the gains on sale of assets, for the year ended September 30, 1997. The gain on the assets in 1997 is primarily attributable to our disposition of stations in the Houston, San Francisco and Pittsburgh radio markets. We do not expect such significant gains on the sale of assets to continue in the future.

     EXTRAORDINARY ITEM, NET OF TAX BENEFIT. The extraordinary item for the year ended September 30, 1998 resulted from the write-off of $1.5 million of unamortized finance charges due to the early extinguishment of debt, which resulted from the refinancing of our credit facility. There were no extraordinary items in 1997.

     PRO FORMA NET INCOME. As a result of the factors described above, pro forma net income decreased to $1.3 million for the year ended September 30, 1998, which included the impact of the recognition of $8.8 million for the adjustment to reflect indexing of the convertible subordinated note, offset by a gain of $5.4 million, net of taxes, on the sale of

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

assets. This compares to pro forma net income of $98.9 million for the year ended September 30, 1997, which included the impact of the recognition of $29.1 million for the adjustment to reflect indexing of the convertible subordinated note, offset by a gain of $122.2 million, net of taxes, on the sale of assets. The decrease is primarily attributable to our disposition of stations in the Houston, San Francisco and Pittsburgh radio markets during the year ended September 30, 1997. We used the proceeds from these dispositions to acquire stations in markets where we believed there was greater potential for establishing market leading station clusters. We do not expect such significant gains on the sale of assets to continue in the future.

     BROADCAST CASH FLOW. As a result of the factors described above, broadcast cash flow increased 36.3% to $44.4 million for the year ended September 30, 1998 from $32.6 million for the year ended September 30, 1997. On a same station basis, broadcast cash flow increased 27.7% to $43.8 million from $34.3 million.

     Our broadcast cash flow margin declined to 33.4% for the year ended September 30, 1998 from 34.7% for the year ended September 30, 1997. The decrease is primarily attributable to our exchange in 1997 of relatively mature stations in San Francisco and Houston, which operated at higher broadcast cash flow margins but were located in markets where we believed there were limited growth and clustering opportunities, for less developed properties in Seattle, Kansas City and Sacramento, which collectively operated with lower broadcast cash flow margins but offered stronger growth and clustering opportunities. On a same station basis, broadcast cash flow margin increased to 34.1% from 31.1%.

     PRO FORMA AFTER-TAX CASH FLOW. Pro forma after-tax cash flow increased 26.8% to $21.0 million for the year ended September 30, 1998 from $16.6 million for the year ended September 30, 1997. The increase is attributable to improved operations of existing stations and the net effect of newly acquired properties, taking into consideration pro forma income taxes as though we had reported as a C corporation.

  FISCAL YEAR ENDED SEPTEMBER 30, 1997 COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 1996

     NET REVENUES. Net revenues increased 92.8% to $93.9 million for the year ended September 30, 1997 from $48.7 million for the year ended September 30, 1996. Of the increase, $38.8 million is attributable to stations that we acquired since October 1, 1996, offset by $9.9 million for stations that we divested during the same period. On a same station basis, net revenues increased 14.2% to $86.6 million from $75.8 million. Same station revenue growth was led by substantial increases in Seattle, Kansas City, Portland, Houston and St. Louis.

     STATION OPERATING EXPENSE. Station operating expenses increased 93.6% to $61.3 million for the year ended September 30, 1997 from $31.7 million for the year ended September 30, 1996. Of the increase, $20.0 million is attributable to stations that we acquired since October 1, 1996, offset by $5.7 million for stations that we divested during the same period. On a same station basis, station operating expenses decreased 0.4% to $55.0 million from $55.2 million. This decrease was attributable to cost savings measures that we implemented in connection with our acquisitions.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased 159.6% to $7.7 million for the year ended September 30, 1997 from $3.0 million for the year ended

September 30, 1996. This increase was primarily attributable to our 1996 and 1997 acquisitions and was partially offset by the net effect of stations sold during the same period.

     CORPORATE GENERAL AND ADMINISTRATIVE EXPENSES. Corporate general and administrative expenses increased 13.1% to $3.3 million for the year ended September 30, 1997 from $2.9 million for the year ended September 30, 1996. This increase was primarily attributable to higher administrative expenses associated with supporting our growth.

     INTEREST EXPENSE AND THE ADJUSTMENT TO REFLECT INDEXING OF THE CONVERTIBLE SUBORDINATED NOTE. Interest expense increased 119.2% to $11.4 million for the year ended September 30, 1997 from $5.2 million for the year ended September 30, 1996. The increase was primarily attributable to indebtedness that we incurred in connection with our acquisitions.

     We determined the adjustment to reflect the indexing of the convertible subordinated note as of the end of each relevant period by subtracting the sum of principal and accrued interest on the note from the fair value of the shares of our common stock into which the note was convertible using multiples of broadcast cash flow of comparable publicly held radio broadcast companies. There was no adjustment to reflect indexing of the note as of September 30, 1996 as the face amount of the note plus 7% stated interest approximated the market value of the note on that date. The amount of the adjustment to reflect indexing of the note increased from $0.0 to $29.1 million for the years ended September 30, 1996 and 1997, respectively. The adjustment for 1997 is due primarily to a 91.5% increase in broadcast cash flow.


     INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM. Income before income taxes and extraordinary item increased 2397.2% to $177.3 million for the year ended September 30, 1997, including a gain of $197.1 million from the sale of assets and $29.1 million for the adjustment to reflect indexing of the convertible subordinated note, compared to $7.1 million for the year ended September 30, 1996, which includes a gain of $0.1 million and no adjustment to reflect indexing of the note. The increase in gain on the sale of assets is primarily attributable to our disposition of stations in the Houston, San Francisco and Pittsburgh radio markets. We used the proceeds from these dispositions to acquire stations in markets where we believed there was greater potential for establishing market leading station clusters. We do not expect such significant gains on the sale of assets to continue in the future.


     EXTRAORDINARY ITEM, NET OF TAX BENEFIT. There was no extraordinary item in 1997. The extraordinary item for the year ended September 30, 1996 resulted from the write-off of $0.4 million of unamortized finance charges due to the early extinguishment of debt, which resulted from the refinancing of our credit facility.

     BROADCAST CASH FLOW. As a result of the factors described above, broadcast cash flow increased 91.5% to $32.6 million for the year ended September 30, 1997 from $17.0 million for the year ended September 30, 1996. On a same station basis, broadcast cash flow increased 53.3% to $31.6 million from $20.6 million.

     Our broadcast cash flow margin declined to 34.7% for the year ended September 30, 1997 from 35.0% for the year ended September 30, 1996. The decrease is primarily attributable to our exchange in fiscal 1997 of relatively mature stations in San Francisco and Houston, which operated at higher broadcast cash flow margins but were located in markets where management believed there were limited growth and clustering opportuni-ties, for less developed properties in Seattle, Kansas City and Sacramento, which collectively operated with lower broadcast cash flow margins, but offered stronger growth and clustering opportunities. On a same station basis, broadcast cash flow margins increased to 31.1% for the year ended September 30, 1997 from 27.2% for the year ended September 30, 1996.

     PRO FORMA AFTER-TAX CASH FLOW. Pro forma after-tax cash flow increased 127.4% to $16.6 million for the year ended September 30, 1997 from $7.3 million for the year ended September 30, 1996. The increase is attributable to improved operations of existing stations and the net effect of newly acquired properties, taking into consideration pro forma income taxes as though we had reported as a C corporation.

LIQUIDITY AND CAPITAL RESOURCES

     We use a significant portion of our capital resources to consummate acquisitions. Historically, these acquisitions were funded from one or a combination of the following sources: (1) our credit facility, (2) the swapping of our radio stations in transactions which qualify as "like-kind" exchanges under sec.1031 of the Internal Revenue Code and (3) internally-generated cash flow. For the Sinclair acquisition, we expect to use net proceeds from this offering and the Class A common stock offering, together with cash on hand and proceeds from an amended or replacement credit facility, to finance the purchase price for the Sinclair acquisition.

     Net cash flows provided by operating activities were $8.2 million and $5.8 million for the six months ended June 30, 1999 and 1998, respectively. Changes in our net cash flows provided by operating activities are primarily a result of changes in advertising revenues and station operating expenses, which are affected by the acquisition and disposition of stations during those periods.

     Net cash flows provided by investing activities were $10.0 million for the six months ended June 30, 1999 and net cash flows used by investing activities were $125.6 million for the six months ended June 30, 1998. Net cash flows used by financing activities were $16.0 million for the six months ended June 30, 1999 and net cash flows provided by financing activities were $122.4 million for the six months ended June 30, 1998. The cash flows for the six months ended June 30, 1999 reflect (1) completed transactions consummated in the period and the related borrowings and (2) proceeds from our initial public offering and the related payment of long-term debt and corporate obligations. The cash flows for the six months ended June 30, 1998 reflect refinancing of our credit facility and acquisitions consummated in the period together with the related borrowings.

     Net cash flows provided by operating activities were $11.2 million and $7.3 million for the three months ended December 31, 1998 and 1997, respectively. Changes in our net cash flows from operating activities are primarily a result of changes in advertising revenues and station operating expenses which are affected by the acquisition and disposition of stations during those periods.

     Net cash flows used in investing activities were $86.9 million and $17.5 million for the three months ended December 31, 1998 and 1997, respectively. Net cash flows provided by financing activities were $75.5 million and $10.0 million for the three months ended December 31, 1998 and 1997, respectively. These cash flows reflect the acquisitions that we consummated in the relevant periods and the related borrowings.

     Net cash flows provided by operating activities were $23.0 million, $8.9 million and $12.8 million for the years ended September 30, 1998, 1997 and 1996, respectively. Changes in our net cash flow from operating activities are primarily a result of changes in advertising revenues and station operating expenses which are affected by the acquisition and disposition of stations during those periods.

     Net cash flows used in investing activities were $153.7 million, $13.7 million and $96.5 million for the years ended September 30, 1998, 1997 and 1996, respectively. Net cash flows provided by financing activities were $133.7 million, $3.2 million and $87.5 million for the years ended September 30, 1998, 1997 and 1996, respectively. These cash flows reflect the acquisitions consummated in the relevant periods and the related borrowings.

     On February 3, 1999, upon the consummation of our initial public offering, we received net proceeds of $236.2 million, after deducting expenses, underwriting discounts and commissions. We used these proceeds to reduce outstanding indebtedness under our credit facility and to pay other corporate obligations. Shortly after reducing indebtedness under the credit facility, in February 1999 we reborrowed approximately $58.0 million to purchase three Boston radio stations from CBS.

     In addition to debt service and quarterly distributions under the TIDES, which could be substantial in amount, our principal liquidity requirements will be for working capital and general corporate purposes, including capital expenditures, and acquisitions of additional radio stations, including the Sinclair acquisition. For calendar 1999, we estimate that maintenance capital expenditures will be approximately $1.5 million and that total capital expenditures will be between $10.0 million and $11.5 million. These estimates do not include the incremental capital expenditures that may be incurred in connection with the Sinclair acquisition. These estimates include studio consolidations in many of our markets, providing us with operational improvements from which we will receive long-term benefits. We believe that cash flow from operating activities, together with revolving borrowings under our existing credit facility, should be sufficient to permit us to fund our capital expenditures and on-going operations, exclusive of the Sinclair acquisition.

     In order to fund the $824.5 million in cash required to consummate the Sinclair acquisition, we expect to pay approximately $145.0 million from the net proceeds of this offering, and approximately $306.9 million from the net proceeds of the Class A common stock offering, assuming a public offering price of $40.00 per share. However, even assuming the closing of both offerings, we will be required to raise an additional $372.6 million through borrowing to fund the balance of the Sinclair purchase price. Our existing credit facility would provide approximately $179.1 million of this amount, but we will need to amend or replace the facility to increase funds available under it by approximately $193.5 million. Accordingly, we are engaged in discussions with various potential lenders about amending or replacing our present credit facility in order to obtain the additional financing. Moreover, if this offering closes, but the Class A common stock offering does not, the financing that we would need from an amended or replacement credit facility or other potential sources would correspondingly increase.

     We entered into a loan agreement, dated as of February 13, 1998, as amended on October 8, 1998 and as further amended on July 20, 1999, with several banks, including Key Corporate Capital Inc. and Bank of America NT&SA, for a $350.0 million revolving credit facility. The credit facility was established to refinance our existing indebtedness, provide working capital and fund acquisitions. As discussed above, we must amend or replace this credit facility to fund the purchase price for the Sinclair acquisition.

     Under our current credit facility, at our election, interest on any outstanding principal accrues at a rate based on either LIBOR plus a spread which ranges from 0.5% to 2.125% or on KeyBank N.A.'s base rate plus a spread of up to 0.875%, depending on our leverage ratio. Although we may borrow, repay and reborrow under our current credit facility, the aggregate maximum amount that we can have outstanding at any one time is reduced on a quarterly basis beginning on June 30, 2000. The final maturity date for our credit facility is February 13, 2006. As of June 30, 1999, we had approximately $166.0 million of borrowings and a $4.9 million letter of credit outstanding under our credit facility.

     We are prohibited under our current credit facility from maintaining a total leverage ratio (defined as the ratio of our total debt to operating cash flow) greater than 6.5 to 1.0, at any time through March 31, 2000, which reduces over subsequent periods. In addition, we are prohibited under our current credit facility from maintaining a senior leverage ratio (defined as the ratio of the principal amount outstanding under our current credit facility to operating cash flow) greater than 6.0 to 1.0, at any time through March 31, 2000, which reduces over subsequent periods. Currently, we are in compliance with each of these total and senior leverage ratio obligations.

     We are also required by our current credit facility to (1) maintain a fixed charge coverage ratio (defined as the ratio of operating cash flow to the sum of our debt service, capital expenditures, taxes and capital distributions, over any four quarter period) greater than 1.05 to 1.00 and (2) maintain an interest coverage ratio (defined as the ratio of operating cash flow to interest expense over any four quarter period) greater than 2.0 to 1.0. Currently, we are in compliance with each of these financial ratio obligations.


     As part of the consent we received from our lenders to consummate this offering, we and the lenders have agreed that we will include the financing cost of the TIDES as part of interest expense for purposes of the fixed charge coverage ratio and the interest coverage ratio and that we will exclude the principal amount of the debentures from the calculation of our total debt. However, the amount of any deferred interest on the debentures will be included in the total debt calculation.


     Our current credit facility requires us to protect ourselves from interest rate fluctuations through the use of derivative rate hedging instruments. As a result, we have entered into various convertible rate cap and interest rate swap transactions with various banks designed to mitigate our exposure to significantly higher floating interest rates. A rate cap agreement establishes an upper limit or "cap" for the base LIBOR rate. Swap agreements require that we pay a fixed rate of interest on the notional amount to a bank and the bank pay to us a variable rate equal to three-month LIBOR. Some of the swap agreements grant the bank the option to terminate the transaction prior to its respective expiration date in certain limited circumstances.

     In the future, we expect to continue executing rate hedging transactions only to the extent required by our lenders and do not anticipate holding derivative securities for speculative or investment purposes. The following table sets forth certain information regarding the rate hedging transactions which we had entered into as of September 30, 1996, 1997 and 1998.

                                                                      UNRECOGNIZED GAINS (LOSSES) AS OF
                        CONVERTIBLE      SWAP                                   SEPTEMBER 30,
                        CAP INTEREST   INTEREST      EXPIRATION      -----------------------------------
NOTIONAL AMOUNT             RATE         RATE           DATE           1996        1997         1998
- ---------------         ------------   --------   -----------------  ---------   ---------   -----------
$20,000,000...........        --         6.77%      May 16, 2000     $(208,000)  $(351,000)  $  (652,000)
 25,000,000(1)........        --         5.89       July 29, 2003     (117,000)   (212,000)   (1,057,000)
 25,000,000...........      7.50%        6.05      August 8, 2000       15,000    (103,000)   (1,069,000)
 15,000,000...........        --         5.61     January 10, 2005          --          --      (525,000)
 14,000,000...........        --         5.86     January 10, 2005          --          --      (705,000)
 30,000,000...........        --         5.77     February 27, 2008         --          --    (1,793,000)

- -------------------------

(1) This cap was converted by the bank into an interest rate swap effective October 29, 1998.

No gains or losses have been recognized by us during the periods indicated.

RECENT PRONOUNCEMENTS

     In June 1998, the FASB issued SFAS No. 133 entitled "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as "derivatives"), and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. In June 1999, the FASB issued SFAS No. 137 which extends the effective date of SFAS No. 133 to fiscal quarters of fiscal years beginning after June 15, 2000 and should not be applied retroactively to financial statements of prior periods. Management has not yet determined what effect, if any, this statement will have on us.

IMPACT OF YEAR 2000 ISSUES

     We rely, directly and indirectly, on information technology systems to operate our radio stations, provide our radio stations with programming, up-to-date news and other information and perform a variety of administrative services including accounting, financial reporting, advertiser spot scheduling, payroll and invoicing. Most of these information technology systems, such as Marketron, Columbine, Ultipro, Solomon, NT and Novell, are standard commercial software products used both throughout the radio broadcasting industry and in other industries. We also use non-information technology systems, such as microchips for dating and other automated functions. All of these technology systems could potentially be affected by year 2000 issues.

     In order to minimize the risk of year 2000 related losses, we are conducting a comprehensive assessment of our year 2000 issues. This assessment consists of (1) an analysis of all of the information and non-information technology systems that we use, including the circulation of year 2000 compliance questionnaires to the chief engineers of each of our stations, requiring them to evaluate their respective station's preparedness for year 2000 issues and (2) an inquiry as to the year 2000 status of third parties material to our operations, including the transmission of letters to all key service providers requesting written confirmation of their year 2000 readiness.

     Although we are still in the process of assessment, we have determined that the bulk of the technology systems we use internally are year 2000 compliant. We have received confirmation from each supplier that provided or manufactured a material information or non-information technology system used by us that the system is either year 2000 compliant or that the supplier will, within a short period of time, provide software aides, supplements or replacements that will make the system year 2000 compliant.

     Due to:

     - the preventive measures being taken in response to our assessment;

     - the relatively small degree to which the radio broadcasting industry, as compared to other industries, depends on older large computer systems or interfaces with third party computer systems;

     - the fact that most of our automated administrative services can, if needed, be performed manually; and

     - the fact that most of our radio stations are equipped with emergency power systems,

we believe that, while difficult to fully assess, year 2000 issues should not have a material adverse effect on our broadcast operations.

     We believe that it is difficult to fully assess the risks of the year 2000 problem due to the numerous uncertainties surrounding the issue. We believe that the primary risks are external to us and relate to the year 2000 readiness of our third party suppliers. The inability of third party suppliers to adequately address the year 2000 issues on a timely basis could result in a material financial risk, including loss of revenue, substantial unanticipated costs and service interruptions. We plan to continue our efforts to survey all work with third party suppliers to address all significant year 2000 issues in a timely manner.


     We are currently completing our year 2000 remediation efforts and we are developing a contingency plan for dealing with year 2000 issues caused by systems external to us. Since most of the year 2000 compliance achieved by us to date has been done through the normal upgrading process, separate costs have not been allocated to the year 2000 issue. Based on our experience to date, we estimate that the remaining costs to respond to the year 2000 issues will not exceed $250,000. All of these costs will be expensed as incurred.

                   INFORMATION ABOUT STATION AND MARKET DATA

     For this prospectus:

     - We obtained the following data from Duncan's Radio Market Guide (1999 ed.):

        - 1998 market rank by metro population;

        - 1998 market rank by radio revenue;

        - 1998 Entercom market revenue share; and

        - 1998 Entercom market revenue rank.

     - Our market revenue rank in the radio broadcasting industry is derived from Duncan's, as adjusted to reflect our completed transactions and our expected consummation of the Sinclair acquisition in the fourth quarter of 1999.

     - We derived audience share and audience rank in target demographic data from surveys of persons, listening Monday through Sunday, 6 a.m. to 12 midnight, in the indicated demographic, as set forth in the Spring 1999 Radio Market Report published by The Arbitron Ratings Company.

     - We present radio station data assuming the completion of the Sinclair acquisition.

                                    BUSINESS

OVERVIEW

     We are the fifth largest radio broadcasting company in the United States based on pro forma 1998 gross revenues. We have assembled, after giving effect to our pending acquisition of 46 stations from various subsidiaries of Sinclair Broadcast Group, Inc., a nationwide portfolio of 88 owned or operated stations. This portfolio consists of 56 FM and 32 AM stations in 16 markets, including 12 of the country's top 50 markets. Our station groups rank among the three largest clusters in 15 of our 16 markets. On a pro forma basis, we would have had net revenues of $301.9 million, operating income of $51.2 million and a pro forma income before extraordinary item of $1.2 million for the twelve months ended June 30, 1999. In addition, pro forma broadcast cash flow during the same period would have been $107.7 million.

     Our net revenues and broadcast cash flow have grown significantly on both a total and same station basis. Net revenues grew at a compound annual rate of 96.8% from an actual $35.9 million in fiscal 1995 to a pro forma $273.8 million in fiscal 1998. Broadcast cash flow grew at a compound annual rate of 98.0% from an actual $11.8 million in fiscal 1995 to a pro forma $91.6 million in fiscal 1998. During this same period, our same station net revenues and broadcast cash flow grew at average annual rates of 15.0% and 36.4%, respectively. In addition, our pro forma after-tax cash flow grew at a compound annual rate of 127.2% from an actual $4.5 million in fiscal 1995 to a pro forma $52.8 million in fiscal 1998.

OUR CORPORATE HISTORY

     Throughout our more than 30 year history of operations, we have experienced sustained growth by adapting our acquisition and operating strategies to capitalize on changes occurring in the radio broadcasting industry. Our Chairman of the Board and Chief Executive Officer, Joseph M. Field, founded Entercom in 1968 on the conviction that FM broadcasting, then in its infancy, would surpass AM broadcasting as the leading aural medium. Our strategy from inception through the 1970s was to acquire FM stations in the top 20 markets at a fraction of prevailing prices for AM stations and to operate those stations economically and profitably by utilizing niche formats not being offered by major AM stations. We continued this strategy until FM's technical superiority and the availability of inexpensive AM/FM receivers drove FM's penetration of the radio market to critical mass and FM stations began to compete successfully with the dominant AM stations of the time for control of mass market audiences. As part of our strategy, we also purchased technically underdeveloped FM stations and upgraded them so that they could become competitive stations in their markets.


     In the mid-1980's, with FM at critical mass, we adjusted our strategic plan and began a deliberate multi-year effort to enhance our operations at both the corporate and station levels by changing or adjusting program formats to appeal to mainstream audiences in order to compete for greater shares of audience and advertising dollars in our markets. With the advent of the duopoly rules in 1992, which permitted expansion of ownership in a market from one to two stations in each radio medium, we began to "double up" in our markets. Since the passage of the Telecommunications Act of 1996, which permitted ownership of up to eight radio stations in most major markets, we have pursued a creative acquisition and development strategy by which we have swapped developed stand-alone

FM stations in various markets in exchange for clusters of underdeveloped stations in other large growth markets where there was greater opportunity to develop market leading clusters.

OUR ACQUISITION STRATEGY

     Since October 1, 1996, in over 20 transactions including the Sinclair acquisition, which we expect to consummate in the last quarter of 1999, we have acquired or agreed to acquire 83 radio stations and have divested or will divest, for strategic or regulatory reasons, 14 radio stations. Through our disciplined acquisition strategy, we seek to (1) build top-three station clusters principally in large growth markets and (2) acquire underdeveloped properties that offer the potential for significant improvements in revenues and broadcast cash flow through the application of our operational, administrative and engineering expertise. Although our focus has been on radio stations in top 50 markets, we also consider acquiring stations in top 75 markets to the extent we believe we can apply our acquisition strategy in those markets.

OUR OPERATING STRATEGY

     The principal components of our operating strategy are to:


     - DEVELOP MARKET LEADING STATION CLUSTERS. We are among the three largest clusters, based on gross revenues, in 15 of our 16 markets, after giving effect to the Sinclair acquisition. To enhance our competitive position, we strategically align our stations' formats and sales efforts within each market to optimize their performance, both individually and collectively. We seek to maximize the ratings, revenue and broadcast cash flow of our radio stations by tailoring their programming to optimize aggregate audience delivery.


     - ACQUIRE AND DEVELOP, UNDERPERFORMING STATIONS. We seek to acquire and develop underperforming stations, which has enabled us to build a long-term track record of achieving superior same station revenue and broadcast cash flow growth. We utilize a variety of techniques to develop underachieving properties. These techniques include: strategic market research and analysis; management enhancements; expenditure reductions; improved sales training and techniques; technical upgrades; programming and marketing enhancements; and facility consolidations.

     - BUILD STRONGLY-BRANDED FRANCHISES. We analyze market research and competitive factors to identify the format opportunity, music selection and rotation, presentation and other key programming attributes that we believe will best position each station to develop a distinctive identity and to strengthen the stations' local "brand" or "franchise" value. We believe that this will enable us to maximize our audience share and consequently, our revenues and broadcast cash flow.

     - LEVERAGE STATION CLUSTERS TO CAPTURE GREATER SHARE OF ADVERTISING REVENUE. We believe radio will continue to gain revenue share from other media as a result of deregulation in the broadcasting industry, which allows broadcasters to create larger clusters in their markets and offers advertisers a means to cost-effectively reach larger audiences. As a result of deregulation in the radio broadcasting industry, operators can now create radio station clusters that have the critical mass of audience reach and marketing resources necessary to pursue incremental advertising and promotional revenues more aggressively. We have begun to capitalize on this opportunity by developing specialized teams in many of our markets to work with non-traditional radio advertisers to create and develop marketing programs and solutions.


     - MAXIMIZE TECHNICAL CAPABILITIES. We seek to operate stations with the strongest signals in their respective markets. In addition, on various occasions we have identified opportunities to acquire and upgrade low-powered or out-of-market stations and transform them into competitive signals, thus increasing their value significantly. For example, in 1998 we sold our two Tampa FM stations, which we had purchased for an aggregate of $4.9 million, for $75.0 million after upgrading their license classes.


     - RECRUIT, DEVELOP, MOTIVATE AND RETAIN SUPERIOR EMPLOYEES. We believe that station operators differentiate themselves from their peers primarily through their ability to recruit, develop, motivate and retain superior management, programming and sales talent. Accordingly, we strive to establish a compelling corporate culture that is attractive to superior performers. We encourage our stations to build strong community bonds through local and company-wide community service programs, which facilitate strong local business relationships and provide employees with opportunities for enhanced job fulfillment. We offer competitive pay packages with performance-based incentives for our key employees. In addition, we provide employees with opportunities for personal growth and advancement through extensive training, seminars and other educational programs.

OUR STATION PORTFOLIO


     We have built a highly consolidated portfolio of radio stations concentrated primarily in top 50 markets with above average growth characteristics. Upon consummation of the Sinclair acquisition, and prior to our required divestiture of three stations in Kansas City, 66 of our 88 radio stations will be in 12 of the top 50 markets. We generated 92.9% of our pro forma 1998 net revenues from the 12 top 50 markets in which we operate. Radio advertising revenues in these 12 markets have grown at a revenue weighted compound annual growth rate of 11.2% from 1993 to 1998, which exceeded both the revenue weighted compound annual growth rate of the top 50 markets and the average annual growth rate of the aggregate radio industry.


     Our current portfolio of stations includes a significant number of recently acquired stations that we believe are underdeveloped. We believe that the underdeveloped stations offer the opportunity for substantial broadcast cash flow growth. In the aggregate, the 33 stations which we commenced operating on or after January 1, 1997 operated at a broadcast cash flow margin of 27.4% during the twelve months ended June 30, 1999. By comparison, in the aggregate, the nine stations which we commenced operating prior to 1997 operated at a broadcast cash flow margin of 48.2% during the twelve months ended June 30, 1999.


     Our portfolio of radio stations is geographically diverse and offers a wide variety of programming formats. We believe that geographic diversity will reduce the effect of economic downturn in specific markets, while our wide range of programming formats lessens the impact of changes in listening preferences. Furthermore, because of the size of our station portfolio, we are not overly dependent on the performance of any one station. The following table sets forth selected information about our portfolio of radio stations and gives effect to the consummation of the Sinclair acquisition. It does not give effect to the required disposition of three stations in Kansas City, which we are seeking to swap for stations in other markets. If we cannot arrange suitable swaps, we will sell these stations for cash.

                            1998 MARKET RANK                                                    AUDIENCE   AUDIENCE
                          --------------------                                                  SHARE IN   RANK IN
                                                                                    TARGET       TARGET     TARGET
                            METRO       RADIO      YEAR                              DEMO-       DEMO-      DEMO-
MARKET(1)/STATION         POPULATION   REVENUE   ACQUIRED          FORMAT           GRAPHIC     GRAPHIC    GRAPHIC
- -----------------         ----------   -------   ---------   ------------------   -----------   --------   --------
BOSTON, MA..............       8       10
  WEEI-AM                                          1998      Sports Talk          Men 25-54        7.2         2(tie)
  WRKO-AM                                          1998      Talk                 Adults           2.6        16
                                                                                  25-54
  WAAF-FM                                          1999      Active Rock          Men 18-34       11.2         2
  WQSX-FM                                          1999      Rhythmic AC          Women 25-54      4.5         5
  WWTM-AM(4)                                       1999      Sports Talk          Men 25-54        n/a       n/a
SEATTLE, WA.............      14       13
  KBSG-AM/FM                                       1996      Oldies               Adults           4.1         9
                                                                                  25-54
  KIRO-AM                                          1997      News/Talk/Sports     Men 25-54        6.4         1(tie)
  KQBZ-FM                                          1997      Talk                 Adults           2.4        19
                                                                                  25-54
  KISW-FM                                          1997      Active Rock          Men 18-34       10.0         1
  KMTT-FM                                          1973      Adult Rock           Adults           4.2         8
                                                                                  25-54
  KNWX-AM                                          1997      Business             Adults           1.9        21
                                                                                  35-64
  KNDD-FM                                          1996      Modern Rock          Men 18-34       12.3         1
PORTLAND, OR............      25       20
  KFXX-AM                                          1998      Sports Talk          Men 25-54        2.4        16
  KGON-FM                                          1995      Classic Rock         Men 25-54        9.7         1
  KKSN-AM                                          1995      Nostalgia            Adults           1.1        19
                                                                                  35-64
  KKSN-FM                                          1998      Oldies               Adults           5.6         6
                                                                                  25-54
  KNRK-FM                                          1995      Modern Rock          Men 18-34        6.0         5
  KRSK-FM                                          1998      Hot Adult            Women 18-34      5.6         6(tie)
                                                             Contemporary
  KSLM-AM                                          1998      Sports Talk          Men 25-54        n/a(6)    n/a(6)
SACRAMENTO, CA..........      28       28
  KCTC-AM                                          1998      Nostalgia            Adults           3.2         9
                                                                                  35-64
  KRXQ-FM                                          1997      Active Rock          Men 18-34       14.8         1
  KSEG-FM                                          1997      Classic Rock         Men 24-54        9.0         1
  KSSJ-FM                                          1997      Smooth Jazz          Adults           6.0         2
                                                                                  25-54
  KDND-FM                                          1997      Contemporary Hit     Women 18-34      7.6         4
                                                             Radio
KANSAS CITY, MO.........      30       29
  KCMO-AM                                          1997      Talk                 Adults           2.2        16
                                                                                  25-54
  KCMO-FM                                          1997      Oldies               Adults           5.7         6
                                                                                  25-54
  KMBZ-AM                                          1997      News/Talk/Sports     Men 25-54        7.2         4
  KUDL-FM                                          1998      Adult Contemporary   Women 25-54      8.8         2
  KYYS-FM                                          1997      Album Oriented       Men 25-54        8.1         2
                                                             Rock
  WDAF-AM                                          1998      Country              Adults           5.5         5
                                                                                  35-64
  KKGM-AM                                          1999      Sports Talk          Men 25-54        n/a       n/a
  KCFX-FM(8)                                     (pending)   Classic Hits         Adults           6.5         3
                                                                                  25-54
  KQRC-FM(8)                                     (pending)   Active Rock          Men 18-34       24.5         1
  KCIY-FM(8)                                     (pending)   Smooth Jazz          Adults           3.8        12
                                                                                  25-54
  KXTR-FM(8)                                     (pending)   Classical            Adults           2.7        15
                                                                                  25-54
MILWAUKEE, WI(9)........      31       33
  WEMP-AM                                        (pending)   Religious            Adults           n/a       n/a
                                                                                  35-64
  WMYX-FM                                        (pending)   Adult Contemporary   Women 25-54      8.8         1
  WXSS-FM                                        (pending)   Contemporary Hit     Women 18-34     12.1         2
                                                             Radio


                             1998 ENTERCOM
                            MARKET REVENUE
                          -------------------
MARKET(1)/STATION         SHARE(2)   RANK(3)
- -----------------         --------   --------
BOSTON, MA..............    17.3%        3
  WEEI-AM
  WRKO-AM
  WAAF-FM
  WQSX-FM
  WWTM-AM(4)
SEATTLE, WA.............    37.8%(5)        1
  KBSG-AM/FM
  KIRO-AM
  KQBZ-FM
  KISW-FM
  KMTT-FM
  KNWX-AM
  KNDD-FM
PORTLAND, OR............    26.5%        3
  KFXX-AM
  KGON-FM
  KKSN-AM
  KKSN-FM
  KNRK-FM
  KRSK-FM
  KSLM-AM
SACRAMENTO, CA..........    18.1%        3
  KCTC-AM
  KRXQ-FM
  KSEG-FM
  KSSJ-FM
  KDND-FM
KANSAS CITY, MO.........                    1(7)
  KCMO-AM
  KCMO-FM
  KMBZ-AM
  KUDL-FM
  KYYS-FM
  WDAF-AM
  KKGM-AM
  KCFX-FM(8)
  KQRC-FM(8)
  KCIY-FM(8)
  KXTR-FM(8)
MILWAUKEE, WI(9)........     8.7%        5
  WEMP-AM
  WMYX-FM
  WXSS-FM

                            1998 MARKET RANK                                                    AUDIENCE   AUDIENCE
                          --------------------                                                  SHARE IN   RANK IN
                                                                                    TARGET       TARGET     TARGET
                            METRO       RADIO      YEAR                              DEMO-       DEMO-      DEMO-
MARKET(1)/STATION         POPULATION   REVENUE   ACQUIRED          FORMAT           GRAPHIC     GRAPHIC    GRAPHIC
- -----------------         ----------   -------   ---------   ------------------   -----------   --------   --------
NORFOLK, VA(9)..........      36       44
  WPTE-FM                                        (pending)   Modern Adult         Adults           7.8         4
                                                             Contemporary         18-34
  WWDE-FM                                        (pending)   Adult Contemporary   Women 25-54      8.3         2
  WVKL-FM                                        (pending)   Oldies               Adults           5.3         7
                                                                                  25-54
  WNVZ-FM                                        (pending)   Contemporary Hit     Women 18-34      9.1         2
                                                             Radio
NEW ORLEANS, LA(9)......      41       39
  WSMB-AM                                        (pending)   Talk/Sports          Men 25-54         .9        16(tie)
  WWL-AM                                         (pending)   News/Talk/Sports     Men 25-54        6.7         6(tie)
  WEZB-FM                                        (pending)   Contemporary Hit     Women 18-34      6.2         6
                                                             Radio
  WLMG-FM                                        (pending)   Adult Contemporary   Women 25-54      6.1         7
  WLTS-FM(10)                                    (pending)   Adult Contemporary   Women 25-54      7.9         3
  WTKL-FM(10)                                    (pending)   Oldies               Adults           5.9         6
                                                                                  25-54
GREENSBORO, NC(9).......      42       50
  WMQX-FM                                        (pending)   Oldies               Adults           6.9         5
                                                                                  25-54
  WJMH-FM                                        (pending)   Urban                Adults          14.0         1
                                                                                  18-34
  WEAL-AM                                        (pending)   Gospel               Adults           2.5        11
                                                                                  35-64
  WQMG-FM                                        (pending)   Urban Adult          Adults           7.1         4
                                                             Contemporary         25-54
BUFFALO, NY(9)..........      43       41
  WBEN-AM                                        (pending)   News/Talk/Sports     Men 25-54        5.3         6
  WMJQ-FM                                        (pending)   Adult Contemporary   Women 25-54      7.8         6
  WWKB-AM                                        (pending)   Sports               Adults            .8        17(tie)
                                                                                  35-64
  WKSE-FM                                        (pending)   Contemporary Hit     Women 18-34     18.9         1
                                                             Radio
  WGR-AM                                         (pending)   News/Talk            Adults           3.8        10
                                                                                  25-54
  WWWS-AM                                        (pending)   Urban Oldies         Adults           2.4        12
                                                                                  25-54
MEMPHIS, TN(9)..........      46       40
  WOGY-FM                                        (pending)   Country              Adults           3.8         9(tie)
                                                                                  25-54
  WJCE-AM                                        (pending)   Urban Oldies         Women 25-54       .6        19(tie)
  WRVR-FM                                        (pending)   Soft Adult           Women 25-54      8.0         4
                                                             Contemporary
ROCHESTER, NY...........      50       55
  WBBF-FM                                          1998      Oldies               Adults           6.9         5
                                                                                  25-54
  WBEE-FM                                          1998      Country              Adults           8.6         2
                                                                                  25-54
  WEZO-AM                                          1998      Nostalgia            Adults           2.4        10
                                                                                  35-64
  WQRV-FM                                          1998      Classic Hits         Adults           3.1        11
                                                                                  25-54
GREENVILLE/SPARTANBURG,
  SC(9).................      58       61
  WFBC-FM                                        (pending)   Contemporary Hit     Women 18-49     14.2         1
                                                             Radio
  WSPA-FM                                        (pending)   Soft Adult           Women 25-54      8.1         5(tie)
                                                             Contemporary
  WYRD-AM(11)                                    (pending)   News/Talk            Adults           1.1        14
                                                                                  25-54
  WORD-AM(11)                                    (pending)   News/Talk            Adults            .8        15
                                                                                  25-54
  WSPA-AM                                        (pending)   Full Service/Talk    Adults           6.4         7
                                                                                  25-54
  WOLI-FM(12)                                    (pending)   Oldies               Adults           2.4         9
                                                                                  25-54
  WOLT-FM(12)                                    (pending)   Oldies               Adults           2.2        11
                                                                                  25-54


                             1998 ENTERCOM
                            MARKET REVENUE
                          -------------------
MARKET(1)/STATION         SHARE(2)   RANK(3)
- -----------------         --------   --------
NORFOLK, VA(9)..........    26.8%        1
  WPTE-FM
  WWDE-FM
  WVKL-FM
  WNVZ-FM
NEW ORLEANS, LA(9)......    41.9%        1
  WSMB-AM
  WWL-AM
  WEZB-FM
  WLMG-FM
  WLTS-FM(10)
  WTKL-FM(10)
GREENSBORO, NC(9).......    24.2%        2
  WMQX-FM
  WJMH-FM
  WEAL-AM
  WQMG-FM
BUFFALO, NY(9)..........    38.8%        1
  WBEN-AM
  WMJQ-FM
  WWKB-AM
  WKSE-FM
  WGR-AM
  WWWS-AM
MEMPHIS, TN(9)..........    20.1%        2
  WOGY-FM
  WJCE-AM
  WRVR-FM
ROCHESTER, NY...........    21.4%        3
  WBBF-FM
  WBEE-FM
  WEZO-AM
  WQRV-FM
GREENVILLE/SPARTANBURG,
  SC(9).................    23.8%        3
  WFBC-FM
  WSPA-FM
  WYRD-AM(11)
  WORD-AM(11)
  WSPA-AM
  WOLI-FM(12)
  WOLT-FM(12)

                            1998 MARKET RANK                                                    AUDIENCE   AUDIENCE
                          --------------------                                                  SHARE IN   RANK IN
                                                                                    TARGET       TARGET     TARGET
                            METRO       RADIO      YEAR                              DEMO-       DEMO-      DEMO-
MARKET(1)/STATION         POPULATION   REVENUE   ACQUIRED          FORMAT           GRAPHIC     GRAPHIC    GRAPHIC
- -----------------         ----------   -------   ---------   ------------------   -----------   --------   --------
WILKES-BARRE/ SCRANTON,
  PA(9).................      64       69
  WGBI-AM                                        (pending)   News/Talk/Sports     Adults            .2        25
                                                                                  35-64
  WGGI-FM                                        (pending)   Country              Adults            .2        24(tie)
                                                                                  25-54
  WKRZ-FM                                        (pending)   Contemporary Hit     Adults          14.1         1
                                                             Radio                18-49
  WWFH-FM                                        (pending)   Soft Hits            Women 25-54       .8        16(tie)
  WILP-AM                                        (pending)   News/Talk/Sports     Adults           n/a       n/a
                                                                                  35-64
  WKRF-FM                                        (pending)   Contemporary Hit     Adults            .5        18(tie)
                                                             Radio                18-49
  WSHG-FM                                        (pending)   Soft Hits            Women 25-54      1.6        11(tie)
  WILK-AM                                        (pending)   News/Talk/Sports     Adults           2.5         8(tie)
                                                                                  35-64
  WGGY-FM                                        (pending)   Country              Adults          10.2         3
                                                                                  25-54
GAINESVILLE/OCALA, FL...      98       124
  WKTK-FM                                          1986      Adult Contemporary   Women 25-54     11.8         1
  WSKY-FM                                          1998      News Talk            Adults           2.9         9
                                                                                  25-54
LONGVIEW/KELSO, WA......     N/A       N/A
  KBAM-AM                                          1998      Country              Adults           n/a       n/a
                                                                                  25-54
  KEDO-AM                                          1997      Oldies               Adults           n/a       n/a
                                                                                  25-54
  KLYK-FM                                          1997      Adult Contemporary   Women 25-54      n/a       n/a
  KRQT-FM                                          1998      Classic Rock         Men 25-54        n/a       n/a


                             1998 ENTERCOM
                            MARKET REVENUE
                          -------------------
MARKET(1)/STATION         SHARE(2)   RANK(3)
- -----------------         --------   --------
WILKES-BARRE/ SCRANTON,
  PA(9).................    38.6%        1
  WGBI-AM
  WGGI-FM
  WKRZ-FM
  WWFH-FM
  WILP-AM
  WKRF-FM
  WSHG-FM
  WILK-AM
  WGGY-FM
GAINESVILLE/OCALA, FL...    20.8%        2
  WKTK-FM
  WSKY-FM
LONGVIEW/KELSO, WA......     N/A       N/A
  KBAM-AM
  KEDO-AM
  KLYK-FM
  KRQT-FM

- ------------------
 (1) Our stations are in some instances licensed to communities other than the named principal community for the market.

 (2) We derived the 1998 Entercom Market Revenue Share for each market by adding the 1998 market revenue share of each of our stations in that market.

 (3) 1998 Entercom Market Revenue Rank for each market is the ranking, by 1998 market revenue, of our group of radio stations in that market among all other groups of radio stations in that market.

 (4) Station competes in the adjacent community of Worcester, Massachusetts and simulcasts virtually all of the programming of WEEI-AM.

 (5) We also sell substantially all of the advertising time of a sixth FM station in the Seattle market under a joint sales agreement. The revenues from these sales are included in 1998 Entercom Market Revenue Share.

 (6) KLSM-AM is licensed to Salem, Oregon, within the Portland market and simulcasts KFXX-AM programming.


 (7) 1998 Entercom Market Revenue Share for the Kansas City market is a combination of Entercom's existing cluster and the Sinclair cluster that we expect to acquire. Because we must divest three stations in the Kansas City market, 1998 Market Revenue Share in Kansas City will decline, although we believe that 1998 Entercom Market Revenue Rank will remain unchanged.


 (8) Station to be acquired upon consummation of Sinclair acquisition.

 (9) All stations in this market to be acquired upon consummation of the Sinclair acquisition.

(10) Time brokerage agreement commenced in 1997. Sinclair has exercised an option to acquire this station. We expect to either acquire this station directly in the Sinclair acquisition or assume Sinclair's option to acquire it.

(11) WYRD-AM and WORD-AM simulcast their programming.

(12) Operated under joint sales agreement. In April 1996, Sinclair exercised an option to acquire this station. We expect to either acquire this station directly in the Sinclair acquisition or assume Sinclair's option to acquire it.

COMPETITION; CHANGES IN BROADCASTING INDUSTRY

     The radio broadcasting industry is highly competitive. The success of each of our stations depends largely upon its audience ratings and its share of the overall advertising revenue within its market. Our stations compete for listeners and advertising revenue directly with other radio stations within their respective markets. Radio stations compete for listeners primarily on the basis of program content that appeals to a particular demographic group. By building a strong listener base consisting of a specific demographic group in each of our markets, we are able to attract advertisers seeking to reach those listeners.

     The following are some of the factors that are important to a radio station's competitive position:

     - management experience;

     - the station's local audience rank in its market;

     - transmitter power;

     - assigned frequency;

     - audience characteristics;

     - local program acceptance; and

     - the number and characteristics of other radio stations and other advertising media in the market area.

     In addition, we attempt to improve our competitive position with promotional campaigns aimed at the demographic groups targeted by our stations and by sales efforts designed to attract advertisers. Recent changes in the Communications Act and the FCC's policies and rules permit increased ownership and operation of multiple local radio stations.

     Despite the competitiveness within the radio broadcasting industry, some barriers to entry exist. The operation of a radio broadcast station requires a license from the FCC. The number of radio stations that can operate in a given market is limited by strict AM interference criteria and the availability of FM radio frequencies allotted by the FCC to communities in that market. The number of stations that a single entity may operate in a market is further limited by the FCC's multiple ownership rules that regulate the number of stations serving the same area that may be owned and controlled by a single entity.

     Our stations also compete for audiences and advertising revenues within their respective markets directly with other radio stations, as well as with other media such as newspapers, magazines, network and cable television, outdoor advertising and direct mail. In addition, the radio broadcasting industry is subject to competition from new media technologies that are being developed or introduced such as (1) satellite delivered audio radio service, which could result in the introduction of new satellite radio services with sound quality equivalent to that of compact discs; (2) audio programming by cable systems, direct broadcast satellite systems, Internet content providers, personal communications services and other digital audio broadcast formats; and (3) in-band on-channel digital radio, which could provide multi-channel, multi-format digital radio services in the same bandwidth currently occupied by traditional AM and FM radio services. The FCC is also considering proposals for the establishment of "microbroadcasting" stations, low-powered FM stations that would be designed to serve small localized areas. The radio broadcasting industry historically has grown despite the introduction of new technologies for the delivery of entertainment and information, such as television broadcasting, cable television, audio tapes and compact discs. A growing population and greater availability of radios, particularly car and portable radios, have contributed to this growth. We cannot assure you, however, that this historical growth will continue or that the development or introduction in the future of any new media technology will not have an adverse effect on the radio broadcasting industry.

     The FCC has adopted licensing and operating rules for satellite delivered audio and in April 1997 awarded two licenses for this service. Satellite delivered audio may provide a medium for the delivery by satellite or terrestrial means of multiple new audio programming formats to local and/or national audiences. Digital technology also may be used in the future by terrestrial radio broadcast stations either on existing or alternate broadcasting frequencies, and the FCC has stated that it will consider making changes to its rules to permit AM and FM radio stations to offer digital sound following industry analysis of technical standards. In addition, the FCC has authorized an additional 100 kHz of bandwidth for the AM band and has allotted frequencies in this new band to certain existing AM station licensees that applied for migration to the expanded AM band, subject to the requirement that at the end of a transition period, those licensees return to the FCC either the license for their existing AM band station or the license for the expanded AM band station.

     We cannot predict what other matters might be considered in the future by the FCC, nor can we assess in advance what impact, if any, the implementation of any of these proposals or changes might have on our business.

     We employ a number of on-air personalities and generally enter into employment agreements with these personalities to protect our interests in those relationships that we believe to be valuable. The loss of some of these personalities could result in a short-term loss of audience share, but we do not believe that the loss would have a material adverse effect on our business.

FEDERAL REGULATION OF RADIO BROADCASTING

     The radio broadcasting industry is subject to extensive and changing regulation of, among other things, program content, advertising content, technical operations and business and employment practices. The ownership, operation and sale of radio stations are subject to the jurisdiction of the FCC. Among other things, the FCC:

     - assigns frequency bands for broadcasting;

     - determines the particular frequencies, locations and operating power of stations;

     - issues, renews, revokes and modifies station licenses;

     - determines whether to approve changes in ownership or control of station licenses;

     - regulates equipment used by stations; and

     - adopts and implements regulations and policies that directly affect the ownership, operation and employment practices of stations.

     The FCC has the power to impose penalties for violations of its rules or the Communications Act, including the imposition of monetary forfeitures, the issuance of short-term licenses, the imposition of a condition on the renewal of a license, and the revocation of operating authority.

     The following is a brief summary of certain provisions of the Communications Act and of specific FCC regulations and policies. The summary is not a comprehensive listing of all of the regulations and policies affecting radio stations. Reference should be made to the Communications Act, FCC rules, and the public notices and rulings of the FCC for further information concerning the nature and extent of federal regulation of radio stations.

     FCC LICENSES. Radio stations operate pursuant to renewable broadcasting licenses that are ordinarily granted by the FCC for maximum terms of eight years. The FCC licenses for our stations are held by some of our subsidiaries. During the periods when renewal applications are pending, petitions to deny license renewals can be filed by interested parties, including members of the public. The FCC is required to hold hearings on a station's renewal application if a substantial or material question of fact exists as to whether the station has served the public interest, convenience and necessity. If, as a result of an evidentiary hearing, the FCC determines that the licensee has failed to meet certain requirements and that no mitigating factors justify the imposition of a lesser sanction, then the FCC may deny a license renewal application. Historically, FCC licenses have generally been renewed. We have no reason to believe that our licenses will not be renewed in the ordinary course, although there can be no assurance to that effect. The non-renewal of one or more of our licenses could have a material adverse effect on our business.

     The following table sets forth the market, call letters, FCC license classification, antenna height above average terrain ("HAAT"), power, frequency and FCC license expiration date (a station may continue to operate beyond the expiration date if a timely filed license renewal application is pending) of each of the stations that we will own or operate upon the consummation of the Sinclair acquisition. The table does not give effect to the required divestiture of three Kansas City stations.

                                            FCC         HAAT                         POWER IN      EXPIRATION DATE
MARKET(1)                      STATION     CLASS     (IN METERS)      FREQUENCY    KILOWATTS(2)     OF FCC LICENSE
- ---------                     ----------   -----     -----------      ---------    ------------    ---------------
Boston, MA..................  WEEI-AM       B             *            850   kHz      50          April 1, 2006
                              WRKO-AM       B             *            680   kHz      50          April 1, 2006
                              WAAF-FM       B            239         107.3   MHz      20          April 1, 2006
                              WQSX-FM       B            179          93.7   MHz      34          April 1, 2006
                              WWTM-AM       B             *           1440   kHz       5          April 1, 2006
Seattle, WA.................  KBSG-AM       B             *           1210   kHz    27.5-D        February 1, 2006
                                                                                    10.0-N
                              KBSG-FM       C            729          97.3   MHz      55          February 1, 2006
                              KIRO-AM       A             *            710   kHz      50          February 1, 2006
                              KISW-FM       C            350          99.9   MHz      100         February 1, 2006
                              KMTT-FM       C            714         103.7   MHz      58          February 1, 2006
                              KQBZ-FM       C            714         100.7   MHz      58          February 1, 2006
                              KNWX-AM       B             *            770   kHz     50-D         February 1, 2006
                                                                                      5-N
                              KNDD-FM       C            714         107.7   MHz      58          February 1, 2006
Portland, OR................  KFXX-AM       B             *            910   kHz       5          February 1, 2006
                              KGON-FM       C            386          92.3   MHz      100         February 1, 2006
                              KKSN-AM       B             *           1520   kHz     50-D         February 1, 2006
                                                                                     15-N
                              KKSN- FM      C            386          97.1   MHz      100         February 1, 2006
                              KNRK-FM      C2            259          94.7   MHz      17          February 1, 2006
                              KRSK-FM       C            561         105.1   MHz      100         February 1, 2006
                              KSLM-AM       B             *           1390   kHz      5-D         February 1, 2006
                                                                                    0.69-N

                                            FCC         HAAT                         POWER IN      EXPIRATION DATE
MARKET(1)                      STATION     CLASS     (IN METERS)      FREQUENCY    KILOWATTS(2)     OF FCC LICENSE
- ---------                     ----------   -----     -----------      ---------    ------------    ---------------
Sacramento, CA..............  KCTC-AM       B             *           1320   kHz       5          December 1, 2005
                              KRXQ-FM       B            151          98.5   MHz      50          December 1, 2005
                              KSEG-FM       B            152          96.9   MHz      50          December 1, 2005
                              KSSJ-FM      B1            99           94.7   MHz      25          December 1, 2005
                              KDND-FM       B            123         107.9   MHz      50          December 1, 2005
Kansas City, MO.............  KCMO-AM       B             *            710   kHz     10-D         February 1, 2005
                                                                                      5-N
                              KCMO-FM       C            322          94.9   MHz      100         February 1, 2005
                              KMBZ-AM       B             *            980   kHz       5          February 1, 2005
                              KUDL-FM       C            303          98.1   MHz      100         June 1, 2005
                              KYYS-FM       C            308          99.7   MHz      100         February 1, 2005
                              WDAF-AM       B             *            610   kHz       5          February 1, 2005
                              KKGM-AM(3)    B             *           1250   kHz     25-D         June 1, 2005
                                                                                     3.7-N
                              KCFX-FM(4)   C1            303         101.1   MHz     87.0         February 1, 2005
                              KQRC-FM(4)    C            322          98.9   MHz     100.0        February 1, 2005
                              KCIY-FM(4)   C1            299           101   MHz     100.0        February 1, 2005
                              KXTR-FM(4)    C            300          96.5   MHz     99.0         February 1, 2005
Milwaukee, WI(5)............  WEMP-AM       B             *           1250   kHz      5.0         December 1, 2003
                              WMYX-FM       B            137          99.1   MHz     50.0         December 1, 2003
                              WXSS-FM       B            256         103.7   MHz     19.5         December 1, 2003
Norfolk, VA(5)..............  WPTE-FM       B            152          94.9   MHz     50.0         October 1, 2003
                              WWDE-FM       B            152         101.3   MHz     50.0         October 1, 2003
                              WVKL-FM       B            268          95.7   MHz     40.0         October 1, 2003
                              WNVZ-FM       B            146         104.5   MHz     49.0         December 1, 2003
New Orleans, LA(5)..........  WSMB-AM       B             *           1350   kHz      5.0         June 1, 2004
                              WWL-AM        A             *            870   kHz     50.0         June 1, 2004
                              WEZB-FM       C            300          97.1   MHz     100.0        June 1, 2004
                              WLMG-FM       C            300         101.9   MHz     100.0        June 1, 2004
                              WLTS-FM      C1            275         105.3   MHz     100.0        June 1, 2004
                              WTKL-FM       C            300          95.7   MHz     100.0        June 1, 2004
Greensboro, NC(5)...........  WMQX-FM       C            335          93.1   MHz     99.0         December 1, 2003
                              WJMH-FM       C            483         101.9   MHz     99.0         December 1, 2003
                              WEAL-AM       D             *           1500   kHz      1.0         December 1, 2003
                              WQMG-FM       C            376          97.1   MHz     99.0         December 1, 2003
Buffalo, NY(5)..............  WBEN-AM       B             *            930   kHz      5.0         June 1, 2006
                              WMJQ-FM       B            408         102.5   MHz     110.0        June 1, 2006
                              WWKB-AM       A             *           1520   kHz     50.0         June 1, 2006
                              WKSE-FM       B            128          98.8   MHz     46.0         June 1, 2006
                              WGR-AM        B             *            550   kHz      5.0         June 1, 2006
                              WWWS-AM       C             *           1400   kHz      1.0         June 1, 2006
Memphis, TN(5)..............  WOGY-FM      C2            141          94.1   MHz     50.0         August 1, 2004
                              WJCE-AM       B             *            680   kHz     10.0         August 1, 2004
                              WRVR-FM      C1            229         104.5   MHz     100.0        August 1, 2004
Rochester, NY...............  WBBF-FM       B            172          98.9   MHz      37          June 1, 2006
                              WBEE-FM       B            152          92.5   MHz      50          June 1, 2006
                              WEZO-AM       B             *            950   kHz       1          June 1, 2006
                              WQRV-FM       A            119          93.3   MHz       4          June 1, 2006
Greenville/Spartanburg,
  SC(5).....................  WFBC-FM       C            564          93.7   MHz     100.0        December 1, 2003
                              WSPA-FM       C            580          98.9   MHz     100.0        December 1, 2003
                              WYRD-AM       B            184          1330   kHz      5.0         December 1, 2003
                              WORD-AM       B             *            910   kHz      3.6         December 1, 2003
                              WSPA-AM       B             *            950   kHz      5.0         December 1, 2003
                              WOLI-FM       A            100         103.9   MHz       6          December 1, 2003
                              WOLT-FM       A            151         103.3   MHz      2.7         December 1, 2003

                                            FCC         HAAT                         POWER IN      EXPIRATION DATE
MARKET(1)                      STATION     CLASS     (IN METERS)      FREQUENCY    KILOWATTS(2)     OF FCC LICENSE
- ---------                     ----------   -----     -----------      ---------    ------------    ---------------
Wilkes-Barre/Scranton,
  PA(5).....................  WGBI-AM       B             *            910   kHz   1.0-D .5-N     August 1, 2006
                              WGGI-FM       A            100          95.9   MHz      6.0         August 1, 2006
                              WKRZ-FM       B            357          98.5   MHz      8.7         August 1, 2006
                              WWFH-FM       A            207         103.1   MHz      .73         August 1, 2006
                              WILP-AM       B             *           1300   kHz      5.0         August 1, 2006
                              WKRF-FM       A            267         107.9   MHz      .84         August 1, 2006
                              WSHG-FM       A            22          102.3   MHz      5.8         August 1, 2006
                              WILK-AM       B             *            980   kHz      5.0         August 1, 2006
                              WGGY-FM       B            338         101.3   MHz      7.0         August 1, 2006
Gainesville/Ocala, FL.......  WKTK-FM      C1            299          98.5   MHz      100         February 1, 2004
                              WSKY-FM(6)   C2            289          97.3   MHz     13.5         February 1, 2004
Longview/Kelso, OR..........  KBAM-AM       D             *           1270   kHz      5-D         February 1, 2006
                                                                                    0.083-N
                              KEDO-AM       C             *           1400   kHz       1          February 1, 2006
                              KLYK-FM       A            262         105.5   MHz      0.7         February 1, 2006
                              KRQT-FM      C3            528         107.1   MHz     0.74         February 1, 2006

- ------------------

 *  Not applicable for AM transmission facilities.
(1) Metropolitan market served; city of license may differ.
(2) Pursuant to FCC rules and regulations, many AM radio stations are licensed to operate at a reduced power during the nighttime broadcasting hours, which results in reducing the radio station's coverage during the nighttime hours of operation. Both power ratings are shown, where applicable. For FM stations, the maximum effective radiated power in the main lobe is given.
(3) KKGM-AM also has a construction permit to broadcast with call letters KBJC-AM at 1660 kHz in the expanded AM band with 10 kw-D and 1 kw-N. The FCC rules require that at the end of a five year transition period we must elect to operate on either the 1250 kHz frequency or the 1660 kHz frequency and surrender the other frequency to the FCC.
(4) Station to be acquired upon consummation of the Sinclair acquisition.
(5) All stations in this market to be acquired upon consummation of the Sinclair acquisition.
(6) WSKY-FM has operated since June 1998 with the facilities shown. A license application for these facilities has been filed with the FCC.

     TRANSFERS OR ASSIGNMENT OF LICENSES. The Communications Act prohibits the assignment of broadcast licenses or the transfer of control of broadcast licensee without the prior approval of the FCC. In determining whether to grant such approval, the FCC considers a number of factors pertaining to the licensee (and proposed licensee), including:

     - compliance with the various rules limiting common ownership of media properties in a given market;

     - the "character" of the licensee and those persons holding "attributable" interests in the licensee; and

     - compliance with the Communications Act's limitations on alien ownership as well as compliance with other FCC regulations and policies.

     To obtain FCC consent to assign or transfer control of a broadcast license, appropriate applications must be filed with the FCC. If the application involves a "substantial change" in ownership or control, the application must be placed on public notice for not less than 30 days during which time petitions to deny or other objections against the application may be filed by interested parties, including members of the public. If the application does not involve a "substantial change" in ownership or control, it is a "pro forma" application. The "pro forma" application is nevertheless subject to having informal objections filed against it. When passing on an assignment or transfer application, the FCC is prohibited from considering whether the public interest might be served by an assignment or transfer of the broadcast license to any party other than the assignee or transferee specified in the application.

     MULTIPLE OWNERSHIP RULES. The Communications Act and FCC rules impose specific limits on the number of commercial radio stations an entity can own in a single market. These rules preclude us from acquiring certain stations we might otherwise seek to acquire, including the acquisition of more than one additional radio station in Kansas City, where we already own seven stations. The rules also effectively prevent us from selling stations in a market to a buyer that has reached its ownership limit in the market. The local radio ownership rules are as follows:

     - in markets with 45 or more commercial radio stations, ownership is limited to eight commercial stations, no more than five of which can be either AM or FM;

     - in markets with 30 to 44 commercial radio stations, ownership is limited to seven commercial stations, no more than four of which can be either AM or FM;

     - in markets with 15 to 29 commercial radio stations, ownership is limited to six commercial stations, no more than four of which can be either AM or FM; and

     - in markets with 14 or fewer commercial radio stations, ownership is limited to five commercial stations or no more than 50% of the market's total, whichever is lower, and no more than three of which can be either AM or FM.

     The FCC is also reportedly considering proposing a policy that would give special review to a proposed transaction if it would enable a single owner to attain a high degree of revenue concentration in a market.

     In addition to the limits on the number of radio stations that a single owner may own, the FCC's radio/television cross-ownership rule prohibits, absent a waiver, the same owner from owning a radio broadcast station and a television broadcast station in the same geographic market, and the FCC's broadcast/newspaper cross-ownership rule prohibits the same owner from owning a broadcast station and a daily newspaper in the same geographic market. The FCC recently revised its radio/television cross-ownership rule to allow for greater common ownership of television and radio stations. The revised rule is not yet in effect. When it is effective, the revised radio/television cross-ownership rule will permit a single owner to own up to two television stations, consistent with the FCC's rules on common ownership of television stations, together with one radio station in all markets. In addition, an owner will be permitted to own additional radio stations, not to exceed the local ownership limits for the market, as follows:

     - in markets where 20 media voices will remain, an owner may own an additional 5 radio stations, or, if the owner only has one television station, an additional 6 radio stations; and

     - in markets where 10 media voices will remain, an owner may own an additional 3 radio stations.

A "media voice" includes each independently-owned, full power television and radio station and each daily newspaper, plus one voice for all cable television systems operating in the market.

     The FCC generally applies its ownership limits to "attributable" interests held by an individual, corporation, partnership or other association. In the case of corporations directly or indirectly controlling broadcast licenses, the interests of officers, directors and those who, directly or indirectly, have the right to vote 5% or more of the corporation's voting stock are generally attributable. In addition, certain passive investors are attributable if they hold 10% or more of the corporation's voting stock, although recent FCC rule changes, when they go into effect, will increase the threshold for these passive investors to 20%. If a single individual or entity controls more than 50% of a corporation's voting stock, however, the interests of other shareholders are generally not attributable unless the shareholders are also officers or directors of the corporation. David J. Berkman, one of our directors, is an officer and director of a corporation that owns five radio stations which serve markets in Ohio and West Virginia, and his interest in these radio stations constitutes an attributable interest under the FCC rules.

     The FCC recently adopted a new rule, known as the equity-debt-plus or EDP rule that causes certain creditors or investors to be attributable owners of a station, regardless of whether there is a single majority shareholder. Under this new rule, a major programming supplier or a same-market owner will be an attributable owner of a station if the supplier or owner holds debt or equity, or both, in the station that is greater than 33% of the value of the station's total debt plus equity. A major programming supplier includes any programming supplier that provides more than 15% of the station's weekly programming hours. A same-market owner includes any attributable owner of a media company, including broadcast stations, cable television and newspapers, located in the same market as the station, but only if the owner is attributable under an FCC attribution rule other than the EDP rule. Both the current and the revised attribution rules limit the number of radio stations we may acquire or own in any market.

     The Communications Act prohibits the issuance or holding of broadcast licenses by aliens, including any corporation if more than 20% of its capital stock is owned or voted by aliens. In addition, the FCC may prohibit any corporation from holding a broadcast license if the corporation is directly or indirectly controlled by any other corporation of which more than 25% of the capital stock is owned of record or voted by aliens, if the FCC finds that the prohibition is in the public interest. Our articles of incorporation prohibit the ownership, voting and transfer of our capital stock in violation of the FCC restrictions, and prohibit the issuance of capital stock or the voting rights such capital stock represents to or for the account of aliens or corporations otherwise subject to domination or control by aliens in excess of the FCC limits. The articles of incorporation authorize our board of directors to enforce these prohibitions. In addition, the articles of incorporation provide that shares of our capital stock determined by our board of directors to be owned beneficially by an alien or an entity directly or indirectly owned by aliens in whole or in part shall be subject to redemption by us by action of the board of directors to the extent necessary, in the judgment of the board of directors, to comply with these alien ownership restrictions.

     TIME BROKERAGE AGREEMENTS. Over the past few years, a number of radio stations have entered into what have commonly been referred to as time brokerage agreements. While these agreements may take varying forms, under a typical time brokerage agreement, separately owned and licensed radio stations agree to enter into cooperative arrangements of varying sorts, subject to compliance with the requirements of antitrust laws and with FCC's rules and policies. Under these arrangements, separately-owned stations could agree to function cooperatively in programming, advertising sales and similar matters, subject to the requirement that the licensee of each station maintain independent control over the programming and operations of its own station. One typical type of time brokerage agreement is a programming agreement between two separately-owned radio stations serving a common service area, whereby the licensee of one station provides substantial portions of the broadcast programming for airing on the other licensee's station, subject to ultimate editorial and other controls being exercised by the latter licensee, and sells advertising time during those program segments.

     The FCC's rules provide that a radio station that brokers more than 15% of the weekly broadcast time on another station serving the same market will be considered to have an attributable ownership interest in the brokered station for purposes of FCC's local radio ownership limits. As a result, in a market where we own a radio station, we would not be permitted to enter into a time brokerage agreement with another radio station in the same market if we could not own the brokered station under the local ownership rules, unless our programming on the brokered station constituted 15% or less of the brokered station's programming time on a weekly basis. The FCC has recently revised this rule so that, when the revised rule takes effect, the attribution for radio time brokerage agreements will apply for all of the FCC's multiple ownership rules, as well as its local radio ownership rules. FCC rules also prohibit a broadcast station from duplicating more than 25% of its programming on another station in the same broadcast service (i.e., AM-AM or FM-FM) through a time brokerage agreement where the brokered and brokering stations which it owns or programs serve substantially the same area.

     PROGRAMMING AND OPERATION. The Communications Act requires broadcasters to serve the "public interest." The FCC gradually has relaxed or eliminated many of the more formalized procedures it had developed in the past to promote the broadcast of certain types of programming responsive to the needs of a station's community of license. A licensee continues to be required, however, to present programming that is responsive to issues of the station's community of license and to maintain records demonstrating this responsiveness. Complaints from listeners concerning a station's programming often will be considered by the FCC when it evaluates renewal applications of a licensee, although listener complaints may be filed at any time, are required to be maintained in the station's public file and generally may be considered by the FCC at any time. Stations also must pay regulatory and application fees and follow various rules promulgated under the Communications Act that regulate, among other things, political advertising, sponsorship identifications, the advertisement of contests and lotteries, obscene and indecent broadcasts, and technical operations, including limits on human exposure to radio frequency radiation. In addition, the FCC rules formerly required that licensees develop and implement programs designed to promote equal employment opportunities and submit reports to the FCC with respect to these matters on an annual basis and in connection with a renewal application. The U.S. Court of Appeals for the District of Columbia has declared some of these employment rules unconstitutional. The FCC recently initiated a rulemaking proceeding to reestablish its employment regulations.

     PROPOSED AND RECENT CHANGES. Congress and the FCC may in the future consider and adopt new laws, regulations and policies regarding a wide variety of matters that could (1) affect, directly or indirectly, the operation, ownership and profitability of our radio stations, (2) result in the loss of audience share and advertising revenues for our radio stations, and (3) affect our ability to acquire additional radio stations or to finance those acquisitions. Such matters may include:

     - regulatory fees, spectrum use fees, or other fees on FCC licenses;

     - foreign ownership of broadcast licenses;

     - restatement in revised form of FCC's equal employment opportunity rules and revisions to the FCC's rules relating to political broadcasting;

     - technical and frequency allocation matters;

     - proposals to restrict or prohibit the advertising of beer, wine and other alcoholic beverages on radio; and

     - changes in the FCC's cross-interest, multiple ownership and attribution policies.

     The FCC currently is considering authorizing the use of In-Band On-Channel(TM) technology for FM radio stations. In-Band On-Channel technology would permit an FM station to transmit radio programming in both analog and digital formats, or in digital only formats, using the bandwidth that the radio station is currently licensed to use. It is unclear what regulations the FCC will adopt regarding In-Band On-Channel technology and what effect such regulations would have on our business or the operations of its radio stations.

     The FCC is considering a proposal to authorize the operation of low power radio and "microradio" within the existing FM band. Low power radio and microradio would operate at power levels below that of full power FM radio stations, such as those we own. The FCC has proposed that low power radio and microradio stations not be subject to the same level of regulation to which full power radio stations are subject. We cannot predict the outcome of this FCC proceeding or what effect, including interference effect, that low power radio and microradio would have on the operations of our radio stations or on our ability to engage in digital transmission of our radio programming.

     Finally, the FCC has adopted procedures for the auction of broadcast spectrum in circumstances where two or more parties have filed for new or major change applications which are mutually exclusive. Such procedures may limit our efforts to modify or expand the broadcast signals of our stations.

     We cannot predict what other matters might be considered in the future by the FCC or Congress, nor can we judge in advance what impact, if any, the implementation of any of these proposals or changes might have on our business.

     FEDERAL ANTITRUST LAWS. The agencies responsible for enforcing the federal antitrust laws, the Federal Trade Commission or the Department of Justice, may investigate certain acquisitions. We cannot predict the outcome of any specific Department of Justice or Federal Trade Commission investigation. Any decision by the Federal Trade Commission or the Department of Justice to challenge a proposed acquisition could affect our ability to consummate the acquisition or to consummate it on the proposed terms.

     For an acquisition meeting certain size thresholds, the Hart-Scott-Rodino Act requires the parties to file Notification and Report Forms with the Federal Trade Commission and the Department of Justice and to observe specified waiting period requirements before consummating the acquisition. If the investigating agency raises substantive issues in connection with a proposed transaction, then the parties frequently engage in lengthy discussions or negotiations with the investigating agency concerning possible means of addressing those issues, including restructuring the proposed acquisition or divesting assets. In addition, the investigating agency could file suit in federal court to enjoin the acquisition or to require the divestiture of assets, among other remedies. Acquisitions that are not required to be reported under the Hart-Scott-Rodino Act may be investigated by the Federal Trade Commission or the Department of Justice under the antitrust laws before or after consummation. In addition, private parties may under certain circumstances bring legal action to challenge an acquisition under the antitrust laws.


     The consummation of the Sinclair acquisition is subject to the notification filing requirements and applicable waiting periods of the Department of Justice and the Federal Trade Commission, and we have filed the applicable Hart-Scott-Rodino notices. On September 27, 1999, the applicable waiting period for the multi-market agreement expired. However, on September 24, 1999, we received a "second request" from the Department of Justice with respect to the Sinclair Kansas City agreement and therefore the Department of Justice is currently conducting a more detailed investigation of our acquisition of the four stations from Sinclair in the Kansas City market. Although we believe that the concerns of the Department of Justice will be resolved by our disposition of three stations in the Kansas City market that we are required to make in order to comply with FCC rules, we cannot assure you that this will be the case.



     As part of its increased scrutiny of radio station acquisitions, the Department of Justice has stated publicly that it believes that local marketing agreements, joint sales agreements, time brokerage agreements and other similar agreements customarily entered into in connection with radio station transfers could violate the Hart-Scott-Rodino Act if such agreements take effect prior to the expiration of the waiting period under the Hart-Scott-Rodino Act. Furthermore, the Department of Justice has noted that joint sales agreements may raise antitrust concerns under Section 1 of the Sherman Act and has challenged joint sales agreements in certain locations. The Department of Justice also has stated publicly that it has established certain revenue and audience share concentration benchmarks with respect to radio station acquisitions, above which a transaction may receive additional antitrust scrutiny. However, to date, the Department of Justice has also investigated transactions that do not meet or exceed these benchmarks, and has cleared transactions that do exceed these benchmarks. There can be no assurance of what action the Department of Justice may take with respect to our acquisition of four stations from Sinclair in the Kansas City market.


EMPLOYEES


     On August 31, 1999, we had a staff of 838 full-time employees and 370 part-time employees. We are a party to collective bargaining agreements with the American Federation of Television and Radio Artists, which we call AFTRA, which apply to some of our programming personnel and with the International Brotherhood of Electrical Workers which applies to some of our engineering personnel. These collective bargaining agreements expire at various times over the next three years. Our Boston AFTRA collective bargaining agreement, as extended, expired on September 14, 1999. We are currently renegotiating this agreement. However, we cannot predict the outcome of these negotiations. We believe that our relations with our employees are good.


ENVIRONMENTAL

     As the owner, lessee or operator of various real properties and facilities, we are subject to various federal, state and local environmental laws and regulations. Historically, compliance with these laws and regulations has not had a material adverse effect on our business. There can be no assurance, however, that compliance with existing or new environmental laws and regulations will not require us to make significant expenditures of funds.

SEASONALITY

     Seasonal revenue fluctuations are common in the radio broadcasting industry and are due primarily to fluctuations in advertising expenditures by retailers. Our revenues and broadcast cash flows are typically lowest in the first calendar quarter.

PROPERTIES AND FACILITIES

     The types of properties required to support each of our radio stations include offices, studios and transmitter/antenna sites. We typically lease our studio and office space with lease terms that expire in five to ten years, although we do own some of our facilities. A station's studios are generally housed with its offices in downtown or business districts. We generally consider our facilities to be suitable and of adequate size for our current and intended purposes. We own a majority of our main transmitter and antenna sites and lease the remainder of our transmitter/antenna sites with lease terms that expire, including renewal options, in periods generally ranging up to twenty years. The transmitter/antenna site for each station is generally located so as to provide maximum market coverage, consistent with the station's FCC license. In general, we do not anticipate difficulties in renewing facility or transmitter/antenna site leases or in leasing additional space or sites if required.

     We own substantially all of our other equipment, consisting principally of transmitting antennae, transmitters, studio equipment and general office equipment. The towers, antennae and other transmission equipment used by our stations are generally in good condition, although opportunities to upgrade facilities are continuously reviewed. Substantially all of the property that we own secures our borrowings under our credit facility.

LEGAL PROCEEDINGS

     We currently and from time to time are involved in litigation incidental to the conduct of our business, but we are not a party to any lawsuit or proceeding which, in the opinion of management, is likely to have a material adverse effect on us.


     We entered into a preliminary agreement on February 6, 1996, to acquire the assets of radio station KWOD-FM, Sacramento, California, from Royce International Broadcasting Corporation, subject to approval by the FCC, for a purchase price of $25.0 million. Notwithstanding our efforts to pursue this transaction, the seller was nonresponsive. On July 28, 1999, we commenced a legal action seeking to enforce this agreement, and subsequently the seller filed a cross-complaint against us asking for damages and filed a separate action against our president asking for treble damages, an injunction, attorney's fees and costs. Our by-laws provide for us to indemnify our president for this claim. We intend to pursue our legal action against the seller and seek dismissal of the claims filed by the seller. Accordingly, we cannot determine if and when the transaction might occur.


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

                            THE SINCLAIR ACQUISITION

OVERVIEW


     In August 1999, we agreed to purchase 46 radio stations from various subsidiaries of Sinclair Broadcast Group, Inc. for a total purchase price of $824.5 million. Our arrangement with Sinclair consists of two separate asset purchase agreements -- one for Sinclair's four Kansas City stations, for which the purchase price is $122.0 million, and one for the remaining 42 stations in eight other markets and other assets that we are acquiring, for which the purchase price is $702.5 million. The asset purchase agreements contain various representations and warranties of the parties, including representations and warranties regarding FCC and other government licenses or consents. We have placed a $50.0 million letter of credit in favor of Sinclair in escrow with First Union National Bank to secure our obligations under these agreements. However, in the event of our default, our total exposure under both agreements is limited to the $50.0 million letter of credit, approximately $7.0 million of which is allocated to the Kansas City agreement.



     In conjunction with the Sinclair acquisition, federal regulations require us to divest three stations in the Kansas City market, where we already own seven stations and Sinclair owns four stations. We are seeking to swap three Kansas City stations for stations in other markets, or if we are unable to consummate a swap, we may sell these stations for cash or pursue a combination of swaps and sales. We have not yet determined which Kansas City stations we will divest. In order to comply with federal regulations, we may put these stations into a trust for our benefit with an independent trustee until the stations are conveyed to a third party.



     As part of the multi-market agreement, we are acquiring 300,000 shares of common stock, at $5.00 per share, in USA Digital Radio, Inc., a developer of digital audio broadcasting technology, which will increase our total holdings in this company to 500,000 shares of common stock.


CLOSING CONDITIONS


     Completion of the acquisitions is subject to various conditions including
(1) the receipt of FCC consent to the assignment of the station licenses to Entercom, (2) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Act and (3) the receipt of consents to the assignment of certain contracts relating to the stations to Entercom. An application seeking FCC approval was filed on August 27, 1999, and we filed the applicable Hart-Scott-Rodino notices with the Federal Trade Commission and the Department of Justice on August 27, 1999. On September 27, 1999, the applicable waiting period for the multi-market agreement expired. However, on September 24, 1999, we received a "second request" from the Department of Justice with respect to the Kansas City agreement and therefore the Department of Justice is currently conducting a more detailed investigation of our acquisition of the four stations from Sinclair in the Kansas City market. Although we believe that the concerns of the Department of Justice will be resolved by our disposition of three stations in the Kansas City market that we are required to make in order to comply with FCC rules, we cannot assure you that this will be the case.


     The multi-market agreement allocates the purchase price on a market by market basis and provides that a closing with respect to one market may occur, regardless of whether the closing conditions for one or more other markets have been met. Therefore, it is possible that one or more markets may close in a series of separate transactions,

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

although we do not expect that this will be the case for any market other than Kansas City.

INDEMNIFICATION

     The agreements provide for standard provisions regarding indemnification of the parties to the agreement, including a threshold of $1.0 million that must be satisfied before Sinclair is obligated to make indemnification payments to us for our losses in excess of $500,000. Sinclair's indemnity obligations under the agreements are capped at $50.0 million. Sinclair's representations and warranties generally survive for a period of 12 months after closing, and we must make a claim for a breach of a representation or warranty during this survival period.

PURCHASE PRICE ADJUSTMENTS

     Sinclair operates two New Orleans stations, WLTS-FM and WTKL-FM, pursuant to a time brokerage agreement with Phase II Broadcasting, Inc., which commenced in November 1997. Sinclair has entered into an agreement with Phase II to acquire the assets of these stations for $29.0 million plus an amount determined by a formula not to exceed $500,000. If Sinclair has not acquired the Phase II stations prior to the closing of the New Orleans market, the purchase price of the Sinclair acquisition will be decreased by the purchase price that we would be required to pay to acquire the Phase II stations, subject to adjustment, and we will assume Sinclair's rights and obligations under the acquisition agreement with Phase II.


     Sinclair provides sales and marketing services to two Greenville/Spartanburg stations, WOLI-FM and WOLT-FM, pursuant to a joint services agreement with Palm Broadcasting, Inc. Sinclair has exercised an option to acquire these stations in exchange for an amount equal to the outstanding amount of principal and interest due under a loan agreement between Palm Broadcasting and River City Broadcasting Company, L.P. As of June 30, 1999, the principal amount of the loan was $3.0 million plus accrued interest. If Sinclair has not acquired the Palm stations prior to the closing of the Greenville market, the purchase price of the Sinclair acquisition will be decreased by the purchase price that we would be required to pay to acquire the Palm stations, subject to adjustment, and we will assume Sinclair's rights and obligations under the acquisition agreement with Palm.


     We have agreed to spend a maximum of $2.0 million in addition to the purchase price on capital expenditures that Sinclair incurs in connection with the build-out of certain studio/office space in Buffalo. We have also agreed to purchase $5.0 million of advertising time on television stations owned and/or programmed by Sinclair and its affiliates at prevailing rates over the next five years.

EMPLOYMENT MATTERS

     Generally, we have agreed to offer employment to the employees of the Sinclair stations. Sinclair has agreed generally not to hire any of its former employees for a period of 12 months after they are hired by us.

FINANCIAL PENALTIES

     Pursuant to the multi-market agreement, if the closing on all stations has not occurred within 135 days after public notice that the applications for consent to assignment of the Sinclair licenses have been accepted for filing by the FCC, the purchase price with respect

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

to the stations which have not closed shall increase 0.75% if the closing has not occurred due to the failure to receive any required regulatory consent based on facts relating to us or our affiliates. The purchase price for each such market will continue to increase 0.75% at the end of each 30 day period thereafter until the later of its closing or the termination of the agreement.

     Pursuant to the Kansas City agreement, if closing on all stations has not occurred within 150 days after public notice that the applications for consent to assignment of the Sinclair licenses have been accepted for filing by the FCC, the purchase price shall increase 0.75% if the closing has not occurred due to the failure to receive any required regulatory consent based on facts relating to us or our affiliates. The purchase price will continue to increase 0.75% each 30 day period thereafter until the later of the closing or the termination of the agreement.

TERMINATION


     As long as Sinclair is not in material default of the multi-market agreement, Sinclair may terminate the multi-market agreement with respect to markets not then closed (1) on the date that would otherwise be the date for closing all the markets not then closed, if we breach our representations or warranties, fail to perform our covenants or fail to make required deliveries under the contract(s), (2) one year after the date that the agreement is signed, if all of the stations under that agreement have not closed due to the failure to receive any required regulatory approval and such failure results from facts relating to us or our affiliates, (3) on or after two years after the date that the agreement is signed, if all of the stations under that agreement have not closed due to the failure to receive any necessary regulatory approval and such failure is due to facts relating to Sinclair or its affiliates or (4) on or after eighteen months after the date that the agreement is signed, with respect to the stations under that agreement that have not closed for any reason other than as provided in clause (3). In addition, Sinclair may terminate the multi-market agreement if we are in default in any material respect and the default is not cured within 30 days. Sinclair's sole remedy upon rightful termination of the multi-market agreement for a breach of the agreement by us or a failure to receive any necessary regulatory approval by August 18, 2000, based on facts relating to us or our affiliates with respect to the markets that have not already closed at the time of such termination, is their receipt, as liquidated damages of approximately $43.0 million of the $50.0 million letter of credit, less any amount of the letter of credit released to us upon the earlier closing of any other market (see below). Upon each closing of a market, a pro rata portion of the $50.0 million allocable to that market shall be released to us; provided that 45% of the value of all of Sinclair stations has closed. The Kansas City agreement has substantially the same termination provisions as the multi-market agreement, except that approximately $7.0 million of the $50.0 million letter of credit is allocated to the Kansas City Agreement.


     We have the right to terminate either agreement with respect to any market not then closed (1) if certain conditions to closing that agreement are not met;
(2) if Sinclair is in default in any material respect with regard to the agreement being terminated and such default is not cured within 30 days; (3) fifteen months after the date the agreement is signed if all of the markets under that agreement have not closed due to the failure to receive regulatory approval due to facts relating to Sinclair or its affiliates; or (4) upon the occurrence of the conditions set forth in clause (4) above, in each case without further obligation to Sinclair. In such an event we will obtain the release of any remaining balance of the letter of credit allocable to such agreement. In the event of a default by Sinclair, we are entitled to specific performance and/or damages.

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

                                   MANAGEMENT

     The following table provides information concerning our directors and executive officers.


NAME                          AGE   POSITION
- ----                          ---   --------
Joseph M. Field.............  67    Chairman of the Board and Chief Executive
                                    Officer
David J. Field..............  37    President, Chief Operating Officer and
                                    Director
John C. Donlevie............  52    Executive Vice President, Secretary, General
                                    Counsel and Director
Stephen F. Fisher...........  47    Senior Vice President and Chief Financial
                                    Officer
Herbert Kean, M.D. .........  67    Director
S. Gordon Elkins............  68    Director
Thomas H. Ginley, Jr.,        75    Director
  M.D. .....................
Lee Hague...................  53    Director
Marie H. Field..............  61    Director
Michael R. Hannon...........  39    Director
David J. Berkman............  38    Director


     Joseph M. Field founded Entercom in 1968 and has served since our inception as our Chairman of the Board and Chief Executive Officer and was our President until September 1998. Before entering the broadcasting business, he practiced law for 14 years in New York (including service as an Assistant United States Attorney) and Philadelphia. Mr. Field served on the Board of Directors of the National Association of Broadcasters for four years as a representative of the major radio group broadcasters. He currently serves on the Boards of Directors of The Curtis Institute of Music, the Settlement Music School, the American Interfaith Institute, the Liberty Museum, the Jewish Educational and Vocational Service (JEVS) and the Philadelphia Chamber Music Society. Mr. Field has a B.A. from the University of Pennsylvania and a L.L.B. from Yale Law School. He is the spouse of Marie H. Field and the father of David J. Field.

     David J. Field has served as our President since September 1998, our Chief Operating Officer since April 1996 and one of our directors since November 1995. He also served as our Chief Financial Officer from 1992 to November 1998. Mr. Field joined us in 1987 and served as our Director of Finance and Corporate Development from 1987 to 1988, Vice President-Finance and Corporate Development from 1988 to 1992, Vice President-Operations and Chief Financial Officer from 1992 to 1995 and Senior Vice President-Operations and Chief Financial Officer from 1995 to 1996. Prior to joining us, he was an investment banker with Goldman, Sachs & Co. Mr. Field currently serves on the Boards of Directors of The Radio Advertising Bureau and The Wilderness Society. He has a B.A. from Amherst College and an M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Field is the son of Joseph M. Field and Marie H. Field.

     John C. Donlevie has served as our Executive Vice President, General Counsel and one of our directors since October 1989, our Secretary since December 1998 and was our Vice President-Legal and Administrative from July 1984 when he joined us to October 1989. Prior to joining us, Mr. Donlevie practiced law for 11 years, most recently

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

as Corporate Counsel of Ecolaire Incorporated in Malvern, Pennsylvania. He has a B.S. from Drexel University and a J.D. from Temple University School of Law.

     Stephen F. Fisher has served as our Senior Vice President and Chief Financial Officer since November 1998. From 1994 to 1998, he was a Managing Director with Bachow & Associates, a private equity firm located in Bala Cynwyd, Pennsylvania. Prior to joining Bachow & Associates, Mr. Fisher held numerous operational and financial management positions over a period of 15 years, most recently as Executive Vice President with Westinghouse Broadcasting Company, Inc. (now CBS). He has an M.A. from Bob Jones University and an M.B.A. from the University of South Carolina.

     Herbert Kean, M.D. has served as one of our directors since our inception. In addition, he served as our Secretary from our inception until February 1984. Dr. Kean is currently a medical physician in private practice in the Philadelphia area. He has a B.S. from the University of Pennsylvania and an M.D. from Hahnemann University.

     S. Gordon Elkins has served as one of our directors since February 1978. He was a partner in the law firm of Stradley, Ronon, Stevens & Young from September 1962 through January 1999 and currently is affiliated with the firm. Mr. Elkins has a B.S. from Temple University and an L.L.B. from Yale Law School.

     Thomas H. Ginley, Jr., M.D. has served as one of our directors since January 1971 and previously served as our Secretary from February 1984 to December 1998. Dr. Ginley is President and a director of the A & T Development Corporation, Treasurer and a director of Vanessa Noel Couture, Inc. and President of Gemologist Treasury International Inc. He is a diplomat of the National Board as well as a fellow of the American College of Surgeons. Dr. Ginley has an M.D. from Georgetown University.

     Lee Hague has served as one of our directors since March 1980. He has served as an independent consultant to various broadcasting groups and provides financial advisory and media brokering services to the industry. Mr. Hague is currently the Chairman of the Board and Chief Executive Officer of Aspect Holdings Inc. Prior to joining Aspect Holdings Inc. in 1998, he served as President of Hague & Company over a period of 20 years. Mr. Hague has over 20 years' experience in the radio industry. He has a B.S. from Northwestern University and an M.M. from the J.L. Kellogg Graduate School of Management, Northwestern University.

     Marie H. Field has served as one of our directors since October 1989. She served for over 25 years as a teacher in public and private schools in New York and Philadelphia. Mrs. Field serves on the Board of Directors of the Ovarian Cancer Research Fund in New York and the Board of Overseers of the University of Pennsylvania School of Social Work. She has a B.A. from Barnard College. Mrs. Field is the spouse of Joseph M. Field and the mother of David J. Field.

     Michael R. Hannon has served as one of our directors since December 1998. He is a general partner of Chase Capital, a general partnership which invests in international private equity opportunities with a significant concentration in the media and telecommunications industries. Prior to joining Chase Capital in 1988, Mr. Hannon held various positions at Morgan Stanley & Co. Incorporated. He currently serves on the Boards of Directors of TeleCorp PCS, Formus Communications and Financial Equity Partners. Mr. Hannon has a B.A. from Yale University and an M.B.A. from Columbia Business School.

     David J. Berkman has served as one of our directors since the consummation of our initial public offering in January 1999. He has served as Executive Vice President and is on the Board of Directors of The Associated Group, Inc., a company involved in selected aspects of the telecommunications business, since 1994. As part of his duties for The Associated Group, Inc., Mr. Berkman serves as Chief Executive Officer and is on the Board of Directors of True Position, Inc., a company engaged in the provision of wireless location products and services. He also currently serves on the Boards of Directors of Teligent, Inc., V-Span, Inc. and Portatel del Sureste, S.A. de C.V. Mr. Berkman has a B.S. from the Wharton School of the University of Pennsylvania.

COMMITTEES OF THE BOARD OF DIRECTORS

     Our board of directors has established an audit committee and a compensation committee.

     AUDIT COMMITTEE. The audit committee consists of Messrs. Berkman and Hague. The responsibilities of the audit committee include:

     - recommending to the board of directors independent public accountants to conduct the annual audit of our financial statements;

     - reviewing the proposed scope of the audit and approving the audit fees to be paid;

     - reviewing our accounting and financial controls with the independent public accountants and our financial and accounting staff; and

     - reviewing and approving transactions, other than compensation matters, between us and our directors, officers and affiliates.

     COMPENSATION COMMITTEE. Our compensation committee consists of Messrs. Ginley, Kean and Hannon. The compensation committee provides a general review of our compensation plans to ensure that they meet corporate objectives. The responsibilities of the compensation committee also include administering and interpreting our Employee Stock Purchase Plan and the 1998 Equity Compensation Plan, including selecting the officers, salaried employees and other qualified recipients that will be granted awards under the 1998 Equity Compensation Plan.

DIRECTOR COMPENSATION

     During the last calendar year, all of our directors were compensated $200 for each board meeting that they attended in person. Following the consummation of our initial public offering, all of our non-employee directors became entitled to receive a fee of $1,000 for each board meeting and $500 for each committee meeting that they attend in person and $250 for each telephonic meeting of the board or a committee. Employee directors are not entitled to receive additional compensation for their services as directors. In addition, upon the completion of our initial public offering, Marie H. Field, S. Gordon Elkins, Lee Hague, Thomas H. Ginley, Jr., M.D., Herbert Kean, M.D., Michael R. Hannon and David J. Berkman received stock options under the 1998 Equity Compensation Plan, and Lee Hague and S. Gordon Elkins also received restricted stock grants under the 1998 Equity Compensation Plan.

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

EXECUTIVE OFFICER COMPENSATION

     The following table provides summary information concerning compensation paid to or earned by our Chief Executive Officer and our other most highly compensated executive officers for services rendered during the year ended September 30, 1998 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION        OTHER
                                             --------------------       ANNUAL
NAME AND PRINCIPAL POSITION          YEAR     SALARY     BONUS(1)    COMPENSATION
- ---------------------------          ----    --------    --------    ------------
Joseph M. Field, Chairman of the
  Board and Chief Executive
  Officer..........................  1998    $554,992          --         *
David J. Field, President and Chief
  Operating Officer................  1998     262,973    $116,000         *
John C. Donlevie, Executive Vice
  President, Secretary and General
  Counsel..........................  1998     181,947     116,000         *

- -------------------------

 * Value of perquisites and other personal benefits paid does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the executive officer and, therefore, is not required to be disclosed pursuant to rules of the Commission.

(1) Includes amounts accrued during year presented but paid in the subsequent year.

1998 EQUITY COMPENSATION PLAN

     We have adopted the 1998 Equity Compensation Plan, effective as of June 24, 1998. The 1998 Equity Compensation Plan provides for grants to employees of ours and our subsidiaries (including employees who are officers or directors), our non-employee directors and certain advisors and consultants who perform services for us and our subsidiaries of:

     - incentive stock options;

     - "nonqualified stock options" that are not intended to qualify as incentive stock options;

     - restricted stock; and

     - stock appreciation rights.

     Only shares of Class A common stock may be issued under the 1998 Equity Compensation Plan.

     GENERAL. Subject to adjustment, we may issue shares of Class A common stock up to an amount equal to 10% of our outstanding Class A, Class B and Class C common stock under the Plan. As of September 10, 1999, we have granted and have currently outstanding 11,112 shares of restricted stock and nonqualified stock options to purchase 838,842 shares of Class A common stock having a weighted average exercise price of

$21.58 per share. We have not issued any incentive stock options or stock appreciation rights. The number of shares for which incentive stock options may be issued under the Plan may not exceed 1,850,000 shares, subject to adjustment, and the number of shares of restricted stock that may be issued under the Plan may not exceed 925,000 shares, subject to adjustment.

     ADMINISTRATION OF THE 1998 EQUITY COMPENSATION PLAN. The Plan is administered and interpreted by our compensation committee. Subject to the ratification or approval by the board of directors, if the board retains the right, the committee has the sole authority to:

     - determine the individuals that shall be given awards;

     - determine the terms of the awards;

     - delegate to our Chief Executive Officer, Joseph M. Field, the authority to make grants to employees; and

     - deal with any other matters arising under the Plan.

     OPTIONS. The exercise price of any incentive stock option will not be less than the fair market value of our Class A common stock on the date of grant, or not less than 110% of the fair market value of the common stock in the case of an employee who owns more than 10% of our Class A, Class B and Class C common stock. The exercise price of a nonqualified stock option may be greater than, equal to or less than the fair market value of our Class A common stock on the date of grant. The exercise period of an option may not exceed ten years from the date of grant, and the exercise period of an incentive stock option granted to an employee who owns more than 10% of the Class A, Class B and Class C common stock may not exceed five years from the date of grant. The participant may pay the exercise price in cash or, with the approval of the committee, by delivering shares of common stock owned by the participant and having a fair market value on the date of exercise equal to the exercise price or by any other method that the committee approves.

EMPLOYEE STOCK PURCHASE PLAN

     We have adopted the Employee Stock Purchase Plan, effective as of January 28, 1999. A total of up to 1,850,000 shares of our Class A common stock may be issued under the employee plan, subject to adjustment. Under the employee plan, we will withhold a specified percentage (not to exceed 10%) of the compensation paid to each participant, and the amount withheld (and any additional amount contributed by the participant) will be used to purchase our Class A common stock on the last day of each purchase period. The purchase price will be determined by the employee plan committee and shall not be less than 85% of the value of the stock on the last day of the purchase period. The length of each purchase period shall be specified by the employee plan committee. The first purchase period began on April 1, 1999. The maximum value of shares that a participant in the employee plan may purchase during any calendar year is $25,000.

EMPLOYMENT AGREEMENTS

     JOSEPH M. FIELD EMPLOYMENT AGREEMENT. We have entered into an employment agreement with Joseph M. Field pursuant to which Mr. Field serves as our Chief Executive Officer. The employment agreement may be terminated upon written notice no

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

less than 30 days prior to the end of any calendar year. Absent such written notice, the employment agreement is automatically renewed for a period of one year. In the event of Mr. Field's death during the term of the employment agreement, we will pay his survivors Mr. Field's compensation for one year at the then current rate. In the event of the total disability of Mr. Field, we will pay Mr. Field compensation for the lesser of the period of his disability or one year at the then applicable rate. Mr. Field's current base salary is $558,000 and is increased or decreased annually by a percentage equal to the percentage of inflation or deflation over the immediately preceding twelve month period, provided that the base salary shall never be less than $500,000. The board of directors may approve additional salary, bonuses, fees, or other compensation for Mr. Field. Mr. Field is entitled to participate in any bonus, profit sharing, retirement, insurance or other plan or program that we adopt. Absent our express prior written consent, Mr. Field is prohibited, in the event of his termination by resignation or for cause, for a period of two years following the termination of the employment agreement, from engaging in any broadcast business that we compete with in any standard metropolitan statistical area in which we are then operating a broadcast property.

     EXECUTIVE OFFICER EMPLOYMENT AGREEMENTS. We have entered into employment agreements with David J. Field and John C. Donlevie. Each of these employment agreements provides that the employee may be terminated at will by either party
(1) immediately if good cause for termination exists, or (2) upon thirty days notice in the absence of good cause. Pursuant to these employment agreements, the current annual salaries of Mr. Field and Mr. Donlevie are $350,000 and $225,000, respectively. Each of the employment agreements provides for yearly salary adjustments for inflation and an annual discretionary bonus.

     STEPHEN F. FISHER EMPLOYMENT AGREEMENT. We have entered into an employment agreement with Stephen F. Fisher for a term ending December 31, 2000 and year to year thereafter unless terminated by either party at least 120 days prior to the end of the then current term. In the event of a change of control, the 120 days is increased by 60 days or in lieu of additional notice we may pay 60 days salary. We may terminate the agreement at any time for cause. Mr. Fisher's salary is $250,000 annually and is increased each year for inflation. In addition, Mr. Fisher is eligible for an annual discretionary bonus.

     Mr. Fisher is prohibited, so long as he is our employee and for a period of one year thereafter, from serving, directly or indirectly in any enterprise which we compete with; provided, however, if Mr. Fisher is terminated without cause or if his employment agreement is terminated due to the parties inability to renegotiate certain compensation terms, then Mr. Fisher will be restricted from serving in a competitive business for a period of three months plus any time for which he receives a cash payment.

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

                              CERTAIN TRANSACTIONS

     S. Gordon Elkins, one of our directors, is affiliated with the law firm of Stradley, Ronon, Stevens & Young. This firm has served as our outside counsel on various matters.

     Michael R. Hannon, one of our directors, is a general partner of Chase Capital Partners. In May 1996, Chase Capital acquired a convertible subordinated promissory note from us for $25 million. The convertible subordinated note was converted into 2,327,500 shares of our Class A common stock and 1,995,669 shares of our Class C common stock. Chase Capital was a selling shareholder in our initial public offering in January 1999 and received net proceeds of $49.2 million from the sale of all of its Class A common stock.

     On May 21, 1996, we entered into a registration rights agreement, dated as of May 21, 1996, with Chase Equity Associates, L.P., an affiliate of Chase Capital Partners. The agreement grants Chase Equity Associates and Chase Capital the right to require us, subject to certain limitations, to effect one "demand" registration statement under the Securities Act for the sale of their shares of our common stock. Chase Equity Associates is the beneficial owner of all of our outstanding Class C common stock.

     On May 6, 1999, Chase Equity Associates entered into an agreement with the underwriters of the initial public offering in which (1) the underwriters released Chase Equity Associates from their 180 day lock-up agreement with respect to the sale of 300,000 shares of Class A common stock and (2) Chase Equity Associates agreed that all further sales or dispositions of Class A common stock, except sales pursuant to the registration rights agreement, shall be made through a nationally recognized underwriter that we designate.

     Some of our FCC licenses are currently owned by ECI License Company, LP, a limited partnership in which we have been the general partner, owning a 99% interest. On January 22, 1999, one of our wholly owned subsidiaries purchased the remaining 1% interest from ECI Investors Corporation, a company that was owned by our shareholders prior to our initial public offering, excluding Chase Capital, in the same percentage as their ownership in our company, for $3.4 million. Of the $3.4 million, Joseph M. Field, our Chairman of the Board and Chief Executive Officer received approximately $1.4 million. Other shareholders prior to the initial public offering that received a portion of the $3.4 million include Marie H. Field, one of our directors and wife of Joseph M. Field, David
J. Field, our President, Chief Operating Officer and one of our directors and son of Joseph M. Field, Nancy E. Field, daughter of Joseph M. Field and Marie H. Field, Thomas H. Ginley, Jr, M.D., one of our directors, and his wife Emma Ginley, and Herbert Kean, M.D., one of our directors.

                       PRINCIPAL AND SELLING SHAREHOLDERS


     The following tables set forth certain information as of September 29, 1999 regarding the beneficial ownership of our common stock by:


     - each person known by us to beneficially own more than 5% percent of any class of our common stock;

     - each of our directors and Named Executive Officers;

     - the selling shareholders in the concurrent Class A common stock offering; and

     - all of our directors and executive officers as a group.

     Each shareholder possesses sole voting and investment power with respect to the shares listed, unless otherwise noted. For purposes of these tables, we have assumed that the Class A common stock offering is consummated concurrently with this offering. However, neither offering is contingent on the other.

                             PRINCIPAL SHAREHOLDERS

                                                            CLASS A COMMON STOCK(1)
                                      -------------------------------------------------------------------
                                                                          NUMBER OF
                                         NUMBER                          BENEFICIALLY
                                       OF SHARES       PERCENT OF           OWNED           PERCENT OF
                                      BENEFICIALLY    CLASS BEFORE      SHARES OFFERED      CLASS AFTER
NAME                                    OWNED(3)     THE OFFERING(3)   IN THIS OFFERING   THE OFFERING(4)
- ----                                  ------------   ---------------   ----------------   ---------------
Joseph M. Field(5)(6)...............   2,988,305          12.0%           1,200,000(7)          5.4%

David J. Field(5)(8)................   2,574,994          10.3              200,000(9)          7.2

John C. Donlevie....................       6,155             *                   --               *

Stephen F. Fisher...................       5,000             *                   --               *

Herbert Kean, M.D...................   1,071,590           4.3                   --             3.3

S. Gordon Elkins(5)(10).............   3,603,044          14.4              450,000(11)         9.6

Thomas H. Ginley, Jr. M.D.(12)......     879,120           3.5                   --             2.7

Lee Hague...........................       1,000             *                   --               *

Marie H. Field(5)(13)...............   2,988,305          12.0            1,200,000(7)          5.4

Nancy E. Field(5)(14)...............   2,153,400           8.6              500,000(15)         5.0

Michael R. Hannon(16)...............          --            --                   --              --

David J. Berkman....................       2,500             *                   --               *

Chase Equity Associates, L.P.(16)
 380 Madison Avenue
 New York, NY 10017.................          --            --                   --              --

Putnam Investments, Inc.(17)
 One Post Office Square
 Boston, MA 02109...................   3,357,125          13.5                   --            10.2

All directors and executive officers
 as a group (12 persons)............   8,252,214          33.1            1,500,000            20.5

                                           CLASS B COMMON            PERCENT OF TOTAL         PERCENT OF TOTAL
                                              STOCK(2)              ECONOMIC INTEREST           VOTING POWER
                                      -------------------------   ----------------------   ----------------------
                                         NUMBER
                                       OF SHARES
                                      BENEFICIALLY   PERCENT OF   BEFORE THE   AFTER THE   BEFORE THE   AFTER THE
NAME                                    OWNED(3)      CLASS(3)     OFFERING    OFFERING     OFFERING    OFFERING
- ----                                  ------------   ----------   ----------   ---------   ----------   ---------
Joseph M. Field(5)(6)...............    9,782,555       92.9%        34.4%       25.6         77.4%       72.0%
David J. Field(5)(8)................      749,250        7.1          8.9         6.9          7.7         7.1
John C. Donlevie....................           --         --            *           *            *           *
Stephen F. Fisher...................           --         --            *           *            *           *
Herbert Kean, M.D...................           --         --          2.9         2.4            *           *
S. Gordon Elkins(5)(10).............           --         --          9.7         7.0          2.8         2.3
Thomas H. Ginley, Jr. M.D.(12)......           --         --          2.4         1.9            *           *
Lee Hague...........................           --         --            *           *            *           *
Marie H. Field(5)(13)...............           --         --          8.0         4.0          2.3         1.3
Nancy E. Field(5)(14)...............           --         --          5.8         3.7          1.7         1.2
Michael R. Hannon(16)...............           --         --          4.6         3.8           --          --
David J. Berkman....................           --         --            *           *            *           *
Chase Equity Associates, L.P.(16)
 380 Madison Avenue
 New York, NY 10017.................           --         --          4.6         3.8           --          --
Putnam Investments, Inc.(17)
 One Post Office Square
 Boston, MA 02109...................           --         --          9.0         7.4          2.6         2.4
All directors and executive officers
 as a group (12 persons)............   10,531,805      100.0         50.5        38.3         87.2        81.1

                              SELLING SHAREHOLDERS


                                                           CLASS A COMMON STOCK(1)
                                     -------------------------------------------------------------------
                                        NUMBER
                                      OF SHARES       PERCENT OF         NUMBER OF         PERCENT OF
                                     BENEFICIALLY    CLASS BEFORE      SHARES OFFERED      CLASS AFTER
NAME                                   OWNED(3)     THE OFFERING(3)   IN THIS OFFERING   THE OFFERING(4)
- ----                                 ------------   ---------------   ----------------   ---------------

Marie H. Field.....................   2,988,305             12.0%          500,000             5.4%

Joseph and Marie Field
 Foundation........................     300,000              1.2           250,000              --

Marie H. Field and Nancy E. Field,
 Trustees UDT 12/23/76
 FBO David J. Field................     666,000              2.7           300,000(18)         1.1

S. Gordon Elkins & David J. Field,
 Trustees UDT Joseph M. Field
 9/30/92 FBO David J. Field........     738,150              3.0           100,000(18)         1.9

S. Gordon Elkins & Nancy E. Field,
 Trustees UDT Joseph M. Field
 9/30/92 FBO Nancy E. Field........     625,422              2.5           100,000(18)         1.6

Marie H. Field and David J. Field,
 Trustees UDT 12/23/76
 FBO Nancy E. Field................     666,000              2.7           100,000(18)         1.7

Nancy E. Field.....................   2,153,400              8.6           100,000             5.0

Joseph M. Field, Trustee UDT
 of D. Kraus 7/21/98
 FBO Sidonie Kazenel...............     157,805                *            50,000(18)           *
                                                                         ---------

       Total.......................                                      1,500,000
                                                                         =========

                                              CLASS B               PERCENT OF TOTAL         PERCENT OF TOTAL
                                          COMMON STOCK(2)          ECONOMIC INTEREST           VOTING POWER
                                     -------------------------   ----------------------   ----------------------
                                        NUMBER
                                      OF SHARES
                                     BENEFICIALLY   PERCENT OF   BEFORE THE   AFTER THE   BEFORE THE   AFTER THE
NAME                                   OWNED(3)      CLASS(3)     OFFERING    OFFERING     OFFERING    OFFERING
- ----                                 ------------   ----------   ----------   ---------   ----------   ---------
Marie H. Field.....................           --         --          8.0%          4.0%       2.3%          1.3%
Joseph and Marie Field
 Foundation........................           --         --                         --                       --
Marie H. Field and Nancy E. Field,
 Trustees UDT 12/23/76
 FBO David J. Field................           --         --          1.8             *          *             *
S. Gordon Elkins & David J. Field,
 Trustees UDT Joseph M. Field
 9/30/92 FBO David J. Field........           --         --          2.0           1.4          *             *
S. Gordon Elkins & Nancy E. Field,
 Trustees UDT Joseph M. Field
 9/30/92 FBO Nancy E. Field........           --         --          1.7           1.2          *             *
Marie H. Field and David J. Field,
 Trustees UDT 12/23/76
 FBO Nancy E. Field................           --         --          1.8           1.3          *             *
Nancy E. Field.....................           --         --          5.8           3.7        1.7           1.2
Joseph M. Field, Trustee UDT
 of D. Kraus 7/21/98
 FBO Sidonie Kazenel...............           --         --            *             *          *             *
       Total.......................


- ------------

  *  Less than one percent.

 (1) The number of shares of Class A common stock does not include the shares of Class A common stock issuable upon conversion of the outstanding shares of Class B common stock.

 (2) The Class A common stock and the Class B common stock vote together as a single class on all matters submitted to a vote of shareholders. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes, except: (1) any share not voted by either Joseph M. Field or David J. Field is entitled to one vote; (2) the holders of Class A common stock, voting as a separate class, are entitled to elect two directors; (3) each share of Class B common stock is entitled to one vote with respect to any "going private" transactions under the Exchange Act; and (4) as required by law. The shares of Class B common stock are convertible in whole or in part, at the option of the holder, subject to certain conditions, into the same number of shares of Class A common stock. See "Description of Capital Stock."

 (3) Shares beneficially owned and percentage ownership are based on 24,944,267 shares of Class A common stock, 10,531,805 shares of Class B common stock and 1,695,669 shares of Class C common stock outstanding as of September 10, 1999.

 (4) Assumes no exercise of the underwriters' over-allotment option.

 (5) The address of these shareholders is 401 City Avenue, Suite 409, Bala Cynwyd, Pennsylvania 19004.


 (6) Includes (1) 2,830,500 shares of Class A common stock beneficially owned by Marie H. Field, wife of Joseph M. Field, (2) 157,805 shares of Class A common stock held of record by Joseph M. Field as trustee of a trust for the benefit of a sister of Marie H. Field and (3) 300,000 shares of Class A common stock held of record by Joseph M. Field as a director and officer of the Joseph and Marie Field Foundation.



 (7) Represents (1) 250,000 shares to be sold by the Joseph and Marie Field Foundation, (2) 500,000 shares to be sold by Marie H. Field, (3) 400,000 shares to be sold by two trusts listed in the Selling Shareholders table of which Marie H. Field is a trustee and (4) 50,000 shares to be sold by one trust listed in the Selling Shareholders table of which Joseph M. Field is a trustee.


 (8) Includes (1) 666,000 shares of Class A common stock held of record by David
     J. Field as co-trustee of a trust for the benefit of Nancy E. Field, (2) 738,150 shares of Class A common stock held of record by David J. Field as co-trustee of a trust for the benefit of David J. Field and his children and (3) 1,170,844 shares of Class A common stock held of record by David J. Field as co-trustee of two trusts for the benefit of the descendants of David J. Field and Nancy E. Field.


 (9) Represents shares to be sold by two trusts listed in the Selling Shareholders table of which David J. Field is a trustee.



(10) Includes (1) 1,170,844 shares of Class A common stock held of record by Mr. Elkins as co-trustee of two trusts for the benefit of the descendants of David J. Field and Nancy E. Field, respectively (2) 738,150 shares of Class A common stock held of record by Mr. Elkins as co-trustee of a trust for the benefit of David J. Field and his children, (3) 738,150 shares of Class A common stock held of record by Mr. Elkins as co-trustee of a trust for the benefit of Nancy E. Field and her children and (4) 654,900 shares of Class A common stock held of record by Mr. Elkins as trustee of a trust for the benefit of Marie H. Field.

(11) Represents shares to be sold by (1) two trusts listed in the Selling Shareholders table and of which S. Gordon Elkins is a co-trustee and (2) the Joseph and Marie Field Foundation of which S. Gordon Elkins is a director and officer.


(12) Includes (1) 731,120 shares of Class A common stock held by Mr. Ginley in joint tenancy with his spouse, (2) 74,000 shares of Class A common stock owned of record by his spouse and (3) 74,000 shares of Class A common stock held of record by his spouse as co-trustee of two trusts for the benefit of their children.


(13) Includes (1) 666,000 shares of Class A common stock held of record by Marie
     H. Field as co-trustee of a trust for the benefit of David J. Field, (2) 666,000 shares of Class A common stock held of record by Marie H. Field as co-trustee of a trust for the benefit of Nancy E. Field, (3) 157,805 shares of Class A common stock held of record by Joseph M. Field, husband of Marie
     H. Field, as trustee of a trust for the benefit of a sister of Marie H. Field and (4) 300,000 Shares of Class A common stock held of record by Marie H. Field as a director and officer of the Joseph and Marie Field Foundation. Does not include 9,782,555 shares of Class B common stock held by Joseph M. Field, Marie H. Field's spouse. See Note 2 above.


(14) Includes (1) 666,000 shares of Class A common stock held of record by Nancy
     E. Field as co-trustee of a trust for the benefit of David J. Field and (2) 738,150 shares of Class A common stock held of record by Nancy E. Field as co-trustee of a trust for the benefit of Nancy E. Field and her children.


(15) Represents (1) 400,000 shares to be sold by Nancy E. Field and (2) 400,000 shares to be sold by two trusts listed in the Selling Shareholder table of which Nancy E. Field is a trustee.



(16) Includes 1,695,669 shares of Class C common stock owned by Chase Equity Associates, an affiliate of Chase Capital, which represents 100% of the class. The shares of Class C common stock have no voting rights except as otherwise required by law. Michael R. Hannon, one of our directors, is a general partner of Chase Capital. Mr. Hannon exercises shared investment and voting power with respect to the shares, but disclaims beneficial ownership. The address for Mr. Hannon is 380 Madison Avenue, New York, New York 10017. Chase has granted the underwriters an option to purchase a maximum of 200,000 additional shares to cover over-allotments. If the underwriters exercise any of this over-allotment option, Chase will convert the corresponding number of shares of its Class C common stock into the same number of shares of Class A common stock.



(17) Includes 2,999,700 shares owned by Putnam Investment Management, Inc. and 357,425 shares owned by The Putnam Advisory Company, Inc., both affiliates of Putnam Investments, Inc. The beneficial ownership for Putnam is as of June 30, 1999, the date of the last Form 13-F under the Exchange Act that Putnam filed.



(18) If the underwriters fully exercise the over-allotment option that we and some of the selling shareholders have granted, the five trusts listed in the Selling Shareholders table will sell in the aggregate an additional 225,000 shares of Class A common stock.

                     ENTERCOM COMMUNICATIONS CAPITAL TRUST

     Entercom Communications Capital Trust is a statutory business trust formed under Delaware law on September 8, 1999 pursuant to a declaration of trust among the initial trustees and Entercom and a certificate of trust filed with the Delaware Secretary of State. The declaration of trust will be amended and restated in its entirety as of the date the trust initially issues the TIDES. The declaration of trust will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, upon the effectiveness of the registration statement of which this prospectus is a part. Unless the context requires otherwise, "Entercom," "We," "Us," "Our" or similar terms in this section refer solely to Entercom Communications Corp. and not the trust or any of our other consolidated subsidiaries.

     The trust's assets consist principally of the debentures, and payments under the debentures are its sole revenue. The trust exists for the exclusive purposes of:

     - issuing the common securities and the TIDES representing undivided beneficial ownership interests in the trust's assets;

     - investing the gross proceeds of those securities in the debentures; and

     - engaging in only those other activities necessary or incidental to those purposes.


     Entercom will directly or indirectly acquire common securities of the trust in an aggregate liquidation amount equal to approximately 3% of the total capital of the trust. The trust will generally make payments on the common securities pro rata with the TIDES. However, if an event of default under the declaration of trust occurs and is continuing, Entercom's right to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to your rights.


     Pursuant to the declaration of trust, the trust will have four trustees:

     - three of the trustees, referred to as administrative trustees, will be officers of Entercom; and

     - the fourth trustee will be Wilmington Trust Company, which will act as property trustee and the Delaware statutory trustee.

     In limited circumstances, the holders of a majority of the TIDES will be entitled to appoint one additional trustee, referred to as the special trustee. The special trustee need not be an officer or employee of or otherwise affiliated with Entercom. The special trustee will have the same rights, powers and privileges as the administrative trustees. See "Description of TIDES -- Voting Rights; Amendment of the Declaration."

     The property trustee holds title to the debentures for your benefit and the benefit of the holders of the trust's common securities. As the holder of the debenture, the property trustee has the power to exercise all the holder's rights, powers and privileges under the Indenture between Entercom and Wilmington Trust Company, as trustee (the "Indenture"). In addition, the property trustee maintains exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the debentures for your benefit and the benefit of the holders of the trust's common securities.

     Subject to your right to appoint a special trustee, we, as the direct or indirect holder of all of the trust's common securities, have the right to appoint, remove or replace any of the trustees and to increase or decrease the number of trustees. However, the number of trustees must always be at least three, a majority of which must be administrative trustees, and, unless otherwise required by applicable law, there must always be a Delaware statutory trustee. See "Description of Convertible Subordinated Debentures."

                              DESCRIPTION OF TIDES

     Under the terms of the declaration of trust, the trustees on behalf of the trust will issue the TIDES and the common securities in fully registered form without interest coupons. The TIDES will represent preferred undivided beneficial ownership interests in the assets of the trust, and the holders of the TIDES will be entitled to a preference over us, as the holder of the trust's common securities, in limited circumstances with respect to distributions and amounts payable on redemption of the TIDES and the trust's common securities or liquidation of the trust, as well as other benefits as described in the declaration of trust. See "-- Subordination of Common Securities." The declaration of trust will be qualified under and will be subject to and governed by the Trust Indenture Act of 1939 upon effectiveness of the registration statement of which this prospectus is a part. This summary of the provisions of the TIDES, the trust's common securities and the declaration of trust does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the declaration of trust, including the definitions of certain terms. A copy of the declaration of trust has been filed as an exhibit to the registration statement of which this prospectus is a part. Unless the context requires otherwise, "Entercom," "We," "Us," "Our" or similar terms in this section refer solely to Entercom Communications Corp. and not the trust or any of our other consolidated subsidiaries.

GENERAL

     The trust will make payments on the TIDES pro rata with its common securities except as described under "-- Subordination of Common Securities." The guarantee executed by us for your benefit (the "Guarantee") will provide for a guarantee on a subordinated basis with respect to the TIDES but will not guarantee payment of distributions or amounts payable on redemption of the TIDES or on liquidation of the trust when the trust does not have funds on hand available to make those payments. See "Description of Guarantee."

DISTRIBUTIONS

     Distributions will accrue on the TIDES from the date of their original
issuance at the annual rate of      % of the stated liquidation amount of $50
per TIDES. Subject to the deferral rights described below, the trust will pay the distributions quarterly in arrears on each March 31, June 30, September 30 and December 31, each referred to as a distribution date, commencing December 31, 1999, to the person in whose name each TIDES is registered at the close of business on the fifteenth day of the month of the applicable distribution date.

     The amount of distributions payable for any period will be computed based on the number of days elapsed in a 360-day year of twelve 30-day months. If any distribution date is not a Business Day, the trust will pay distributions payable on that date on the next succeeding day that is a Business Day (and without any additional distributions or other payments in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. Distributions that the trust does not pay on the applicable distribution date will accrue additional distributions on the amount of the accrued distributions (to the extent permitted by law), compounded quarterly from the relevant distribution date. See "Description of Convertible Subordinated Debentures -- Additional Sums." A "Business Day" will mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York or Wilmington,

Delaware are authorized or required by law or executive order to remain closed, or a day on which the corporate trust office of the property trustee or the trustee under the debentures is closed for business.


     So long as no event of default under the debentures has occurred and is continuing, we have the right to defer the payment of interest on the debentures at any time or from time to time for a period not exceeding 20 consecutive quarters. However, no deferral period may extend beyond the final stated maturity of the debentures, which is September 30, 2014. See "Description of Convertible Subordinated Debentures -- Option to Extend Interest Payment Date." As a consequence of any deferral election, the trust will defer quarterly distributions on the TIDES during the deferral period. Deferred distributions to which you are entitled will accrue additional distributions, compounded quarterly from the relevant payment date for distributions during any deferral period, to the extent permitted by applicable law.


     The trust's revenue available for distribution to you will be limited to payments under the debentures. See "Description of Convertible Subordinated Debentures -- General." If we do not make interest payments on the debentures, the property trustee will not have funds available to pay distributions on the TIDES. We have guaranteed the payment of distributions, if and to the extent the trust has funds legally available for the payment of those distributions and cash sufficient to make those payments, on a limited basis as set forth under "Description of Guarantee."

CONVERSION RIGHTS


     General. You may convert your TIDES at any time prior to 5:00 p.m., New York City time, on September 30, 2014 (except that you may convert TIDES called for redemption by us at any time prior to 5:00 p.m., New York City time, on the day preceding the relevant redemption date), at your option and in the manner described below, into shares of our Class A common stock. You may convert each
TIDES initially into                shares of our Class A common stock
(equivalent to an initial conversion price of $     per share of Class A common
stock). The conversion ratio and the equivalent conversion price in effect at any given time are referred to as the Applicable Conversion Ratio and the Applicable Conversion Price, respectively, and will be subject to adjustment as described under " -- Conversion Price Adjustments" below. The trust will covenant in the declaration of trust not to convert debentures held by it except pursuant to a notice of conversion delivered to the property trustee, as conversion agent, by you.


     If you wish to exercise your conversion right, you must deliver an irrevocable conversion notice, together, if the TIDES are in certificated form, with the certificated security, to the conversion agent who will, on your behalf, exchange the TIDES for a Like Amount of debentures and immediately convert the debentures into shares of our Class A common stock. You may obtain copies of the required form of the conversion notice from the conversion agent.

     At the close of business on a distribution record date, you will be entitled to receive the distribution payable on your TIDES on the corresponding distribution date even if you convert your TIDES after the distribution record date but prior to the distribution date. Except as provided in the immediately preceding sentence, neither we nor the trust will make, or be required to make, any payment, allowance or adjustment for accrued and unpaid distributions, whether or not in arrears, on converted TIDES, even if you convert your TIDES during a deferral period. We will make no payment or allowance for distributions on our shares of Class A common stock issued upon conversion, except to the extent that those shares of Class A common stock are held of record on the record date for any distributions. We will deem each conversion to have been effected immediately prior to the close of business on the day on which the trust received the related conversion notice.

     We will not issue any fractional shares of our Class A common stock as a result of conversion. In lieu of fractional shares, we will pay fractional interest in cash based on the Closing Price of our Class A common stock.

     Conversion Price Adjustments -- General. The Applicable Conversion Price will be subject to adjustment in certain events including, without duplication:

          (A) the payment of dividends (and other distributions) payable in our common stock on our common stock;

          (B) the issuance to all holders of our common stock of rights or warrants;

          (C) subdivisions and combinations of our common stock;

          (D) the payment of dividends (and other distributions) to all holders of our common stock consisting of evidences of indebtedness of Entercom, securities or capital stock, cash or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to in clauses (A) and (B) and dividends and distributions paid exclusively in cash);

          (E) the payment of dividends (and other distributions) on our common stock paid exclusively in cash, excluding (a) cash dividends that do not exceed the per share amount of the smallest of the immediately four preceding quarterly cash dividends (as adjusted to reflect any of the events referred to in clauses (A) through (F) of this sentence) and (b) cash dividends the per share amount of which, together with the aggregate per share amount of any other cash dividends paid within the 12 months preceding the date of payment of such cash dividends, does not exceed
     12 1/2% of the current market price of our common stock as of the trading day immediately preceding the date of declaration of the dividend; and

          (F) payment to holders of our common stock in respect of a tender or exchange offer (other than an odd-lot offer) by us or any of our subsidiaries for our common stock at a price in excess of 110% of the current market price of our common stock as of the trading day next succeeding the last date tenders or exchanges may be made pursuant to the tender or exchange offer.

     We may, at our option, make reductions in the Applicable Conversion Price as our Board of Directors deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "United States Federal Income Tax Consequences -- Adjustment of Conversion Price."

     No adjustment of the Applicable Conversion Price will be made:

     - upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of Entercom and the investment of additional optional amounts in shares of our common stock under any plan;

     - upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of Entercom; or

     - upon the issuance of any shares of our common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the TIDES were first issued.

     If any action would require adjustment of the Applicable Conversion Price pursuant to more than one of the conversion price adjustment provisions, only one adjustment will be made; provided that the adjustment made will be the one that has the highest absolute value to you. No adjustment in the Applicable Conversion Price will be required unless the adjustment would require an increase or decrease of at least 1% of the Applicable Conversion Price, but any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment. Except as specifically described above, the Applicable Conversion Price will not be subject to adjustment in the case of the issuance of any Entercom Class A common stock (or securities convertible into or exchangeable for Entercom Class A common stock).


     Conversion Price Adjustments -- Merger, Consolidation or Sale of Assets of Entercom. If we are a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of our assets, recapitalization or reclassification of our common stock or any compulsory share exchange (each of the foregoing being referred to as a "Company Transaction")), in each case, as a result of which shares of our common stock will be converted into the right to receive other securities, cash or other property, we will ensure that lawful provision is made as part of the terms of the Company Transaction so that the holder of each TIDES then outstanding will have the right thereafter to convert the TIDES only into:


     - in the case of any Company Transaction other than a Company Transaction involving a Common Stock Fundamental Change, the kind and amount of securities, cash and other property receivable upon the consummation of the Company Transaction by a holder of that number of shares of our Class A common stock into which a TIDES was convertible immediately prior to the Company Transaction; or

     - in the case of a Company Transaction involving a Common Stock Fundamental Change, common stock of the kind received by holders of our Class A common stock;

but in each case after giving effect to any adjustment discussed below relating to a Fundamental Change if the Company Transaction constitutes a Fundamental Change.

     The holders of TIDES will have no voting rights with respect to any Company Transaction.

     In the case of any Company Transaction involving a Fundamental Change, the Applicable Conversion Price will be adjusted immediately before the Fundamental Change as follows:

     - in the case of a Non-Stock Fundamental Change, the Applicable Conversion Price of the TIDES will become the lower of:

        - the Applicable Conversion Price immediately prior to the Non-Stock Fundamental Change, but after giving effect to any other prior adjustments, and

        - the result obtained by multiplying the greater of the Relevant Price or the then applicable Reference Market Price by the Optional Redemption Ratio (the product is referred to as the "Adjusted Relevant Price" or the "Adjusted Reference Market Price," as the case may be); and
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

     - in the case of a Common Stock Fundamental Change, the Applicable Conversion Price of the TIDES immediately prior to the Common Stock Fundamental Change, but after giving effect to any other prior adjustments, will be adjusted by multiplying the Applicable Conversion Price by a fraction of which the numerator will be the Purchaser Stock Price and the denominator will be the Relevant Price.

However, in the event of a Common Stock Fundamental Change in which:

     - 100% of the value of the consideration received by a holder of our Class A common stock is common stock of the successor, acquiror or other third party (and cash, if any, is paid only with respect to any fractional interests in the common stock resulting from the Common Stock Fundamental Change); and

     - all our Class A common stock will have been exchanged for, converted into, or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party;

the Applicable Conversion Price of the TIDES immediately prior to the Common Stock Fundamental Change will be adjusted by multiplying the Applicable Conversion Price by a fraction of which the numerator will be one and the denominator will be the number of shares of common stock of the successor, acquiror or other third party received by a holder of one share of our Class A common stock as a result of the Common Stock Fundamental Change.

     In the absence of the adjustments to the Applicable Conversion Price in the event of a Company Transaction involving a Fundamental Change, in the case of a Company Transaction each TIDES would become convertible into the securities, cash, or other property receivable by a holder of the number of shares of our Class A common stock into which each TIDES was convertible immediately prior to the Company Transaction. Thus, in the absence of the Fundamental Change provisions, a Company Transaction could substantially lessen or eliminate the value of the conversion privilege associated with the TIDES. For example, if a company were to acquire Entercom in a cash merger, each TIDES would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on the future prospects of Entercom and other factors.

     In Non-Stock Fundamental Change transactions, the foregoing conversion price adjustments are designed to increase the amount of securities, cash or other property into which you may convert each TIDES. In a Non-Stock Fundamental Change transaction in which the initial value received per share of our Class A common stock (measured as described in the definition of Relevant Price) is lower than the then Applicable Conversion Price of a TIDES but greater than or equal to the Reference Market Price, the Applicable Conversion Price will be adjusted with the effect that you will be able to convert each TIDES into securities, cash or other property of the same type received by the holders of our Class A common stock in the transaction with the Applicable Conversion Price adjusted as though the initial value had been the Adjusted Relevant Price. In a Non-Stock Fundamental Change transaction in which the initial value received per share of our Class A common stock (measured as described in the definition of Relevant Price) is lower than both the Applicable Conversion Price of a TIDES and the Reference Market Price, the Applicable Conversion Price will be adjusted as described above but calculated as though the initial value had been the Adjusted Reference Market Price.

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

     In Common Stock Fundamental Change transactions, the foregoing adjustments are designed to provide in effect that:

     - where our Class A common stock is converted partly into common stock and partly into other securities, cash or property, you will be able to convert each TIDES solely into a number of shares of common stock determined so that the initial value of those shares (measured as described in the definition of Purchaser Stock Price) equals the value of the shares of our Class A common stock into which each TIDES was convertible immediately before the transaction (measured as aforesaid); and

     - where our Class A common stock is converted solely into common stock, you will be able to convert each TIDES into the same number of shares of common stock receivable by a holder of the number of shares of our Class A common stock into which each TIDES was convertible immediately before the transaction.

     The term "Closing Price" of any security on any day means the last reported sale price of the security on that day, or in case no sale takes place on that day, the average of the closing bid and asked prices in each case on the principal national securities exchange on which the securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. or any successor national automated interdealer quotation system (the "NNM") or, if the securities are not listed or admitted to trading on any national securities exchange or quoted on the NNM, the average of the closing bid and asked prices of the security in the over-the-counter market as furnished by any New York Stock Exchange member firm selected by Entercom for that purpose.

     The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by our Board of Directors) of the consideration received by holders of our Class A common stock consists of common stock that for each of the ten consecutive trading days immediately prior to and including the Entitlement Date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the NNM; provided, however, that a Fundamental Change will not be a Common Stock Fundamental Change unless either:

     - we continue to exist after the occurrence of the Fundamental Change and the outstanding TIDES continue to exist as outstanding TIDES; or

     - not later than the occurrence of the Fundamental Change, the outstanding debentures are converted into or exchanged for debentures of a corporation succeeding to our business, which debentures have terms substantially similar to those of our debentures.

     The term "Entitlement Date" means the record date for determination of the holders of our common stock entitled to receive securities, cash or other property in connection with a Non-Stock Fundamental Change or a Common Stock Fundamental Change or, if there is no record date, the date upon which holders of our Class A common stock will have the right to receive those securities, cash or other property.

     The term "Fundamental Change" means the occurrence of any transaction or event in connection with a Company Transaction pursuant to which all or substantially all of our common stock will be exchanged for, converted into, acquired for or constitute solely the right to receive securities, cash or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise). However, in the case of a Company Transaction involving more than one transaction or event, for purposes of adjustment of the Applicable Conversion Price, the Fundamental Change will be deemed to have occurred when substantially all of our common stock is exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property, but the adjustment will be based upon the highest weighted average per share consideration that a holder of our common stock could have received in the transactions or events as a result of which more than 50% of all outstanding shares of our common stock will have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property.

     The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

     The term "Optional Redemption Ratio" means a fraction of which the numerator will be $50 and the denominator will be the then current Optional Redemption Price or, on or prior to October 3, 2002, an amount per TIDES determined by us in our sole discretion, after consultation with a nationally recognized investment banking firm, to be the equivalent of the hypothetical redemption price that would have been applicable if the TIDES had been redeemable during that period.

     The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for the common stock received in the Common Stock Fundamental Change for the ten consecutive trading days prior to and including the Entitlement Date, as adjusted in good faith by us to appropriately reflect any of the events referred to in clauses (A) through
(F) of the first paragraph under " -- Conversion Price Adjustments -- General."

     The term "Reference Market Price" will initially mean on the date the trust
originally issues the TIDES, $          (which is an amount equal to 66 2/3% of
the last reported sale price for our Class A common stock on the New York Stock
Exchange Composite Tape on              , 1999). In the event of any adjustment
to the Applicable Conversion Price, other than as a result of a Non-Stock Fundamental Change, the trust will also adjust the Reference Market Price so that the ratio of the Reference Market Price to the Applicable Conversion Price after giving effect to any adjustment will be the same as the ratio of
$          to the initial conversion price.

     The term "Relevant Price" means:

     - in the case of a Non-Stock Fundamental Change in which the holder of our common stock receives only cash, the amount of cash received by the holder of one share of our common stock; and

     - in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the daily Closing Prices for our Class A common stock during the ten consecutive trading days prior to and including the Entitlement Date, in each case as adjusted in good faith by us to appropriately reflect any of the events referred to in clauses (A) through (F) of the first paragraph under "-- Conversion Price
       Adjustments -- General."

MANDATORY REDEMPTION

     Upon the repayment in full of the debentures at their stated maturity or a redemption in whole or in part of the debentures (other than following any distribution of the debentures to you and the holders of the trust's common securities), the property trustee will apply the proceeds from the repayment or redemption to redeem, on a pro rata basis, a Like Amount of TIDES and the trust's common securities, on the Redemption Date, in an amount per TIDES or common security, as applicable, equal to the applicable Redemption Price, which Redemption Price will be equal to:

     - the liquidation amount of each TIDES plus any accrued and unpaid distributions in the case of (A) the repayment of the debentures at their stated maturity or (B) the redemption of the debentures in certain limited circumstances upon the occurrence of a Tax Event (as hereinafter defined); or

     - in the case of an optional redemption on or after October 3, 2002, the Optional Redemption Price (as defined under "Description of Convertible Subordinated Debentures -- Redemption -- Optional Redemption").

REDEMPTION PROCEDURES

     The trust will redeem its TIDES and common securities at the applicable Redemption Price with the proceeds from the contemporaneous repayment or redemption of the debentures. The trust will redeem its TIDES and common securities and will pay the applicable Redemption Price on each Redemption Date only to the extent that it has funds on hand available for the payment of the Redemption Price. See also "-- Subordination of Common Securities."

     If the trust gives a notice of redemption in respect of the TIDES, then, by 10:00 a.m., New York City time, on the date fixed for redemption (the "Redemption Date"), to the extent funds are available, with respect to the TIDES held in global form, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the applicable Redemption Price to you. See "-- Form, Book-Entry Procedures and Transfer." With respect to the TIDES held in certificated form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the TIDES funds sufficient to pay the applicable Redemption Price and will give the paying agent irrevocable instructions and authority to pay the Redemption Price to the holders of the TIDES upon surrender of their certificates evidencing the TIDES. See "-- Payment and Paying Agency." DTC or the paying agent, as applicable, will pay those distributions payable on or prior to the Redemption Date to you if you were a holder of TIDES on the relevant record dates for the related distribution. If the trust has given notice of redemption and deposited funds as required, then upon the date of the deposit, all of your rights will cease, except your right to receive the applicable Redemption Price, but without interest on the Redemption Price, and the TIDES will cease to be outstanding. If any Redemption Date is not a Business Day, then payment of the applicable Redemption Price payable on that date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any delay), except that, if that Business Day falls in the next calendar year, the payment will be made on the immediately preceding Business Day. If we or the trust improperly withhold or refuse to make payment of the applicable Redemption Price pursuant to the Guarantee as described under "Description of Guarantee," distributions on TIDES will continue to accrue from the Redemption Date originally established by the trust to the date the Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

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

     Subject to applicable law (including, without limitation, United States federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding TIDES by tender in the open market or by private agreement.

     If we desire to consummate an optional redemption, we must send a notice to each holder of TIDES and the trust's common securities at its registered address in accordance with the notice procedures set forth under "Description of Convertible Subordinated Debentures -- Redemption -- Optional Redemption." We must mail any notice of a Tax Event Redemption at least 30 days but not more than 60 days before the Redemption Date to you. We need not provide notice of repayment at the stated maturity of the debentures.

TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION OR DISTRIBUTION

     If a Tax Event occurs and is continuing, we will cause the trustees to dissolve and liquidate the trust and, after satisfaction of liabilities of creditors of the trust, cause debentures to be distributed to you in liquidation of the trust within 90 days following the occurrence of the Tax Event. However, the liquidation and distribution will be conditioned on:

     - the trustees' receipt of an opinion of a nationally recognized independent tax counsel (reasonably acceptable to the trustees) experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that you will not recognize any income, gain or loss for United States federal income tax purposes as a result of such liquidation and distribution of debentures; and

     - Entercom being unable to avoid such Tax Event within such 90-day period by taking some ministerial action or pursuing some other reasonable measure that, in our sole judgment, will have no adverse effect on us, the trust or you and will involve no material cost.

     Furthermore, if (1) a nationally recognized independent tax counsel (reasonably acceptable to the trustees) experienced in such matters provides an opinion (the "Redemption Tax Opinion") to us that, as a result of a Tax Event, there is more than an insubstantial risk that we would be precluded from deducting the interest on the debentures for United States federal income tax purposes, even after the debentures were distributed to you upon liquidation of the trust as described above, or (2) such tax counsel informs the trustees that it cannot deliver a No Recognition Opinion, we will have the right, upon not less than 30 nor more than 60 days' notice and within 90 days following the occurrence and continuation of the Tax Event, to redeem the debentures, in whole, but not in part, for cash, for the principal amount plus accrued and unpaid interest and, following such redemption, the trust will redeem all the TIDES at the aggregate liquidation amount of the TIDES plus accrued and unpaid distributions. However, if at the time there is available to us or the trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action or pursuing some other reasonable measure that, in our sole judgment, will have no adverse effect on us, the trust or you and will involve no material cost, we or the trust will pursue that measure in lieu of redemption. See "-- Mandatory Redemption." In addition to the foregoing options, we will also have the option of causing the TIDES to remain outstanding and pay Additional Sums on the debentures. See "Description of Convertible Subordinated Debentures -- Additional Sums."

     The term "Tax Event" means the receipt by the property trustee of an opinion of a nationally recognized independent tax counsel to us (reasonably acceptable to the trustees) experienced in such matters (a "Dissolution Tax Opinion") to the effect that, as a result of:

          (A) any amendment to or change (including any announced prospective change (which will not include a proposed change), provided that a Tax Event will not occur more than 90 days before the effective date of any prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority of the United States or any political subdivision; or

          (B) any judicial decision or official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action");

there is more than an insubstantial risk that:

          (a) if the debentures are held by the property trustee, (1) the trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to interest accrued or received on the debentures or subject to more than a de minimis amount of other taxes, duties or other governmental charges as determined by counsel, or (2) any portion of interest payable by us to the trust (or original issue discount accruing) on the debentures is not, or within 90 days of the date of such opinion will not be, deductible by us in whole or in part for United States federal income tax purposes; or

          (b) with respect to debentures which are no longer held by the property trustee, any portion of interest payable by us (or original issue discount accruing) on the debentures is not, or within 90 days of the date of such opinion will not be, deductible by us in whole or in part for United States Federal income tax purposes.

     If an Investment Company Event occurs and is continuing, we will cause the trustees to dissolve and liquidate the trust and, after satisfaction of liabilities of creditors of the trust, cause the debentures to be distributed to you in liquidation of the trust within 90 days following the occurrence of the Investment Company Event.

     The term "Investment Company Event" means the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority to the effect that the trust is or will be considered an "investment company" required to be registered under the Investment Company Act of 1940, as amended, which change in law becomes effective on or after the date of this prospectus.

     The distribution by us of the debentures will effectively result in the cancellation of the TIDES.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF CONVERTIBLE SUBORDINATED DEBENTURES

     We, as the holder of the trust's outstanding common securities, will have the right at any time (including, without limitation, upon the occurrence of a Tax Event or an Investment Company Event) to dissolve the trust and, after satisfaction of liabilities of creditors of the trust as provided by applicable law, cause a Like Amount of the debentures to be distributed to you and the holders of the trust's common securities upon liquidation of the trust.

     The trust will automatically dissolve upon the first to occur of:

          (A) bankruptcy, dissolution or liquidation of us;

          (B) our written direction to the property trustee to dissolve the trust (which direction is optional and, except as described above, wholly within our discretion, as depositor);

          (C) redemption of all the TIDES and the trust's common securities as described under "-- Mandatory Redemption" above;

          (D) conversion of all outstanding TIDES and the trust's common securities as described under "-- Conversion Rights" above;

          (E) expiration of the term of the trust; or

          (F) entry of an order for the dissolution of the trust by a court of competent jurisdiction.

     If an early dissolution occurs as described in clause (A), (B), (E) or (F) above, the trustees will liquidate the trust as expeditiously as the trustees determine to be possible by distributing, after satisfaction of liabilities to the creditors of the trust as provided by applicable law, to you and the holders of the trust's common securities a Like Amount of the debentures, unless the distribution would not be practical. In that event, you and the holders of the trust's common securities will be entitled to receive out of the trust's assets available for distribution to holders, after satisfaction of liabilities to the trust's creditors as provided by applicable law, an amount equal to, in the case of holders of TIDES, the aggregate liquidation amount of the TIDES plus accrued and unpaid distributions, to the date of payment (that amount being the "Liquidation Distribution"). If the Liquidation Distribution can be paid only in part because the trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the trust will pay the amounts directly payable by it on the TIDES on a pro rata basis. We, as the holder of the trust's common securities, will be entitled to receive distributions upon any liquidation pro rata with you, except that if an event of default under the debentures (or an event that, with notice or passage of time, would become an event of default under the debentures) has occurred and is continuing, the TIDES will have a priority over the trust's common securities with respect to any of those distributions. See "-- Subordination of Common Securities."

     The term "Like Amount" means:

     - with respect to a redemption of TIDES, TIDES having an aggregate liquidation amount equal to that portion of the principal amount of debentures to be contemporaneously redeemed allocated to the trust's common securities and to the TIDES based upon the relative liquidation amounts of the classes and the proceeds of which will be used to pay the applicable Redemption Price (each of the "Stated Maturity Price," "Optional Redemption Price" and "Tax Event Redemption Price" being referred to herein as a "Redemption Price") of the TIDES; and

     - with respect to a distribution of debentures to holders of TIDES in connection with a dissolution or liquidation of the trust, debentures having an aggregate principal amount equal to the aggregate liquidation amount of the TIDES and/or common securities of the holder to whom the trust distributes the debentures.

     If we do not redeem the debentures prior to maturity, the trust is not liquidated and the debentures are not distributed to you and the holders of the trust's common securities, the TIDES will remain outstanding until the repayment of the debentures at their final stated maturity and the distribution of the Liquidation Distribution to you.

     On and after the liquidation date fixed for any distribution of debentures to you and the holders of the trust's common securities:

     - the trust will no longer deem the TIDES to be outstanding;

     - DTC or its nominee, as the record holder of the TIDES, will receive a registered global certificate or certificates representing the debentures to be delivered upon the distribution with respect to TIDES held by DTC or its nominee; and

     - the trust will deem any certificates representing TIDES not held by DTC or its nominee to represent debentures having a principal amount equal to the liquidation amount of the TIDES and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on the TIDES until those certificates are presented to the administrative trustees or their agent for cancellation, whereupon we will issue to the holder, and the trustee under the Indenture will authenticate, a certificate representing the debentures.

     We cannot assure you as to the market prices for the TIDES or the debentures that you may receive in exchange for the TIDES and/or the trust's common securities if a dissolution and liquidation of the trust were to occur. Accordingly, the TIDES that you may purchase, or the debentures that you may receive on dissolution and liquidation of the trust, may trade at a discount to the price that you originally paid to purchase the TIDES.

SUBORDINATION OF COMMON SECURITIES

     Payment of distributions on, and the Redemption Price of, the TIDES and the trust's common securities, as applicable, will be made pro rata to the holders of TIDES and the trust's common securities. The trust will base those payments on the liquidation amount of the TIDES and the trust's common securities. If on any distribution date or Redemption Date any event of default under the debentures (or an event that, with notice or passage of time, would become an event of default under the debentures) or an event of default under the declaration of trust has occurred and is continuing, no payment of any distribution on, or applicable Redemption Price of, any of the trust's common securities, and no other payment on account of the redemption, liquidation or other acquisition of the trust's common securities, will be made unless payment in full in cash of all accrued and unpaid distributions on all of the outstanding TIDES for all distribution periods terminating on or prior thereto, or, in the case of payment of the applicable Redemption Price, the full amount of the Redemption Price on all of the outstanding TIDES, has been made or provided for, and all funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or the applicable Redemption Price of, the TIDES then due and payable.

     In the case of any event of default under the declaration of trust resulting from an event of default under the debentures, the trust will deem us, as holder of the trust's common securities, to have waived any right to act with respect to any event of default under the declaration of trust until the effect of all events of default have been cured, waived or otherwise eliminated. Until all events of default under the declaration of trust have been so cured, waived or otherwise eliminated, the property trustee will act solely on your behalf and not our behalf as holder of the trust's common securities, and only you will have the right to direct the property trustee to act on your behalf.

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

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "event of default" under the declaration of trust (whatever the reason for the event of default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     - the occurrence of a event of default under the debentures (see "Description of Convertible Subordinated Debentures -- Debenture Events of Default");

     - the trust's default in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days (subject to the deferral of any due date in the case of a Deferral Period);

     - the trust's default in the payment of any Redemption Price of any TIDES or common security of the trust when it becomes due and payable;


     - default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the declaration of trust (other than a covenant or warranty, a default in the performance of which or the breach of which is addressed in the second or third bullet points above), and continuation of the default or breach for a period of 90 days after the holders of at least 25% in aggregate liquidation amount of the outstanding TIDES have given, by registered or certified mail, to the defaulting trustee or trustees a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" under the declaration of trust; or


     - the occurrence of a bankruptcy or insolvency with respect to the property trustee and the failure by us to appoint a successor property trustee within 60 days of those events.

     Within ten Business Days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to you, the administrative trustees and us, as depositor, unless the event of default has been cured or waived. Entercom, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we and they are in compliance with all the conditions and covenants applicable to us and them under the declaration of trust.

     If an event of default under the debentures (or an event that with notice or the passage of time, would become an event of default under the debentures) or an event of default under the declaration of trust has occurred and is continuing, the TIDES will have a preference over the trust's common securities. See " -- Liquidation of the Trust and Distribution of Convertible Subordinated Debentures" and " -- Subordination of Common Securities."

REMOVAL OF TRUSTEES

     Unless an event of default under the debentures has occurred and is continuing, we may remove any trustee at any time. If an event of default under the debentures has occurred and is continuing, the holders of a majority in liquidation amount of the outstanding TIDES may remove the property trustee and the Delaware statutory trustee. In no event will you have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us as the holder of the trust's

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common securities. No resignation or removal of the Delaware statutory trustee or the property trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the declaration of trust.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an Event of Default has occurred and is continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust's property may at the time be located, we, as the holder of the trust's common securities, and the administrative trustees will have power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust's property, or to act as separate trustee of any such property. In either case, the newly appointed trustee will have the powers provided in the instrument of appointment. In case an event of default under the debentures has occurred and is continuing, the property trustee alone will have power to make the appointment.

MERGER OR CONSOLIDATION OF TRUSTEES

     Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or with which it may be consolidated, or any person resulting from any merger or consolidation to which the trustee is a party, or any person succeeding to all or substantially all the corporate trust business of the trustee, will be the successor of that trustee under the declaration of trust as long as that person is otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

     The trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below or as otherwise set forth in the declaration of trust. The trust may, at our request, as depositor, with the consent of the administrative trustees but without your consent and the consent of the property trustee or the Delaware statutory trustee, merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state; provided, however, that:

     - the successor entity either (a) expressly assumes all of the trust's obligations with respect to the TIDES or (b) substitutes for the TIDES other securities having substantially the same terms as the TIDES (the "Successor Securities") so long as the Successor Securities rank the same as the TIDES rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

     - we expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the debentures;

     - the Successor Securities are listed or traded, or any Successor Securities will be listed or traded upon notification of issuance, on any national securities exchange, national automated quotation system or other organization on which the TIDES are then listed or traded, if any;

     - the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the TIDES (including any Successor Securities) in any material respect;

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     - the successor entity has a purpose substantially identical and limited to the purpose of the trust;

     - prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the trust experienced in such matters to the effect that (a) the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the limited liability of the holders of the TIDES (including any Successor Securities) in any material respect, and (b) following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act;

     - we or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the Successor Securities at least to the extent provided by the Guarantee; and

     - the merger, consolidation, amalgamation, replacement or lease is not a taxable event for you.

     Notwithstanding the foregoing, the trust will not, except with the consent of holders of 100% in aggregate liquidation amount of the TIDES and the trust's common securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as an association taxable as a corporation (or to substantially increase the likelihood that the trust or the successor entity would be classified as other than a grantor trust) for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE DECLARATION

     Except as provided below and under "Description of Guarantee -- Amendments and Assignment" and as otherwise required by law and the declaration of trust, you will have no voting rights.

     In addition to your rights with respect to the enforcement of payment to the trust of principal of or interest on the debentures as described under "Description of Convertible Subordinated Debentures -- Debenture Events of Default," if:

     - an event of default under the debentures occurs and is continuing; or

     - we default under the Guarantee with respect to the TIDES (each an "Appointment Event");

then the holders of the TIDES, acting as a single class, will be entitled by a vote of a majority in aggregate stated liquidation amount of the outstanding TIDES to appoint a special trustee. Any holder of TIDES (other than Entercom or any of our affiliates) will be entitled to nominate any person to be appointed as special trustee. Not later than 30 days after the right to appoint a special trustee arises, the trustees will convene a meeting of the holders of TIDES for the purpose of appointing a special trustee. If the trustees fail to convene that meeting within the 30-day period, the holders of not less than 10% of the aggregate stated liquidation amount of the outstanding TIDES will be entitled to convene the meeting. The provisions of the declaration of trust relating to the convening and conduct of the meetings of the holders will apply with respect to the meeting. Any

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special trustee so appointed will cease to be a special trustee if the
Appointment Event pursuant to which the special trustee was appointed and all other Appointment Events cease to be continuing. Notwithstanding the appointment of any special trustee, we will retain all rights under the Indenture, including the right to defer payments of interest by extending the interest payment period as described under "Description of Convertible Subordinated Debentures -- Option to Extend Interest Payment Date."

     Entercom, the property trustee and the administrative trustees may amend the declaration of trust from time to time without your consent:

     - to cure any ambiguity;

     - to correct or supplement any provision in the declaration of trust that may be inconsistent with any other provision;


     - to make any other provisions with respect to ministerial matters or questions arising under the declaration of trust, which will not be inconsistent with the other provisions of the declaration of trust; or



     - to modify, eliminate or add to any provisions of the declaration of trust to the extent as is necessary to ensure that the trust will not be classified for United States federal income tax purposes as a corporation or will be classified for United States federal income tax purposes as a grantor trust at all times that any TIDES or the trust's common securities are outstanding or to ensure that the trust will not be required to register as an investment company under the Investment Company Act of 1940, as amended.



However, in the case of the first clause above, the action must not adversely affect in any material respect the interests of any holder of TIDES or the trust's common securities, and any amendments of the declaration of trust will become effective when notice of the amendment is given to you and the holders of the trust's common securities.


     Entercom, the property trustee and the administrative trustees may amend the declaration of trust with:

     - the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding TIDES; and

     - receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the trust's status as a grantor trust for United States federal income tax purposes or the trust's exemption from status as an investment company under the Investment Company Act.

     In addition, without the consent of each holder of TIDES and the trust's common securities, the declaration of trust may not be amended to (A) change the amount or timing of any distribution on the TIDES or the trust's common securities or otherwise adversely affect the amount of any distribution required to be made in respect of the TIDES or the trust's common securities as of a specified date or (B) restrict the right of a holder of TIDES or the trust's common securities to institute suit for the enforcement of any payment on or after such date.

     So long as any debentures are held by the trust, the trustees will not:

     - direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the debentures, or executing any trust or power conferred on the property trustee with respect to the debentures;

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     - waive any past default that is waivable under the Indenture;

     - exercise any right to rescind or annul a declaration that the principal of all the debentures is due and payable; or

     - consent to any amendment, modification or termination of the Indenture or the debentures, when that consent will be required;

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding TIDES; provided, however, that when a consent under the Indenture does require the consent of each holder of debentures affected thereby, the property trustee cannot give its consent without the prior consent of each holder of the TIDES.

     The trustees cannot revoke any action previously authorized or approved by a vote of the holders of the TIDES except by subsequent vote of those holders. The property trustee will notify each holder of TIDES of any notice of default with respect to the debentures. In addition to obtaining the foregoing approvals of the holders of the TIDES, prior to taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in those matters to the effect that the action will not affect the trust's status as a grantor trust for United States federal income tax purposes on account of the action.

     Any required approval of holders of TIDES may be given at a meeting of those holders convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of TIDES are entitled to vote to be given to each holder of record of TIDES in the manner set forth in the declaration of trust.

     Neither your vote nor your consent is required for the trust to redeem and cancel the TIDES in accordance with the declaration of trust.

     Notwithstanding that you are entitled to vote or consent under any of the circumstances described above, any of the TIDES that are owned by us, the trustees or any affiliate of Entercom or any trustees, will, for purposes of such vote or consent, be treated as if they were not outstanding.

EXPENSES AND TAXES

     In the Indenture, we, as issuer of the debentures, have agreed to pay all debts and other obligations (other than with respect to payments of distributions, amounts payable upon redemption and the liquidation amount of the TIDES and the trust's common securities) and all of the trust's costs and expenses (including costs and expenses relating to the trust's organization, the fees and expenses of the trustees and the costs and expenses relating to the trust's operations) including those incurred in connection with the offering of the TIDES, and to pay any and all taxes and all costs and expenses with respect to the foregoing (other than United States withholding taxes) to which the trust might become subject. Our obligations under the Indenture are for the benefit of, and will be enforceable by, any creditor to whom any such debts, obligations, costs, expenses and taxes are owed, whether or not the creditor has received notice of those obligations. Any creditor may enforce our obligations directly against us, and we have irrevocably waived any right or remedy to require that any creditor take any action against the trust or any other person before proceeding against us. We have also agreed in the Indenture to execute any additional agreement(s) as may be necessary or desirable to give full effect to the foregoing.

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FORM, BOOK-ENTRY PROCEDURES AND TRANSFER

     The TIDES will be issued in the form of one fully registered global TIDES certificate (the "Global TIDES"), except as described below. The Global TIDES will be deposited upon issuance with the property trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the Global TIDES may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global TIDES may not be exchanged for TIDES in certificated form except in the limited circumstances described below. See "-- Certificated TIDES." In addition, a transfer of beneficial interests in the Global TIDES will be subject to the applicable rules and procedures of DTC and its direct or indirect participants which may change from time to time.

DEPOSITARY PROCEDURES

     DTC has advised us that it is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised us and the trust that, pursuant to procedures established by it:

     - upon deposit of the Global TIDES, DTC will credit the accounts of Participants designated by Credit Suisse First Boston with portions of the principal amount of the Global TIDES; and

     - ownership of such interests in the Global TIDES will be shown on, and the transfer of ownership of those Global TIDES will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global TIDES).

     Investors in the Global TIDES may hold their interests in the Global TIDES directly through DTC, if they are Participants in DTC, or indirectly through organizations which are Participants in DTC's system. All interests in a Global TIDES will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of certain securities, including the TIDES that they own. Consequently, the ability to transfer beneficial interests in a Global TIDES to

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those persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global TIDES to pledge those interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those interests, may be affected by the lack of a physical certificate evidencing those interests.
For certain other restrictions on the transferability of the TIDES, see
"-- Certificated TIDES."

     EXCEPT AS DESCRIBED BELOW, OWNERS OF BENEFICIAL INTERESTS IN THE GLOBAL TIDES ARE NOT ENTITLED TO HAVE TIDES REGISTERED IN THEIR NAMES, AND THEY WILL NOT RECEIVE OR BE ENTITLED TO RECEIVE PHYSICAL DELIVERY OF TIDES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS OF TIDES UNDER THE DECLARATION OF TRUST FOR ANY PURPOSE.

     Payments in respect of the Global TIDES registered in the name of DTC or its nominee will be payable by the property trustee to DTC or its nominee as the registered holder under the declaration of trust by wire transfer in immediately available funds on each distribution date. Under the terms of the declaration of trust, the property trustee will treat the persons in whose names the TIDES, including the Global TIDES, are registered as the owners of the Global TIDES for the purpose of receiving payments and for any and all other purposes. Consequently, neither the property trustee nor any agent of the property trustee has or will have any responsibility or liability for (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of, beneficial ownership interests in the Global TIDES, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global TIDES or (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised us and the trust that its current practice, upon receipt of any payment in respect of securities such as the TIDES, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of beneficial interests in the Global TIDES, as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on the payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of TIDES represented by Global TIDES held through the Participants will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the property trustee or us. Neither the trust nor the property trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the TIDES, and the trust and the property trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Interests in the Global TIDES will trade and settle according to the rules and procedures of DTC and its Participants. Transfers and settlements between Participants in DTC will be effected in accordance with DTC's procedures.

     DTC has advised us and the trust that it will take any action permitted to be taken by you (including, without limitation, the presentation of TIDES for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global TIDES are credited and only in respect of the portion of the aggregate liquidation amount of the TIDES represented by the Global TIDES as to which the Participant or Participants has or have given such direction. However, if there is an Event of Default under the declaration of trust, DTC reserves the right to exchange the

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

Global TIDES for TIDES in certificated form and to distribute those TIDES to its Participants.

     So long as DTC or its nominee is the registered owner of the Global TIDES, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the TIDES represented by the Global TIDES for all purposes under the declaration of trust.

     Neither DTC nor its nominee will consent or vote with respect to the TIDES. Under its usual procedures, DTC would mail an omnibus proxy to the trust as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of DTC or its nominee to those Participants to whose accounts the TIDES are credited on the record date (identified in a listing attached to the omnibus proxy).

     The information in this section concerning DTC and its book-entry system has been obtained from sources that we and the trust believe to be reliable, but neither we nor the trust takes responsibility for the accuracy of the information.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global TIDES among Participants in DTC, it is under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. Neither the trust nor the property trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED TIDES

     The TIDES represented by the Global TIDES will be exchangeable for certificated TIDES in definitive form of like tenor as the TIDES ("Certificated TIDES") in denominations of U.S. $1,000.00 and integral multiples of $1,000.00 if:

     - DTC notifies us or the trust that it is unwilling or unable to continue as depositary for the Global TIDES, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act;


     - Entercom on behalf of the trust in its sole discretion at any time determines not to have all of the TIDES evidenced by Global TIDES; or


     - a default entitling you to accelerate the maturity of the TIDES has occurred and is continuing.

Any of the TIDES that are exchangeable pursuant to the preceding sentence are exchangeable for Certificated TIDES issuable in authorized denominations and registered in the names as DTC directs. Subject to the foregoing, the Global TIDES are not exchangeable, except for Global TIDES of the same aggregate denomination to be registered in the name of DTC or its nominee.

PAYMENT AND PAYING AGENCY

     Payments in respect of the TIDES held in global form will be made to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates, or, in respect of the TIDES that are not held by DTC, the payments will be made by check mailed to the address of the holder entitled thereto as the address appears on the register. The paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent may resign as paying agent upon 30 days' written notice to the property trustee, the administrative trustees and us. If the property trustee is no longer the paying agent, the

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administrative trustees will appoint a successor (which will be a bank or trust company acceptable to the administrative trustees and us) to act as paying agent.

     The property trustee has informed the trust that so long as it serves as paying agent for the TIDES, it anticipates that information regarding distributions on the TIDES, including payment date, record date and redemption information, will be made available through Wilmington Trust Company.

REGISTRAR, CONVERSION AGENT AND TRANSFER AGENT

     The property trustee acts as registrar, conversion agent and transfer agent for the TIDES.

     The property trustee will act as initial paying agent and transfer agent for Certificated TIDES and may designate additional or substitute paying agents and transfer agents at any time. Registration of transfers of Certificated TIDES will be effected without charge by or on behalf of the trust, but upon payment (with the giving of such indemnity as the administrative trustees, the property trustee or we may require) in respect of any tax or other government charges that may be imposed in connection with any transfer or exchange. The trust will not be required to register the transfer or exchange of Certificated TIDES during the period beginning at the opening of business 15 days before any selection of Certificated TIDES to be redeemed and ending at the close of business on the day of that selection or register the transfer or exchange of any Certificated TIDES, or portion thereof, called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The property trustee, other than during the occurrence and continuance of an event of default, will undertake to perform only those duties as are specifically set forth in the declaration of trust and, during the existence of an event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the declaration of trust at the request of any holder of TIDES or the trust's common securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the declaration of trust or is unsure of the application of any provision of the declaration of trust, and the matter is not one on which holders of the TIDES or the trust's common securities are entitled under the declaration of trust to vote, then the property trustee will take the action as is directed by us. If the property trustee receives no directions, it will take the action as it deems advisable and in the best interests of the holders of the TIDES and the trust's common securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The administrative trustees are authorized and directed to:

     - conduct the affairs of and to operate the trust in a way that the trust will not be deemed to be an investment company required to be registered under the Investment Company Act;

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     - take any action to cause the trust to be classified for United States federal income tax purposes as a grantor trust; and

     - take any action to ensure that the debentures will be treated as our indebtedness for United States federal income tax purposes.

     In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the trust's certificate of trust or the declaration of trust, that we and the administrative trustees determine in our and their discretion to be necessary or desirable for those purposes, as long as their actions do not materially adversely affect the interests of the holders of the TIDES or the trust's common securities.

     You and the holders of the trust's common securities have no preemptive or similar rights.

     The trust may not borrow money or issue debt or mortgage or pledge any of its assets.

GOVERNING LAW

     The declaration of trust and the TIDES will be governed by and construed in accordance with the laws of the State of Delaware.

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                                 DESCRIPTION OF
                      CONVERTIBLE SUBORDINATED DEBENTURES

     We will issue the debentures under the Indenture. The Indenture will be qualified under and will be subject to and governed by the Trust Indenture Act upon effectiveness of the registration statement of which this prospectus is a part. This summary of certain terms and provisions of the debentures and the Indenture is not complete. For a complete description of the debentures, we encourage you to read the Indenture. The form of Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. Unless the context requires otherwise, "Entercom," "We," "Us," "Our" or similar terms in this section refer solely to Entercom Communications Corp. and not the trust or any of our other consolidated subsidiaries.

GENERAL

     Concurrently with the issuance of the TIDES and the trust's common
securities, the trust will invest the proceeds in our      % Convertible
Subordinated Debentures due 2014. Interest will accrue on the debentures from
the date of their original issuance, at the annual rate of      % of the
principal amount thereof, subject to the deferral rights described below. The trust will make those payments quarterly in arrears on March 31, June 30, September 30 and December 31 (each, an "Interest Payment Date"), commencing December 31, 1999, to the person in whose name each debenture is registered, at the close of business on the fifteenth of the month in which the applicable Interest Payment Date falls.


     We anticipate that, until the liquidation of the trust, each debenture will be registered in the name of the trust and held by the property trustee for the benefit of the holders of the TIDES and the trust's common securities. The amount of interest payable for any period will be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. If any Interest Payment Date is not a Business Day, then payment of the interest payable on that date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any the delay), with the same force and effect as if made on the applicable Interest Payment Date. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount of interest (to the extent permitted by law), compounded quarterly from the relevant Interest Payment Date. The term "interest" as used herein will include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums, as applicable. See "-- Additional Sums."


     If the trust distributes the debentures to you, the description of your conversion rights in this prospectus will apply, with such changes as are necessary, to the conversion of the debentures. See "Description of TIDES -- Conversion Rights."

     Unless we previously redeem or repurchase the debentures in accordance with the Indenture, they will mature on September 30, 2014.
See"-- Redemption -- Repayment at Maturity; Redemption of Convertible Subordinated Debentures."

     The debentures will be unsecured and will rank junior and subordinate in right of payment to all of our Secured Senior Debt. Because we are principally a holding company, our right to participate in any distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the TIDES to benefit indirectly from the distribution) is subject to the prior claims of creditors of the subsidiary, except to the extent that we may ourselves be recognized as a creditor of the subsidiary. Accordingly, the debentures will be subordinated to all of our Secured Senior Debt and effectively subordinated to all existing and future liabilities of our subsidiaries. Our subsidiaries are separate legal entities and have no obligations to pay, or make funds available for the payment of, any amounts due on the debentures, the TIDES or the guarantee. Therefore, holders of debentures should look only to our assets for payments on the debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of Entercom, whether under our current credit agreement or any other debt instrument or agreement that we may enter into in the future or otherwise. See "Risk Factors -- Risks Relating to the TIDES" and "-- Subordination."

OPTION TO EXTEND INTEREST PAYMENT DATE

     As long as no event of default under the debentures has occurred and is continuing, we have the right under the Indenture to defer the payment of interest on the debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period; provided, that no deferral period may extend beyond the stated maturity of the debentures. At the end of a deferral period, we must pay all interest, then accrued and unpaid on the debentures (together with interest thereon compounded quarterly from the relevant Interest Payment Date, to the extent permitted by applicable law). During a deferral period and for so long as the debentures remain outstanding, interest will continue to accrue and holders of debentures (and holders of the TIDES while TIDES are outstanding) will be required to accrue interest income (in the form of original issue discount) for United States federal income tax purposes.

     During any deferral period, we may not:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock (which includes common and preferred stock) other than stock dividends paid by us which consist of stock of the same class as that on which the dividend is being paid;

     - make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank pari passu with or junior in interest to the debentures; or


     - make any guarantee payments with respect to any guarantee by Entercom of the debt securities of any of our subsidiaries if the guarantee ranks pari passu with or junior in interest to the debentures, in each case other than:



        - dividends or distributions in shares of our capital stock;


        - any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under plan in the future, or the redemption or repurchase of any rights pursuant thereto;

        - payments under the Guarantee;

        - purchases or acquisitions of shares of our common stock in connection with the satisfaction by us of our obligations under any employee benefit plan or any other contractual obligation (other than a contractual obligation ranking expressly by its terms pari passu with or junior to the debentures);

        - as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock; or

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


        - the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged.



     The lenders under our Senior Credit Agreement have required, and we expect that the lenders under the amended or replacement credit facility we are seeking to obtain will require, that we exercise our right to defer interest on the debentures in the event a default occurs under the Senior Credit Agreement or other credit facility. Subject to the 20-quarter limitation, the lenders would require this deferral to remain in effect until the default is cured or waived and for a period of two complete consecutive quarters after any and all defaults have been cured or waived.


     A deferral period will terminate upon the payment by us of all interest then accrued and unpaid on the debentures (together with interest accrued thereon, compounded quarterly, to the extent permitted by applicable law). Prior to the termination of any deferral period, we may further extend the deferral period. However, the further deferral cannot cause the deferral period to exceed 20 consecutive quarters or to extend beyond the stated maturity of the debentures. Upon the termination of any deferral period, and subject to the foregoing limitations, we may elect to begin a new deferral period. We need not pay any interest during a deferral period, except at the end of the deferral period. We must give the property trustee, the administrative trustees and the debenture trustee notice of our election of any deferral period at least ten days prior to the record date for the distributions on the TIDES that would have been payable except for the election to begin or extend the deferral period. The debenture trustee will give notice of our election to begin or extend a new deferral period to the holders of the debentures. There is no limitation on the number of times that we may elect to begin a deferral period.

REDEMPTION

  REPAYMENT AT MATURITY; REDEMPTION OF CONVERTIBLE SUBORDINATED DEBENTURES

     We must repay the debentures at their stated maturity on September 30, 2014, unless earlier redeemed. The circumstances in which we may, or we are required to, redeem the debentures prior to their stated maturity are described below. Upon the repayment in full at maturity or redemption, in whole or in part, of the debentures (other than following the distribution of the debentures to the holders of the TIDES and the trust's common securities), the trust will concurrently apply the proceeds from the repayment or redemption to redeem, at the applicable Redemption Price, a Like Amount of TIDES and its common securities. See "Description of TIDES -- Mandatory Redemption."

  OPTIONAL REDEMPTION

     We will have the right to redeem the debentures in whole or in part, at any time after October 3, 2002, upon not less than 20 nor more than 60 day's notice, at a redemption price (the "Optional Redemption Price") equal to the following prices per $50 principal amount of debentures, plus accrued and unpaid interest thereon, if redeemed during the 12-month period ending September 30:

                                   PRICE PER
YEAR                          $50 PRINCIPAL AMOUNT
- ----                          --------------------
2003......................           $
2004......................           $
2005......................           $
2006......................           $

     In the event of any redemption in part, we will not be required:

     - to issue, register the transfer of or exchange any debenture during a period beginning at the opening of business 15 days before any selection for redemption of debentures and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of debentures to be so redeemed; and

     - to register the transfer of or exchange any debentures so selected for redemption, in whole or in part, except the unredeemed portion of any debenture being redeemed in part.

     In no event will we optionally redeem the debentures during a deferral period. Accordingly, prior to optionally redeeming the debentures, all interest accrued and unpaid (together, in the case of a deferral period, with interest thereon, to the extent permitted by law) to the Interest Payment Date immediately preceding the Optional Redemption Date will be paid in full.

  TAX EVENT REDEMPTION

     We may also, under limited circumstances within 90 days of the occurrence and continuation of a Tax Event, redeem (a "Tax Event Redemption") the debentures in whole, but not in part, at the aggregate principal amount of the debentures plus accrued and unpaid interest thereon to the date of redemption (the "Tax Event Redemption Price"). See "Description of TIDES -- Tax Event or Investment Company Event Redemption or Distribution."

     If we are permitted to consummate a Tax Event Redemption and we desire to do so, we must cause a notice to be mailed to each holder of TIDES and each holder of debentures at least 30 days but not more than 60 days before the Redemption Date. In the event of a Tax Event Redemption, you may convert your TIDES (or debentures, if applicable) called for redemption into our Class A common stock at the Applicable Conversion Ratio prior to 5:00 p.m., New York City time, on the applicable Redemption Date.

ADDITIONAL SUMS


     If (A) the property trustee is the sole holder of all the debentures and
(B) the trust is required to pay any additional taxes, duties, assessments or other governmental charges (other than withholding taxes) as a result of a Tax Event ("Additional Sums"), we will pay as additional amounts on the debentures those amounts as required so that the distributions payable by the trust in respect of the TIDES and its common securities will not be reduced as a result of any of those Additional Sums.

RESTRICTIONS ON PAYMENTS

     If (A) there has occurred an event of default under the debentures, (B) we are in default with respect to our payment of any obligations under the Guarantee or (C) we have given notice of our election of a deferral period as provided in the Indenture and have not rescinded that notice, or the deferral period is continuing, we will not:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock (which includes common and preferred stock) other than stock dividends paid by us which consist of stock of the same class as that on which the dividend is being paid;

     - make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any of our debt securities that rank pari passu with or junior in interest to the debentures; or


     - make any guarantee payments with respect to any guarantee by Entercom of the debt securities of any of our subsidiaries if the guarantee ranks pari passu with or junior in interest to the debentures in each case other than:



        - dividends or distributions in shares of our capital stock;


        - any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any plan in the future, or the redemption or repurchase of any rights pursuant thereto;

        - payments under the Guarantee;

        - purchases or acquisitions of shares of our common stock in connection with the satisfaction by us of our obligations under any employee benefit plan or any other contractual obligation (other than a contractual obligation ranking expressly by its terms pari passu with or junior in interest to the debentures);

        - as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock; or

        - the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged.

MODIFICATION OF INDENTURE

     From time to time we and the debenture trustee may, without the consent of the holders of debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any action does not materially adversely affect the interest of the holders of debentures or the holders of the TIDES so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting us and the debenture trustee, with the consent of the holders of not less than a majority in principal amount of debentures, to modify the Indenture in a manner affecting the rights of the holders of debentures. However, no modification may, without the consent of the holder of each outstanding debenture so affected,

     - change the stated maturity of the debentures;

     - reduce the principal amount of the debentures;

     - reduce the rate or extend the time of payment of interest on the debentures;

     - reduce the percentage of principal amount of debentures the consent of whose holders is required to amend, waive or supplement the Indenture; or

     - have certain other effects as set forth in the Indenture.

DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to the debentures that has occurred and is continuing constitutes an event of default under the debentures:

          (1) failure for 30 days to pay any interest on the debentures when due (subject to the deferral of any due date in the case of a deferral period);

          (2) failure to pay any principal or premium, if any, on the debentures when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise;

          (3) failure to observe or perform certain other covenants contained in the Indenture for 90 days after written notice to us from the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the debentures;

          (4) failure by us to issue and deliver shares of our Class A common stock upon an election by a holder of TIDES to convert its TIDES;

          (5) bankruptcy, insolvency or reorganization of Entercom or any of its significant subsidiaries; or

          (6) the voluntary or involuntary dissolution, winding-up or termination of the trust, except in connection with the distribution of the debentures to the holders of TIDES and the trust's common securities in liquidation of the trust, the redemption of all of the TIDES and the trust's common securities or certain mergers, consolidations or amalgamations, each as permitted by the declaration of trust.

     The holders of a majority in aggregate outstanding principal amount of the debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the debentures may declare the principal due and payable immediately upon an event of default under the debentures and, should the debenture trustee or the holders of debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the TIDES will have the right to make the declaration; provided that any declaration will not be effective until the earlier to occur of (1) five business days after receipt by us and the administrative agent under the Senior Credit Agreement of written notice of the declaration and (2) acceleration of obligations under the Senior Credit Agreement. The holders of a majority in aggregate outstanding principal amount of the debentures may annul the declaration and waive the default if the default (other than the non-payment of the principal of the debentures which has become due solely by the acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee. Should the holders of debentures fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the TIDES will have the right to make a declaration and waive the default.

     The holders of a majority in aggregate outstanding principal amount of the debentures affected thereby may, on behalf of the holders of all the debentures, waive any past default, except a default in the payment of principal of (or premium, if any) or interest (unless the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding debenture. Should the holders of the debentures fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the TIDES will have the right. We are required to file annually with the debenture trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the Indenture.

     In case an event of default under the debentures occurs and is continuing, the property trustee will have the right to declare the principal of and the interest on the debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the debentures; provided that any declaration will not be effective until the earlier to occur of (1) five business days after receipt by us and the administrative agent under the Senior Credit Agreement of written notice of the declaration and (2) acceleration of obligations under the Senior Credit Agreement.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TIDES

     If an event of default under the debentures has occurred and is continuing and the event is attributable to our failure to pay interest or principal on the debentures on the date the interest or principal is otherwise payable, you may institute an action directly against us. We may not amend the Indenture to remove the foregoing right to bring a direct action against us without the prior written consent of the holders of all of the TIDES. If the right to bring a direct action against us is removed, the trust may become subject to the reporting obligations under the Exchange Act. Notwithstanding any payments made to a holder of TIDES by us in connection with a direct action against us, we will remain obligated to pay the principal of and interest on the debentures, and we will be subrogated to the rights of the holder of the TIDES with respect to payments on the TIDES to the extent of any payments made by us to the holder in any direct action against us.

     You will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the debentures unless there was an event of default under the declaration of trust. See "Description of TIDES--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that we will not consolidate with or merge with or into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person other than a wholly owned subsidiary, and no person will consolidate with or merge with or into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

     - in case we consolidate with or merge with or into another person or convey, transfer or lease our properties and assets substantially as an entirety to any person other than a wholly owned subsidiary, the successor person is organized under the laws of the United States or any State of the United States or the District of Columbia, and the successor person expressly assumes our obligations on the debentures issued under the Indenture and provides for conversion rights in accordance with the Indenture;

     - immediately after giving effect thereto, no event of default under the debentures and no event which, after notice or lapse of time or both, would become an event of default under the debentures, has occurred and is continuing;

     - if at the time any TIDES are outstanding, the transaction is permitted under the declaration of trust and the Guarantee and does not give rise to any breach or violation of the declaration or trust or the Guarantee; and

     - certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the debentures protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the debentures.

SUBORDINATION

     In the Indenture, we have covenanted and agreed that any debentures issued thereunder will be subordinate and junior in right of payment to all of our Secured Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings relating to Entercom, the holders of Secured Senior Debt will first be entitled to receive payment in full in cash of principal of (and premium, if any), interest, and all other obligations with respect to the Secured Senior Debt before the holders of debentures, or the property trustee (or any other person or entity) on behalf of the holders, will be entitled to receive or retain any payment or distribution in respect of the debentures.

     In the event of the acceleration of the maturity of the debentures, the holders of all Secured Senior Debt outstanding at the time of the acceleration will first be entitled to receive payment in full in cash of all amounts due thereon (including any amounts due upon acceleration) before the holders of the debentures will be entitled to receive or retain any payment or distribution in respect of the debentures.

     In the event that


     - we default in the payment of any principal of, premium (if any), interest on, or any other amount with respect to, any Secured Senior Debt when the same becomes due and payable (a "payment default"), whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise; and, in the case of Secured Senior Debt other than Designated Secured Senior Debt,



     - the default continues beyond the period of grace, if any, specified in the instrument evidencing the Secured Senior Debt,


then, unless and until the default is cured or waived or ceases to exist or all Secured Senior Debt is paid in full in cash, no direct or indirect payment or distribution (in cash, property, securities, by set-off or otherwise) will be made or agreed to be made for or in respect of the debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the debentures.

     Furthermore, in the event that

     - we suffer a default (other than a payment default) under any Designated Secured Senior Debt; and

     - the default continues beyond the period of grace, if any, specified in the instrument evidencing the Designated Secured Senior Debt,

then, commencing upon the receipt by the debenture trustee (with a copy to us) of written notice of the default from the representative of the holders of the Designated Secured Senior Debt and until the default is cured or waived or ceases to exist or all the Designated Secured Senior Debt is paid in full in cash, no direct or indirect payment or distribution (in cash, property, securities, by set-off or otherwise) will be made or agreed to be made for or in respect of the debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the debentures. We must promptly notify the holders of Designated Secured Senior Debt of the occurrence of any default under the Indenture or the debentures.

     The term "Designated Secured Senior Debt" means (1) any obligation under the Senior Credit Agreement and (2) any other Secured Senior Debt the principal amount of which is $10.0 million or more and that has been designated by us as "Designated Secured Senior Debt."

     The term "Senior Credit Agreement" means (A) that certain Loan Agreement, dated February 13, 1998, as amended on October 8, 1998 and as further amended on July 20, 1999, by and among Entercom, as the borrower, Key Corporate Capital Inc., as administrative agent and document agent, Bank of America National Trust & Savings Association, as syndication agent, and the financial institutions listed therein, as amended, including, without limitation, any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, amended and restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, and (B) any other debt or credit facility or commercial paper facility providing for revolving credit loans, term loans, accounts receivable financing (including through the sale of accounts receivable to such lenders or to special purpose entities formed to borrow from such lenders against such accounts receivable), letters of credit or other form of financing, in each case, as amended, restated, supplemented, extended, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including, in the case of clause (A) and clause (B), any such amendment, restatement, supplement, extension, modification, renewal, refunding, replacement or refinancing, (1) extending or shortening the maturity of any obligation incurred thereunder or contemplated thereby, (2) adding or deleting borrowers or guarantors thereunder and (3) increasing the amount of credit extended, or available to be extended, thereunder.

     The term "Senior Debt" means:


          (A) all of our obligations under the Senior Credit Agreement, whether as an obligor, guarantor or otherwise, including, without limitation, principal (including, without limitation, reimbursement obligations in respect of letters of credit (whether or not drawn) and obligations to cash collateralize letters of credit), premium (if any), interest (including, without limitation, interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, whether or not the interest is an allowable claim in the bankruptcy proceeding), fees, indemnifications, expenses and other amounts payable pursuant thereto;

          (B) the principal of, and premium and interest, if any, on all of our indebtedness for money borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred;

          (C) all obligations to make payment pursuant to the terms of financial instruments, such as (1) securities contracts and foreign currency exchange contracts, (2) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreements, options, commodity futures contracts and commodity options contracts, and (3) similar financial instruments; except, in the case of both (A) and (B) above, the indebtedness and obligations that are expressly stated to rank junior in right of payment to, or pari passu in right of payment with, the debentures;

          (D) indebtedness or obligations of others of the kind described in
     (A), (B) and (C) above for the payment of which we are responsible or liable as guarantor or otherwise; and

          (E) any deferrals, renewals or extensions of any Senior Debt that is secured, in whole or in part by our assets.

     However, Senior Debt will not be deemed to include:

     - any of our Debt which, when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, was without recourse to us;

     - trade accounts payable in the ordinary course of business;

     - any of our Debt to any of our subsidiaries; or

     - Debt to any of our employees.


     The term "Secured Senior Debt" means Senior Debt that by its terms is secured by any lien, pledge, charge, encumbrance, mortgage, deed of trust, hypothecation, assignment or security interest with respect to assets having a fair market value at the time of the grant thereof (in the judgment of the Board of Directors, our Chief Financial Officer or other responsible officer of Entercom) equal to not less than the amount of such Senior Debt, including, without limitation, Senior Debt under the Senior Credit Agreement.


     The term "Debt" means:

     - the principal of, and premium and interest, if any, on indebtedness for money borrowed;

     - purchase money and similar obligations;

     - obligations under capital leases;

     - guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which we are responsible for the payment of the indebtedness of others;

     - renewals, extensions and refunding of any indebtedness;

     - interest or obligations in respect of any indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

     - obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts and similar arrangements.

     The Indenture places no limitation on the amount of Secured Senior Debt that may be incurred by us. We expect from time to time to incur additional indebtedness constituting Secured Senior Debt. At June 30, 1999, our aggregate outstanding Secured Senior Debt was approximately $166.3 million plus a $4.9 million letter of credit, and, on a pro forma basis, we would have had consolidated Secured Senior Debt of $538.9 million plus a $4.9 million letter of credit. The Indenture also places no limitation on the Debt of our subsidiaries, which effectively ranks senior in right of payment to the debentures.

REGISTRATION AND TRANSFER

     The debentures will be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC if, and only if, distributed to the holders of the TIDES and the trust's common securities. Until that time, the debentures will remain registered in the name of and held by the property trustee. Should the debentures be distributed to holders of the TIDES and the trust's common securities, beneficial interests in the debentures will be shown on, and transfers of debentures will be effected only through, records maintained by Participants in DTC. Except as described below, debentures in certificated form will not be issued in exchange for the global certificates.

     A global security will be exchangeable for debentures in certificated form registered in the names of persons other than Cede & Co. only if:

     - DTC notifies us that it is unwilling or unable to continue as a depositary for the global security and no successor depositary has been appointed, or it at any time DTC ceases to be a "clearing agency" registered under the Exchange Act, at a time when DTC is required to be so registered to act as the depositary;

     - we in our sole discretion determines that the global security will be so exchangeable; or

     - there has occurred and is continuing an event of default under the debentures.

     Any global security that is exchangeable pursuant to the preceding sentence will be exchangeable for certificates registered in those names as DTC directs. It is expected that the instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in the global security.

     Payments on debentures held in global form will be made to DTC, as the depositary for the debentures. In the case of debentures issued in certificated form, principal and interest will be payable, the transfer of the debentures will be registrable, and debentures will be exchangeable for debentures of other denominations of a like aggregate principal amount, at the corporate office of the debenture trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by us, provided that payment of interest may be made at our option of by check mailed to the address of the persons entitled thereto or by wire transfer.

     For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of TIDES -- Form, Book-Entry Procedures and Transfer." If the debentures

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are distributed to the holders of the TIDES and the trust's common securities upon the trust's termination, the form, book-entry and transfer procedures with respect to the TIDES as described under "Description of TIDES -- Form, Book-Entry Procedures and Transfer," will apply to the debentures with such changes to the details of the procedures as are necessary.

PAYMENT AND PAYING AGENTS

     Payment of the principal of and interest on the debentures will be made at the office or agency we maintain for that purpose in New York, New York, in the coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. However, at our option, payment of interest may be made (except in the case of debentures that are held in global form) by check mailed to each registered holder or by wire transfer. Payment of any interest on any debentures will be made to the person in whose name the debentures is registered at the close of business on the record date for that interest payment date, except in the case of defaulted interest.

GOVERNING LAW

     The Indenture and the debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The debenture trustee will be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to those provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of debentures, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

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                            DESCRIPTION OF GUARANTEE

     We will execute and deliver the Guarantee for your benefit concurrently with the issuance by the trust of the TIDES. Wilmington Trust Company will act as guarantee trustee under the Guarantee. The Guarantee will be qualified under the Trust Indenture Act upon the effectiveness of the registration statement of which this prospectus is a part. This summary of certain provisions of the Guarantee is not complete. For a complete description of the Guarantee, we encourage you to read the Guarantee. The guarantee trustee holds the Guarantee for the benefit of the holders of the TIDES. We have filed the form of Guarantee as an exhibit to the registration statement of which this prospectus is a part. Unless the context requires otherwise, "Entercom," "We," "Us," "Our" or similar terms in this section refer solely to Entercom Communications Corp. and not the trust or any of our other consolidated subsidiaries.

GENERAL

     Pursuant to the Guarantee, we will irrevocably agree to pay in full on a subordinated basis, as set forth herein, the Guarantee Payments to you, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment. The following payments with respect to the TIDES, to the extent not paid by or on behalf of the trust (the "Guarantee Payments"), will be subject to the Guarantee:

     - any accrued and unpaid distributions required to be paid on the TIDES, to the extent that the trust has funds on hand available at that time;

     - the applicable Redemption Price with respect to TIDES called for redemption, to the extent that the trust has funds on hand available at that time; and

     - upon a voluntary or involuntary dissolution, winding up or liquidation of the trust (other than in connection with the distribution of debentures to you or the redemption of all of the TIDES), the lesser of (a) the Liquidation Distribution, to the extent the trust has funds available and
       (b) the amount of assets of the trust remaining available for distribution to you upon liquidation of the trust after satisfaction of liabilities to the trust's creditors as required by applicable law.

     Our obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by us to you or by causing the trust to pay those amounts to you.

     The Guarantee will be an irrevocable guarantee on a subordinated basis of the trust's obligations under the TIDES, although it will apply only to the extent that the trust has funds sufficient to make those payments, and is not a guarantee of collection. If we do not make interest payments on the debentures held by the trust, the trust will not be able to pay distributions on the TIDES and will not have funds legally available for the distributions.

     The Guarantee will rank subordinate and junior in right of payment to all Secured Senior Debt. See "-- Status of the Guarantee." Because we are principally a holding company, our right to participate in any distribution of assets of any subsidiary, upon the subsidiary's liquidation or reorganization or otherwise (and thus the ability of the holders of TIDES to benefit indirectly from any such distribution), is subject to the prior claims of creditors of the subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, our obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries, and

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claimants should look only to our assets for payments thereunder. The Guarantee does not limit our incurrence or issuance of other secured or unsecured debt, including Secured Senior Debt.


STATUS OF THE GUARANTEE

     The Guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all Secured Senior Debt in the same manner as the debentures.

     The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for your benefit. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the trust or upon distribution to the holders of the TIDES or the debentures. The Guarantee does not place a limitation on the amount of additional Secured Senior Debt that may be incurred by us. We expect from time to time to incur additional indebtedness constituting Secured Senior Debt.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect your rights (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding TIDES. The manner of obtaining any the approval will be as set forth under "Description of TIDES -- Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the Guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the TIDES then outstanding.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon our failure to perform any of our payment or other obligations under the Guarantee; provided, however, that except with respect to a default in payment of any Guarantee Payment, we must have received notice of default and not have cured the default within 60 days after receipt of the notice. The holders of not less than a majority in aggregate liquidation amount of the TIDES have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the Guarantee.

     You may institute a legal proceeding directly against us to enforce your rights under the Guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

     We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The guarantee trustee, other than during the occurrence and continuance of our default in performance of the Guarantee, undertakes to perform only those duties as are

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specifically set forth in the Guarantee and, after default with respect to the
Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the TIDES unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate as to each holder of TIDES upon:

     - full payment of the Redemption Price of the TIDES and any accrued and unpaid distributions;

     - distribution of the debentures held by the trust to you;

     - liquidation of the trust; or

     - distribution of Class A common stock of Entercom to holders in respect of conversion of the holder's TIDES into Class A common stock.

     The Guarantee will terminate completely upon full payment of the amounts payable in accordance with the declaration of trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the TIDES must restore payment of any sums paid under the TIDES or the Guarantee.

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

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                 RELATIONSHIP AMONG THE TIDES, THE CONVERTIBLE
                   SUBORDINATED DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE


     We will irrevocably guarantee payments of distributions and other amounts due on the TIDES (to the extent the trust has funds available for the payment of those distributions) as and to the extent set forth under "Description of Guarantee." Taken together, our obligations under the debentures, the Indenture, the declaration of trust and the Guarantee, including our obligation to pay the trust's costs, expenses and other liabilities (other than the trust's obligations to the holders of the TIDES and its common securities pursuant to the terms of those securities) provide in the aggregate, a full, irrevocable and unconditional guarantee of all of the trust's obligations under the TIDES. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the full, irrevocable and unconditional guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the TIDES and its common securities. If and to the extent that we do not make payments on the debentures, the trust will not pay distributions or other amounts due on the TIDES. The Guarantee does not cover payment of distributions when the trust does not have sufficient funds to pay those distributions. In that event, your remedy is to institute a direct action against us. Our obligations under the Guarantee are subordinate and junior in right of payment to all Secured Senior Debt. Unless the context requires otherwise, "Entercom," "We," "Us," "Our" or similar terms in this section refer solely to Entercom Communications Corp. and not the trust or any of our other consolidated subsidiaries.


SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the debentures, the payments will be sufficient to cover distributions and other payments due on the TIDES, primarily because:

     - the aggregate principal amount or applicable Redemption Price of the debentures will be equal to the sum of the aggregate liquidation amount or applicable Redemption Price, as applicable, of the TIDES and the trust's common securities;

     - the interest rate payable on the debentures and interest and other payment dates on the debentures will match the distribution rate and distributions and other payment dates for the TIDES;

     - we will pay for all of the trust's costs, expenses and liabilities except the trust's obligations to holders of TIDES and its common securities pursuant to the terms of those securities; and

     - the declaration of trust further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the declaration of trust.

     Notwithstanding anything to the contrary in the Indenture, we have the right to set off any payment we are otherwise required to make under the Indenture with and to the extent we have already made, or are concurrently on the date of that payment making, any payment under the Guarantee used to satisfy the related payment of indebtedness under the Indenture.

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ENFORCEMENT RIGHTS OF HOLDERS OF TIDES

     You may institute a legal proceeding directly against us to enforce your rights under the Guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person or entity.

     A default or event of default under any Secured Senior Debt would not constitute a default or event of default under the declaration of trust. However, in the event of payment and certain other defaults under, or acceleration of, Secured Senior Debt, the subordination provisions of the Indenture provide that no payments may be made in respect of the debentures until the Secured Senior Debt has been paid in full or the payment or other default under any Secured Senior Debt has been cured or waived. Failure to make required payments on debentures would constitute an Event of Default under the declaration of trust.

LIMITED PURPOSE OF THE TRUST

     The TIDES evidence an undivided beneficial ownership interest in the trust, and the trust exists for the sole purpose of issuing the TIDES and the trust's common securities and investing the proceeds of the TIDES and the trust's common securities in the debentures.

RIGHTS UPON DISSOLUTION

     Upon any voluntary or involuntary dissolution, winding-up or liquidation of the trust involving the liquidation of the debentures, after satisfaction of the liabilities of the creditors of the trust as required by applicable law, you and the holders of the trust's common securities will be entitled to receive, out of the trust's assets held, the Liquidation Distribution in cash. See "Description of TIDES -- Liquidation of the Trust and Distribution of Convertible Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of Entercom, the property trustee, as holder of the debentures, would be a subordinated creditor of Entercom, subordinated in right of payment to all Secured Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any of our stockholders receive payments or distributions. Since we are the guarantor under the Guarantee and have agreed to pay for all of the trust's costs, expenses and liabilities (other than the trust's obligations to the holders of its TIDES and common securities), the positions of a holder of TIDES and a holder of debentures relative to our other creditors and stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

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                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Latham & Watkins, counsel to Entercom, the following are the material United States federal income tax consequences of the ownership and disposition of the TIDES. Unless otherwise stated, this summary deals only with the TIDES held as capital assets (e.g., generally as an investment) by holders who acquire the TIDES on their original issue date at their initial offering price.

     The treatment of a holder may vary depending on its particular situation. This summary does not deal with all aspects of taxation that may be relevant to a holder in light of its personal investments or tax circumstances, or to holders who receive special treatment under the federal income tax laws, including, without limitation:

     - banks and other financial institutions;

     - insurance companies;

     - regulated investment companies and real estate investment trusts;

     - tax-exempt entities;

     - brokers-dealers;

     - persons that hold the TIDES as a part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes;

     - persons whose "functional currency" is not the U.S. dollar; or

     - foreign persons.

Further, it does not include any description of alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to the TIDES.

     This summary is based on the Internal Revenue Code, Treasury Regulations issued thereunder and administrative and judicial interpretations thereof as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the Federal income tax treatment of the ownership and disposition of TIDES may differ from the treatment described below.

     INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE TIDES, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, UNDER FEDERAL INCOME TAX LAWS AND ANY APPLICABLE STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, INCLUDING THE EFFECTS OF POSSIBLE FUTURE CHANGES IN SUCH LAWS.

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the TIDES, Latham & Watkins, counsel to Entercom, will render its opinion generally to the effect that, assuming full compliance with the terms of the declaration of trust, the Indenture and certain other documents, the trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for federal income tax purposes each holder of TIDES will be considered the owner of an undivided interest in the debentures

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

held by the trust and will be required to include in gross income its pro rata share of income on the debentures, including original issue discount, whether or not cash is actually distributed to the holder.

CLASSIFICATION OF THE DEBENTURES

     Entercom intends to take the position that the debentures will be classified for federal income tax purposes as indebtedness of Entercom under current law. By acceptance of the TIDES, each holder covenants to treat the debentures as indebtedness and the TIDES as evidence of an indirect beneficial ownership interest in the debentures. The Internal Revenue Service, however, has announced in Notice 94-47 that it will scrutinize and may challenge the debt classification of instruments that have some features similar to the debentures. Thus, no assurance can be given that the classification of the debentures as indebtedness will not be challenged by the Internal Revenue Service or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the debentures will be classified for federal income tax purposes as indebtedness of Entercom.

ORIGINAL ISSUE DISCOUNT

     Because Entercom has the option, under the terms of the debentures, to defer payments of interest by extending the interest payment periods for up to 20 quarters, all of the stated interest payments on the debentures will be treated as original issue discount. Under these rules, the original issue discount on the debentures would accrue, and be includible in income, on a daily basis under a constant yield method, including during any interest deferral period, regardless of the holder's method of accounting for federal income tax purposes. Consequently, holders of the TIDES would be required to include original issue discount in gross income even if Entercom did not make any actual distributions during the extension period. Actual distributions of stated interest on the debentures generally would not be separately taxable. A holder that disposes of its TIDES between record dates for payments of distributions on the debentures will be subject to tax on original issue discount accrued through the date of disposition (and not previously included in income), but will not receive cash from the trust with respect to such original issue discount.

     Because the income underlying the TIDES will not be characterized as dividends for Federal income tax purposes, corporate holders of the TIDES will not be entitled to a dividends-received deduction for any income recognized with respect to the TIDES.

RECEIPT OF CONVERTIBLE SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

     Under some circumstances, the debentures may be distributed to holders in exchange for the TIDES and in liquidation of the trust. Under current law, a distribution of the debentures to holders in exchange for the TIDES or in liquidation of the trust would be a nontaxable event to each holder. In this case, each holder would receive an aggregate tax basis in the debentures equal to the holder's aggregate tax basis in the TIDES. A holder's holding period in the debentures received in liquidation of the trust would include the period during which the TIDES were held by the holder.

     The debentures also may, under certain circumstances, be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their TIDES. Under current law, a redemption of the TIDES for cash would constitute a taxable disposition of

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

the redeemed TIDES. In this case, a holder would recognize gain or loss as if it sold the redeemed TIDES for cash. See "-- Sale of TIDES."

     If, however, the liquidation of the trust were to occur because of a Tax Event which results in the trust being subject to Federal income tax with respect to income accrued or received on the TIDES, the distribution of the debentures to a holder of TIDES would be a taxable event to the trust and to each holder of TIDES. In this case, each holder of TIDES would recognize gain or loss as if the holder had exchanged its TIDES for the debentures upon liquidation of the trust.

SALE OF TIDES

     A holder that sells the TIDES will be considered to have disposed of all or part of its pro rata share of the debentures and will recognize gain or loss equal to the difference between the amount realized on the sale of the TIDES and the holder's adjusted tax basis in the TIDES. A holder's adjusted tax basis in the TIDES generally will be its initial purchase price, increased by original issue discount previously includible in income and decreased by payments received on the TIDES. Any gain or loss recognized on the sale or exchange of the TIDES generally will be a capital gain or loss, except to the extent of any accrued interest with respect to the holder's pro rata share of the debentures required to be included in income as ordinary income. Any gain or loss will be long term capital gain or loss if the TIDES have been held by the holder for more than one year.

     A holder who disposes of its TIDES between record dates for payments of distributions thereon will be required to include original issue discount on the debentures through the date of disposition in income as ordinary income, and to add this amount to its adjusted tax basis in the TIDES. To the extent the amount recognized on the sale is less than the holder's adjusted tax basis, which basis will include all accrued but unpaid original issue discount, a holder will recognize a capital loss. Subject to limited exceptions set forth in the Internal Revenue Code, capital losses cannot be applied to offset ordinary income for federal income tax purposes.

MARKET DISCOUNT AND BOND PREMIUM

     Holders that purchase the TIDES at a price that is greater than or less than the adjusted issue price of the holder's proportionate share of the debentures, which generally should approximate the face amount plus accrued but unpaid interest on the debentures, may be considered to have acquired their undivided interest in the debentures with "market discount" or "acquisition premium" as these terms are defined for federal income tax purposes. Such holders are advised to consult their tax advisors as to the federal income tax consequences of the acquisition, ownership and disposition of the TIDES.

CONVERSION OF TIDES INTO CLASS A COMMON STOCK

     Except possibly to the extent attributable to accrued but unpaid interest on the debentures, a holder of TIDES will not recognize income, gain or loss upon the conversion, through the conversion agent, of debentures into Class A common stock. A holder of TIDES will, however, recognize gain upon the receipt of cash in lieu of a fractional share of Class A common stock equal to the amount of cash so received less the holder's tax basis in the fractional share. A holder's tax basis in Class A common stock received upon conversion should generally be equal to the holder's tax basis in the TIDES delivered to the conversion agent for exchange, less the basis allocated to any fractional share for which cash is received. A holder's holding period in Class A common stock received upon conversion should generally begin on the date the holder acquired the TIDES delivered to the conversion agent for exchange.

ADJUSTMENT OF CONVERSION PRICE

     Treasury Regulations promulgated under Section 305 of the Internal Revenue Code will treat holders of TIDES as having received a constructive distribution from Entercom in the event the conversion ratio of the debentures were adjusted if (i) as a result of the adjustment, the proportionate interest (measured by the quantum of Class A common stock into or for which the debentures are convertible or exchangeable) of the holders of the TIDES in the assets or earnings and profits of Entercom were increased, and (ii) the adjustment was not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the conversion ratio will not be considered made pursuant to a bona fide, reasonable antidilution formula if the adjustment is made to compensate for certain taxable distributions with respect to the Class A common stock. Thus, under some circumstances, a reduction in the conversion price of the debentures may result in deemed dividend income to holders of TIDES to the extent of the current and accumulated earnings and profits of Entercom. In this case, holders of the TIDES would be required to include their allocable share of the amount of the deemed dividend income in gross income but would not receive any cash related thereto; instead, holders would increase their tax basis in their TIDES by the amount includible in income.

INFORMATION REPORTING TO HOLDERS

     The trust will report the interest paid or accrued, including original issue discount, during the year with respect to the debentures and any gross proceeds received by the trust from the retirement or redemption of the debentures, annually to the holders of record of the TIDES and to the Internal Revenue Service. The trust currently intends to deliver reports to holders of record no later than January 31 following each calendar year. It is anticipated that persons who hold TIDES as nominees for beneficial owners will report the required tax information to beneficial owners on Form 1099.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of the TIDES and any debentures distributed by the trust may be subject to 31% federal income tax backup withholding unless the holder complies with specific identification requirements or otherwise qualifies for an exemption. Backup withholding is not an additional tax. Any withheld amounts will generally be refunded or credited against the holder's federal income tax liability, provided the required information is timely filed with the Internal Revenue Service.

POSSIBLE TAX LAW CHANGES

     Holders of TIDES should be aware that legislation has been proposed by the Clinton Administration in the past that, if enacted, would have denied an interest expense deduction to issuers of instruments such as the TIDES. While legislation of this kind is not currently pending, there is no assurance that similar legislation will not be ultimately enacted into law, or that other developments will not occur on or after the date of this prospectus that would adversely affect the tax treatment of the TIDES or the trust. Changes of this kind could give rise to a Tax Event.

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                          DESCRIPTION OF CAPITAL STOCK


     Our authorized capital stock as of September 10, 1999 consisted of:


     (1) 200,000,000 shares of Class A common stock, of which 24,944,267 shares are issued and outstanding;

     (2) 75,000,000 shares of Class B common stock, of which 10,531,805 shares are issued and outstanding;

     (3) 50,000,000 shares of Class C common stock, of which 1,695,669 shares are issued and outstanding; and

     (4) 25,000,000 shares of preferred stock, none of which are issued or outstanding.

We have reserved for issuance under our 1998 Equity Compensation Plan shares of Class A common stock equal to 10% of the number of total outstanding shares of common stock of all classes. We also have 1,850,000 shares of Class A common stock reserved for issuance under our Employee Stock Purchase Plan.

     The following summary describes the material terms of our capital stock. However, you should refer to the actual terms of our capital stock contained in our amended and restated articles of incorporation and amended and restated bylaws and to the applicable provisions of the Pennsylvania Business Corporation Law of 1988.

COMMON STOCK

     The rights of holders of the common stock are identical in all respects, except as discussed below. All the outstanding shares of Class A common stock, Class B common stock and Class C common stock are, and the shares of Class A common stock sold in the Class A common stock offering will be, upon issuance and payment of the purchase price therefor, validly issued, fully paid and nonassessable.

     DIVIDENDS. Subject to the right of the holders of any class of preferred stock, holders of shares of common stock are entitled to receive dividends that may be declared by our board of directors out of legally available funds. No dividend may be declared or paid in cash or property on any share of any class of common stock unless simultaneously the same dividend is declared or paid on each share of that and every other class of common stock; provided, that, in the event of stock dividends, holders of a specific class of common stock shall be entitled to receive only additional shares of that class.

     VOTING RIGHTS. The Class A common stock and the Class B common stock vote together as a single class on all matters submitted to a vote of shareholders. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes, except:

     (1) any share of Class B common stock not voted by either Joseph M. Field or David J. Field, in their own right or pursuant to a proxy, is entitled to one vote;

     (2) the holders of Class A common stock, voting as a separate class, are entitled to elect two Class A directors;

     (3) each share of Class B common stock is entitled to one vote with respect to any Going Private Transaction (defined as a "Rule 13e-3 transaction" under the Exchange Act); and

     (4) as required by law.

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     David J. Berkman and Michael R. Hannon were designated Class A directors by our board of directors and will serve until our next annual meeting of shareholders, when the holders of the Class A common stock will elect the Class
A directors. The Class A directors serve one-year terms and must be "independent directors." For this purpose, an "independent director" means a person who is not an officer or employee of us or any of our subsidiaries, and who does not have a relationship which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Holders of common stock are not entitled to cumulate votes in the election of directors.

     LIQUIDATION RIGHTS. Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets available for distribution after payment in full to creditors and holders of our preferred stock, if any.

     CONVERSION OF CLASS A COMMON STOCK. Shares of Class A common stock owned by a Regulated Entity (defined as either an entity that is a "bank holding company" under the Bank Holding Company Act of 1956 or a non-bank subsidiary of such an entity, or an entity that, pursuant to Section 8(a) of the International Banking Act of 1978 is subject to the provisions of the Bank Holding Company Act, or any non-bank subsidiary of such an entity), are convertible at any time, at the option of the holder, into an equal number of fully paid and non-assessable shares of Class C common stock. All conversion rights of Class A common stock are subject to any necessary FCC approval.

     CONVERSION, TRANSFERABILITY OF CLASS B COMMON STOCK. Shares of Class B common stock are convertible at any time, at the option of the holder, into an equal number of fully paid and non-assessable shares of Class A common stock. All conversion rights of Class B common stock are subject to any necessary FCC approval. Shares of Class B common stock transferred to a party other than Joseph M. Field, David J. Field, a spouse or lineal descendant of either Joseph
M. Field or David J. Field or any spouse of such lineal descendant, a trustee of a trust established for the benefit of any such persons or the estate of any such persons are automatically converted into an equal number of fully paid and non-assessable shares of Class A common stock.


     CONVERSION, TRANSFERABILITY OF CLASS C COMMON STOCK. Shares of Class C common stock are convertible at any time subject to certain restrictions, at the option of the holder thereof, into an equal number of fully paid and non-assessable shares of Class A common stock. A Regulated Entity may not convert shares of Class C common stock into Class A common stock if, as a result of such conversion it would own more than 4.99% of the Class A common stock unless such conversion is permitted under our amended and restated articles of incorporation or otherwise under the Banking Holding Company Act. All conversion rights of Class C common stock are subject to any necessary FCC approval. In general, shares of Class C common stock transferred to a party other than a Regulated Entity are automatically converted into an equal number of fully paid and non-assessable shares of Class A common stock. Shares of Class C common stock may be transferred by a Regulated Entity under a limited set of circumstances.


     OTHER PROVISIONS. The holders of common stock are not entitled to preemptive or similar rights.

PREFERRED STOCK

     We are authorized to issue 25,000,000 shares of preferred stock, par value $.01 per share. Our board of directors, in its sole discretion, may designate and issue one or more series of preferred stock from the authorized and unissued shares of preferred stock. Subject to limitations imposed by law or our amended and restated articles of incorporation, the board of directors is empowered to determine:

     - the designation of and the number of shares constituting a series of preferred stock;

     - the dividend rate, if any, for the series;

     - the terms and conditions of any voting and conversion rights for the series, if any;

     - the number of directors, if any, which the series shall be entitled to elect;

     - the amounts payable on the series upon our liquidation, dissolution or winding-up;

     - the redemption prices and terms applicable to the series, if any; and

     - the preferences and relative rights among the series of preferred stock.

     Such rights, preferences, privileges and limitations of preferred stock could adversely affect the rights of holders of common stock. There are currently no shares of preferred stock outstanding.

FOREIGN OWNERSHIP

     Our amended and restated articles of incorporation restrict the ownership, voting and transfer of our capital stock, including our common stock, in accordance with the Communications Act and the rules of the FCC, which currently prohibit the issuance of more than 25% of our outstanding capital stock (or more than 25% of the voting rights it represents) to or for the account of aliens or corporations otherwise subject to domination or control by aliens. In addition, the amended and restated articles authorize our board of directors to take action to enforce these prohibitions, including requiring redemptions of common stock and placing a legend regarding restrictions on foreign ownership on the certificates representing the common stock. See "Business -- Federal Regulation of Radio Broadcasting -- Ownership Matters."

CERTAIN PROVISIONS OF OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION AND AMENDED AND RESTATED BYLAWS

     Our amended and restated articles of incorporation and amended and restated bylaws include provisions that could have an anti-takeover effect. These provisions are intended to preserve the continuity and stability of our board of directors and the policies formulated by our board of directors. These provisions are also intended to help ensure that the board of directors, if confronted by a surprise proposal from a third party which has acquired a block of our stock, will have sufficient time to review the proposal, to consider appropriate alternatives to the proposal and to act in what it believes to be the best interests of the shareholders.

     The following is a summary of the provisions included in our amended and restated articles of incorporation. However, you should refer to the actual document. The board of directors has no current plans to formulate or effect additional measures that could have an anti-takeover effect.

     EXCULPATION. Directors and officers shall not be personally liable for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty,

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

punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take any action, unless (1) the director has breached or failed to perform the duties of his or her office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     INDEMNIFICATION. To the fullest extent permitted by the Pennsylvania Business Corporation Law, we will indemnify any person who was, is, or is threatened to be made, a party to a proceeding by reason of the fact that he or she (1) is or was our director or officer or (2) while our director or officer, is or was serving at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

     BLANK CHECK PREFERRED STOCK. Our board of directors may authorize the issuance of up to 25,000,000 shares of preferred stock in one or more classes or series and may designate the dividend rate, voting rights and other rights, preferences and restrictions of each such class or series. Our board of directors has no present intention to issue any preferred stock; however, our board of directors has the authority, without further shareholder approval, to issue one or more series of preferred stock that could, depending on the terms of such series, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. Although our board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of our shareholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock. Our board of directors does not intend to seek shareholder approval prior to any issuance of such stock, unless otherwise required by law.

PENNSYLVANIA CONTROL-SHARE ACQUISITIONS LAW

     We are subject to the Pennsylvania Business Corporation Law. Generally, subchapters 25E, F, G, H, I and J of the Pennsylvania Business Corporation Law place procedural requirements and establish restrictions upon the acquisition of voting shares of a corporation which would entitle the acquiring person to cast or direct the casting of a certain percentage of votes in an election of directors. Subchapter 25E of the PBCL provides generally that, if we were involved in a "control transaction," our shareholders would have the right to demand from a "controlling person or group" payment of the fair value of their shares. For purposes of subchapter 25E, a "controlling person or group" is a person or group of persons acting in concert that, through voting shares, has voting power over at least 20% of the votes which our shareholders would be entitled to cast in the election of directors. A control transaction arises, in general, when a person or group acquires the status of a controlling person or group.

     In general, Subchapter 25F of the Pennsylvania Business Corporation Law delays for five years and imposes conditions upon "business combinations" between an "interested shareholder" and us. The term "business combination" is defined broadly to include various merger, consolidation, division, exchange or sale transactions, including transactions utilizing our assets for purchase price amortization or refinancing purposes. An "interested shareholder," in general, would be a beneficial owner of at least 20% of our voting shares.

     In general, Subchapter 25G of the Pennsylvania Business Corporation Law suspends the voting rights of the "control shares" of a shareholder that acquires for the first time 20% or more, 33 1/3% or more or 50% or more of our shares entitled to be voted in an election of directors. The voting rights of the control shares generally remain suspended until such time as our "disinterested" shareholders vote to restore the voting power of the acquiring shareholder.

     Subchapter 25H of the Pennsylvania Business Corporation Law provides circumstances for our recovery of profits made upon the sale of our common stock by a "controlling person or group" if the sale occurs within 18 months after the controlling person or group became such and the common stock was acquired during such 18 month period or within 24 months prior thereto. In general, for purposes of Subchapter 25H, a "controlling person or group" is a person or group that (1) has acquired, (2) offered to acquire or (3) publicly disclosed or caused to be disclosed an intention to acquire voting power over shares that would entitle such person or group to cast at least 20% of the votes that our shareholders would be entitled to cast in the election of directors.

     If our disinterested shareholders vote to restore the voting power of a shareholder who acquires control shares subject to Subchapter 25G, we would then be subject to subchapters 25I and J of the Pennsylvania Business Corporation Law. Subchapter 25I generally provides for a minimum severance payment to certain employees terminated within two years of such approval. Subchapter 25J, in general, prohibits the abrogation of certain labor contracts prior to their stated date of expiration.

     The foregoing summary describes some of the material terms of certain subchapters of the Pennsylvania Business Corporation Law. However, you should refer to the actual statute.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the common stock is First Union National Bank.

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

                          CERTAIN ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the TIDES. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA, whether the investment could result in an improper delegation of fiduciary authority and whether the investment would be consistent with the documents and instruments governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plans. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) not subject to Section 401 of the Code are not subject to the requirements of ERISA or Section 4975 of the Code.

     Under a regulation (the "Plan Assets Regulation") issued by the United States Department of Labor (the "DOL"), the assets of the trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in the trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.


     Pursuant to an exception contained in the Plan Assets Regulation, the assets of the trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the trust, less than 25% of the value of each class of equity interests in the trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the TIDES held by Benefit Plan Investors will be less than 25% of the total value of such TIDES at the completion of the initial offering or otherwise. All of the Common Securities will be purchased and held by us. If assets of the trust are treated as "plan assets," the trustees of the trust could be treated as fiduciaries to Plans that acquired the TIDES.



     Certain transactions involving the trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the TIDES were acquired with "plan assets" of such Plan and assets of the trust were deemed to be "plan assets" of Plans investing in the trust. For example, if we are a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of its subsidiaries), extensions of credit between Entercom and the trust (as represented by the debentures and the Guarantee) would likely be prohibited by

Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below). In that regard, it is noted that we are a Party in Interest with respect to certain employee benefit plans covering employees of Entercom and our subsidiaries ("Entercom Plans"). However, we do not currently provide services to Plans, or serve as a fiduciary of Plans, other than the Entercom Plans and accordingly might not be treated as a Party in Interest with respect to any Plans other than Entercom Plans. If we are not a Party in Interest with respect to a Plan which is not an Entercom Plan, then a direct or indirect loan between us and such Plan would not appear to constitute a prohibited transaction.



     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the TIDES, assuming that assets of the trust were deemed to be "plan assets" of Plans investing in the trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by qualified professional asset managers).



     Because the TIDES may be deemed to be equity interests in the trust for purposes of applying ERISA and Section 4975 of the Code, the TIDES may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in an entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. Any purchaser or holder of the TIDES or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. See "Transfer Restrictions." Further, the fiduciaries of any Plan or Plan Asset Entity which may purchase or hold TIDES will be deemed as a result of such acquisition or holding to have (a) directed the trust to invest in the TIDES, (b) authorized and directed any of the actions taken or which may be taken with respect to the trust and the TIDES by any of Entercom, the trustees, the debenture trustee, or the Guarantee trustee as contemplated by the Indenture, the debentures or the Guarantee and (c) to have appointed any of the trustees.



     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the TIDES on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the trust were deemed to be "plan assets" and whether we are a Party in Interest with respect to such plan and if so, the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to the acquisition or holding of TIDES.

                        SHARES ELIGIBLE FOR FUTURE SALE

     The market price of our stock could decline due to the large number of shares eligible for public sale upon consummation of the Class A common stock offering.

     Upon completion of the Class A common stock offering, we will have 32,944,267 shares of Class A common stock, 10,531,805 shares of Class B common stock and 1,695,669 shares of Class C common stock issued and outstanding, assuming no exercise of the underwriter's over-allotment option. Of these shares, 9,500,000 shares of Class A common stock sold in the Class A common stock offering (plus any shares issued upon exercise of the underwriters' over-allotment option), the 13,627,500 shares sold in our initial public offering in January 1999, approximately 300,000 shares of Class A common stock sold into the public market since the initial public offering and approximately 100,000 shares of unrestricted Class A common stock will be freely transferable without restriction in the public market, except to the extent that these shares have been acquired by our affiliates; resales of shares acquired by affiliates are subject to restrictions under Rule 144 of the Securities Act. In addition,
upon conversion of the TIDES, the           shares of Class A common stock into
which the TIDES are convertible will be freely transferable without restriction in the public market, except to the extent that those shares are acquired by our affiliates and are therefore subject to restrictions under Rule 144. The remaining shares of Class A common stock and all shares of Class B common stock and Class C common stock were issued in reliance on exemptions from the registration requirements of the Securities Act, and these shares are "restricted" securities under Rule 144. The number of "restricted" shares available for sale in the public market is limited by the restrictions under Rule 144, although as to shares held by persons who are not our affiliates, many of those restrictions do not apply.


     In connection with the Class A common stock offering, our directors, members of senior management, Chase Capital and the selling shareholders have agreed pursuant to lock-up agreements not to sell or otherwise dispose of shares representing approximately 10,500,000 shares of Class A common stock, 10,531,805 shares of Class B common stock and 1,695,669 shares of Class C common stock, other than shares sold in the Class A common stock offering, for a period of 90 days after the date of the Class A common stock offering prospectus without the prior written consent of Credit Suisse First Boston Corporation. The restricted securities will generally be available for sale in the open market, subject to the lock-up agreements and the applicable requirements of Rule 144.


     In general, under Rule 144, as currently in effect, a shareholder (or shareholders whose shares are aggregated) who has beneficially owned restricted securities for at least one year (including persons who may be deemed "affiliates" under Rule 144) is entitled to sell a number of shares within any three-month period that does not exceed the greater of 1% of the then outstanding shares of the class of common stock or the average weekly trading volume of such stock during the four calendar weeks preceding such sale, subject to certain manner of sale limitations. A shareholder who is deemed not to have been an affiliate for at least three months prior to the date of sale and who has beneficially owned restricted securities for at least two years would be entitled to sell such shares under Rule 144 without regard to the volume or manner of sale limitations described above.

                                  UNDERWRITING


     Under the terms and subject to the conditions contained in an underwriting agreement dated September , 1999, we and the trust have agreed that the trust shall sell to the underwriters named below, for whom Credit Suisse First Boston Corporation, Banc of America Securities LLC and Deutsche Bank Securities Inc. are acting as representatives, the following respective numbers of TIDES:


                                                               Number
                                                              of TIDES
Underwriter                                                   ---------
Credit Suisse First Boston Corporation......................
Banc of America Securities LLC .............................
Deutsche Bank Securities Inc. ..............................
       Total................................................  3,000,000
                                                              =========

     The underwriting agreement provides that the underwriters are obligated to purchase all of the TIDES in the offering if any are purchased, other than those TIDES covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of the TIDES may be terminated.

     Since the proceeds of the sale of the TIDES will be used by the trust to purchase the debentures, the underwriting agreement provides that we will pay as
compensation to the underwriters a commission of $     per TIDES or $     .

     We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to 450,000 additional TIDES from us at the public offering price, plus accrued distributions. The option may be exercised only to cover any over-allotments of TIDES.

     The underwriters propose to offer the TIDES initially at the public offering price on the cover page of this prospectus and to selling group members
at a discount of up to $     per TIDES. The underwriters and selling group
members may allow a discount of $     per TIDES on sales to other
broker/dealers. After the initial public offering, the public offering price and other selling terms may be changed by the representatives.

     We estimate that our out of pocket expenses of the offering, excluding
commissions, will be approximately $          .


     In connection with the Class A common stock offering, our directors, members of senior management and selling and other shareholders, including Chase Equity Associates, L.P., have agreed pursuant to lock-up agreements not to sell or otherwise dispose of shares representing approximately 10,500,000 shares of Class A common stock, 10,531,805 shares of Class B common stock and 1,695,669 shares of Class C common stock, other than shares sold in the Class A common stock offering, for a period of 90 days after the date of the Class A common stock offering prospectus without the prior written consent of Credit Suisse First Boston Corporation.


     We and the trust have agreed to indemnify the underwriters against liabilities under the Securities Act or contribute to payments which the underwriters may be required to make in that respect.


     The TIDES are new securities for which there currently is no market. We do not intend to list the TIDES on a national securities exchange or automated interdealer quotation system. One or more of the underwriters intend to make a secondary market for the TIDES. However, they are not obligated to do so and may discontinue making a secondary market for the TIDES at any time without notice.



     The representatives may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.


     - Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

     - Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

     - Syndicate covering transactions involve purchases of the TIDES in the open market after the distribution has been completed in order to cover syndicate short positions.

     - Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the TIDES originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the TIDES to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.


     The underwriters and their affiliates have provided financial services to us in the past for which they received customary compensation. In addition, Credit Suisse First Boston Corporation and Deutsche Bank Securities Inc. are acting as underwriters in our concurrent offering of Class A common stock and an affiliate of Banc of America Securities LLC is a lender under our current credit facility. A portion of the proceeds from the concurrent Class A common stock offering will be used to repay debt under our current credit facility. The decision of Banc of America Securities LLC to distribute the TIDES was made independent of its affiliated lender under our current credit facility. The affiliated lender has no involvement in determining whether or when to distribute the TIDES under this offering or the terms of this offering. Banc of America Securities LLC will not receive any benefit from this offering other than its portion of the underwriting fee as paid by us.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

     The distribution of the TIDES in Canada is being made only on a private placement basis exempt from the requirement that we and the trust prepare and file a prospectus with the securities regulatory authorities in each province where trades of the TIDES are effected. Accordingly, any resale of the TIDES in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the TIDES.

REPRESENTATIONS OF PURCHASERS

     Each purchaser of TIDES in Canada who receives a purchase confirmation will be deemed to represent to us, the trust and the dealer from whom such purchase confirmation is received that (1) the purchaser is entitled under applicable provincial securities laws to purchase such TIDES without the benefit of a prospectus qualified under such securities laws, (2) where required by law, that the purchaser is purchasing as principal and not as agent and (3) the purchaser has reviewed the text above under "Resale Restrictions."

RIGHTS OF ACTION (ONTARIO PURCHASERS)

     The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by Ontario securities law. As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

ENFORCEMENT OF LEGAL RIGHTS

     All of our directors and officers as well as the experts named herein and the trust may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us, the trust or these persons. All or a substantial portion of our assets, the assets of the trust and the assets of these persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us, the trust or these persons in Canada or to enforce a judgment obtained in Canadian courts against us, the trust or these persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

     A purchaser of TIDES to whom the Securities Act (British Columbia) applies is advised that the purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any TIDES acquired by the purchaser pursuant to this offering. The report must be in the form attached to British Columbia Securities Commission Blanket Order (BOR) #95/17, a copy of which may be obtained from the Company. Only one report must be filed in respect of TIDES acquired on the same date and under the same prospectus exemption.

TAXATION AND ELIGIBILITY FOR INVESTMENT

     Canadian purchasers of TIDES should consult their own legal and tax advisers with respect to the tax consequences of an investment in the shares of TIDES in their particular circumstances and with respect to the eligibility of the shares of TIDES for investment by the purchaser under relevant Canadian legislation.

                                 LEGAL MATTERS


     Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the trust and Entercom, will pass on certain matters of Delaware law relating to the validity of the TIDES. Latham & Watkins, Washington, D.C., will pass upon the validity of the debentures and the Guarantee. John C. Donlevie, Esq. will pass upon the validity of the Class A common stock issuable upon conversion of the TIDES. Weil, Gotshal & Manges LLP, New York, New York, will pass upon certain matters on behalf of the underwriters.


                                    EXPERTS

     Our financial statements as of September 30, 1997 and 1998 and for each of the three years in the period ended September 30, 1998 included in this prospectus and the related financial statement schedule included elsewhere in the registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing in this prospectus and elsewhere in the registration statement (which reports expressed an unqualified opinion and include an explanatory paragraph referring to the restatement of our 1997 and 1998 consolidated financial statements), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The combined financial statements of the Portland, Oregon and Rochester, New York Radio Groups of Heritage Media Services, Inc. -- Broadcasting Segment as of December 31, 1997 and for the eight month period ended August 31, 1997 and the four month period ended December 31, 1997 included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The combined financial statements of the Boston Radio Market of CBS Radio, Inc. as of, and for the year ended December 31, 1997 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing in this prospectus, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The combined financial statements of Sinclair Broadcast Group, Inc. and Subsidiaries-Radio Division for each of the two years in the period ended December 31, 1998 and the seven month period ended December 31, 1996 and the three month period ended March 31, 1999 included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The combined statements of Heritage Media Services, Inc. -- Radio Broadcasting Segment -- a Division of Heritage Media Corporation as of December 31, 1996 and 1997 for the year ended December 31, 1996 and for each of the eight month period ended August 31, 1997 and four month period ended December 31, 1997 included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report appearing in this prospectus, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We and the trust have filed with the Commission a Registration Statement on Form S-1 regarding this offering. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement, and you should refer to the registration statement and its exhibits to read that information. References in this prospectus to any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may read and copy the registration statement, the related exhibits and the other material we file with the Commission at the Commission's public reference room in Washington, D.C. and at the Commission's regional offices in Chicago, Illinois and New York, New York. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the Commission. The site's address is www.sec.gov. You may also request a copy of these filings, at no cost, by writing or telephoning us as follows: Corporate Secretary, Entercom Communications Corp., 401 City Avenue, Suite 409, Bala Cynwyd, Pennsylvania 19004, (610) 660-5610.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              -----
ENTERCOM COMMUNICATIONS CORP.
CONSOLIDATED FINANCIAL STATEMENTS
     Independent Auditors' Report...........................    F-4
     Balance Sheets as of September 30, 1997 and 1998.......    F-5
     Statements of Income for the Years Ended September 30,
      1996, 1997 and 1998...................................    F-7
     Statement of Shareholders' Equity for the Years Ended
      September 30, 1996, 1997 and 1998.....................    F-9
     Statements of Cash Flows for the Years Ended September
      30, 1996, 1997 and 1998...............................   F-10
     Notes to the Consolidated Financial Statements for the
      Years Ended September 30, 1996, 1997 and 1998.........   F-11
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
     Balance Sheet as of December 31, 1998..................   F-31
     Statements of Operations for the Three Months Ended
      December 31, 1997 and 1998............................   F-32
     Statements of Cash Flows for the Three Months Ended
      December 31, 1997 and 1998............................   F-33
     Notes to Condensed Consolidated Financial Statements...   F-34
     Balance Sheet as of June 30, 1999......................   F-38
     Statement of Operations for the Six Months Ended June
      30, 1999 and 1998.....................................   F-40
     Statements of Cash Flows for the Six Months Ended June
      30, 1998 and 1999.....................................   F-42
     Notes to Condensed Consolidated Financial Statements...   F-44
THE JUNE 1998 SEVEN-STATION SINCLAIR TRANSACTION
  THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
     OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING
     SEGMENT
     Report of Independent Public Accountants...............   F-48
     Combined Balance Sheet as of December 31, 1997.........   F-49
     Combined Statements of Operations for the Eight Months
      Ended August 31, 1997 (Predecessor) and for the Four
      Months Ended December 31, 1997........................   F-50
     Combined Statements of Stockholders' Equity for the
      Eight Months Ended August 31, 1997 (Predecessor) and
      for the Four Months Ended December 31, 1997...........   F-51
     Combined Statements of Cash Flows for the Eight Months
      Ended August 31, 1997 (Predecessor) and for the Four
      Months Ended December 31, 1997........................   F-52
     Notes to Combined Financial Statements.................   F-53

                                                              PAGE
                                                              -----
     Unaudited Financial Statements:
       Combined Balance Sheets as of December 31, 1997
      (Predecessor) and March 31, 1998 (unaudited)..........   F-60
     Combined Statements of Operations for the Three Months
      Ended March 31, 1997 (Predecessor), the Two Months
      Ended February 28, 1998 (Predecessor) and the One
      Month Ended March 31, 1998 (unaudited)................   F-61
     Combined Statements of Cash Flows for the Three Months
      Ended March 31, 1997 (Predecessor), the Two Months
      Ended February 28, 1998 (Predecessor) and the One
      Month Ended March 31, 1998 (unaudited)................   F-62
     Notes to Unaudited Combined Financial Statements.......   F-63
THE CBS -- BOSTON TRANSACTION
  THE BOSTON RADIO MARKET OF CBS RADIO, INC.
     Independent Auditors' Report...........................   F-65
     Combined Balance Sheets as of December 31, 1997 and
      September 30, 1998 (Unaudited)........................   F-66
     Combined Statements of Operations and Equity for the
      Year Ended December 31, 1997 and for the Nine-Month
      Periods Ended September 30, 1997 and 1998
      (Unaudited)...........................................   F-67
     Combined Statements of Cash Flows for the Year Ended
      December 31, 1997 and for the Nine-Month Periods Ended
      September 30, 1997 and 1998 (Unaudited)...............   F-68
     Notes to Combined Financial Statements.................   F-69
THE SINCLAIR ACQUISITION
  THE SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES --
     RADIO DIVISION
     Report of Independent Public Accountants...............   F-75
     Consolidated Balance Sheets as of December 31, 1997 and
      1998 and March 31, 1999...............................   F-76
     Consolidated Statements of Operations for the Seven
      Months Ended December 31, 1996, and the Years Ended
      December 31, 1997 and 1998, and the Three Months Ended
      March 31, 1999........................................   F-77
     Consolidated Statements of Stockholders' Equity for the
      Seven Months Ended December 31, 1996, and the Year
      Ended December 31, 1997 and 1998 and the Three Months
      Ended March 31, 1999..................................   F-78
     Consolidated Statements of Cash Flows for the Seven
      Months Ended December 31, 1996, and the Years Ended
      December 31, 1997 and 1998 and the Three Months Ended
      March 31, 1999........................................   F-79
     Notes to Consolidated Financial Statements.............   F-80

                                                              PAGE
                                                              -----
  Unaudited Financial Statements
     Unaudited Consolidated Balance Sheets as of December
      31, 1998 and June 30, 1999............................   F-92
     Unaudited Consolidated Statements of Operations for the
      Six Months Ended June 30, 1998 and 1999...............   F-93
     Unaudited Consolidated Statements of Cash Flows for the
      Six Months Ended June 30, 1998 and 1999...............   F-94
     Notes to Unaudited Consolidated Financial Statements...   F-95
  HERITAGE MEDIA SERVICES, INC. -- RADIO BROADCASTING
     SEGMENT -- A DIVISION OF HERITAGE MEDIA CORPORATION
     Report of Independent Public Accountants...............   F-98
     Combined Balance Sheets as of December 31, 1997 and
      1996 (Predecessor)....................................   F-99
     Combined Statements of Operations for the Four Months
      Ended December 31, 1997, the Eight Months Ended August
      31, 1997 (Predecessor) and the year Ended December 31,
      1996 (Predecessor)....................................  F-100
     Combined Statements of Stockholders' Equity for the
      Year Ended December 31, 1996 (Predecessor), the Eight
      Months Ended August 31, 1997 (Predecessor) and the
      Four Months Ended December 31, 1997...................  F-101
     Combined Statements of Cash Flows for the Four Months
      Ended December 31, 1997, the Eight Months Ended August
      31, 1997 (Predecessor) and the Year Ended December 31,
      1996 (Predecessor)....................................  F-102
     Notes to Combined Financial Statements.................  F-103

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Entercom Communications Corp.:

     We have audited the accompanying consolidated balance sheets of Entercom Communications Corp. (formerly Entertainment Communications, Inc.) and subsidiaries (the "Company") as of September 30, 1997 and 1998, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended September 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Entercom Communications Corp. and subsidiaries at September 30, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1998 in conformity with generally accepted accounting principles.

     As discussed in Note 14 to the consolidated financial statements, the accompanying consolidated financial statements for the years ended September 30, 1997 and 1998 have been restated.

                                          DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
December 31, 1998
(January 26, 1999 as to Notes 10 and 13)

                         ENTERCOM COMMUNICATIONS CORP.

                          CONSOLIDATED BALANCE SHEETS
                          SEPTEMBER 30, 1997 AND 1998
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                                              (AS RESTATED,
                                                               SEE NOTE 14)
                                                              SEPTEMBER 30,
                                                           --------------------
                                                             1997        1998
                                                           --------    --------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents (Note 2).....................  $  3,626    $  6,666
  Accounts receivable (net of allowance for doubtful
     accounts of $292 in 1997 and $367 in 1998)..........    24,796      32,524
  Prepaid expenses and deposits..........................     1,691       5,303
  Station acquisition deposits...........................     4,957         344
  Income tax deposit.....................................       490         978
  Assets held for sale (Note 9)..........................                 5,310
                                                           --------    --------
     Total current assets................................    35,560      51,125
                                                           --------    --------
PROPERTY AND EQUIPMENT -- At cost (Note 2):
  Land, land easements and land improvements.............     4,584       5,954
  Building...............................................     2,454       3,939
  Equipment..............................................    22,784      31,979
  Furniture and fixtures.................................     5,064       7,115
  Leasehold improvements.................................     1,047       3,362
                                                           --------    --------
                                                             35,933      52,349
  Accumulated depreciation...............................    (8,158)     (9,679)
                                                           --------    --------
                                                             27,775      42,670
  Capital improvements in progress.......................     1,379         387
                                                           --------    --------
     Net property and equipment..........................    29,154      43,057
                                                           --------    --------
RADIO BROADCASTING LICENSES AND OTHER INTANGIBLES:
  Net of accumulated amortization of $6,307 in 1997 and
     $14,265 in 1998 (Notes 2, 3, and 4).................   295,419     424,716
DEFERRED CHARGES AND OTHER ASSETS -- Net (Notes 2, 3 and
  5).....................................................     4,610       4,047
                                                           --------    --------
TOTAL....................................................  $364,743    $522,945
                                                           ========    ========

See notes to consolidated financial statements.

                         ENTERCOM COMMUNICATIONS CORP.

                          CONSOLIDATED BALANCE SHEETS
                          SEPTEMBER 30, 1997 AND 1998
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                 (AS RESTATED,
                                                                 SEE NOTE 14)
                                                                 SEPTEMBER 30,
                                                              -------------------   SEPTEMBER 30,
                                                                1997       1998       PRO FORMA
                                                              --------   --------   -------------
                                                                                      (NOTE 1)
                                                                                     (UNAUDITED)
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $  7,128   $ 10,919     $ 10,919
  Accrued liabilities:
     Salaries...............................................     2,422      4,052        4,052
     Interest...............................................       109      1,114        1,114
     Taxes other than income................................        69        189          189
     Barter (Note 2)........................................         5         18           18
  Corporate state income taxes (Note 2).....................       323        459          459
  Senior debt -- current....................................                   10           10
                                                              --------   --------     --------
       Total current liabilities............................    10,056     16,761       16,761
SENIOR DEBT -- Noncurrent (Note 6A).........................   117,000    253,774      270,918
CONVERTIBLE SUBORDINATED NOTE (Note 6D) Note payable........    25,000     25,000       25,000
  Accrued interest..........................................     2,427      4,352        4,352
  Cumulative adjustment to reflect indexing of convertible
     subordinated note......................................    29,070     37,911       37,911
                                                              --------   --------     --------
       Total convertible subordinated note..................    56,497     67,263       67,263
DEFERRED TAX LIABILITY......................................                            82,138
MINORITY INTEREST IN EQUITY OF PARTNERSHIP (Notes 2 and
  8)........................................................     2,171      2,177        2,177
                                                              --------   --------     --------
       Total liabilities....................................   185,724    339,975      439,257
                                                              --------   --------     --------
COMMITMENTS AND CONTINGENCIES (Note 9)
SHAREHOLDERS' EQUITY (Note 10):
  Preferred stock $.01 par value; authorized 25,000,000
     shares; none issued Class A common stock $.01 par
     value; voting; authorized 200,000,000 shares; issued
     and outstanding 11,002,194 shares......................       110        110          110
  Class B common stock $.01 par value; voting; authorized
     75,000,000 shares; issued and outstanding 10,531,805
     shares.................................................       105        105          105
  Class C common stock $.01 par value; nonvoting; authorized
     25,000,000 shares; none issued
  Additional paid-in capital................................                            86,655
  Retained earnings.........................................   178,804    182,755
                                                              --------   --------     --------
          Total shareholders' equity........................   179,019    182,970       86,870
                                                              --------   --------     --------
          TOTAL.............................................  $364,743   $522,945     $526,127
                                                              ========   ========     ========

See notes to consolidated financial statements.

                         ENTERCOM COMMUNICATIONS CORP.

                       CONSOLIDATED STATEMENTS OF INCOME
                 YEARS ENDED SEPTEMBER 30, 1996, 1997 AND 1998
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                YEAR ENDED SEPTEMBER 30,
                                                         --------------------------------------
                                                                    (AS RESTATED, SEE NOTE 14)
                                                          1996          1997           1998
                                                         -------    ------------    -----------
NET REVENUES...........................................  $48,675     $  93,862       $132,998
OPERATING EXPENSES:
  Station operating expenses...........................   31,659        61,280         88,599
  Depreciation and amortization........................    2,960         7,685         13,066
  Corporate general and administrative expenses........    2,872         3,249          4,527
  Net expense (income) from time brokerage
     agreement fees....................................     (879)         (476)         2,399
                                                         -------     ---------       --------
  Total operating expenses.............................   36,612        71,738        108,591
                                                         -------     ---------       --------
OPERATING INCOME.......................................   12,063        22,124         24,407
OTHER EXPENSE (INCOME):
  Interest expense (Note 6)............................    5,196        11,388         14,663
  Adjustment to reflect indexing of the convertible
     subordinated note (Note 6D).......................                 29,070          8,841
  Interest income......................................      (95)         (482)          (410)
  Other nonoperating expense...........................       28         1,986             82
  Gains on sale of assets and other....................     (119)     (197,097)        (8,661)
                                                         -------     ---------       --------
  Total other expense (income).........................    5,010      (155,135)        14,515
                                                         -------     ---------       --------
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM......    7,053       177,259          9,892
INCOME TAXES...........................................      274           489            453
                                                         -------     ---------       --------
INCOME BEFORE EXTRAORDINARY ITEM.......................    6,779       176,770          9,439
EXTRAORDINARY ITEM:
Debt extinguishment (net of taxes of $23, and $25 in
  1996 and 1998, respectively) (Note 6)................      539                        2,376
                                                         -------     ---------       --------
NET INCOME.............................................  $ 6,240     $ 176,770       $  7,063
                                                         =======     =========       ========
PRO FORMA DATA (UNAUDITED)
PRO FORMA NET INCOME DATA:
  Income before income taxes and extraordinary item....  $ 7,053     $ 177,259       $  9,892
  Pro forma income taxes (Note 1)......................    2,680        78,405          7,119
                                                         -------     ---------       --------
  Pro forma income before extraordinary item...........    4,373        98,854          2,773
  Extraordinary item, net of pro forma taxes...........      348                        1,488
                                                         -------     ---------       --------
PRO FORMA NET INCOME...................................  $ 4,025     $  98,854       $  1,285
                                                         =======     =========       ========

                                                                YEAR ENDED SEPTEMBER 30,
                                                         --------------------------------------
                                                                    (AS RESTATED, SEE NOTE 14)
                                                          1996          1997           1998
                                                         -------    ------------    -----------
PRO FORMA EARNINGS PER SHARE (Note 1):
  Basic:
     Pro forma earnings before extraordinary item......  $  0.20     $    4.59       $   0.12
     Extraordinary item, net of pro forma taxes........     0.01                         0.06
                                                         -------     ---------       --------
     Pro forma earnings per share......................  $  0.19     $    4.59       $   0.06
                                                         =======     =========       ========
  Diluted:
     Pro forma earnings before extraordinary items.....  $  0.20     $    4.59       $   0.12
     Extraordinary item, net of pro forma taxes........     0.01                         0.06
                                                         -------     ---------       --------
     Pro forma earnings per share......................  $  0.19     $    4.59       $   0.06
                                                         =======     =========       ========
WEIGHTED AVERAGE SHARES:
  Basic................................................   21,534        21,534         22,239
  Diluted..............................................   21,534        21,534         22,239

See notes to consolidated financial statements.

                         ENTERCOM COMMUNICATIONS CORP.

                       STATEMENT OF SHAREHOLDERS' EQUITY
                 YEARS ENDED SEPTEMBER 30, 1996, 1997 AND 1998
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                  COMMON STOCK
                                --------------------------------------------------------------------------------
                                   NONVOTING            VOTING              CLASS A                CLASS B         ADDITIONAL
                                ----------------   ----------------   --------------------   -------------------    PAID-IN
                                SHARES    AMOUNT   SHARES    AMOUNT     SHARES      AMOUNT     SHARES     AMOUNT    CAPITAL
                                -------   ------   -------   ------   -----------   ------   ----------   ------   ----------
Balance, October 1, 1995, as
  originally reported.........   46,260    $ 2      80,580    $ 4                                                    $ 710
Adjustment for the change in
  capitalization (Note 13)....  (46,260)    (2)    (80,580)    (4)     12,935,594     129    10,531,805     105       (228)
                                -------    ---     -------    ---     -----------    ----    ----------    ----      -----
Balance, October 1, 1995, as
  adjusted....................                                         12,935,594     129    10,531,805     105        482
Net income for the year.......
Dividends.....................
                                -------    ---     -------    ---     -----------    ----    ----------    ----      -----
Balance, September 30, 1996
  (as restated)...............                                         12,935,594     129    10,531,805     105        482
Retirement of treasury
  stock.......................                                         (1,933,400)    (19)                            (482)
Net income for the year (as
  restated)...................
Dividends.....................
                                -------    ---     -------    ---     -----------    ----    ----------    ----      -----
Balance, September 30, 1997
  (as restated)...............                                         11,002,194     110    10,531,805     105
Net income for the year (as
  restated)...................
Dividends.....................
                                -------    ---     -------    ---     -----------    ----    ----------    ----      -----
Balance, September 30, 1998
  (as restated)...............             $                  $        11,002,194    $110    10,531,805    $105      $
                                =======    ===     =======    ===     ===========    ====    ==========    ====      =====


                                                          TREASURY STOCK AT COST
                                           ----------------------------------------------------
                                RETAINED   NONVOTING   VOTING    CLASS A
                                EARNINGS    SHARES     SHARES     SHARES     AMOUNT     TOTAL
                                --------   ---------   ------   ----------   -------   --------
Balance, October 1, 1995, as
  originally reported.........  $  1,155     2,610      7,830                $(1,044)  $    827
Adjustment for the change in
  capitalization (Note 13)....              (2,610)    (7,830)   1,931,400
                                --------    ------     ------   ----------   -------   --------
Balance, October 1, 1995, as
  adjusted....................     1,155                         1,931,400    (1,044)       827
Net income for the year.......     6,240                                                  6,240
Dividends.....................    (1,988)                                                (1,988)
                                --------    ------     ------   ----------   -------   --------
Balance, September 30, 1996
  (as restated)...............     5,407                         1,931,400    (1,044)     5,079
Retirement of treasury
  stock.......................      (543)                       (1,931,400)    1,044
Net income for the year (as
  restated)...................   176,770                                                176,770
Dividends.....................    (2,830)                                                (2,830)
                                --------    ------     ------   ----------   -------   --------
Balance, September 30, 1997
  (as restated)...............   178,804                                                179,019
Net income for the year (as
  restated)...................     7,063                                                  7,063
Dividends.....................    (3,112)                                                (3,112)
                                --------    ------     ------   ----------   -------   --------
Balance, September 30, 1998
  (as restated)...............  $182,755                                     $         $182,970
                                ========    ======     ======   ==========   =======   ========

See notes to consolidated financial statements.

                         ENTERCOM COMMUNICATIONS CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 YEARS ENDED SEPTEMBER 30, 1996, 1997 AND 1998
                             (AMOUNTS IN THOUSANDS)

                                                                     YEAR ENDED SEPTEMBER 30,
                                                              --------------------------------------
                                                                          (AS RESTATED, SEE NOTE 14)
                                                                1996         1997            1998
                                                              --------    ----------      ----------
OPERATING ACTIVITIES:
  Net income................................................  $  6,240    $ 176,770       $   7,063
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization...........................     2,960        7,685          13,066
    Extraordinary items.....................................       562                        2,401
    Gains on dispositions and exchanges of assets...........      (119)    (197,097)         (8,661)
    Interest accrued........................................       643        1,785           1,925
    Adjustment to reflect indexing of the convertible
      subordinated note (Note 6D)...........................                 29,070           8,841
    Changes in assets and liabilities which provided (used)
      cash: Accounts receivable.............................    (3,336)     (11,798)         (7,728)
    Prepaid expenses........................................      (150)        (956)           (101)
    Accounts payable, accrued liabilities and corporate
      state income taxes....................................     4,048        1,463           6,695
    Minority interest.......................................       (21)       1,910               6
    Income tax deposit......................................     1,946           27            (488)
                                                              --------    ---------       ---------
       Net cash provided by operating activities............    12,773        8,859          23,019
                                                              --------    ---------       ---------
INVESTING ACTIVITIES:
  Additions to property and equipment.......................    (1,493)      (4,373)        (11,183)
  Proceeds from sale of property and equipment, intangibles
    and other assets........................................       560        3,750           9,724
  Proceeds from exchanges of radio stations.................                 72,200           3,132
  Payments for exchanges of radio stations..................                 (5,304)           (306)
  Purchases of radio station assets (Note 3)................   (91,519)     (74,498)       (152,791)
  Deferred charges and other assets.........................    (4,050)        (644)         (3,329)
  Station acquisition deposits..............................                 (4,826)          1,102
                                                              --------    ---------       ---------
       Net cash used in investing activities................   (96,502)     (13,695)       (153,651)
                                                              --------    ---------       ---------
FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt..................   137,500       20,000         277,286
  Payments of long-term debt................................   (48,055)     (14,000)       (140,502)
  Dividends paid............................................    (1,988)      (2,830)         (3,112)
                                                              --------    ---------       ---------
       Net cash provided by financing activities............    87,457        3,170         133,672
                                                              --------    ---------       ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........     3,728       (1,666)          3,040
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR................     1,564        5,292           3,626
                                                              --------    ---------       ---------
CASH AND CASH EQUIVALENTS, END OF YEAR......................  $  5,292    $   3,626       $   6,666
                                                              ========    =========       =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION --
  Cash paid during the period for:
    Interest................................................  $  3,688    $  10,203       $  11,541
                                                              ========    =========       =========
    Income taxes............................................  $    148    $     211       $     293
                                                              ========    =========       =========

   Supplemental Disclosures of Noncash Investing and Financing Activities --

     In connection with the radio station exchange transactions completed by the Company, the noncash portion of assets recorded was $127,000 for the year ended September 30, 1997 and $22,500 for the year ended September 30, 1998.

See notes to consolidated financial statements.

                         ENTERCOM COMMUNICATIONS CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 YEARS ENDED SEPTEMBER 30, 1996, 1997 AND 1998

1. BASIS OF PRESENTATION AND ORGANIZATION

     OPERATIONS -- Entercom Communications Corp. (formerly Entertainment Communications, Inc.) (the "Company") is principally engaged in the management and operation of radio broadcast stations throughout the United States. The Company owns or operates three or more radio stations in the following markets:
Boston, Seattle, Portland, Sacramento, Kansas City and Rochester.

     UNAUDITED PRO FORMA ADJUSTMENTS -- The Company intends to offer shares of its Class A Common Stock to the public during 1999 (the "Offering"). Just prior to the effective date of the Offering, the Company will terminate its status as an S Corporation. At that time, the Company will be required to provide deferred income taxes for cumulative temporary differences between financial statement and income tax bases of the Company's assets and liabilities. At September 30, 1998, a deferred tax liability of $82.1 million has been reflected in the pro forma balance sheet presented. In addition, a deferred tax asset of $3.2 million would have been established.

     In addition, the S Corporation shareholders will receive distributions of approximately $1.0 million prior to, and approximately $88.1 million subsequent to the effective date of the Offering. Of these amounts, $1.0 million relates to income tax liabilities attributable to the S Corporation shareholders' share of the Company's taxable income for the year ended September 30, 1998, $16.1 million relates to taxed but undistributed income as of September 30, 1998, $70.2 million relates to taxable gains from transactions occurring subsequent to September 30, 1998 and $1.6 million relates to the estimated taxable income from operations for the period from October 1, 1998 to January 31, 1999. Only those distributions (totaling approximately $17.1 million) related to transactions occurring prior to October 1, 1998 have been reflected for purposes of the unaudited pro forma balance sheet presented with the accompanying consolidated financial statements. Of the $88.1 million to be distributed subsequent to the effective date of the Offering, $0.2 million will be paid to the S Corporation shareholders for their estimated income taxes on the income of the Company for its 1999 fiscal year; payment of the balance is conditional on the successful completion of the Offering.

     The unaudited pro forma net income data reflect adjustments for income taxes as if the Company had been subject to federal and state income taxes based upon a pro forma effective tax rate of 38% applied to income before income taxes excluding the effect of adjustment to reflect indexing of convertible subordinated note (as such adjustment is not tax deductible) of $29.1 million and $8.8 million for the years ending September 30, 1997 and 1998, respectively. (See Note 6(D)).

     PRO FORMA EARNINGS PER SHARE -- Pro forma earnings per share is calculated in accordance with Statement of Financial Accounting Standards No. 128 and, as such, is based on the weighted average number of shares of Common Stock outstanding and dilutive common equivalent shares from convertible debt (using the if-converted method). For the years ended September 30, 1996, 1997 and 1998, the effect of the conversion of the convertible subordinated note was antidilutive.

                         ENTERCOM COMMUNICATIONS CORP.

2. SIGNIFICANT ACCOUNTING POLICIES

     INCOME TAX STATUS -- The shareholders of the Company elected to change the tax status of the Company from a C Corporation to an S Corporation beginning October 1, 1987 for federal and certain state income tax purposes. For certain other states for which an S Corporation election has not been made, the Company incurs state income taxes.

     The shareholders' election to be taxed as an S Corporation relieves the Company of the obligation to pay federal and certain state corporate income taxes but results in shareholders being directly liable for payment of such income taxes on their pro rata share of the Company's taxable income, including taxable income which has been deferred as a result of the Company's use of different accounting methods for financial reporting and income tax reporting.

     PRINCIPLES OF CONSOLIDATION -- The accompanying consolidated financial statements include the accounts of the Company, its limited partnership interest and its subsidiaries, all of which are wholly-owned. All intercompany transactions and balances have been eliminated in consolidation.

     MANAGEMENT'S USE OF ESTIMATES -- The preparation of consolidated financial statements, in accordance with generally accepted accounting principles, requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, as of the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     DEPRECIATION -- Depreciation is determined on a straight-line basis. The estimated useful lives for depreciation are as follows:

Land improvements...........................................    10 years
Building....................................................    20 years
Equipment...................................................  5-20 years
Furniture and fixtures......................................  5-10 years
Leasehold improvements......................................     Various

     REVENUE RECOGNITION -- Revenue from the sale of commercial broadcast time to advertisers is recognized when the commercials are broadcast. Promotional fees are recognized as services are rendered.

     CONCENTRATION OF CREDIT RISK -- The Company's revenues and accounts receivable relate primarily to the sale of advertising within the radio stations' broadcast areas. Credit is extended based on an evaluation of the customers' financial condition, and generally, collateral is not required. Credit losses are provided for in the financial statements and consistently have been within management's expectations. The Company also maintains deposit accounts with financial institutions. At times, such deposits may exceed FDIC insurance limits.

                         ENTERCOM COMMUNICATIONS CORP.

     ADVERTISING COSTS -- Advertising costs are expensed as incurred and approximated $4.3 million, $6.0 million and $6.6 million for the fiscal years ended September 30, 1996, 1997 and 1998, respectively.

     RADIO BROADCASTING LICENSES AND OTHER INTANGIBLES -- Broadcasting licenses and other intangibles are being amortized on a straight-line basis over 40 years.

     LONG-LIVED ASSETS -- In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", the Company evaluates the recoverability of its long-lived assets which include broadcasting licenses, other intangibles, deferred charges, and other assets whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If indications are that the carrying amount of the asset is not recoverable, the Company will estimate the future cash flows expected to result from use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, the Company recognizes an impairment loss. The impairment loss recognized is measured as the amount by which the carrying amount of the asset exceeds its fair value.

     DEFERRED CHARGES -- The Company defers and amortizes debt issuance costs and leasehold premiums over the term of the debt and life of the lease, respectively.

     NET EXPENSE (INCOME) FROM TIME BROKERAGE AGREEMENT ("TBA") FEES -- Net expense (income) from TBA fees consist of fees paid by or earned by the Company under agreements which permit an acquirer to program and market stations prior to acquisition. The Company sometimes enters into such agreements prior to the consummation of station acquisitions or dispositions. Under the TBAs relating to the Company's acquisitions, the expense from TBA fees was approximately $0.4 million, $2.2 million and $2.5 million for the years ended September 30, 1996, 1997 and 1998, respectively. Under the TBAs relating to the Company's dispositions, the income from TBA fees was approximately $1.2 million, $2.7 million and $0.1 million for the years ended September 30, 1996, 1997 and 1998, respectively. Amounts reflected in net revenues and station operating expenses from operations under TBAs, excluding expense (income) from TBA fees, were approximately $2.4 million and $1.3 million, $12.3 million and $9.0 million, and $7.8 million and $5.0 million for the years ended September 30, 1996, 1997 and 1998, respectively.

     BARTER TRANSACTIONS -- The Company provides advertising broadcast time in exchange for certain products, supplies and services. The terms of the exchanges generally permit the Company to preempt such broadcast time in favor of advertisers who purchase time on regular terms. The Company includes the value of such exchanges in both broadcasting revenues and operating costs and expenses. Barter valuation is based upon management's estimate of the fair value of the products, supplies and services received. For the years ended September 30, 1996, 1997 and 1998, barter transactions amounted to approximately $632,000, $822,000 and $1,043,000, respectively. The Company accrues as a liability the amount by which the value of broadcasting time to be provided exceeds the value of products, supplies and services to be received. At September 30, 1996, 1997 and 1998, such amounts were approximately $120,000, $5,000 and $19,000, respectively.

                         ENTERCOM COMMUNICATIONS CORP.

     CASH AND CASH EQUIVALENTS -- Cash and cash equivalents consist primarily of amounts held on deposit with financial institutions in immediately available money market accounts.

     DERIVATIVE FINANCIAL INSTRUMENTS -- The Company uses derivative financial instruments, including interest rate exchange agreements ("Swaps") and interest rate cap agreements ("Caps"), to manage its exposure to fluctuations in interest rates. Swaps and Caps are matched with debt and periodic cash payments and are accrued on a net basis as an adjustment to interest expense. Any fees associated with these instruments are amortized over their term.

     RECENT ACCOUNTING PRONOUNCEMENTS -- In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 128, "Earnings per Share", which was effective for the Company beginning October 1, 1997. SFAS No. 128 establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly held common stock or potential common stock. It replaces the presentation of primary EPS with a presentation of basic EPS and requires the dual presentation of basic and diluted EPS on the face of the income statement. This statement requires restatement of all prior period EPS data presented. For the years ended September 30, 1996, 1997 and 1998 the effect of the conversion of convertible debt was antidilutive. The Board of Directors has declared, contingent upon the successful completion of the Company's initial public offering of its common stock, certain dividends to be payable to the S Corporation shareholders. Of these dividends, approximately $17.1 million is attributable to the undistributed taxable income of the Company prior to October 1, 1998. This amount exceeds the Company's earnings for the year ended September 30, 1998 by approximately $15.9 million. The weighted average outstanding shares have been increased by 705,000 shares, which represent the number of shares which, when multiplied by an offering price of $22.50 per share, would be sufficient to replace the capital in excess of the current years earnings which is proposed to be distributed to the S Corporation shareholders.

     In June 1998, the FASB issued SFAS No. 133 entitled "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as "derivatives") and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Management has not yet determined what effect, if any, this statement will have on the Company.

     RECLASSIFICATIONS -- Certain reclassifications have been made to the consolidated financial statements for the years ended September 30, 1996 and 1997 in order to conform to the current year presentation.

3. ACQUISITIONS AND OTHER SIGNIFICANT TRANSACTIONS

     During each of the periods presented the Company consummated acquisitions of radio stations. All of these acquisitions were accounted for under the purchase method of accounting (unless otherwise noted below), and the purchase prices, including transaction

                         ENTERCOM COMMUNICATIONS CORP.

costs, were allocated to the assets based upon their respective fair values as determined by independent appraisal as of the purchase dates. Gains on exchange transactions are determined based on the excess of the fair value of the station assets acquired, as determined by an independent appraisal, plus any cash received, over the Company's carrying basis in the station assets exchanged, plus cash paid by the Company, all less transaction costs.

1996 ACQUISITIONS

     The Company completed a three party Asset Purchase Agreement on August 1, 1996, whereby the Company acquired WAXQ-FM, New York City, from GAF Corporation for a cash purchase price of $90 million and simultaneously exchanged WAXQ-FM and $1.2 million in cash to Viacom, Inc. for all of Viacom's broadcast assets of three radio stations, KBSG-FM, KBSG-AM and KNDD-FM, and two tower facilities, all serving the Seattle, Washington radio market. The Company incurred approximately $319,000 in transaction costs related to the acquisition. Broadcasting licenses and other intangibles totaling approximately $87.5 million were recorded in connection with this transaction.

1997 ACQUISITIONS

     On March 27, 1997, the Company acquired the assets of KMBZ-AM, KYYS-FM (formerly KLTH-FM), KCMO-AM and KCMO-FM, serving the Kansas City, Kansas/ Missouri radio market, from Bonneville International Corporation and Bonneville Holding Corporation (collectively referred to hereafter as "Bonneville") for a purchase price of $35.0 million. The Company also acquired the assets of KIRO-AM, KIRO-FM and KNWX-AM, serving the Seattle, Washington radio market, from KIRO, Inc., a wholly owned subsidiary of Bonneville International Corporation ("KIRO") for a purchase price of $60.0 million. As consideration for the assets received, the Company transferred the assets of KLDE-FM serving the Houston, Texas radio market, plus $5.0 million, to Bonneville and KIRO resulting in a gain of $88.7 million. The Company incurred transaction costs of $246,000 related to these acquisitions. Broadcasting licenses and other intangibles in the amount of $85.8 million were recorded in connection with these transactions.

     On April 28, 1997, the Company acquired the assets of KEDO-AM and KLYK-FM, serving the Longview/Kelso, Washington radio market, for $1.8 million from Longview Broadcasting Company and Premier Development Company. The Company incurred transaction costs of $38,000 related to these acquisitions. Broadcasting licenses and other intangibles in the amount of $733,000 were recorded in connection with this transaction.

     On May 30, 1997, the Company completed an Asset Exchange Agreement with Nationwide Communications, Inc. ("Nationwide") and Secret Communications, LP ("Secret"). In this three party agreement, in exchange for the transfer to Secret of the Company's two FM radio stations in Pittsburgh, WDSY and WNRQ, the Company received Nationwide's FM radio station in Seattle, KISW, plus $32.5 million, resulting in a gain of $43.9 million. Broadcasting licenses and other intangibles in the amount of $12.1 million were recorded in connection with this transaction. The total purchase price of this transaction was $47.0 million.

                         ENTERCOM COMMUNICATIONS CORP.

     On May 30, 1997, the Company acquired the assets of KLOU-FM, serving the St. Louis, Missouri radio market, from Group W Broadcasting, Inc., plus $39.7 million, in exchange for the assets of KITS-FM, resulting in a gain of $61.2 million. The Company incurred transaction costs of $58,000 related to this acquisition. Broadcasting licenses and other intangibles in the amount of $21.6 million were recorded in connection with this transaction. The total purchase price of this transaction was $62.2 million.

     On June 3, 1997, the Company acquired the assets of KDND-FM (formerly KXOA-FM), serving the Sacramento, California radio market, from American Radio Systems Corporation for $27.2 million. The Company incurred transaction costs of $192,000 related to this acquisition. Broadcasting licenses and other intangibles in the amount of $26.9 million were recorded in connection with this transaction.

     On June 4, 1997, the Company acquired the assets of KRXQ-FM and KSEG-FM, serving the Sacramento, California radio market, from Citicasters Co. for $45.0 million. The Company incurred transaction costs of $268,000 related to these acquisitions. Broadcasting licenses and other intangibles in the amount of $40.7 million were recorded in connection with this transaction.

1998 ACQUISITIONS

     On November 26, 1997, the Company acquired the assets of KSSJ-FM (formerly KBYA-FM), serving the Sacramento, California radio market, from Susquehanna Radio Corp., KTHX License Investment Co. and KTHX Radio Inc. for $15.9 million. The Company incurred transaction costs of $87,000 related to this acquisition. Broadcasting licenses and other intangibles in the amount of $15.8 million were recorded in connection with this transaction.

     On January 1, 1998, the Company acquired the assets of KCTC-AM, serving the Sacramento, California radio market, from ARS for $4.0 million. The Company incurred transaction costs of $13,000 related to this acquisition. Broadcasting licenses and other intangibles in the amount of $2.7 million were recorded in connection with this transaction.

     On January 1, 1998, the Company acquired the assets of KUDL-FM and WDAF-AM, serving the Kansas City, Kansas/Missouri radio market from ARS. As consideration for the assets received, which included the receipt of $7.1 million in cash from ARS, the Company transferred the assets of KLOU-FM, serving the St. Louis radio market, to ARS resulting in a gain of $300,000. The Company incurred transaction costs of $294,000 related to this acquisition. Broadcasting licenses and other intangibles in the amount of $12.8 million were recorded in connection with this transaction. The total purchase price of this transaction was $15.4 million.

     On May 7, 1998, the Company acquired the assets of WSKY-FM (formerly WRRX-FM), serving the Gainesville/Ocala, Florida radio market, from Gator Broadcasting Co. for $2.0 million. The Company incurred transaction costs of $66,000 related to this acquisition. Broadcasting licenses and other intangibles in the amount of $1.7 million were recorded in connection with this transaction.

                         ENTERCOM COMMUNICATIONS CORP.

     On May 15, 1998, the Company acquired the assets of KBAM-AM and KRQT-FM, serving the Longview, Washington radio market, from Armak Broadcasters Inc. for $1.0 million. The Company incurred transaction costs of $43,000 related to this acquisition. Broadcasting licenses and other intangibles in the amount of $350,000 were recorded in connection with this transaction.

     On June 19, 1998, the Company acquired from Sinclair Broadcast Group the assets of KKSN-AM, KKSN-FM, and KKRH-FM, all serving the Portland, Oregon radio market, and WBEE-FM, WBBF-FM (formerly WKLX-FM), WQRV-FM and WEZO-AM (formerly WBBF-AM) all serving the Rochester, New York radio market. The purchase price for the stations was $126.5 million. The Company began operations at these stations on March 1, 1998 under a TBA. The Company incurred transaction costs of $494,000 related to this acquisition. Broadcasting licenses and other intangibles in the amount of $121.3 million were recorded in connection with this transaction.

     On August 13, 1998 the Company acquired from Capital Broadcasting, Inc. the assets and rental leases used in connection with the operation of a tower facility serving the Kansas City, Kansas/Missouri radio market for a purchase price of $2.0 million.

     On September 16, 1998, the Company completed an agreement with American Radio Systems, Inc. and American Radio Systems License Corp. (collectively referred to as "ARS") to exchange certain assets used in the operation of radio stations serving the Sacramento radio market. ARS provided KRAK-FM's license and transmission facility to the Company in exchange for KRXQ's license and transmission facility and $4.5 million. Each of the stations retained its own call letters, programming format and studio and office property and equipment, and the parties provided each other with reciprocal covenants against programming competition on the respective frequencies for a period of two years. ARS also transferred the intellectual property comprising program format for use by the Company on its recently acquired KBYA-FM in that market. The transaction was accounted for as a nonmonetary exchange of similar productive assets and no gain or loss was recognized. The assets received were recorded at the historical cost of the assets surrendered plus the $3.8 million paid to ARS. In a related transaction the Company sold the KRXQ-FM transmitter site, including broadcast tower facilities, to ARS for $750,000, resulting in a loss of $34,000.

OTHER TRANSACTIONS

     On March 6, 1996, the Company sold all of the assets of KMTT-AM, Tacoma, Washington, including assignment of the FCC license, to Southwave Wireless Communications, Inc. LLC for a cash purchase price of $500,000, resulting in a gain of approximately $140,000.

     On December 6, 1996, the Company sold certain assets of KEGE-AM, Richfield, Minnesota, including assignment of the FCC license, to Salem Media of Minnesota, Inc. for $3.0 million, resulting in a gain of approximately $2.6 million.

     On February 6, 1997, the Company sold all of the assets of WDSY-AM, Pittsburgh, Pennsylvania, including assignment of the FCC license, to Mortenson Broadcasting

                         ENTERCOM COMMUNICATIONS CORP.

Company for a cash purchase price of $750,000, resulting in a gain of approximately $700,000.

     On May 7, 1998, the Company sold certain rights in a license for the Vancouver, Washington radio market to Jacor Communications and Smith Broadcasting, Inc. for $10.0 million. The Company acquired an interest in these rights at a cost of $1.3 million through an agreement with Q Prime Inc., Clifford Burnstein and Peter D. Mensch. The sale resulted in a gain of $8.5 million.

     On June 25, 1998, the Company completed its transaction with McKenzie River Broadcasting Company ("McKenzie") whereby McKenzie received FCC approval to reclassify the broadcast license of its KMGE-FM station, serving the Eugene, Oregon radio market, from a Class C to a Class C-1. Such a reclassification of that station allowed the Company to seek approval from the FCC for construction and operation of an enhanced transmission facility for its KNRK-FM station serving the Portland, Oregon radio market. In consideration for its agreement, McKenzie was paid approximately $1.2 million and the Company recorded this amount as broadcast licenses.

     Effective July 1, 1997, the Company entered into a Joint Sales Agreement ("JSA") with Classic Radio, Inc. ("Classic"), whereby the Company serves as the exclusive sales agent for the Classic-owned KING-FM radio station, located in Seattle, Washington. This agreement is a continuation of a relationship under a prior JSA which expired on June 30, 1997. Under the new JSA, which continues through June 30, 2002, the Company will be entitled to all revenues from the sale of advertising time broadcast on KING-FM, but will be required to pay a monthly fee to Classic based upon calculations as defined in the agreement. Under the terms of the JSA, the Company will be responsible for all costs incurred in selling the advertising time. Classic will be responsible for all costs incurred in operating the station. Gross revenues and expenses incurred by the Company under this contract during the years ended September 30, 1997 and 1998 were $2.6 million and $1.3 million and $3.6 million and $2.3 million, respectively.

     On October 7, 1997, the Company, in a transaction with Kanza Inc., exchanged the broadcasting frequency and the transmitter related assets of KCMO-AM, Kansas City, Missouri for the broadcasting frequency and transmitter related assets of WHB-AM, Kansas City, Missouri. The Company incurred transaction costs of $233,000. The transaction was accounted for as a nonmonetary exchange of similar productive assets and no gain or loss was recognized. The assets received were recorded at the historical cost of the assets surrendered.

     The following unaudited pro forma summary presents the consolidated results of operations as if the transactions which occurred within either the 1997 or 1998 fiscal years had all occurred at the beginning of the 1997 fiscal year, after giving effect to certain adjustments, including depreciation and amortization of assets and interest expense on any debt incurred to fund the acquisitions which would have been incurred had such acquisitions and other transactions occurred at the beginning of the 1997 fiscal year. These unaudited pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisitions and other transactions been made as of that date or results which may occur in the future.

                         ENTERCOM COMMUNICATIONS CORP.

                                                         YEARS ENDED SEPTEMBER 30,
                                                         --------------------------
                                                            1997            1998
                                                         ----------      ----------
                                                           (AMOUNTS IN THOUSANDS)
                                                                (UNAUDITED)
Net revenues...........................................   $122,711        $140,544
                                                          ========        ========
Income (loss) before extraordinary items and gains on
  sale of assets.......................................   $(21,795)       $  3,126
                                                          ========        ========
Income before extraordinary items......................   $183,313        $  3,126
                                                          ========        ========
Net income.............................................   $183,313        $    750
                                                          ========        ========

4. RADIO BROADCASTING LICENSES AND OTHER INTANGIBLES

     Radio Broadcasting Licenses and other intangibles consist of the following:

                                                               SEPTEMBER 30,
                                                           ----------------------
                                                             1997         1998
                                                           ---------    ---------
                                                           (AMOUNTS IN THOUSANDS)
FCC Licenses.............................................  $300,022     $436,407
Other Intangibles........................................     1,704        2,574
                                                           --------     --------
Subtotal.................................................   301,726      438,981
Less accumulated amortization............................    (6,307)     (14,265)
                                                           --------     --------
Total radio broadcasting licenses and other
  intangibles............................................  $295,419     $424,716
                                                           ========     ========

5. DEFERRED CHARGES AND OTHER ASSETS

     Deferred charges and other assets consist of the following:

                                                               SEPTEMBER 30,
                                                              ----------------
                                                               1997      1998
                                                              ------    ------
                                                                (AMOUNTS IN
                                                                 THOUSANDS)
Debt issuance costs, less accumulated amortization of
  $715,000 and $566,000 in 1997 and 1998, respectively......  $3,629    $2,163
Leasehold premium, less accumulated amortization of $125,000
  and $228,000 in 1997 and 1998, respectively...............     862     1,644
Other deferred charges, less accumulated amortization of
  $77,000 and $124,000 in 1997 and 1998, respectively.......     119       240
                                                              ------    ------
                                                              $4,610    $4,047
                                                              ======    ======

                         ENTERCOM COMMUNICATIONS CORP.

6. DEBT

     (A) Senior debt consists of the following:

                                                               SEPTEMBER 30,
                                                           ----------------------
                                                             1997         1998
                                                           ---------    ---------
                                                           (AMOUNTS IN THOUSANDS)
Notes payable, due June 30, 2003(A)(1)(a)................  $ 92,000
Notes payable, due June 30, 2003 (A)(1)(b)...............    25,000
Notes payable due February 13, 2006 (A)(2)...............               $253,500
Other....................................................                    284
                                                           --------     --------
     Total...............................................   117,000      253,784
Amounts due within one year..............................                     10
                                                           --------     --------
                                                           $117,000     $253,774
                                                           ========     ========

- -------------------------

(1) On March 25, 1997, the Company expanded its existing credit facility with a group of banks to $165.0 million. The credit facility consisted of a $140.0 million reducing revolving credit and a $25.0 million amortizing term loan. At September 30, 1997, outstanding balances against these credit facilities were $92.0 million and $25.0 million, respectively. Under the loan agreement, the Company provided the banks with a pledge of its 99% interest in ECI License Company LP, a pledge of all of the outstanding stock of the Company, and a pledge of all the Company's other assets. The agreement included certain restrictive covenants, including a limitation on dividends. These debt facilities were replaced with the debt facility described in paragraph (A)(2) below.

     (a) The availability under the reducing revolving credit agreement, which was to mature on June 30, 2003, reduced on a quarterly basis beginning September 30, 1997 in amounts which vary from $3.5 million to $12.4 million. The Company had the option under this agreement to elect to pay interest at a rate equal to LIBOR (in increments with durations of 1, 2, 3 or 6 months) plus 1.25% or the prime rate. Under certain events, the Company's borrowing costs could have increased to a maximum of LIBOR plus 3.25% or prime plus 2%. The interest payable on LIBOR rates was payable at the end of the selected duration but not less frequently than every three months and on prime rates was payable at the end of each calendar quarter. The weighted average interest rate under this agreement at September 30, 1997 was 7.46%. The Company was required to maintain a minimum of $1.0 million in cash, cash equivalents, or cash available under this facility.

     (b) The $25.0 million amortizing term loan, which was to mature on June 30, 2003, reduced in ten equal quarterly payments of $625,000, beginning December 31, 2000 with a final payment of $18.75 million due June 30, 2003. The Company had the option to pay interest at a rate of LIBOR plus 3.25% or prime plus 2%.

                         ENTERCOM COMMUNICATIONS CORP.

         The interest payment was due in the same manner as described in
         (A)(1)(a) above. The interest rate under this agreement at September 30, 1997 was 8.91%.

(2) The Company's term and revolving credit facilities were refinanced on February 13, 1998, under a new bank credit agreement (the "New Credit Agreement") with Key Corporate Capital Inc., as administrative agent. The New Credit Agreement provides for a $300.0 million Senior Secured Revolving Credit Facility (the "New Bank Facility"). See Note 12, Subsequent Events, for further discussion.

     The New Bank Facility is secured by (i) a pledge of the Company's 99% interest in ECI License Company, LP ("ECI"), (ii) a security interest in substantially all of the assets of ECI, (iii) a pledge of 100% of the outstanding stock of the Company; provided, however, that this pledge will be released if the Company restructures by forming subsidiaries to hold the station assets and licenses (in such a restructuring, the Company will pledge the stock of all such subsidiaries which will become Guarantors, and ECI will be dissolved, further, upon such restructuring and pledge of stock, the pledges under (i) and (ii) above will be terminated and released), (iv) a security interest in all major tangible and intangible personal property assets of the Company and any future subsidiaries as well as a negative pledge on all real property, and (v) an assignment of all major leases, rights, etc. as appropriate.

     The availability under the reducing revolving credit agreement, which matures on February 13, 2006, reduces on a quarterly basis beginning June 30, 2000 in amounts which vary from $3.75 million to $15.0 million. The Company has the option under this agreement to elect to pay interest at a rate equal to LIBOR (in increments with durations of 1, 2, 3 or 6 months) plus .50% or the prime rate. Under certain events, the Company's borrowing costs can increase to a maximum of LIBOR plus 2.125% or prime plus .875%. The interest payable on LIBOR rates is payable at the end of the selected duration but not less frequently than every three months and on prime rates is payable at the end of each calendar quarter. The weighted average interest rates under this agreement at September 30, 1998 was 7.53%. The Company also pays a commitment fee of 0.375% per annum on the average unused balance of the New Bank Facility.

     (B) The Company has entered into several interest rate transactions as hedges against the variable rate debt discussed in 6(A) above:

     (1) In June 1987, the Company entered into an interest rate agreement or "swap" for a notional amount of $6.0 million which concluded in June 1996. The Company paid a fixed rate of 9.55% on the notional amount to a bank and the bank paid to the Company a variable rate equal to three-month LIBOR as determined from time to time on a quarterly basis through June 30, 1996. The net amount the Company paid under this agreement was $175,000 for the year ended September 30, 1996 and has been accounted for as interest expense.

     (2) In May 1995, the Company entered into an interest rate swap agreement for a notional amount of $20.0 million through May 16, 2000. Under this agreement, the Company pays a fixed rate of 6.77% on the notional amount to a bank and the bank pays to the Company a variable rate equal to three-month LIBOR as

                         ENTERCOM COMMUNICATIONS CORP.

         determined from time to time on a quarterly basis through May 16, 2000. The variable rate was 5.5%, 5.7% and 5.7% at September 30, 1996, 1997 and 1998, respectively. The net amount the Company paid under this agreement was $240,000, $235,000 and $211,000 for the years ended September 30, 1996, 1997 and 1998, respectively. These amounts have been accounted for as interest expense.

     (3) In July 1996, the Company entered into a convertible rate cap transaction in the amount of $25.0 million to hedge a portion of its variable rate debt. Pursuant to this transaction, the bank elected, effective October 29, 1998, to convert the transaction to a swap for a notional amount of $25.0 million in which the Company pays a fixed rate of 5.89% on the notional amount to the bank and the bank pays to the Company a variable rate equal to three-month LIBOR through July 29, 2003. No amounts were paid relating to this transaction during the years ended September 30, 1996, 1997 and 1998.

     (4) In August 1996, the Company simultaneously entered into a rate cap transaction and a swap option transaction in the amount of $25.0 million to hedge a portion of its variable rate debt. Under the rate cap transaction, which expires August 8, 2000, the Company's base LIBOR rate cannot exceed 7.5% at the time of any quarterly reset date. Under the swap option transaction, the bank may make an election prior to August 8, 2000 to enter into a swap in which the Company pays a fixed rate of 6.05% on the notional amount to a bank and the bank pays to the Company a variable rate equal to three-month LIBOR. If the bank exercises its election, then the swap will terminate on August 8, 2002. Any election by the bank will not terminate the rate cap transaction described above. No amounts were paid related to these transactions during the years ended September 30, 1996, 1997 and 1998.

     (5) On January 6, 1998, the Company entered into an interest rate swap agreement with a bank in the amount of $15.0 million to hedge a portion of its variable rate debt. Under the swap transaction, which expires January 10, 2005, unless terminated by the bank by January 6, 2003, the Company pays a fixed rate of 5.61% on the notional amount to the bank and the bank pays to the Company a variable rate equal to three month LIBOR as determined from time to time on a quarterly basis through the end of the transaction period. The variable rate was 5.7% as of September 30, 1998. The net amount paid to the Company under this agreement was $9,000 for the year ended September 30, 1998.

     (6) On January 6, 1998, the Company entered into an interest rate swap agreement with a bank in the amount of $14.0 million to hedge a portion of its variable rate debt. Under the swap transaction, which expires January 10, 2005, the Company pays a fixed rate of 5.86% on the notional amount to the bank and the bank pays to the Company a variable rate equal to three months LIBOR as determined from time to time on a quarterly basis through the end of the transaction period. The variable rate was 5.7% as of September 30, 1998. The net amount paid by the Company under this agreement was $17,000 for the year ended September 30, 1998.

                         ENTERCOM COMMUNICATIONS CORP.

     (7) On February 26, 1998, the Company entered into an interest rate swap agreement with a bank in the amount of $30.0 million to hedge a portion of its variable rate debt. Under the swap transaction, which expires February 27, 2008, unless terminated by the bank on February 28, 2005, the Company pays a fixed rate of 5.77% on the notional amount to the bank and the bank pays to the Company a variable rate equal to three month LIBOR as determined from time to time on a quarterly basis through the end of the transaction period. The variable rate was 5.7% as of September 30, 1998. The net amount paid by the Company under this agreement was $16,000 for the year ended September 30, 1998.

     (C) Aggregate principal maturities on Senior debt are as follows (amounts in thousands):

     Fiscal years ending September 30:

  1999......................................................  $     10
  2000......................................................        10
  2001......................................................        10
  2002......................................................    43,510
  2003......................................................    35,010
  Thereafter................................................   175,234
                                                              --------
     Total..................................................  $253,784
                                                              ========

     The extraordinary charges for 1996 and 1998 are the result of the write-offs ($539,000 and $2,376,000 respectively, net of tax benefits) of unamortized finance charges resulting from the early extinguishment of long-term debt.

     (D) On May 21, 1996, the Company entered into a convertible subordinated note purchase agreement with an investment partnership in the principal amount of $25.0 million. Interest on the note accrues at the rate of 7% per annum. Such interest compounds annually and is deferred and payable with principal in one installment on May 21, 2003. The payment due date can be deferred by one year under certain circumstances. The obligations of the Company under the note are subordinate to the obligations of the notes payable to the banks as noted in
(A)(2) above.

     The convertible subordinated note is convertible by the holder under certain events and circumstances such as a public offering of the Company's capital stock, a change of control of the Company, a sale of substantially all of the Company's assets, a merger or consolidation into a publicly traded company or the Company's ceasing to be an S Corporation. In the event of conversion, the holders would receive shares of the common stock of the Company representing an ownership interest of approximately 15% of the Company prior to such event in lieu of all outstanding principal and interest. Under certain events and circumstances, the holder of the note has the option to put ("Put Option") the convertible subordinated note to the Company and receive, at the option of the Company, either cash or a new note ("Put Note"). The Put Option is exercisable on or after May 21, 2001. The amount of cash or principal of the Put Note will equal the fair market

                         ENTERCOM COMMUNICATIONS CORP.

value of the shares of common stock into which the convertible subordinated note is convertible. The Put Note would accrue interest at prime plus 2% and would be due May 21, 2004.

     In the event that the note is not converted or put to the Company by May 21, 2003, then the Company can redeem the convertible subordinated note by either paying cash or issuing a new note (Redemption Note). The amount of cash or principal of the Redemption Note will equal the original principal amount of the convertible subordinated note ($25.0 million) plus interest accrued through the Date of Redemption at an interest rate of 7% per annum. The Redemption Note would also accrue interest at 7% per annum and would be due on May 21, 2004.

     Due to the existence of the Put Option described above, the Company accounts for this instrument as indexed debt. Accordingly, the Company's balance sheets as of September 30, 1997 and 1998 and statements of income for the years then ended reflect an "adjustment to reflect indexing of the convertible subordinated note." No adjustment was required for fiscal 1996.

     The adjustment to reflect indexing of the convertible subordinated note has been determined by reference to the difference between the estimated market value of the shares of Common Stock into which the note is convertible pursuant to the terms of the Put Option and the sum of the principal outstanding of $25.0 million plus interest accrued at 7% per annum. Such estimated market value is calculated using comparable publicly held radio broadcast companies' multiples of broadcast cash flow.

     The holder of the convertible subordinated note has stated that in connection with the initial public offering of the Company's Common Stock, it will exercise its conversion option. Up to the date of the conversion, the Company may recognize further adjustments to the indexing of the convertible subordinated note. Upon conversion, the amount of the liability recorded will convert to equity and there will be no further obligation by the Company.

                         ENTERCOM COMMUNICATIONS CORP.

7. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair value of the Company's financial instruments, which consist of cash and cash equivalents, accounts receivable, station acquisition deposits, income tax deposit, accounts payable, accrued liabilities, debt and interest rate instruments, have been determined by the Company using available market information and appropriate valuation methodologies. At September 30, 1997 and 1998, the fair value of cash and cash equivalents, accounts receivable, station acquisition deposits, income tax deposit, accounts payable, accrued liabilities and debt approximate their carrying value. At September 30, 1997 and 1998, respectively, unrealized losses on interest rate hedges described under
Note 6(B) (2), (3), (4), (5), (6) and (7) are as follows (amounts in thousands):

                                                        SEPTEMBER 30,
                                                       ----------------
                                                       1997      1998
                                                       -----    -------
6(B) (2).............................................  $(351)   $  (652)
      (3)............................................   (212)    (1,057)
      (4)............................................   (103)    (1,069)
      (5)............................................              (525)
      (6)............................................              (705)
      (7)............................................            (1,793)

8. MINORITY INTEREST

     On December 2, 1992, in connection with a financing transaction, the Company created a wholly owned subsidiary, ECI Investors Corporation ("Investors"), with a capital of $50,000. Upon creation, the Company immediately distributed the stock of Investors to the Company's shareholders. On December 23, 1992, the Company formed a limited partnership, ECI License Company, LP ("Partnership") with Investors. The Company is the sole general partner of the Partnership. The Company contributed its FCC (FCC) licenses and authorizations to the Partnership in exchange for a 99% interest in the Partnership, and Investors acquired its 1% interest in the Partnership for cash.

     On all subsequent occasions when the Company acquired FCC licenses and authorizations it has contributed them to the Partnership for its 99% interest and Investors has contributed its matching 1% interest. On each such occasion, as well as on the dispositions of FCC licenses and authorizations, excluding those FCC licenses and authorizations used to acquire new FCC licenses and authorizations which qualify under IRC Section 1031, commonly known as "SWAPS," the book value of the Partnership has been adjusted to reflect such transaction. The book value of the Partnership was approximately $114.2 million (net of accumulated amortization of approximately $4.5 million) and $132.2 million (net of accumulated amortization of approximately $7.3 million) at September 30, 1997 and 1998. The Company's 99% interest in the Partnership is pledged as collateral for the debt described in Note 6A(2). The Company pays a licensing fee to the Partnership in exchange for the right to utilize the Partnership's licenses and authorizations in connection with the operation of the stations.

                         ENTERCOM COMMUNICATIONS CORP.

     As discussed in Note 2, the financial impact of such transactions is substantially eliminated in consolidation. The minority interest at September 30, 1997 and 1998 included in the accompanying consolidated balance sheets represents the 1% interest of Investors in the Partnership, net of two notes receivable by the Partnership from Investors. These notes were in the amounts of approximately $875,000 and $7,000 at September 30, 1997 and $839,000 plus various other notes which total approximately $200,000 at September 30, 1998. These notes bear interest at rates ranging from 6% to 8% per annum, and were issued to the Partnership by Investors for Investors' share of the FCC licenses and authorizations acquired by the Company during 1997 and 1998. These notes are due in ten equal annual installments, plus accrued interest.

9. COMMITMENTS AND CONTINGENCIES

ACQUISITIONS

     The Company entered into a preliminary agreement on February 6, 1996 for the Company to acquire the assets of radio station KWOD-FM, Sacramento, California, from Royce International Broadcasting Corporation subject to approval by the FCC for a purchase price of $25.0 million. Notwithstanding efforts by the Company to pursue this transaction, the seller has been nonresponsive. Accordingly, the Company cannot determine if and when the transaction might occur.

     On August 13, 1998, the Company entered into three agreements with CBS Radio, Inc. pursuant to which it will (i) purchase WRKO-AM and WEEI-AM in Boston for $82.0 million in cash (the "First Boston Transaction"), (ii) sell WLLD-FM and WYUU-FM in Tampa for $75.0 million in cash (the "Tampa Transaction") and
(iii) purchase WAAF-AM and WEGQ-FM in Boston and WWTM-AM in Worchester for $58.0 million (the "Second Boston Transaction"). The assets that will be sold in the Tampa Transaction have been segregated on the Consolidated Balance Sheet as assets held for sale. These assets consist of $2.8 million in property and equipment, net of accumulated depreciation, and $2.5 million in radio broadcasting licenses and other intangibles, net of accumulated amortization. See Notes 12(D) and 12(G).

OTHER

     The Company's employment agreement with its Chairman and Chief Executive Officer renews automatically each calendar year unless terminated by either party in accordance with the contract. Under the terms of the agreement, compensation is calculated annually by utilizing the gross national product implicit price deflator issued by the Bureau of Economic Analysis to determine the equivalent of 1993 base compensation of $500,000. Total compensation for the years ended September 30, 1996, 1997 and 1998 was approximately $540,000, $554,000, and $567,000, respectively.

     Rental expense is incurred principally for office and broadcasting facilities. Rental expense during the years ended September 30, 1996, 1997 and 1998 was approximately $1.2 million, $2.2 million and $2.8 million, respectively.

     The Company also has various contracts for sports programming and on-air personalities with terms ranging from one to five years.

                         ENTERCOM COMMUNICATIONS CORP.

     The aggregate minimum annual commitments as of September 30, 1998 for operating leases, sports programming and on-air personalities are as follows:

                                            OPERATING      SPORTS          ON-AIR
                                             LEASES      PROGRAMMING    PERSONALITIES
                                            ---------    -----------    -------------
                                                     (AMOUNTS IN THOUSANDS)
Fiscal years ending September 30:
1999......................................   $ 3,160       $16,625         $ 5,880
2000......................................     3,066        18,110           3,690
2001......................................     2,893         8,802           1,420
2002......................................     2,964         6,718             713
2003......................................     2,458                           181
Thereafter................................    11,138
                                             -------       -------         -------
                                             $25,679       $50,255         $11,884
                                             =======       =======         =======

     The Company is subject to various outstanding claims which arose in the ordinary course of business and to other legal proceedings. In the opinion of management, any liability of the Company which may arise out of or with respect to these matters will not materially affect the financial position, results of operations or cash flows of the Company.

10. SHAREHOLDERS' EQUITY

     During 1997, the Company retired treasury stock consisting of 1,931,400 shares of Class A common stock.

     For the fiscal years ended September 30, 1996, 1997 and 1998, the Company paid total dividends of $2.0, $2.8, and $3.1 million, respectively. These amounts include special dividends paid to the Company's shareholders to compensate them for federal and state income tax obligations attributable to pass-through taxable income generated by the Company.

     On June 24, 1998, the Board of Directors and the shareholders of the Company approved the Company's amended and restated Articles of Incorporation to provide for, among other things, an increase in the aggregate number of shares which the Company has authority to issue to 350,000,000 shares, par value $.01 per share, consisting of the following: (i) 200,000,000 shares of Class A Common Stock; (ii) 75,000,000 shares of Class B Common Stock; (iii) 50,000,000 shares of Class C Common Stock; and (iv) 25,000,000 shares of Preferred Stock. Such change occurred just prior to the effective date of the Company's initial public offering.

11. EMPLOYEE SAVINGS AND BENEFIT PLANS

     The Company sponsors a 401(k) savings plan which includes a provision under which the Company contributes 50% of the amount of any eligible employee's contribution to the plan up to a maximum employer contribution of 3% of an employee's compensation. The

                         ENTERCOM COMMUNICATIONS CORP.

maximum eligible employee contribution under the plan was $9,500, $9,500 and $10,000 for the plan years ended December 31, 1996, 1997 and 1998. The Company may at its discretion suspend future matching contributions. The Company contributed approximately $232,000, $485,000, and $588,000, under the 401(k) plan for the years ended September 30, 1996, 1997, and 1998, respectively.

     On June 24, 1998, the Company adopted an Equity Compensation Plan (the "Compensation Plan"). The Compensation Plan will allow officers (including those also serving as directors) and other employees, non-employee directors and key advisors or consultants, selected by a Committee of the Board of Directors, to receive incentive stock options, nonqualified stock options, restricted stock and stock appreciation rights in the Common Stock of the Company. There are 5,000,000 shares of Common Stock reserved for issuance under the Compensation Plan. On December 29, 1998, the Board of Directors granted 11,112 shares of restricted stock and 838,965 in options of which 563,403 options have an exercise price equal to the initial public offering price per share and 275,562 have an exercise price of 80% of the initial public offering price. All of the options and restricted stock vest over a four year period. For options granted at prices below fair market value, the Company will recognize $1.2 million in non-cash compensation expense ratably over the four year period. For restricted stock, the Company will recognize $250,000 in non-cash compensation expense ratably over the four year period.

     On June 24, 1998, the Company adopted an Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan will allow the participants to purchase shares of the Company's Common Stock at a purchase price equal to 85% of the Market Value of such shares on the Purchase Date. There are 1,850,000 shares of Common Stock reserved for issuance under the Purchase Plan. No awards have been issued under this plan.

12. SUBSEQUENT EVENTS

(A) On October 8, 1998, the Company amended their New Credit Agreement with Key Corporation Capital Inc. to increase their Senior Secured Revolving Credit Facility to $350.0 million. Availability under this credit agreement reduces on a quarterly basis beginning June 30, 2000 in amounts which vary from $4.4 million to $17.5 million.

(B) In July 1996, the Company entered into a convertible rate cap transaction in the amount of $25.0 million to hedge a portion of its variable rate debt. Pursuant to this transaction, the bank elected, effective October 29, 1998, to convert the transaction to a swap for a notional amount of $25.0 million in which the Company pays a fixed rate of 5.89% on the notional amount to the bank and the bank pays to the Company a variable rate equal to the three-month LIBOR through July 29, 2003.

(C) On December 9, 1998, the Company entered into an agreement to acquire KKGM-AM, a radio station serving Kansas City, Kansas, from Mortenson Broadcasting Company of Canton, LLC for the sum of $2.8 million.

(D) On December 11, 1998, the Company acquired the assets of WRKO-AM and WEEI-AM, serving the Boston radio market, from CBS for $82.0 million (the "First Boston Transaction"). The Company incurred transaction costs of $284,023 related to

                         ENTERCOM COMMUNICATIONS CORP.

    this acquisition. Broadcasting licenses and other intangibles in the amount of $77.8 million will be recorded in connection with this transaction.

(E) On December 14, 1998, the Company acquired the assets of KSLM-AM, serving the Salem, Oregon radio market, from Willamette Broadcasting Co. for $605,000. The Company incurred transaction costs of $13,812 related to this acquisition. Broadcasting licenses and other intangibles in the amount of $506,100 will be recorded in connection with this transaction.

(F) The Company is required to maintain a $4.9 million letter of credit, which increases to $5.0 million on May 15, 2000 in connection with contracts assumed in the First Boston Transaction. The contracts expire on November 15, 2000.

(G) On December 22, 1998, the Company sold the assets of WLLD-FM and WYUU-FM, serving the Tampa, Florida radio market to CBS for $75.0 million.

(H) In December 1998, the Board approved the purchase of the 1% minority interest in ECI License Company, L.P. for an amount of $3.4 million.

(I) In December 1998, the Company invested $1.0 million by purchasing 200,000 shares at $5.00 per share in USA Digital Radio, Inc. The Company's investment represents a minority share in a privately held company formed to develop in-band on channel digital radio for AM and FM broadcast stations.

13. CHANGES IN CAPITALIZATION

     In connection with the adoption of the Company's amended and restated Articles of Incorporation (See Note 10), the Company declared a 185 for 1 stock split payable to shareholders at the time the Amended and Restated Articles of Incorporation become effective. The accompanying consolidated financial statements give effect to these transactions as if they had occurred on October 1, 1995.

14. RESTATEMENT

     Subsequent to the issuance of the Company's fiscal 1998 consolidated financial statements, the Company determined that its fiscal 1997 and 1998 consolidated financial statements should be restated to reflect the 7% convertible subordinated note (see Note 6(D)) as an indexed debt instrument and to record the change in the put option value as a charge to operations.

                         ENTERCOM COMMUNICATIONS CORP.

     The effect of this item on the accompanying consolidated financial statements is summarized as follows:

                              STATEMENTS OF INCOME

                                           1997                       1998
                                        PREVIOUSLY      1997       PREVIOUSLY      1998
                                         REPORTED    AS RESTATED    REPORTED    AS RESTATED
                                        ----------   -----------   ----------   -----------
                                           (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Adjustment to reflect indexing of
  convertible subordinated note.......                $ 29,070                   $  8,841
INCOME BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEMS.................   $206,329      177,259      $ 18,733        9,892
NET INCOME............................    205,840      176,770        15,904        7,063
PRO FORMA DATA (UNAUDITED) PRO FORMA
  NET INCOME DATA:
  Income before income taxes and
     extraordinary items..............    206,329      177,259        18,733        9,892
PRO FORMA NET INCOME..................    127,924       98,854        10,126        1,285
PRO FORMA EARNINGS PER SHARE (Note 1):
  Basic:
     Pro forma earnings before
       extraordinary items............       5.94         4.59          0.46         0.12
     Pro forma earnings per share.....       5.94         4.59          0.40         0.06
  Diluted:
     Pro forma earnings before
       extraordinary items............       5.05         4.59          0.46         0.12
     Pro forma earnings per share.....       5.05         4.59          0.40         0.06

                                 BALANCE SHEETS

Cumulative adjustment to reflect
  indexing of convertible subordinated
  note................................                  29,070                     37,911
Total convertible subordinated note...     27,427       56,497        29,352       67,263
Total shareholders' equity............    208,089      179,019       220,881      182,970

                         ENTERCOM COMMUNICATIONS CORP.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1998
                             (AMOUNTS IN THOUSANDS)
                                  (UNAUDITED)

                                                              DECEMBER 31,
                                                                  1998
                                                              ------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................    $  6,469
  Accounts receivable, net of allowance for doubtful
     accounts...............................................      38,511
  Prepaid expenses and deposits.............................       6,259
  Proceeds held in escrow from sale of Tampa stations.......      75,000
  Station acquisition deposits..............................         327
                                                                --------
  Total current assets......................................     126,566
                                                                --------
PROPERTY AND EQUIPMENT -- At cost
  Land and land easements and land improvements.............       6,927
  Building..................................................       4,596
  Equipment.................................................      35,804
  Furniture and fixtures....................................       7,662
  Leasehold improvements....................................       3,899
                                                                --------
                                                                  58,888
  Accumulated depreciation..................................     (10,874)
                                                                --------
                                                                  48,014
Capital improvements in progress............................         629
                                                                --------
Net property and equipment..................................      48,643
                                                                --------
RADIO BROADCASTING LICENSES AND OTHER INTANGIBLES -- NET....     500,545
DEFERRED CHARGES AND OTHER ASSETS -- NET....................       5,280
                                                                --------
TOTAL.......................................................    $681,034
                                                                ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable..........................................    $ 18,224
  Accrued liabilities:
     Salaries...............................................       4,322
     Interest...............................................       1,492
     Other..................................................       1,094
  Long-term debt due within one year........................          10
                                                                --------
  Total current liabilities.................................      25,142
                                                                --------
SENIOR DEBT.................................................     330,271
CONVERTIBLE SUBORDINATED NOTE
  Note payable..............................................      25,000
  Accrued interest..........................................       4,858
  Cumulative adjustment to reflect indexing of convertible
     subordinated note......................................      67,414
                                                                --------
  Total convertible subordinated note.......................      97,272
MINORITY INTEREST IN EQUITY OF PARTNERSHIP..................       2,882
                                                                --------
  Total liabilities.........................................     455,567
                                                                --------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
  Class A common stock......................................         110
  Class B common stock......................................         105
  Retained earnings.........................................     225,252
                                                                --------
  Total shareholders' equity................................     225,467
                                                                --------
  TOTAL.....................................................    $681,034
                                                                ========

See notes to condensed consolidated financial statements.

                         ENTERCOM COMMUNICATIONS CORP.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 THREE MONTHS ENDED DECEMBER 31, 1997 AND 1998
                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                               THREE MONTHS ENDED
                                                                  DECEMBER 31,
                                                              --------------------
                                                                1997        1998
                                                              --------    --------
NET REVENUES................................................  $ 28,399    $ 47,363
OPERATING EXPENSES:
  Station operating expenses................................    18,868      29,990
  Depreciation and amortization.............................     2,880       4,358
  Corporate general and administrative expenses.............       849       1,850
  Net expense from time brokerage agreement fees............                 1,236
                                                              --------    --------
                                                                22,597      37,434
                                                              --------    --------
OPERATING INCOME............................................     5,802       9,929
                                                              --------    --------
OTHER EXPENSE (INCOME) ITEMS:
  Interest expense..........................................     2,996       5,732
  Adjustment to reflect indexing of convertible subordinated
     note...................................................    14,903      29,503
  Interest income...........................................      (127)       (146)
  Other non-operating expenses..............................        25         723
  Gains on sale of assets and other.........................       (43)    (69,648)
                                                              --------    --------
  Total other expense (income)..............................    17,754     (33,836)
                                                              --------    --------
INCOME (LOSS) BEFORE INCOME TAXES...........................   (11,952)     43,765
INCOME TAXES................................................        81         310
                                                              --------    --------
NET INCOME (LOSS)...........................................  $(12,033)   $ 43,455
                                                              ========    ========
PRO FORMA DATA
PRO FORMA NET INCOME DATA:
  Income (loss) before income taxes.........................  $(11,952)   $ 43,765
  Pro forma income taxes....................................     1,121      27,842
                                                              --------    --------
PRO FORMA NET INCOME (LOSS).................................  $(13,073)   $ 15,923
                                                              ========    ========
PRO FORMA EARNINGS PER SHARE:
  Basic:
     Pro forma earnings (losses)............................  $  (0.61)   $   0.64
  Diluted:
     Pro forma earnings (losses)............................  $  (0.61)   $   0.64
WEIGHTED AVERAGE SHARES:
  Basic.....................................................    21,534      24,742
  Diluted...................................................    21,534      24,742

See notes to condensed consolidated financial statements.

                         ENTERCOM COMMUNICATIONS CORP.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                 THREE MONTHS ENDED DECEMBER 31, 1997 AND 1998
                             (AMOUNTS IN THOUSANDS)
                                  (UNAUDITED)

                                                               THREE MONTHS ENDED
                                                                  DECEMBER 31,
                                                              --------------------
                                                                1997        1998
                                                              --------    --------
OPERATING ACTIVITIES:
  Net income (loss).........................................  $(12,033)   $ 43,455
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
  Depreciation..............................................       764       1,223
  Amortization of radio broadcasting licenses, other
     intangibles and deferred charges.......................     2,116       3,135
  Gains on dispositions and exchanges of assets.............       (43)    (69,648)
  Interest on the convertible subordinated note.............       477         506
  Adjustment to reflect indexing of convertible subordinated
     note...................................................    14,903      29,503
  Changes in assets and liabilities which provided (used)
     cash:
     Accounts receivable....................................       135      (5,987)
     Prepaid expenses.......................................       981        (115)
     Accounts payable, accrued liabilities and corporate
      state income taxes....................................        16       8,381
     Minority interest in equity of partnership.............        25         705
                                                              --------    --------
     Net cash provided by operating activities..............     7,341      11,158
                                                              --------    --------
INVESTING ACTIVITIES:
  Additions to property and equipment.......................    (5,012)     (2,400)
  Proceeds from sale of property and equipment, intangibles
     and other assets.......................................        68      75,016
  Purchases of radio station assets.........................   (15,987)    (82,903)
  Purchase of investment....................................                (1,000)
  Deferred charges and other assets.........................       (50)       (622)
  Proceeds held in escrow from sale of Tampa stations.......               (75,000)
  Stations acquisition deposits.............................     3,511          15
                                                              --------    --------
     Net cash used in investing activities..................   (17,470)    (86,894)
                                                              --------    --------
FINANCING ACTIVITIES:
  Payments of long-term debt................................    (3,000)     (3,003)
  Proceeds from issuance of long-term debt..................    13,000      79,500
  Dividends paid............................................                  (958)
                                                              --------    --------
     Net cash provided by financing activities..............    10,000      75,539
                                                              --------    --------
NET DECREASE IN CASH AND CASH EQUIVALENTS...................      (129)       (197)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............     3,626       6,666
                                                              --------    --------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................  $  3,497    $  6,469
                                                              ========    ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION --
  Cash paid during the period for:
     Interest...............................................  $  2,980    $  5,698
                                                              ========    ========
     Income taxes...........................................  $     31    $     60
                                                              ========    ========

See notes to condensed consolidated financial statements.

                         ENTERCOM COMMUNICATIONS CORP.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                 THREE MONTHS ENDED DECEMBER 31, 1997 AND 1998

1. BASIS OF PRESENTATION

     The accompanying unaudited financial statements for Entercom Communications Corp. (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (including normal recurring accruals) considered necessary for a fair presentation have been included.

     For the three months ended December 31, 1998, the weighted average outstanding shares have been increased by 3,208,000 shares, which represent the number of shares which, when multiplied by an offering price of $22.50 per share, would be sufficient to replace the capital in excess of the current period's earnings which was authorized for subsequent distribution to the shareholders of the Company while the Company was an S Corporation (the "S Corporation Shareholders"), prior to the initial public offering of 13,627,500 shares of the Company's Class A Common Stock at an offering price of $22.50 (the "IPO").

2. ACQUISITIONS AND OTHER SIGNIFICANT EVENTS

COMPLETED ACQUISITIONS, DIVESTITURES AND INVESTMENTS

     On December 11, 1998, the Company acquired the assets of WRKO-AM and WEEI-AM, serving the Boston radio market, from CBS Radio, Inc. for $82.0 million. The Company incurred transaction costs of approximately $284,000 related to this acquisition. Broadcasting licenses and other intangibles in the amount of $77.8 million were recorded in connection with this transaction.

     On December 14, 1998, the Company acquired the assets of KSLM-AM, serving the Salem, Oregon radio market, from Willamette Broadcasting Co. for $605,000. The Company incurred transaction costs of approximately $14,000 related to this acquisition. Broadcasting licenses and other intangibles in the amount of $506,100 were recorded in connection with this transactions.

     On December 21, 1998, the Company purchased 200,000 shares of the common stock of USA Digital Radio, Inc. at a per share price of $5.00 for an aggregate investment of $1.0 million. USA Digital Radio, Inc. is a developer of in-band AM and FM digital audio broadcasting technology.

     On December 22, 1998, the Company sold the assets of WLLD-FM and WYUU-FM, serving the Tampa, Florida radio market to CBS for $75.0 million resulting in a gain of approximately $69.6 million.

PENDING ACQUISITIONS

     In August 1998, the Company entered into an agreement with CBS pursuant to which it agreed to purchase WAAF-FM and WEGQ-FM in Boston and WWTM-AM in Worchester for $58.0 million in cash. In September, 1998, the Company began operating

                         ENTERCOM COMMUNICATIONS CORP.

these stations under a time brokerage agreement. On February 22, 1999, the Company consummated the Transaction.

     On December 9, 1998, the Company entered into an agreement to acquire WREN-AM, a radio station serving Kansas City, Kansas, from Mortenson Broadcasting Company of Canton, LLC and Mortenson Broadcasting Company for the sum of $2.8 million. It is anticipated that this transaction will close in the first half of the calendar year 1999.

     The following unaudited pro forma summary presents the consolidated results of operations as if the transactions which occurred during the period of October 1, 1997 through December 31, 1998 had all occurred as of October 1, 1997, after giving effect to certain adjustments, including depreciation and amortization of assets and interest expense on any debt incurred to find the acquisitions which would have been incurred had such acquisitions and other transactions occurred as of October 1, 1997. These unaudited pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisitions and other transactions been made as of that date or results which may occur in the future.

                                                              PERIODS ENDED
                                                               DECEMBER 31,
                                                           --------------------
                                                             1997        1998
                                                           --------    --------
                                                               (UNAUDITED)
Net revenues.............................................  $ 37,725    $ 47,363
Loss before gains on sale of assets......................  $(15,185)   $(26,078)
Net income (loss)........................................  $ 54,506    $(26,078)

3. DEBT

     The Company has a senior secured Credit Facility (the "Credit Facility") with a syndicate of banks which allows the Company to borrow up to $350.0 million on a reducing, revolving basis. Availability under the Credit Facility reduces quarterly beginning June 30, 2000, in amounts which vary from $4.4 million to $17.5 million. As of December 31, 1998, the Company had approximately $330.0 million of borrowings outstanding under the Credit Facility. The current outstanding indebtedness under the Credit Facility was not reduced by the $75.0 million proceeds from the Tampa Transaction as these funds were being held in escrow in a qualified intermediary account.

     In connection with the Company's IPO which was completed on February 3, 1999, the Company received approximately $236.1 million in net proceeds which was used to repay revolving indebtedness outstanding under the Credit Facility. As of March 5, 1999, the Company had revolving indebtedness outstanding under the Credit Facility of approximately $147.5 million, which included $58.0 million in connection with the consummation of the acquisition of WAAF-FM and WEGQ-FM in Boston and WWTM-AM in Worchester. See Note 5, Subsequent Events.

                         ENTERCOM COMMUNICATIONS CORP.

4. COMMITMENTS AND CONTINGENCIES

ACQUISITIONS

     The Company entered into a preliminary agreement on February 6, 1996, to acquire the assets of radio station KWOD-FM, Sacramento, California, from Royce International Broadcasting Corporation, subject to approval by the FCC, for a purchase price of $25.0 million. Notwithstanding efforts by the Company to pursue this Transaction, the seller has been nonresponsive. Accordingly, the Company cannot determine if and when the transaction might occur.

CONTINGENCIES

     The Company is subject to various outstanding claims which arose in the ordinary course of business and to other legal proceedings. In the opinion of management, any liability of the Company which may arise out of or with respect to these matters will not materially affect the financial position, results of operations or cash flows of the Company.

5. SUBSEQUENT EVENTS

     On February 3, 1999, the Company completed the IPO, pursuant to which 13,627,500 shares of Class A Common Stock were sold to the public at a price of $22.50 per share. Of the 13,627,500 shares sold, the Company sold 11,300,000 and Chase Capital Partners ("Chase Capital"), the sole selling shareholder, sold 2,327,500 shares. The net proceeds to the Company, after deducting underwriting discounts and other offering expenses was approximately $236.1 million. In connection with the IPO, the following events occurred:

     Effective January 28, 1999 (the "Revocation Date"), the Company revoked its S Corporation status with the Internal Revenue Service and therefore the last day the Company was taxed as an S Corporation was January 27, 1999. As a result, all of the Company's net income after January 27, 1999 will be taxed to the Company rather than taxed to the Company's shareholders.

     Prior to the revocation of its S Corporation status, the Company declared a dividend (the "S Distribution"), conditioned upon consummation of the IPO, payable to its former S Corporation Shareholders in the amount of $88.1 million, which the Company estimated would be the undistributed balance of the income of the Company which has been taxed, or is taxable to its S Corporation Shareholders as of the revocation date. On March 2, 1999 the company distributed $75 million to its S Corporation shareholders as partial payment of the S Distribution. The Company anticipates paying the remaining $13.1 million in April, 1999.

     As a result of the revocation of its S Corporation status and its resulting treatment as a C Corporation, the Company will record a non-cash deferred tax expense of approximately $81.7 million in the quarter ending March 31, 1999, resulting from the recording of a deferred income tax asset of $4.3 million and a deferred income tax liability of $86.0 million.

                         ENTERCOM COMMUNICATIONS CORP.

     Prior to the IPO, Chase Capital, which held a Convertible Subordinated Promissory Note of the Company (the "Convertible Subordinated Note") with principal in the amount of $25.0 million, converted the Convertible Subordinated
Note into 2,327,500 shares of Class A Common Stock and 1,995,669 shares of Class C Common Stock (the "Chase Conversion"). At the time of the Chase Conversion, the market value of the shares into which the Convertible Subordinated Note was convertible, was approximately $97.3 million (the principal amount of the Convertible Subordinated Note plus accrued interest amounted to approximately $29.9 million, and the cumulative adjustment to reflect indexing of the Convertible Subordinated Note was approximately $67.4 million). The Convertible Subordinated Note has been retired and there is no further obligation due.

     On January 22, 1999, in a related party transaction, the Company purchased a 1% minority interest in ECI License Company, L.P. for an amount of $3.4 million. ECI License Company, L.P. is a limited partnership in which the Company is the general partner and owns a 99% interest. ECI License Company, L.P. owns certain of the Company's FCC licenses.

     In August 1998, the Company entered into an agreement with CBS pursuant to which it agreed to purchase WAAF-FM and WEGQ-FM in Boston and WWTM-AM in Worchester for $58.0 million in cash (the "Second Boston Transaction"). In September, 1998, the Company began operating these stations under a TBA. On February 22, 1999, the Company consummated the Transaction.

                         ENTERCOM COMMUNICATIONS CORP.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1999
                             (AMOUNTS IN THOUSANDS)
                                  (UNAUDITED)

ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................    $  8,713
     Accounts receivable, net of allowance for doubtful
      accounts..............................................      45,160
     Prepaid expenses and deposits..........................       6,402
     Deferred tax assets....................................       1,949
     Station acquisition deposits...........................         142
                                                                --------
          Total current assets..............................      62,366
                                                                --------
PROPERTY AND EQUIPMENT -- At cost
  Land and land easements and land improvements.............       6,737
  Building..................................................       4,509
  Equipment.................................................      39,947
  Furniture and fixtures....................................       9,049
  Leasehold improvements....................................       4,000
                                                                --------
                                                                  64,242
  Accumulated depreciation..................................     (13,568)
                                                                --------
                                                                  50,674
Capital improvements in progress............................       2,086
                                                                --------
Net property and equipment..................................      52,760
                                                                --------
RADIO BROADCASTING LICENSES AND OTHER INTANGIBLES -- NET....     552,282
DEFERRED CHARGES AND OTHER ASSETS -- NET....................       4,219
                                                                --------
          TOTAL.............................................    $671,627
                                                                ========

See notes to condensed consolidated financial statements

                         ENTERCOM COMMUNICATIONS CORP.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1999
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable..........................................  $ 16,568
  Accrued liabilities:
     Salaries...............................................     4,852
     Interest...............................................       432
     Other..................................................       299
  Income tax payable........................................     2,798
  Long-term debt due within one year........................        10
                                                              --------
  Total current liabilities.................................    24,959
                                                              --------
SENIOR DEBT.................................................   166,266
Deferred tax liability......................................    83,516
  Total liabilities.........................................   274,741
                                                              --------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
  Preferred stock
  Class A common stock......................................       249
  Class B common stock......................................       105
  Class C common stock......................................        17
  Additional paid-in capital................................   468,239
  Retained earnings.........................................   (71,501)
  Unearned compensation.....................................      (223)
                                                              --------
  Total shareholders' equity................................   396,886
                                                              --------
          TOTAL.............................................  $671,627
                                                              ========

See notes to condensed consolidated financial statements

                         ENTERCOM COMMUNICATIONS CORP.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    SIX MONTHS ENDED JUNE 30, 1998 AND 1999
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                              SIX MONTHS ENDED
                                                                  JUNE 30,
                                                        ----------------------------
                                                           1998            1999
                                                        -----------   --------------
NET REVENUES..........................................  $    63,687   $       95,545
OPERATING EXPENSES:
  Station operating expenses..........................       42,749           64,296
  Depreciation and amortization.......................        6,079           10,019
  Corporate general and administrative expenses.......        2,193            3,454
  Net time brokerage agreement expenses...............        2,273              652
                                                        -----------   --------------
OPERATING INCOME......................................       10,393           17,124
                                                        -----------   --------------
OTHER EXPENSE (INCOME) ITEMS:
  Interest expense....................................        6,179            6,246
  Adjustment to reflect indexing of Convertible
     Subordinated Note................................        5,693
  Interest income.....................................         (180)            (599)
  Other non-operating expenses........................           57
  Gains on sale of assets.............................       (8,748)            (467)
                                                        -----------   --------------
  Total other expense (income)........................        3,001            5,180
                                                        -----------   --------------
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEM..................................        7,392           11,944
INCOME TAXES
  Income taxes -- C Corporation.......................                         5,249
  Income taxes -- S Corporation.......................           71              125
  Deferred income taxes for conversion from an S to a
     C Corporation....................................                        79,845
                                                        -----------   --------------
  Total income taxes..................................           71           85,219
                                                        -----------   --------------
NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM...........        7,321          (73,275)
EXTRAORDINARY ITEM (NET OF TAX BENEFIT)...............        2,397
                                                        -----------   --------------
NET INCOME (LOSS).....................................  $     4,924   $      (73,275)
                                                        ===========   ==============

                                                              SIX MONTHS ENDED
                                                                  JUNE 30,
                                                        ----------------------------
                                                           1998            1999
                                                        -----------   --------------
NET LOSS PER SHARE
  Basic:
     Loss before extraordinary item...................                $        (2.10)
     Extraordinary item, net of taxes.................
                                                                      --------------
NET LOSS PER SHARE....................................                $        (2.10)
                                                                      ==============
  Diluted:
     Loss before extraordinary item...................                $        (2.10)
     Extraordinary item, net of taxes.................
                                                                      --------------
NET LOSS PER SHARE....................................                $        (2.10)
                                                                      ==============
PRO FORMA DATA
PRO FORMA NET INCOME DATA:
  Income before income taxes and extraordinary item...  $     7,392   $       11,944
  Pro forma income taxes..............................        4,972            4,539
                                                        -----------   --------------
  Pro forma income before extraordinary item..........        2,420            7,405
  Extraordinary item, net of pro forma taxes..........        1,489
                                                        -----------   --------------
PRO FORMA NET INCOME..................................  $       931   $        7,405
                                                        ===========   ==============
PRO FORMA EARNINGS PER SHARE:
  Basic:
     Pro forma earnings before extraordinary item.....  $      0.11   $         0.21
     Extraordinary item, net of pro forma taxes.......         0.07
                                                        -----------   --------------
     Pro forma earnings per share.....................  $      0.04   $         0.21
                                                        ===========   ==============
  Diluted:
     Pro forma earnings before extraordinary item.....  $      0.11   $         0.21
     Extraordinary item, net of pro forma taxes.......         0.07
                                                        -----------   --------------
     Pro forma earnings per share.....................  $      0.04   $         0.21
                                                        ===========   ==============
WEIGHTED AVERAGE SHARES:
  Basic...............................................       21,534           34,836
  Diluted.............................................       21,534           35,251

See notes to condensed consolidated financial statements

                         ENTERCOM COMMUNICATIONS CORP.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                    SIX MONTHS ENDED JUNE 30, 1998 AND 1999
                             (AMOUNTS IN THOUSANDS)
                                  (UNAUDITED)

                                                            SIX MONTHS ENDED
                                                                JUNE 30,
                                                         ----------------------
                                                           1998         1999
                                                         ---------    ---------
OPERATING ACTIVITIES:
  Net income (loss)....................................  $   4,924    $ (73,275)
  Adjustments to reconcile net income (loss) to net
     cash provided by operating activities:
  Depreciation.........................................      1,872        2,726
  Amortization of radio broadcasting licenses, other
     intangibles and deferred charges..................      4,207        7,293
  Extraordinary items..................................      2,401
  Deferred taxes.......................................                  81,567
  Gain on dispositions and exchanges of assets.........     (8,748)        (467)
  Non-cash stock-based compensation expense............                     219
  Interest on the Convertible Subordinated Note........        944
  Adjustment to reflect indexing of convertible
     subordinated note.................................       5693
  Changes in assets and liabilities which provided
     (used) cash:
     Accounts receivable...............................     (5,808)      (6,649)
     Prepaid expenses..................................     (1,076)        (145)
     Accounts payable, accrued liabilities and
       corporate state income taxes....................      1,371         (183)
     Minority interest in equity of partnership........         (2)      (2,882)
                                                         ---------    ---------
     Net cash provided by operating activities.........      5,778        8,204
                                                         ---------    ---------
INVESTING ACTIVITIES:
  Additions to property and equipment..................     (4,955)      (4,901)
  Proceeds from sale of assets.........................      8,906        1,162
  Proceeds from exchanges of radio stations............      3,132
  Payment for exchanges of radio stations..............       (306)
  Purchases of radio station assets....................   (130,103)     (60,968)
  Deferred charges and other assets....................     (3,163)        (479)
  Station acquisition deposits.........................        924       75,187
                                                         ---------    ---------
     Net cash (used) provided by investing
       activities......................................   (125,565)      10,001
                                                         ---------    ---------

                                                            SIX MONTHS ENDED
                                                                JUNE 30,
                                                         ----------------------
                                                           1998         1999
                                                         ---------    ---------
FINANCING ACTIVITIES:
  Net proceeds from Initial Public Offering............                 236,157
  Proceeds from issuance of long-term debt.............    257,793       82,500
  Payment of long-term debt............................   (133,008)    (246,505)
  Dividends paid to S corporation shareholders.........     (2,401)     (88,113)
                                                         ---------    ---------
     Net cash provided (used) by financing
       activities......................................    122,384      (15,961)
                                                         ---------    ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS..............      2,597        2,244
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.........      3,497        6,469
                                                         ---------    ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD...............  $   6,094    $   8,713
                                                         =========    =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION --
  Cash paid during the period for:
     Interest..........................................  $   4,378    $   6,301
                                                         =========    =========
     Income taxes......................................  $     198    $   1,652
                                                         =========    =========

   Supplemental Disclosures of Non-Cash Investing and Financing Activities --

     In connection with the radio station exchange transactions completed by the Company during the six months ended June 30, 1998, the non-cash portion of assets recorded was $22,500.

     In connection with the Company's Initial Public Offering completed during the six months ended June 30, 1999, the Convertible Subordinated Note, net of deferred finance charges of $96,400 was converted into equity.

See notes to condensed consolidated financial statements

                         ENTERCOM COMMUNICATIONS CORP.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                    SIX MONTHS ENDED JUNE 30, 1998 AND 1999

1. BASIS OF PRESENTATION

     The accompanying unaudited financial statements for Entercom Communications Corp. (the "Company") have been prepared in accordance with generally accepted accounting principals for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, including normal recurring accruals, considered necessary for a fair presentation have been included.

     Effective January 28, 1999 (the "Revocation Date"), in connection with the initial public offering (the "IPO") of 13,627,500 shares of Class A Common Stock of the Company at a price of $22.50 per share, the Company revoked its S Corporation status with the Internal Revenue Service and therefore the last day the Company was taxed as an S Corporation was January 27, 1999. As a result, all of the Company's effective tax rate for state and federal income taxes for the period subsequent to January 27, 1999 is at a combined rate of 38%, applied to taxable income before income taxes, which is adjusted for permanent differences between tax and book income.

     On January 29, 1999, the Company's Class A Common Stock began trading on the New York Stock Exchange. On February 3, 1999, the Company completed the IPO pursuant to which 13,627,500 shares of Class A Common Stock were sold to the public at a price of $22.50 per share. Of the 13,627,500 shares sold, the Company sold 11,300,000 and Chase Capital Partners ("Chase Capital"), the sole selling shareholder, sold 2,327,500 shares. The net proceeds to the Company, after deducting underwriting discounts and other offering expenses was approximately $236.2 million.

     As a result of the revocation of its S Corporation status and its conversion to a C Corporation, the Company recorded a non-cash deferred income tax expense of approximately $79.8 million to reflect the cumulative effect of temporary differences between the tax and financial reporting bases of the Company's assets and liabilities attributable to the period prior to its conversion to a C Corporation.

     The unaudited pro forma net income data reflect adjustments for income taxes as if the Company had been subject to federal and state income taxes based upon a pro forma effective tax rate of 38% applied to income before income taxes and extraordinary item, excluding the effect of an expense adjustment to reflect indexing of the Convertible Subordinated Note (as such adjustment is not tax deductible) of $5.7 million for the six-month period ended June 30, 1998.

     The net income (loss) per share and pro forma earnings per share are calculated in accordance with Statement of Financial Accounting Standards No. 128 and, are based on the weighted average number of shares of Common Stock outstanding and dilutive common equivalent shares which include stock options and restricted stock (using the treasury stock method). For the six-month period ended June 30, 1998, the effect of the conversion of the Convertible Subordinated Note for the calculation of the pro forma income per share was antidilutive.

                         ENTERCOM COMMUNICATIONS CORP.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             SIX MONTHS ENDED JUNE 30, 1998 AND 1999 -- (CONTINUED)

2. ACQUISITIONS AND OTHER SIGNIFICANT EVENTS

COMPLETED ACQUISITIONS AND DIVESTITURES FOR THE SIX MONTHS ENDED JUNE 30, 1999

     On January 22, 1999, in a related party transaction, a wholly owned subsidiary of the Company purchased a 1% limited partnership interest in ECI License Company, L.P. for $3.4 million. ECI License Company, L.P. is a limited partnership in which the Company is the general partner, owning a 99% general partnership interest. ECI License Company, L.P. owns certain of the Company's FCC licenses. The acquisition effectively gives the Company 100% interest in its FCC licenses.

     On February 22, 1999, the Company purchased the assets of radio stations WAAF-FM and WEGQ-FM in Boston and WWTM-AM in Worchester from CBS for $58.0 million in cash. The Company incurred transaction costs of approximately $0.2 million related to this transaction. Broadcasting licenses and other intangibles in the amount of $55.7 million were recorded in connection with this transaction. The Company had operated these stations under a TBA since September 1998 and for the three months ended March 31, 1999, the Company incurred TBA fees in the amount of $0.7 million.

     On April 22, 1999, the Company sold a building located in Seattle, Washington for a cash purchase price of $1.3 million, resulting in a gain of approximately $0.5 million.

     On June 11, 1999, the Company acquired the assets of radio station WREN-AM, serving the Kansas City, Kansas/Missouri radio market, from Mortenson Broadcasting Company of Canton, LLC and Mortenson Broadcasting Company for the sum of $2.8 million in cash. Broadcasting licenses in the amount of $2.5 million were recorded in connection with this transaction.

OTHER SIGNIFICANT EVENTS

     Prior to the revocation of its S Corporation status, the Company declared a dividend (the "S Distribution"), conditioned upon consummation of the IPO, payable to its former S Corporation shareholders in the amount of $88.1 million, which the Company estimated would be the undistributed balance of the income of the Company which has been taxed or is taxable to its S Corporation shareholders as of the Revocation Date. The S Distribution of $88.1 million has been paid as of June 30, 1999.

     Prior to the IPO, Chase Capital, which held a Convertible Subordinated Promissory Note of the Company (the "Convertible Subordinated Note") in the principal amount of $25.0 million, converted the Convertible Subordinated Note into 2,327,500 shares of Class A Common Stock and 1,995,669 shares of Class C Common Stock (the "Chase Conversion"). At the time of the Chase Conversion, the market value of the shares into which the Convertible Subordinated Note was convertible, was approximately $97.3 million (the principal amount of the Convertible Subordinated Note plus accrued interest amounted to approximately $29.9 million, and the cumulative adjustment to reflect indexing of the Convertible Subordinated Note was approximately $67.4 million). The Convertible Subordinated Note has been retired and there is no further obligation due.

                         ENTERCOM COMMUNICATIONS CORP.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             SIX MONTHS ENDED JUNE 30, 1998 AND 1999 -- (CONTINUED)

UNAUDITED PRO FORMA INFORMATION FOR ACQUISITIONS AND DIVESTITURES

     The following unaudited pro forma summary presents the consolidated results of operations as if the acquisition and divestiture transactions which occurred during the period of January 1, 1998 through June 30, 1999 had all occurred as of January 1, 1998, after giving effect to certain adjustments, including depreciation and amortization of assets and interest expense on any debt incurred to fund the acquisitions which would have been incurred had such acquisitions and other transactions occurred as of January 1, 1998. These unaudited pro forma results have been prepared for comparative purposes only and do not purport to be indicative of (i) what would have occurred had the acquisitions and other transactions been made as of the date or (ii) results which may occur in the future.

                                                               SIX MONTHS ENDED
                                                                   JUNE 30,
                                                              -------------------
                                                               1998        1999
                                                              -------    --------
                                                                  (UNAUDITED)
Net revenues................................................  $82,143    $ 95,545
Loss before extraordinary item and gains on sale of
  assets....................................................   (9,023)    (73,938)
Loss before extraordinary item (net of tax benefits)........   (2,448)    (73,938)
Net loss....................................................   (4,845)    (73,938)

3. DEBT

     The Company has a senior secured Credit Facility (the "Credit Facility") with a syndicate of banks which allows the Company to borrow up to $350.0 million on a reducing, revolving basis. Availability under the Credit Facility reduces quarterly beginning June 30, 2000, in amounts which vary from $4.4 million to $17.5 million. As of June 30, 1999, the Company had $166.0 million of borrowings outstanding under the Credit Facility, in addition to an outstanding Letter of Credit in the amount of $4.9 million.

4. COMMITMENTS AND CONTINGENCIES

ACQUISITIONS

     The Company entered into a preliminary agreement on February 6, 1996, to acquire the assets of radio station KWOD-FM, Sacramento, California, from Royce International Broadcasting Corporation, subject to approval by the FCC, for a purchase price of $25.0 million. Notwithstanding efforts by the Company to pursue this Transaction, the seller has been nonresponsive. Accordingly, the Company cannot determine if and when the transaction might occur. On July 28, 1999, the Company commenced an action seeking to enforce this Agreement.

CONTINGENCIES

     The Company is subject to various outstanding claims which arose in the ordinary course of business and to other legal proceedings. In the opinion of management, any

                         ENTERCOM COMMUNICATIONS CORP.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             SIX MONTHS ENDED JUNE 30, 1998 AND 1999 -- (CONTINUED)

liability of the Company which may arise out of or with respect to these matters will not materially affect the financial position, results of operations or cash flows of the Company.

5. SHAREHOLDERS' EQUITY

     During the six months ended June 30, 1999, the Company issued options to purchase 823,609 shares of its Class A Common Stock at prices ranging from $18.00 to $34.00 per share. All of the options become exercisable over a four-year period. In connection with the grant of options with exercise prices below fair market value at the time of grant, the Company recognized compensation expense in the amount of approximately $170,000 for the six-months ended June 30, 1999.

     On January 28, 1999, the Company issued certain Restricted Stock awards, consisting of rights to 11,112 shares of Class A Common Stock, to two directors. Such shares vest ratably on each of the next four anniversary dates of the grant. In connection with three awards, the Company recognized compensation expense in the amount of approximately $26,000 for the six-months ended June 30, 1999, .

     On May 1, 1999, Chase Capital converted 300,000 shares of Class C Common Stock to 300,000 shares of Class A Common Stock.

6. SUBSEQUENT EVENTS

     On July 28, 1999, the Company entered into agreements to purchase from Sinclair Broadcast Group ("Sinclair") all of Sinclair's radio properties (with the exception of its St. Louis cluster) and to purchase 300,000 shares of USA Digital Radio Inc. for a purchase price of $824.5 million in cash (the "Sinclair Transaction"). As part of the Sinclair Transaction, the Company will agree to spend $5.0 million in television advertising time for the promotion of the Company's radio stations, on Sinclair's TV stations over a five year period, and will be responsible for certain capital expenditures not to exceed $2.0 million. The Sinclair Transaction covers 46 stations (15 AM and 31 FM) in nine markets including Kansas City, Milwaukee, New Orleans, Memphis, Buffalo, Norfolk, Greensboro/ Winston-Salem/High Point, Greenville/Spartanburg and Scranton/Wilkes-Barre. The Company will be required to sell or exchange certain radio stations in the Kansas City market in order to meet regulatory requirements limiting the number of stations the Company may own in this market to eight (the Company currently owns seven). Completion of the Sinclair Transaction is subject to several factors including approval by the Boards of Directors of both companies, FCC approval, Department of Justice approval, the Company's due diligence and completion of definitive documentation. The Company expects to close on this transaction in the last quarter of 1999.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
  Entertainment Communications, Inc. and Subsidiaries:

     We have audited the accompanying combined balance sheet of the Portland, Oregon and Rochester, New York Radio Groups of Heritage Media Services,
Inc. -- Broadcasting Segment (the Company) as of December 31, 1997, and the related combined statements of operations, stockholders' equity and cash flows of the Portland, Oregon and Rochester, New York Radio Groups of Heritage Media Services, Inc. -- Broadcasting Segment (the Predecessor) for the eight months ended August 31, 1997 and of the Company for the four months ended December 31, 1997. These financial statements are the responsibility of the Company's and the Predecessor's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1997, and the results of operations and cash flows of the Predecessor for the eight months ended August 31, 1997, and of the Company for the four months ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Baltimore, Maryland,
  May 29, 1998

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

                             COMBINED BALANCE SHEET
                            AS OF DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                                1997
                                                              --------
ASSETS
CURRENT ASSETS:
  Cash......................................................  $    594
  Accounts receivable, net of allowance for doubtful
     accounts of $166.......................................     3,474
  Prepaid expenses and other current assets.................        41
  Deferred barter costs.....................................       113
  Deferred tax asset........................................        64
                                                              --------
     Total current assets...................................     4,286
PROPERTY, PLANT AND EQUIPMENT, net..........................     4,497
DUE FROM AFFILIATE..........................................     1,719
ACQUIRED INTANGIBLE BROADCASTING ASSETS, net................   116,171
                                                              --------
     Total Assets...........................................  $126,673
                                                              ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses.....................  $    520
  Deferred revenue..........................................        11
  Deferred barter revenue...................................       108
                                                              --------
     Total current liabilities..............................       639
DEFERRED TAX LIABILITY......................................        98
OTHER LONG-TERM LIABILITIES.................................       292
                                                              --------
     Total Liabilities......................................     1,029
                                                              --------
COMMITMENTS AND CONTINGENCIES STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value, 10,000 shares authorized
     and 10,000 shares issued and outstanding...............        10
  Additional paid-in capital................................   127,035
  Accumulated deficit.......................................    (1,401)
                                                              --------
     Total Stockholders' Equity.............................   125,644
                                                              --------
     Total Liabilities and Stockholders' Equity.............  $126,673
                                                              ========

The accompanying notes are an integral part of this combined balance sheet.

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                      PREDECESSOR       COMPANY
                                                      ------------    ------------
                                                      EIGHT MONTHS    FOUR MONTHS
                                                         ENDED           ENDED
                                                       AUGUST 31,     DECEMBER 31,
                                                          1997            1997
                                                      ------------    ------------
NET REVENUES:
  Station broadcasting revenues, net of agency
     commissions of $1,060 and $1,845,
     respectively...................................    $10,449         $ 5,635
  Revenues realized from station barter
     arrangements...................................        847             464
                                                        -------         -------
     Total net revenues.............................     11,296           6,099
                                                        -------         -------
OPERATING EXPENSES:
  Programming and production........................      4,024           2,059
  Selling, general and administrative...............      1,618             830
  Corporate overhead allocation.....................        814             478
  Expenses realized from station barter
     arrangements...................................        922             411
  Depreciation of property and equipment............        395             251
  Amortization of acquired intangible broadcasting
     assets and other assets........................        775           2,623
                                                        -------         -------
     Total operating expenses.......................      8,548           6,652
                                                        -------         -------
     Broadcast operating income (loss)..............      2,748            (553)
                                                        -------         -------
OTHER INCOME (EXPENSE):
  Interest expense..................................        651             265
  Other expense, net................................         --              21
                                                        -------         -------
     Income (loss) before provision for income
       taxes........................................      2,097            (839)
PROVISION FOR INCOME TAXES..........................      1,339             562
                                                        -------         -------
  Net income (loss).................................    $   758         $(1,401)
                                                        =======         =======

The accompanying notes are an integral part of these combined statements.

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                     RETAINED
                                     COMMON STOCK     ADDITIONAL    EARNINGS/
                                    ---------------    PAID-IN     (ACCUMULATED   STOCKHOLDER'S
                                    SHARES   AMOUNT    CAPITAL       DEFICIT)        EQUITY
                                    ------   ------   ----------   ------------   -------------
PREDECESSOR:
BALANCE, January 1, 1997..........    10      $10      $     --      $ 7,041        $  7,051
  HMC noncash capital
     contributions................    --       --         1,209           --           1,209
  Net income......................    --       --            --          758             758
  Acquisition by News
     Corporation..................    --       --       125,291       (7,799)        117,492
                                      --      ---      --------      -------        --------
BALANCE, August 31, 1997..........    10      $10      $126,500      $    --        $126,510
                                      ==      ===      ========      =======        ========
COMPANY:
BALANCE, September 1, 1997........    10      $10      $126,500      $    --        $126,510
  News Corporation noncash capital
     contributions................    --       --           535           --             535
  Net loss........................    --       --            --       (1,401)         (1,401)
                                      --      ---      --------      -------        --------
BALANCE, December 31, 1997........    10      $10      $127,035      $(1,401)       $125,644
                                      ==      ===      ========      =======        ========

The accompanying notes are an integral part of these combined statements.

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                              PREDECESSOR       COMPANY
                                                              ------------    ------------
                                                              EIGHT MONTHS    FOUR MONTHS
                                                                 ENDED           ENDED
                                                               AUGUST 31,     DECEMBER 31,
                                                                  1997            1997
                                                              ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................    $   758         $(1,401)
  Adjustments to reconcile net income (loss) to net cash
    flows from operating activities-........................
  Depreciation of property and equipment....................        395             251
  Amortization of acquired intangible broadcasting assets
    and other assets........................................        775           2,623
  Changes in assets and liabilities, net of effects of
    acquisitions-...........................................
  (Increase) decrease in accounts receivable, net...........        121            (225)
  Net effect of change in deferred barter revenue and
    deferred barter costs...................................         76             (49)
  Increase in prepaid expenses and other current assets.....        (15)            (15)
  Increase in deferred tax asset............................        (50)            (15)
  Increase (decrease) in accounts payable and accrued
    expenses................................................       (826)            150
  Increase (decrease) in deferred revenue...................        (75)             11
  (Decrease) increase in deferred tax liability.............         99              (1)
  Decrease in other long-term liabilities...................        (12)            (25)
                                                                -------         -------
    Net cash flows from operating activities................      1,246           1,304
                                                                -------         -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment.....................       (157)            (11)
  Acquisitions, net of cash acquired........................     (1,859)             --
                                                                -------         -------
    Net cash flows from investing activities................     (2,016)            (11)
                                                                -------         -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Decrease in due to affiliates.............................       (512)             --
  Increase in due from affiliates...........................         --          (1,719)
  Capital contributions made by Parent......................      1,209             535
                                                                -------         -------
    Net cash flows from financing activities................        697          (1,184)
                                                                -------         -------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........        (73)            109
CASH, beginning of period...................................        558             485
                                                                -------         -------
CASH, end of period.........................................    $   485         $   594
                                                                =======         =======
SUPPLEMENTAL DISCLOSURES:
  Cash paid for interest....................................    $    --         $    21
                                                                =======         =======
  Cash paid for income taxes................................    $   152         $    29
                                                                =======         =======

The accompanying notes are an integral part of these combined statements.

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

     Heritage Media Services, Inc. ("HMSI") operates in two segments -- Marketing Services and Broadcasting. Heritage Media Corporation is the parent company of HMSI, (collectively referred to hereafter as either "HMC" or the "Parent"). The Broadcasting Segment was wholly-owned and operated by HMSI, which was owned by HMC through August 31, 1997 (the "Predecessor"). In July 1997, HMC entered into an asset sale agreement with Sinclair Broadcast Group, Inc. ("SBG") whereby SBG would acquire 100% of the Broadcasting Segment (which consisted of six television stations in three markets and 24 radio stations in seven markets) for $630 million in cash. Effective September 1, 1997, The News Corporation Limited ("News Corporation") acquired all of the license and nonlicense assets of HMC. Due to certain regulatory requirements, News Corporation has established a trust to hold all of the license and nonlicense assets of the Broadcasting Segment until the sale to SBG has closed. The acquisition was accounted for under the purchase method of accounting whereby the purchase price was allocated to property and programming assets and acquired intangible broadcasting assets of $51.4 million and $578.6 million, respectively.

     During January 1998, Entertainment Communications, Inc. ("Entercom") entered into an Asset Purchase Agreement with Tuscaloosa Broadcasting Inc., Sinclair Radio of Portland Licensee, Inc. and Sinclair Radio of Rochester Licensee, Inc. (collectively referred to hereafter as "Sinclair") to acquire KKSN-AM, KKSN-FM and KKRH-FM, all serving the Portland, Oregon radio market and WBBF-AM, WBBF-FM, WKLX-FM and WQRV-FM, all serving the Rochester, New York radio market for a purchase price of $126.5 million. Simultaneously with the above agreement, Entercom entered into a Time Brokerage Agreement ("TBA") with Sinclair whereby, effective March 1, 1998, Entercom programs these stations for the period prior to consummation of the purchase agreement and Sinclair receives a monthly TBA fee of $631,500. Closing on this transaction is expected in June 1998. The accompanying combined financial statements include the accounts of the Portland, Oregon and Rochester, New York Radio Group, which are collectively referred to hereafter as "the Company."

     The accompanying December 31, 1997, balance sheet and related statements of operations and cash flows for the four-month period ended December 31, 1997, are presented on a new basis of accounting, reflecting the impact of the News Corporation acquisition. The accompanying financial statements for the eight-month period ended August 31, 1997, are presented as "Predecessor" financial statements.

DISCLOSURE OF CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

CONCENTRATION OF CREDIT RISK

     The Company's revenues and accounts receivable relate primarily to the sale of advertising within the radio stations' broadcast areas. Credit is extended based on an evaluation of the customers' financial condition. Credit losses are provided for in the financial statements.

     In the opinion of management, credit risk with respect to trade receivables is limited due to the large number of diversified customers and the geographic diversification of the Company's customer base. The Company performs ongoing credit evaluations of its customers and believes that adequate allowances for any uncollectible trade receivables are maintained. At December 31, 1997, no receivable from any customer exceeded 5% of stockholders' equity, and no customer accounted for more than 10% of net revenues for the eight months ended August 31, 1997 or for the four months ended December 31, 1997.

ACQUIRED INTANGIBLE BROADCASTING ASSETS

     Acquired intangible broadcasting assets are being amortized over periods of 4 to 40 years. These amounts result from the acquisition of certain radio station license and nonlicense assets by The News Corporation (see Note 1). The Company monitors the individual financial performance of each of the stations and continually evaluates the realizability of intangible and tangible assets and the existence of any impairment to its recoverability based on the projected undiscounted cash flows of the respective stations.

     Intangible assets consist of the following as of December 31, 1997 (in thousands):

                                                         AMORTIZATION
                                                            PERIOD         1997
                                                         ------------    --------
Goodwill...............................................   40 years       $  1,897
FCC licenses...........................................  15-25 years       52,092
Other..................................................  4-25 years        65,172
                                                                         --------
                                                                          119,161
Less: Accumulated amortization.........................                     2,626
                                                                         --------
                                                                         $116,535
                                                                         ========

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost less accumulated depreciation. Depreciation is recorded on the straight-line basis over the estimated useful lives of the assets. Property and equipment at December 31, 1997, are summarized as follows (in thousands):

                                                           USEFUL LIFE     1997
                                                           -----------    ------
Land.....................................................      --         $  442
Broadcasting equipment...................................  5-25 years        366
Buildings and improvements...............................  12-30 years     3,684
Other equipment..........................................   4-8 years        256
                                                                          ------
                                                                           4,748
Less: Accumulated depreciation...........................                    251
                                                                          ------
                                                                          $4,497
                                                                          ======

BARTER TRANSACTIONS

     Certain program contracts provide for the exchange of advertising air time in lieu of cash payments for the rights to such programming. These contracts are recorded as the programs are aired at the estimated fair value of the advertising air time given in exchange for the program rights. Network programming is excluded from these calculations.

     The Company broadcasts certain customers' advertising in exchange for equipment, merchandise and services. The estimated fair value of the equipment, merchandise or services received is recorded as deferred barter costs and the corresponding obligation to broadcast advertising is recorded as deferred barter revenues. The deferred barter costs are expensed or capitalized as they are used, consumed or received. Deferred barter revenues are recognized as the related advertising is aired.

REVENUES

     Revenue from the sale of commercial broadcast time to advertisers is recognized when the commercials are broadcast. Promotional fees are recognized as services are rendered.

2. ACCRUED EXPENSES:

     Accrued expenses consist of the following at December 31, 1997, (in thousands):

                                                              1997
                                                              ----
Commissions.................................................  $193
Payroll and employee benefits...............................   137
Other.......................................................   187
                                                              ----
                                                              $517
                                                              ====

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3. DUE TO AFFILIATE:

     The Predecessor had an arrangement with HMSI whereby HMSI would provide certain management and other services to the Predecessor. The services provided included consultation and direct management assistance with respect to operations and strategic planning. The Predecessor was allocated approximately $814,000 of corporate overhead expenses for these services for the eight months ended August 31, 1997.

In order to fund acquisitions and provide operating funds, HMSI entered into a Bank Credit Agreement. The debt used to finance acquisitions and fund daily operations of the Predecessor was recorded by the Predecessor as due to affiliate in the year ending December 31, 1996. HMSI allocated interest at a rate of approximately 10.0%, which approximated the average rate paid on the borrowings. Associated with the HMSI debt, the Predecessor was allocated approximately $0.6 million of deferred financing costs in 1996. The deferred financing costs were fully amortized in accordance with the acquisition by News Corporation on September 1, 1997.

4. INCOME TAXES:

     The Parent files a consolidated federal tax return and separate state tax returns for each of its subsidiaries in certain filing jurisdictions. It is the Parent's policy to pay the federal income tax provision of the Company. The accompanying financial statements have been prepared in accordance with the separate return method of FASB 109, whereby the allocation of the federal tax provision due to the Parent is based on what the Company's current and deferred federal tax provision would have been had the Company filed a federal income tax return outside of its consolidated group. The Company is not required to reimburse the Parent for its federal tax provision. Accordingly, this amount is recorded as a capital contribution in the accompanying consolidated financial statements. No federal deferred tax assets or liabilities are recorded because those amounts are considered currently paid to or received by the Parent. The federal and state tax provision was calculated based on pretax income, plus or minus permanent book-to-tax differences, times the statutory tax rate of 40%. The Company had no alternative minimum tax credit carryforwards as of December 31, 1997. The effective tax rate in the current year exceeds the statutory tax rate of 40% due to the effects of nondeductible goodwill.

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The provision for income taxes consists of the following (in thousands):

                                              PREDECESSOR       COMPANY
                                              ------------    ------------
                                              EIGHT MONTHS    FOUR MONTHS
                                                 ENDED           ENDED
                                               AUGUST 31,     DECEMBER 31,
                                                  1997            1997
                                              ------------    ------------
Current:
Federal.....................................     $1,267           $523
State.......................................         81             33
                                                 ------           ----
                                                  1,348            556
                                                 ------           ----
Deferred:
Federal.....................................         --             --
State.......................................         (9)             6
                                                 ------           ----
                                                     (9)             6
                                                 ------           ----
Provision for income taxes..................     $1,339           $562
                                                 ======           ====

     The following is a reconciliation of federal income taxes at the applicable statutory rate to the recorded provision (in thousands):

                                              PREDECESSOR       COMPANY
                                              ------------    ------------
                                              EIGHT MONTHS    FOUR MONTHS
                                                 ENDED           ENDED
                                               AUGUST 31,     DECEMBER 31,
                                                  1997            1997
                                              ------------    ------------
Statutory federal income taxes..............     $  703          $(504)
Adjustments:
  State income taxes, net of federal
     effect.................................         82            (59)
  Non-deductible goodwill amortization......        276          1,125
  Other.....................................        278             --
                                                 ------          -----
Provision for income taxes..................     $1,339          $ 562
                                                 ======          =====

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table summarizes the state tax effects of the significant types of temporary differences between financial reporting basis and tax basis which were generated during the years ended December 31, 1997 (in thousands):

                                                              1997
                                                              ----
Deferred Tax Assets:
  Bad debt reserve..........................................  $14
  Accruals..................................................   27
  Other intangibles.........................................   23
                                                              ---
                                                              $64
                                                              ===
Deferred Tax Liability:
  Depreciation..............................................  $98
                                                              ===

5. EMPLOYEE BENEFIT PLAN:

     Company employees were covered by HMC's Retirement Savings Plan (the Plan) through December 31, 1997, whereby participants contributed portions of their annual compensation to the Plan and certain contributions were made at the discretion of the Company based on criteria set forth in the Plan Agreement. Participants are generally 100% vested in Company contributions after five years of employment with the Company. Company expenses under the Plan were not material for the year ended December 31, 1997.

6. RELATED PARTY TRANSACTIONS:

     The Company received certain advances from HMC during the eight months ended August 31, 1997, which were evidenced by a subordination agreement. All advances from HMC were repaid on August 31, 1997.

7. CONTINGENCIES AND OTHER COMMITMENTS:

LEASES AND CONTRACTS

     The Company and its subsidiaries lease certain real property and transportation and other equipment under noncancellable operating leases expiring at various dates through 2015. The Company also has long-term contractual obligations with two major broadcast ratings firms that provide monthly ratings services and guaranteed store contracts. Rent expense under these leases for the eight months ended August 31, 1997, and for the four months ended December 31, 1997, was approximately $210,000 and $105,000, respectively.

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum payments under the leases are as follows (in thousands):

1998........................................................  $  392
1999........................................................     386
2000........................................................     386
2001........................................................     371
2002........................................................     357
2003 and thereafter.........................................     814
                                                              ------
                                                              $2,706
                                                              ======

LITIGATION

     Lawsuits and claims are filed against the Company from time to time in the ordinary course of business which are generally incidental to its business. Management of the Company does not believe the resolution of such matters will have a significant effect on its liquidity, financial position or results of operations.

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

                            COMBINED BALANCE SHEETS
                   AS OF DECEMBER 31, 1997 AND MARCH 31, 1998
                                 (IN THOUSANDS)

                                                       PREDECESSOR       COMPANY
                                                       ------------    ------------
                                                       DECEMBER 31,     MARCH 31,
                                                           1997            1998
                                                       ------------    ------------
                                                                       (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash...............................................    $    594        $     --
  Accounts receivable, net of allowance for doubtful
     accounts of $166................................       3,474              --
  Prepaid expenses and other current assets..........          41              --
  Deferred barter costs..............................         113              --
  Deferred tax asset.................................          64              --
                                                         --------        --------
     Total current assets............................       4,286              --
PROPERTY, PLANT AND EQUIPMENT, net...................       4,497           5,152
DUE FROM AFFILIATE...................................       1,719              --
ACQUIRED INTANGIBLE BROADCASTING ASSETS, net.........     116,171         116,934
                                                         --------        --------
     Total Assets....................................    $126,673        $122,086
                                                         ========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses..............    $    520        $     --
  Deferred revenue...................................          11              --
  Deferred barter revenue............................         108              --
  Due to parent......................................          --              70
                                                         --------        --------
     Total current liabilities.......................         639              70
DEFERRED TAX LIABILITY...............................          98              --
OTHER LONG-TERM LIABILITIES..........................         292              --
                                                         --------        --------
     Total Liabilities...............................       1,029              70
                                                         --------        --------
COMMITMENTS AND CONTINGENCIES STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value, 10,000 shares
     authorized and 10,000 and 0 shares issued and
     outstanding.....................................          10              --
  Additional paid-in capital.........................     127,035         122,827
  Accumulated deficit................................      (1,401)           (811)
                                                         --------        --------
     Total Stockholders' Equity......................     125,644         122,016
                                                         --------        --------
     Total Liabilities and Stockholders' Equity......    $126,673        $122,086
                                                         ========        ========

The accompanying notes are an integral part of these combined balance sheets.

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                             PREDECESSOR
                                              PREDECESSOR    ------------     COMPANY
                                              ------------       TWO        -----------
                                              THREE MONTHS      MONTHS       ONE MONTH
                                                 ENDED          ENDED          ENDED
                                               MARCH 31,     FEBRUARY 28,    MARCH 31,
                                                  1997           1998          1998
                                              ------------   ------------   -----------
                                              (UNAUDITED)    (UNAUDITED)    (UNAUDITED)
NET REVENUES:
Station broadcasting revenue, net of agency
  commissions of $611 and $387,
  respectively..............................     $3,349        $ 2,169         $  --
Revenues realized from station barter
  arrangements..............................        249            187            --
Time brokerage agreement revenues...........         --             --           635
                                                 ------        -------         -----
     Total net revenues.....................      3,598          2,356           635
OPERATING EXPENSES:
Programming and production..................      1,303            824             3
Selling, general and administrative.........        885            603            --
Expenses realized from station barter
  arrangements..............................        245            280            --
Depreciation of property and equipment......        147            126            78
Amortization of acquired intangible
  broadcasting assets and other assets......        287          1,503           663
                                                 ------        -------         -----
     Total operating expenses...............      2,867          3,336           744
                                                 ------        -------         -----
     Broadcast operating income (loss)......        731           (980)         (109)
                                                 ------        -------         -----
OTHER EXPENSE:
  Interest expense..........................        261             --           702
                                                 ------        -------         -----
Income (loss) before provision for income
  taxes.....................................        470           (980)         (811)
PROVISION FOR INCOME TAXES..................         52             40            --
                                                 ------        -------         -----
  Net income (loss).........................     $  418        $(1,020)        $(811)
                                                 ======        =======         =====

The accompanying notes are an integral part of these combined statements.

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                            PREDECESSOR
                                                            PREDECESSOR     ------------      COMPANY
                                                            ------------        TWO         -----------
                                                            THREE MONTHS       MONTHS        ONE MONTH
                                                               ENDED           ENDED           ENDED
                                                             MARCH 31,      FEBRUARY 28,     MARCH 31,
                                                                1997            1998           1998
                                                            ------------    ------------    -----------
                                                            (UNAUDITED)     (UNAUDITED)     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss).........................................    $   418         $(1,020)         $(811)
Adjustments to reconcile net income (loss) to net cash
  flows from operating activities:
  Depreciation of property and equipment..................        147             126             78
  Amortization of acquired intangible broadcasting assets
     and other assets.....................................        287           1,503            663
Changes in certain assets and liabilities, net of effects
  of acquisitions:
  Decrease in accounts receivable, net....................        644             415             --
  Net effect of change in deferred barter revenue and
     deferred barter costs................................         (6)             96             --
  Increase in prepaid expenses and other assets...........         (9)             (3)            --
  (Decrease) increase in accounts payable and accrued
     expenses.............................................       (535)             76             --
  Decrease in deferred revenue............................         (3)             --             --
  Decrease in other long-term liabilities.................         (1)            (70)            --
                                                              -------         -------          -----
     Net cash flows from operating activities.............        942           1,123            (70)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment.....................        (82)             (7)            --
Acquisitions, net of cash acquired........................     (1,894)             --             --
                                                              -------         -------          -----
     Net cash flows from investing activities.............     (1,976)             (7)            --
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase (decrease) in due to affiliates..................        995          (1,111)            70
                                                              -------         -------          -----
     Net cash flows from financing activities.............        995          (1,111)            70
                                                              -------         -------          -----
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS......        (39)              5             --
CASH, beginning of period.................................        558             594             --
                                                              -------         -------          -----
CASH, end of period.......................................    $   519         $   599          $  --
                                                              =======         =======          =====

The accompanying notes are an integral part of these combined statements.

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

     Heritage Media Services, Inc. ("HMSI") operates in two segments -- Marketing Services and Broadcasting. Heritage Media Corporation is the parent company of HMSI, (collectively referred to hereafter as either "HMC" or the "Parent"). The Broadcasting Segment was wholly-owned and operated by HMSI, which was owned by HMC through August 31, 1997 (the "Predecessor"). In July 1997, HMC entered into an asset sale agreement with Sinclair Broadcast Group, Inc. ("SBG") whereby SBG would acquire 100% of the Broadcasting Segment (which consisted of six television stations in three markets and 24 radio stations in seven markets) for $630 million in cash. Effective September 1, 1997, The News Corporation Limited ("News Corporation") acquired all of the license and nonlicense assets of HMC. Due to certain regulatory requirements, News Corporation established a trust to hold all of the license and nonlicense assets of the Broadcasting Segment until the sale to SBG had closed. The acquisition was accounted for under the purchase method of accounting whereby the purchase price was allocated to property and programming assets and acquired intangible broadcasting assets of $51.4 million and $578.6 million, respectively.

     During January 1998, Entertainment Communications, Inc. ("Entercom") entered into an Asset Purchase Agreement with Tuscaloosa Broadcasting Inc., Sinclair Radio of Portland Licensee, Inc. and Sinclair Radio of Rochester Licensee, Inc. (collectively referred to hereafter as "Sinclair") to acquire KKSN-AM, KKSN-FM and KKRH-FM, all serving the Portland, Oregon radio market and WBBF-AM, WBBF-FM, WKLX-FM and WQRV-FM, all serving the Rochester, New York radio market for a purchase price of $126.5 million. Simultaneously with the above agreement, Entercom entered into a Time Brokerage Agreement ("TBA") with Sinclair whereby, effective March 1, 1998, Entercom programs these stations for the period prior to consummation of the purchase agreement and Sinclair receives a monthly TBA fee of $631,500. Effective March 1, 1998, SBG completed its acquisition of the Portland, Oregon and Rochester, New York Radio Groups from News Corporation. The acquisition was accounted for under the purchase method of accounting whereby the purchase price was allocated to the assets to be sold. In June 1998, Entercom closed its transaction with Sinclair. The accompanying combined financial statements include the accounts of the Portland, Oregon and Rochester, New York Radio Group, which are collectively referred to hereafter as "the Company."

     The accompanying March 31, 1998, balance sheet and the related statements of operations and cash flows for the one-month period ended March 31, 1998, are presented on a new basis of accounting, reflecting the impact of the acquisition by SBG. The accompanying financial statements for the three months ended March 31, 1997, and the two months ended February 28, 1998, are presented as "Predecessor" financial statements.

INTERIM FINANCIAL STATEMENTS

     The combined financial statements for the period ended March 31, 1997, the two months ended February 28, 1998, and the one month ended March 31, 1998, are

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

        NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

unaudited, but in the opinion of management, such financial statements have been presented on the same basis as the audited combined financial statements and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations, and cash flows for these periods. The results of operations presented in the accompanying financial statements are not necessarily representative of operations for an entire year.

                          INDEPENDENT AUDITORS' REPORT

Entercom Communications Corp.:

     We have audited the accompanying combined balance sheet of the Boston Radio Market of CBS Radio, Inc. (the "Boston Radio Market") (formerly American Radio Systems Corporation ("ARS") prior to the sale of ARS to CBS on June 4, 1998), which is comprised of radio properties owned by CBS Radio, Inc., a wholly owned subsidiary of CBS Corporation ("CBS") as of December 31, 1997, and the related combined statements of operations and equity and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the management of the Boston Radio Market. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the combined financial position of the Boston Radio Market as of December 31, 1997, and the results of their combined operations and their combined cash flows for the year then ended in conformity with generally accepted accounting principles.

     The accompanying combined financial statements have been prepared from the separate accounting records maintained by the Boston Radio Market while owned by ARS and may not be indicative of the conditions that would have existed or the results of operations had the assets to be sold been operated as an unaffiliated company. As discussed in Note 1, certain of the operating expenses represent allocations made by ARS in the accompanying financial statements.

     In August 1998, CBS Radio, Inc. entered into an agreement to sell the net assets of the Boston Radio Market to Entercom Communications Corp. On December 11, 1998, CBS Radio Inc. sold the net assets of WRKO-AM and WEEI-AM, which comprise a portion of the Boston Radio Market, to Entercom Communications Corp.

                                          DELOITTE & TOUCHE LLP

Boston, Massachusetts
September 18, 1998
(December 11, 1998 as to Note 7)

                   THE BOSTON RADIO MARKET OF CBS RADIO, INC.

                            COMBINED BALANCE SHEETS
                    DECEMBER 31, 1997 AND SEPTEMBER 30, 1998

                                                     PREDECESSOR        CURRENT
                                                        OWNER            OWNER
                                                     ------------    -------------
                                                     DECEMBER 31,    SEPTEMBER 30,
                                                         1997            1998
                                                     ------------    -------------
                                                                      (UNAUDITED)
                                                                       (NOTE 1)
ASSETS
CURRENT ASSETS:
  Accounts and notes receivable (less allowances
     for doubtful accounts of $2,140,000 in 1997
     and $848,539 (unaudited) in 1998).............  $ 8,246,194     $  7,853,713
  Prepaid expenses and other assets................      486,976          841,911
  Deposits and other current assets -- related
     parties.......................................        6,695               --
                                                     -----------     ------------
     Total.........................................    8,739,865        8,695,624
                                                     -----------     ------------
PROPERTY AND EQUIPMENT -- Net......................   11,799,363        6,224,161
                                                     -----------     ------------
OTHER ASSETS:
  Intangible assets -- net.........................   33,006,828      132,358,075
  Other assets.....................................       94,758           89,861
                                                     -----------     ------------
     Total.........................................   33,101,586      132,447,936
                                                     -----------     ------------
TOTAL..............................................  $53,640,814     $147,367,721
                                                     ===========     ============
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
  Accounts payable.................................  $   994,252     $    676,317
  Accrued compensation.............................      303,104          440,290
  Accrued expenses.................................      794,867        2,915,381
  Capitalized lease obligation.....................      137,762           47,212
                                                     -----------     ------------
     Total.........................................    2,229,985        4,079,200
COMMITMENTS AND CONTINGENCIES (Note 6)
EQUITY.............................................   51,410,829      143,288,521
                                                     -----------     ------------
TOTAL..............................................  $53,640,814     $147,367,721
                                                     ===========     ============

See notes to combined financial statements.

                   THE BOSTON RADIO MARKET OF CBS RADIO, INC.

                  COMBINED STATEMENTS OF OPERATIONS AND EQUITY
      YEAR ENDED DECEMBER 31, 1997, NINE MONTHS ENDED SEPTEMBER 30, 1997, FIVE MONTHS ENDED MAY 31, 1998, AND FOUR MONTHS ENDED SEPTEMBER 30, 1998

                                                            PREDECESSOR OWNER                     CURRENT OWNER
                                                               NINE MONTHS                         FOUR MONTHS
                                             YEAR ENDED           ENDED           FIVE MONTHS         ENDED
                                            DECEMBER 31,      SEPTEMBER 30,      ENDED MAY 31,    SEPTEMBER 30,
                                                1997              1997               1998             1998
                                            ------------    -----------------    -------------    -------------
                                                                                                   (UNAUDITED)
                                                               (UNAUDITED)        (UNAUDITED)       (NOTE 1)
NET REVENUES..............................  $37,331,314        $28,764,056        $14,994,176     $ 12,103,681
                                            -----------        -----------        -----------     ------------
OPERATING EXPENSES:
  Operating expenses, excluding
    depreciation, amortization, general
    and administrative expenses...........   27,747,140         21,205,835         12,205,334        9,823,762
  Depreciation and amortization...........    2,852,025          2,428,522          1,245,587        1,417,764
  General and administrative..............    5,092,850          3,828,835          2,630,801        1,428,257
                                            -----------        -----------        -----------     ------------
    Total operating expenses..............   35,692,015         27,463,192         16,081,722       12,669,783
                                            -----------        -----------        -----------     ------------
OPERATING INCOME (LOSS) BEFORE INCOME
  TAXES...................................    1,639,299          1,300,864         (1,087,546)        (566,102)
INCOME TAX EXPENSE (BENEFIT)..............      660,600            524,248           (438,300)        (228,139)
                                            -----------        -----------        -----------     ------------
NET INCOME (LOSS).........................      978,699            776,616           (649,246)        (337,963)
EQUITY, BEGINNING OF PERIOD...............   27,760,648         27,760,648         51,410,829       50,916,914
NET CONTRIBUTION..........................   22,671,482         23,701,248            155,331       92,709,570
                                            -----------        -----------        -----------     ------------
EQUITY, ENDING THE PERIOD.................  $51,410,829        $52,238,512        $50,916,914     $143,288,521
                                            ===========        ===========        ===========     ============

See notes to combined financial statements.

                   THE BOSTON RADIO MARKET OF CBS RADIO, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
      YEAR ENDED DECEMBER 31, 1997, NINE MONTHS ENDED SEPTEMBER 30, 1997, FIVE MONTHS ENDED MAY 31, 1998, AND FOUR MONTHS ENDED SEPTEMBER 30, 1998

                                                             PREDECESSOR OWNER                   CURRENT OWNER
                                                                NINE MONTHS                       FOUR MONTHS
                                               YEAR ENDED          ENDED          FIVE MONTHS        ENDED
                                              DECEMBER 31,     SEPTEMBER 30,     ENDED MAY 31,   SEPTEMBER 30,
                                                  1997             1997              1998            1998
                                              ------------   -----------------   -------------   -------------
                                                                                                  (UNAUDITED)
                                                                (UNAUDITED)       (UNAUDITED)      (NOTE 1)
CASH FLOWS FROM
  OPERATING ACTIVITIES:
  Net income (loss).........................  $   978,699       $   776,616       $ (649,246)     $  (337,963)
  Reconciliation of net income to cash
     provided by operating activities:
  Depreciation and amortization.............    2,852,025         2,428,522        1,245,585        1,417,764
  Loss on disposal of property and
     equipment..............................       28,021            19,560               --               --
  Change in assets and liabilities:
     Accounts receivable....................      405,299          (605,537)        (834,450)       1,226,961
     Prepaid expenses.......................     (324,285)         (410,999)        (803,662)         448,727
     Other assets...........................      709,979           703,850            7,480            4,112
     Accounts payable and accrued
       expenses.............................     (975,450)         (448,358)       1,627,167          222,047
Net cash provided by operating activities
  (Note 1)..................................  $ 3,674,288       $ 2,463,654       $  592,874      $ 2,981,648
                                              ===========       ===========       ==========      ===========
CASH FLOWS USED FOR INVESTING
  ACTIVITIES:
  Purchase of property and equipment........   (1,396,694)       (1,074,510)        (365,543)         (74,824)
  Proceeds from sale of property............       60,654            35,577               --               --
                                              -----------       -----------       ----------      -----------
Net cash used for investing activities......   (1,336,040)       (1,038,933)        (365,543)         (74,824)
                                              -----------       -----------       ----------      -----------
CASH FLOWS USED FOR FINANCING ACTIVITIES:
Repayments of long-term debt................     (189,840)         (155,639)         (85,000)         (72,865)
Net transfer to Owner.......................   (2,148,408)       (1,269,082)        (142,331)      (2,833,959)
                                              -----------       -----------       ----------      -----------
Net cash used for financing activities......   (2,338,248)       (1,424,721)        (227,331)      (2,906,824)
                                              -----------       -----------       ----------      -----------
CASH, BEGINNING AND END OF PERIOD...........  $        --       $        --       $       --      $        --
                                              ===========       ===========       ==========      ===========
NONCASH ACTIVITIES:

     In 1997, the Predecessor Owner acquired $24.8 million in assets, principally intangible assets, which were financed by the Owners.

     In 1997, the Predecessor Owner transferred assets to an affiliate of the Stations totaling approximately $1 million.

     In 1998, the Current Owner applied the CBS purchase price to increase intangible assets by $98.3 million and decrease property and equipment by $5.6 million.

See notes to combined financial statements.

                   THE BOSTON RADIO MARKET OF CBS RADIO, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                         YEAR ENDED DECEMBER 31, 1997,
                     NINE MONTHS ENDED SEPTEMBER 30, 1997,
                        FIVE MONTHS ENDED MAY 31, 1998,
                    AND FOUR MONTHS ENDED SEPTEMBER 30, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS AND BASIS OF PRESENTATION -- The accompanying financial statements present the combined assets, liabilities and operations of the Boston Radio Market of CBS Radio, Inc. (the "Boston Radio Market"), which is comprised of radio stations WRKO-AM, WEEI-AM, WEGQ-FM, WAAF-FM, serving the Boston, Massachusetts, radio market, and WWTM-AM, serving the Worcester, Massachusetts, radio market (the "Stations"). Through June 4, 1998, the Stations were owned by American Radio Systems Corporation (the "Predecessor Owner" or "ARS"), an operator of radio stations throughout the United States. On June 4, 1998, ARS was acquired by CBS Radio, Inc., a wholly owned subsidiary of CBS Corporation (collectively with CBS Radio, Inc., "CBS" or the "Current Owner"). In connection with the acquisition of ARS by CBS (the "ARS/CBS merger"), CBS was required to sell the Boston Radio Market to comply with certain regulations of the FCC. During August 1998, CBS entered into purchase and sale agreements with Entercom Communications Corp. ("Entercom") to sell the net assets of the Boston Radio Market for approximately $140.0 million, subject to receipt of regulatory approval which is expected to be received during 1998 (See note 7 for further discussion). CBS and ARS are referred to as the Stations' "Owners" for purposes of these notes to combined financial statements. All significant intercompany transactions have been eliminated in combination.

     INTERIM FINANCIAL INFORMATION -- The financial statements for the nine months ended September 30, 1997, the five months ended May 31, 1998, and the four months ended September 30, 1998 are unaudited. Except for the application of Accounting Principle Board Opinion No. 16, "Business Combination," to the Station's financial statements while owned by the Current Owner, the accompanying unaudited interim financial statements have been prepared on a basis substantially consistent with that of the audited Predecessor Owner's financial statements included herein. For purposes of preparing the Current Owner's unaudited financial statements, the ARS/CBS merger is assumed to have occurred on May 31, 1998. In the opinion of management, such unaudited financial statements include all adjustments, which are only of a normal and recurring nature, considered necessary for a fair presentation. Operating results for the unaudited periods presented are not necessarily indicative of the results that may be expected for a full year.

     REVENUE RECOGNITION -- Revenues are recognized when advertisements are broadcast.

     PROPERTY AND EQUIPMENT -- Property and equipment at December 31, 1997 are recorded at cost, and depreciation is computed using straight-line and accelerated methods over estimated useful lives ranging from three to twenty years. Property and equipment at September 30, 1998, reflects the allocation of the CBS purchase price to the Stations' assets, net of depreciation computed using straight-line methods over estimated useful lives ranging from three to thirty-nine years.

     INTANGIBLE ASSETS -- Intangible assets consist primarily of goodwill, FCC licenses, and call letters acquired in connection with the acquisition of the Stations and are being

                   THE BOSTON RADIO MARKET OF CBS RADIO, INC.

amortized over their respective estimated useful lives (ranging from one to forty years) using the straight-line method.

     On an ongoing basis, management evaluates the recoverability of the net carrying value of property and equipment and intangible assets by reference to the Stations' anticipated undiscounted future cash flows generated by said assets and comparison of carrying value to management's estimates of fair value, generally determined by using certain accepted industry measures of value (principally, cash flow multiple methods).

     Intangible assets at September 30, 1998 reflect the allocation of the CBS purchase price to the Stations' assets, net of amortization computed using the straight-line method over an estimated useful life of forty years.

     INCOME TAXES -- The results of the Stations' operations are included in the federal and state income tax returns filed by the Stations' Owners. The Stations' portion of the income tax provision (benefit) is allocated at a federal and state computed statutory rate of 40.3%. The Stations' federal and state income taxes are generally paid to, or refunded from, the Owners. Deferred tax assets and liabilities are maintained at the Owners' ownership levels.

     BARTER TRANSACTIONS -- Revenues from the Stations' exchanges of advertising time for goods or services are recognized at the fair market value of the items received or to be received. The value of the goods and services received is recognized in both net revenues and operating expenses. Net unearned barter balances are included in accounts receivable.

     Barter transactions are reported on a net basis within operating expenses and balances as of and for the year ended December 31, 1997 were approximately as follows:

Barter revenues............................................  $2,273,689
Barter expenses............................................   1,978,702
Net barter receivable......................................     120,852

     USE OF ESTIMATES -- The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes to the financial statements. Management bases its estimates on certain assumptions which they believe are reasonable in the circumstances, and while actual results could differ from those estimates, management does not believe that any change in those assumptions in the near term would have a material effect on its financial position, results of operations or liquidity.

     ALLOCATION OF CERTAIN OPERATING EXPENSES -- The operations, as presented herein, include allocations and estimates of certain expenses, principally corporate accounting and tax, rent, administrative salaries, and legal, historically provided to the Stations by the Owners. The amounts of such allocated expenses in these combined financial statements have been allocated by management based on a variety of factors, including, for example, personnel, labor costs and square footage. Management believes these allocations have been made on a reasonable basis. However, the financial position and results of operations, as presented herein, may not be the same as would have occurred had the Stations been operated as a stand-alone entity.

                   THE BOSTON RADIO MARKET OF CBS RADIO, INC.

     Interest expense incurred by the Owners under various long-term debt arrangements has not historically been allocated to the Stations and, accordingly, the accompanying combined financial statements do not include interest expense. See Note 4 for interest expense associated with a capitalized lease obligation.

     CONCENTRATION OF CREDIT RISK -- The Stations extend credit to customers on an unsecured basis in the normal course of business. No individual industry or industry segment is significant to the Stations' customer base. The Stations have policies governing the extension of credit and collection of amounts due from customers.

     SUPPLEMENTAL CASH FLOW INFORMATION -- The Stations participate in a centralized cash management system maintained by the Owners. Accordingly, cash balances are not maintained at the Stations. The Stations' assets are pledged as collateral for the Owners' long-term debt agreements.

     Cash paid for interest aggregated $44,900 during 1997.

     NEW ACCOUNTING PRONOUNCEMENTS -- In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which the Stations will adopt during fiscal year 2000. The adoption of SFAS No. 133 is not expected to have a material impact on the Stations' combined financial statements.

2. ACQUISITIONS

     In January 1997, ARS completed the acquisition of WAAF-FM and WWTM-AM for an aggregate purchase price of approximately $24.8 million (the "1997 Acquisition"). The purchase price related to the 1997 Acquisition was allocated to the assets acquired, principally intangible assets, based on their estimated fair value at the date of acquisition. Since the acquisition, the 1997 Acquisition has been included as a component of the Boston Radio Market. The Predecessor Owner began programming and marketing the Stations pursuant to a Local Marketing Agreement ("LMA") in August 1996 and, as a result, proforma financial information has not been presented as such information would not be materially different from the amounts presented in the historical 1997 combined statements of operations.

                   THE BOSTON RADIO MARKET OF CBS RADIO, INC.

3. PROPERTY AND EQUIPMENT AND INTANGIBLE ASSETS

Property and equipment consisted of the following at
  December 31, 1997:
Land and improvements.....................................  $ 1,426,552
Buildings and improvements................................    3,133,400
Broadcast equipment(1)....................................    8,847,524
Office and other equipment, furniture and fixtures........    2,382,158
Other.....................................................        7,430
                                                            -----------
Total.....................................................   15,797,064
Less accumulated depreciation.............................   (3,997,701)
                                                            -----------
Property and equipment -- net.............................  $11,799,363
                                                            ===========

- -------------------------

     (1) Includes approximately $570,000 of assets recorded under a capital lease (see Note 4).

Intangible assets consisted of the following at December
  31, 1997:
FCC licenses (estimated life 25 years)....................  $30,786,241
Goodwill (estimated life 40 years)........................    4,246,985
Other intangibles (estimated life 1-25 years).............    2,044,207
                                                            -----------
Total.....................................................   37,077,433
Less accumulated amortization.............................   (4,070,605)
                                                            -----------
Intangible assets -- net..................................  $33,006,828
                                                            ===========

4. CAPITALIZED LEASE OBLIGATION

     In September of 1996, an equipment lease agreement with Fleet Capital Corporation dated May 17, 1990 was extended for an additional twenty-four months. Upon the lease's final payment in August 1998, ownership of the property was transferred to the Stations. Interest expense, reported within general and administrative expense in the accompanying combined statement of operations, aggregated $32,400 during 1997.

5. EMPLOYEE BENEFIT PLAN

     Through December 31, 1997, employees of the Stations participated in a retirement savings plan (the "Plan") sponsored by the Predecessor Owner. The Plan is a defined contribution plan that covers eligible salaried employees who have at least one year of service. Participants may make pre-tax contributions to the Plan up to 10% of their compensation, not to exceed the annual limit prescribed by the Internal Revenue Service. The Owners matched contributions to the Plan in an amount equal to 100% of the first 5%

                   THE BOSTON RADIO MARKET OF CBS RADIO, INC.

of base compensation that a participant contributes to the Plan, unless otherwise determined by annual resolution. The Stations were charged $90,000 by the Predecessor Owner for the year ended December 31, 1997.

6. COMMITMENTS AND CONTINGENCIES

     BROADCAST RIGHTS -- At December 31, 1997, the Stations were committed to the purchase of broadcast rights for various sports events and other programming, including on-air talent, aggregating approximately $21,134,000. This programming is not yet available for broadcast. As of December 31, 1997, aggregate payments related to these commitments during the next five years are as follows (in thousands):

1998........................................................  $ 8,042
1999........................................................    7,266
2000........................................................    5,408
2001........................................................      358
2002........................................................       60
                                                              -------
                                                              $21,134
                                                              =======

     LEASES -- The Stations lease various offices, studios, and broadcast and other equipment under operating leases that expire over various terms. Most leases contain renewal options with specified increases in lease payments in the event of renewal by the Stations.

     Future minimum rental payments required under noncancellable operating leases in effect at December 31, 1997 are approximately as follows (in thousands):

Year Ending December 31
1998........................................................  $  620
1999........................................................     473
2000........................................................     295
2001........................................................     286
2002........................................................     187
Thereafter..................................................   1,378
                                                              ------
Total.......................................................  $3,239
                                                              ======

     Aggregate rent expense under operating leases for the year ended December 31, 1997 approximated $438,000.

     AUDIENCE RATING AND OTHER SERVICE EMPLOYMENT CONTRACTS -- The Stations have entered into various noncancellable audience rating and other service and employment contracts that expire over the next five years. Most of these audience rating and other service agreements are subject to escalation clauses and may be renewed for successive

                   THE BOSTON RADIO MARKET OF CBS RADIO, INC.

periods ranging from one to five years on terms similar to current agreements, except for specified increases in payments. Certain of these contracts will not be assumed by Entercom.

     Future minimum payments required under these contracts at December 31, 1997 are as follows (in thousands):

1998........................................................  $2,481
1999........................................................   2,573
2000........................................................   1,725
2001........................................................     699
2002........................................................     648
                                                              ------
Total.......................................................  $8,126
                                                              ======

     Total expense under these contracts for the year ended December 31, 1997 approximated $2,574,000.

     LITIGATION -- CBS has agreed to indemnify Entercom for any litigation expenses associated with the Stations prior to the acquisition by Entercom.

                                  * * * * * *

7. SUBSEQUENT EVENT

     In relation to the agreement of sale between CBS Radio Inc. and Entercom Communications Corp., Entercom Communications Corp. began operating WEEI-AM and WRKO-AM on September 21, 1998 and WEGQ-FM, WAAF-FM, and WWTM-AM on September 23, 1998 under a time brokerage agreement. Under the time brokerage agreement, CBS Radio Inc. will permit Entercom Communications Corp. to program and market the Boston Radio Market for a fee of $590,000 per month.

     On December 11, 1998 CBS Radio Inc. sold the net assets of WRKO-AM and WEEI-AM, which comprise a portion of the Boston Radio Market, to Entercom Communications Corp. for a purchase price of $82.0 million.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
  Sinclair Broadcast Group, Inc.:

     We have audited the accompanying consolidated balance sheets of the Sinclair Broadcast Group, Inc. (a Maryland corporation) and subsidiaries -- Radio Division (the "Company") as of December 31, 1997 and 1998, and March 31, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for the seven months ended December 31, 1996, the years ended December 31, 1997 and 1998, and the three months ended March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Sinclair Broadcast Group, Inc. and subsidiaries -- Radio Division, as of December 31, 1997 and 1998, and March 31, 1999, and the results of its operations and its cash flows for the seven months ended December 31, 1996, the years ended December 31, 1997 and 1998, and the three months ended March 31, 1999, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Baltimore, Maryland,
  July 26, 1999, except for Note 10,
  as to which the date is August 5, 1999

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                               AS OF DECEMBER 31,
                                                               -------------------   MARCH 31,
                                                                 1997       1998       1999
                                                               --------   --------   ---------
ASSETS
CURRENT ASSETS:
  Cash......................................................   $    598   $    878   $    940
  Accounts receivable, net of allowance for doubtful
    accounts of $623, $1,100 and $1,144, respectively.......     11,612     21,731     16,254
  Prepaid expenses and other current assets.................        398        551        687
  Deferred barter costs.....................................      1,187      2,043      2,548
  Deferred tax asset........................................        226         --         --
                                                               --------   --------   --------
  Total current assets......................................     14,021     25,203     20,429
PROPERTY AND EQUIPMENT, net.................................     23,586     31,653     31,502
OTHER ASSETS................................................     20,664      9,662     10,277
ACQUIRED INTANGIBLE BROADCASTING ASSETS, net of accumulated
  amortization of $11,609, $23,454 and $26,967,
  respectively..............................................    227,036    363,190    359,677
                                                               --------   --------   --------
    Total Assets............................................   $285,307   $429,708   $421,885
                                                               ========   ========   ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................   $    393   $    258   $    566
  Accrued liabilities.......................................      1,952      5,084      4,218
  Sports rights contracts...................................        860        650         --
  Deferred barter revenue...................................      1,315      1,848      2,289
  Deferred tax liabilities..................................         --         35         47
                                                               --------   --------   --------
  Total current liabilities.................................      4,520      7,875      7,120
LONG-TERM LIABILITIES:
  Parent company indebtedness...............................    172,405    329,060    323,787
  Other long-term liabilities...............................         --        176        162
  Deferred tax liabilities, less current portion............      5,759      6,867      7,197
                                                               --------   --------   --------
    Total liabilities.......................................    182,684    343,978    338,266
                                                               --------   --------   --------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Contributed Capital.......................................    110,000     90,000     90,000
  Accumulated deficit.......................................     (7,377)    (4,270)    (6,381)
                                                               --------   --------   --------
    Total stockholders' equity..............................    102,623     85,730     83,619
                                                               --------   --------   --------
    Total Liabilities and Stockholders' Equity..............   $285,307   $429,708   $421,885
                                                               ========   ========   ========

The accompanying notes are an integral part of these consolidated statements.

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                            THREE
                                                     SEVEN MONTHS       YEARS ENDED        MONTHS
                                                        ENDED          DECEMBER 31,         ENDED
                                                     DECEMBER 31,   -------------------   MARCH 31,
                                                         1996         1997       1998       1999
                                                     ------------   --------   --------   ---------
REVENUES:
Station broadcast revenues, net of agency
  commissions of $3,945, $6,529, $10,707 and
  $2,784, respectively.............................    $33,725      $ 55,778   $ 87,771    $21,796
Revenues realized from station barter
  arrangements.....................................      2,269         2,610      3,810        927
                                                       -------      --------   --------    -------
     Total revenues................................     35,994        58,388     91,581     22,723
                                                       -------      --------   --------    -------
OPERATING EXPENSES:
Program and production.............................      9,521        15,445     23,994      6,754
Sport rights.......................................      2,425         2,500      2,950         --
Selling, general and administrative................     12,338        21,943     29,719      8,955
Corporate expenses.................................      1,720         2,893      3,465        847
Depreciation and amortization......................      4,516        11,350     16,117      4,424
                                                       -------      --------   --------    -------
     Total operating expenses......................     30,520        54,131     76,245     20,980
                                                       -------      --------   --------    -------
Broadcast operating income.........................      5,474         4,257     15,336      1,743
                                                       -------      --------   --------    -------
OTHER INCOME (EXPENSE):
Interest on parent company indebtedness............     (7,308)      (12,137)   (16,659)    (4,938)
Gain on sale of broadcast asset....................         --            --     13,640         --
Loss on sale of broadcast asset....................         --            --     (2,860)        --
Other income (expense).............................         --            (2)        (1)       107
                                                       -------      --------   --------    -------
Income (loss) before (provision) benefit for income
  taxes and extraordinary item.....................     (1,834)       (7,882)     9,456     (3,088)
INCOME TAX (PROVISION) BENEFIT.....................         78         2,261     (4,200)       977
                                                       -------      --------   --------    -------
Net income (loss) before extraordinary loss........     (1,756)       (5,621)     5,256     (2,111)
EXTRAORDINARY ITEM:
Loss on early extinguishment of debt, net of
  related income tax benefit of $1,432.............         --            --     (2,149)        --
                                                       -------      --------   --------    -------
NET INCOME (LOSS)..................................    $(1,756)     $ (5,621)  $  3,107    $(2,111)
                                                       =======      ========   ========    =======

The accompanying notes are an integral part of these consolidated statements.

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                            TOTAL
                                          CONTRIBUTED    ACCUMULATED    STOCKHOLDERS'
                                            CAPITAL        DEFICIT         EQUITY
                                          -----------    -----------    -------------
BALANCE, June 1, 1996...................   $110,000        $    --        $110,000
  Net loss..............................         --         (1,756)         (1,756)
                                           --------        -------        --------
BALANCE, December 31, 1996..............    110,000         (1,756)        108,244
  Net loss..............................         --         (5,621)         (5,621)
                                           --------        -------        --------
BALANCE, December 31, 1997..............    110,000         (7,377)        102,623
  Distribution of capital...............    (20,000)            --         (20,000)
  Net income............................         --          3,107           3,107
                                           --------        -------        --------
BALANCE, December 31, 1998..............     90,000         (4,270)         85,730
  Net loss..............................         --         (2,111)         (2,111)
                                           --------        -------        --------
BALANCE, March 31, 1999.................   $ 90,000        $(6,381)       $ 83,619
                                           ========        =======        ========

The accompanying notes are an integral part of these consolidated statements.

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                          SEVEN MONTHS       YEARS ENDED       THREE MONTHS
                                                             ENDED          DECEMBER 31,          ENDED
                                                          DECEMBER 31,   -------------------    MARCH 31,
                                                              1996        1997       1998          1999
                                                          ------------   -------   ---------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).....................................   $  (1,756)    $(5,621)  $   3,107     $(2,111)
  Adjustments to reconcile net income (loss) to net cash
     flows from operating activities --
  Gain on sales of assets...............................          --          --     (13,640)         --
  Loss on sale of assets................................          --          --       2,860          --
  Loss on early extinguishment of debt..................          --          --       3,581          --
  Depreciation and amortization.........................       4,516      11,350      16,117       4,424
  Sports rights.........................................       2,425       2,500       2,950          --
  Deferred tax provision (benefit)......................       1,050       4,483       1,369         342
  Changes in assets and liabilities, net of effects of
     acquisitions and dispositions --
  (Increase) decrease in accounts receivable, net.......     (12,053)       (328)     (9,378)      5,477
  (Increase) decrease in prepaid expenses and other
     current assets.....................................         (58)       (182)        280        (136)
  Increase (decrease) in accounts payable and accrued
     liabilities........................................       3,440      (1,628)       (444)       (558)
  Net effect of change in deferred barter revenue and
     deferred barter costs..............................        (491)        626        (185)        (64)
  Increase (decrease) in other long-term liabilities....          --          --         176         (14)
  Payments on sports rights contracts...................      (1,615)     (2,450)     (3,160)       (650)
                                                           ---------     -------   ---------     -------
  Net cash flows from operating activities..............      (4,542)      8,750       3,633       6,710
                                                           ---------     -------   ---------     -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment.................        (206)     (2,717)     (3,419)       (760)
  Acquisition of radio stations.........................    (169,371)     (3,143)   (204,940)         --
  Proceeds from sale of broadcast assets................          --          --      72,114          --
                                                           ---------     -------   ---------     -------
  Net cash flows from investing activities..............    (169,577)     (5,860)   (136,245)       (760)
                                                           ---------     -------   ---------     -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in parent company indebtedness.............       5,128      (5,815)    (52,048)     (5,888)
  Borrowings from parent company related to
     acquisitions.......................................     169,371       3,143     204,940          --
  Distribution of capital to parent company.............          --          --     (20,000)         --
                                                           ---------     -------   ---------     -------
  Net cash flows from financing activities..............     174,499      (2,672)    132,892      (5,888)
                                                           ---------     -------   ---------     -------
NET INCREASE IN CASH....................................         380         218         280          62
  CASH, beginning of period.............................          --         380         598         878
                                                           ---------     -------   ---------     -------
  CASH, end of period...................................   $     380     $   598   $     878     $   940
                                                           =========     =======   =========     =======
SUPPLEMENTAL INFORMATION:
  Parent company capital contribution related to
     acquisitions.......................................   $ 110,000     $    --   $      --     $    --
                                                           =========     =======   =========     =======

The accompanying notes are an integral part of these consolidated statements.

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              DECEMBER 31, 1996, 1997 AND 1998, AND MARCH 31, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

     The Sinclair Broadcast Group, Inc. and subsidiaries -- Radio Division ("the Company") was formed through acquisition. Sinclair Broadcast Group, Inc. ("SBG") entered into the radio business in May 1996 when it acquired radio stations from River City Broadcasting LLP ("River City"). As a result of the River City acquisition, the Company now owns radio stations serving the Memphis, Buffalo and Wilkes-Barre/ Scranton markets. In addition, SBG purchased from River City the right to acquire certain radio stations serving the Greenville/Spartansburg/ Asheville market and exercised the right to acquire these stations in July 1998. In March and July 1998, SBG acquired radio stations from Heritage Media Services, Inc. ("Heritage") serving the Kansas City, Milwaukee and New Orleans markets. In July 1998, SBG acquired radio stations from Max Media Properties, LLC ("Max Media") serving the Greensboro/Winston Salem/ High-Point and Norfolk markets. These acquisitions and other less significant acquisitions and dispositions have been recorded under the purchase method of accounting.

     The divisional financial statements include operating results of SBG's radio assets acquired from their respective dates of acquisition (see Note 8), excluding the radio stations operating in the St. Louis market (See Note 10). These consolidated financial statements have been prepared from SBG's historical accounting records and present the operations of the Radio Division as if the Company had been a separate entity for all periods presented. During these periods, SBG provided various services to the Company (see Note 4). Furthermore, acquisitions consummated by SBG have been presented as if they were made by the Company and the consideration to effect these acquisitions was both loaned and contributed by SBG. All significant intercompany transactions and account balances have been eliminated in consolidation.

     The financial information included herein may not necessarily reflect the consolidated results of operations, financial position, changes in stockholders' equity and cash flows of the Company in the future or what they would have been had it been a separate, stand-alone entity during the periods presented.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, management reviews its estimates, including those related to intangible assets, sports rights contracts, allowances for doubtful accounts, income taxes and litigation based on currently available information. Changes in facts and circumstances may result in revised estimates.

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair value of financial instruments is determined by the Company using the best available market information and appropriate valuation methodologies. However, considerable judgment is necessary in interpreting market data to develop the estimates of fair value. Accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange or the value that ultimately will be realized by the Company upon maturity or disposition. The use of different market assumptions or estimation methodologies may have a material effect on the estimated fair value amounts.

     Most of the Company's financial instruments, including cash, accounts receivable and payable and accruals are short-term in nature. Accordingly, the carrying amount of the Company's financial instruments approximates their fair value.

     Interest rates on the Company's intercompany debt are based upon SBG's floating interest rate. Management believes that these rates are at fair market value; however, these rates may not be reflective of rates available to the Company as a stand-alone entity.

BARTER ARRANGEMENTS

     The Company broadcasts certain customers' advertising in exchange for equipment, merchandise and services. The estimated fair value of the equipment, merchandise or services received is recorded as deferred barter costs and the corresponding obligation to broadcast advertising is recorded as deferred barter revenue. The deferred barter costs are expensed or capitalized as they are used, consumed or received. Deferred barter revenue is recognized as the related advertising is aired.

SPORTS RIGHTS

     The Company has agreements for the rights to air sports programming over contract periods which generally run from one to three years. Contract payments are made in installments over terms that are generally shorter than the contract period. The aggregate amount of programming rights for each season is recorded as an asset and a liability during the season in which the sports programming become available to be aired. The portion of the sport rights contract payable within one year is reflected as a current liability in the accompanying consolidated balance sheets. Amortization of sports rights is recognized on a straight-line basis over the period which the sports programming is aired. Additionally, the Company has entered into noncancellable commitments for sports programming rights over the next four years, aggregating $10.5 million as of March 31, 1999.

     The Company has estimated the fair value of these noncancellable commitments at approximately $9.0 million at March 31, 1999. These estimates are based on future cash flows discounted at the Company's current borrowing rate.

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

OTHER ASSETS

     Other assets consist of the following (in thousands):

                                                     DECEMBER 31,
                                                   -----------------    MARCH 31,
                                                    1997       1998       1999
                                                   -------    ------    ---------
Deferred debt acquisition costs..................  $ 4,387    $   --     $    --
Equity investments...............................       --     1,500       1,500
Deposits and other costs related to future
  acquisitions...................................   11,377     6,162       6,777
Purchase options.................................    4,900     2,000       2,000
                                                   -------    ------     -------
                                                   $20,664    $9,662     $10,277
                                                   =======    ======     =======

ACQUIRED INTANGIBLE BROADCASTING ASSETS

     Acquired intangible broadcasting assets are being amortized on a straight-line basis over periods of 15 to 40 years. These amounts result from the acquisition of radio station broadcasting assets. The Company monitors and continually evaluates the realizability of intangible and tangible assets and the existence of any impairment to its recoverability based on the projected undiscounted cash flows of the respective stations. Management believes that the carrying amounts of the Company's tangible and intangible assets have not been impaired.

     Intangible broadcasting assets, at cost, as of December 31, 1997 and 1998, and March 31, 1999, consist of the following (in thousands):

                                                      DECEMBER 31,
                                  AMORTIZATION    --------------------    MARCH 31,
                                     PERIOD         1997        1998        1999
                                  ------------    --------    --------    ---------
Goodwill........................    40 years      $ 79,462    $114,690    $114,690
Decaying advertiser base........    15 years         9,730      10,757      10,757
FCC licenses....................    25 years       149,453     255,285     255,285
Network affiliations............    25 years            --       2,061       2,061
Other...........................    15 years            --       3,851       3,851
                                                  --------    --------    --------
                                                   238,645     386,644     386,644
Less: Accumulated
  amortization..................                   (11,609)    (23,454)    (26,967)
                                                  --------    --------    --------
                                                  $227,036    $363,190    $359,677
                                                  ========    ========    ========

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

ACCRUED LIABILITIES

     Accrued liabilities consist of the following as of December 31, 1997 and 1998, and as of March 31, 1999 (in thousands):

                                                      DECEMBER 31,
                                                    ----------------    MARCH 31,
                                                     1997      1998       1999
                                                    ------    ------    ---------
Compensation......................................  $1,600    $3,092     $2,788
Other.............................................     352     1,992      1,430
                                                    ------    ------     ------
                                                    $1,952    $5,084     $4,218
                                                    ======    ======     ======

REVENUE RECOGNITION

     Broadcasting revenues are derived principally from the sale of radio advertising spots to local, regional and national advertisers. Advertising revenue is recognized in the period during which the program time and spot announcements are broadcast.

NEW PRONOUNCEMENTS

     In June 1997, SFAS No. 130, "Reporting Comprehensive Income" was issued. SFAS No. 130 requires that an enterprise report by major component and as a single total the change in its net assets from nonowner sources during the period. This statement is effective for fiscal years beginning after December 15, 1997, and was adopted during 1998. Adoption of this statement did not impact the Company's combined financial position, results of operations or cash flows.

2. PROPERTY AND EQUIPMENT:

     Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed under the straight-line method over the following estimated useful lives:

Buildings and improvements...............................  10 - 35 years
Station equipment........................................   5 - 10 years
Office furniture and equipment...........................   5 - 10 years
Leasehold improvements...................................  10 - 31 years
Automotive equipment.....................................    3 - 5 years

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

     Property and equipment consists of the following as of December 31, 1997 and 1998, and as of March 31, 1999 (in thousands):

                                                     DECEMBER 31,
                                                  ------------------    MARCH 31,
                                                   1997       1998        1999
                                                  -------    -------    ---------
Land and improvements...........................  $ 2,994    $ 1,558     $ 1,558
Buildings and improvements......................    5,535      5,247       5,247
Station equipment...............................   16,073     24,292      24,564
Office furniture and equipment..................    1,507      3,073       3,438
Leasehold improvements..........................      136      1,541       1,679
Automotive equipment............................      684      1,398       1,378
                                                  -------    -------     -------
                                                   26,929     37,109      37,864
Less: Accumulated depreciation and
  amortization..................................   (3,343)    (5,456)     (6,362)
                                                  -------    -------     -------
                                                  $23,586    $31,653     $31,502
                                                  =======    =======     =======

3. PARENT COMPANY INDEBTEDNESS:

     In connection with the acquisitions discussed in Note 8, SBG made loans to the Company. The Company has been charged interest on these loans at a rate of interest equal to SBG's annual weighted average borrowing rate on its outstanding indebtedness. The weighted average interest rates on parent company indebtedness for the seven months ended December 31, 1996, the years ended December 31, 1997 and 1998, and the three months ended March 31, 1999, were 9.0%, 7.9%, 6.6% and 6.3%, respectively.

     Substantially all of the Company's assets have been pledged as security for SBG's notes payable and commercial bank financing. Additionally, the operations of the Company have been utilized to service the debt principal and interest payments of SBG.

     As part of the River City Acquisition (see Note 8), a portion of the deferred financing costs incurred by SBG as a result of obtaining a Bank Credit Agreement were allocated to the Radio Division. In 1998, SBG entered into a new Bank Credit Agreement resulting in an extraordinary loss of $2.1 million, net of a tax benefit of $1.4 million allocable to the Radio Division. The extraordinary loss represents the write-off of debt acquisition costs associated with indebtedness replaced by a new facility.

4.  RELATED PARTY TRANSACTIONS:

     The Company has utilized various services provided by SBG or its subsidiaires. These services included, among others, certain investor relations, executive, human resources, legal, investment, finance, real estate, information management, internal audit, tax, transportation and treasury. The costs of such services have been allocated according to established methodologies and are determined on an annual basis by SBG. Such methodologies depend on the specific service provided and include allocating costs that directly relate to the Company or allocating costs that represent a pro rata portion of the

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION total costs for the services provided. Management of the Company believes these allocations to be a fair and reasonable share of such costs. For the seven months ended December 31, 1996, for the years ended December 31, 1997 and 1998, and for the three months ended March 31, 1999, allocated expenses of approximately $1.7 million, $2.9 million, $3.5 million, and $0.8 million, respectively, were included in the consolidated statements of operations of the Company. Substantially all costs relating to direct intercompany services have been reflected in the accompanying combined financial statements.

     The Company's radio stations and SBG's television stations have historically provided broadcast time to each other. The revenues or costs associated with these intercompany transactions were not significant in the periods presented.

     The Company and SBG have entered into joint advertising arrangements. Revenues are distributed to the parties providing the services based upon the contract terms. The revenues associated with such sales were not significant in the periods presented.

5. INCOME TAXES:

     Income taxes are provided using the asset and liability method in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred tax assets and liabilities are recognized based on differences between book and tax basis of assets and liabilities using presently enacted tax rates. The provision for income taxes is the sum of the amount of income tax paid or payable for the year as determined by applying the provisions of enacted tax laws to taxable income for that year and the net changes during the year in the Company's deferred tax assets and liabilities other than changes arising from acquisitions and dispositions.

     SBG files a consolidated federal tax return and separate state tax returns for each of its subsidiaries. It is SBG's policy to reimburse the Company for its federal net operating losses when generated through intercompany charges. The Company is responsible for its current state tax liabilities. The accompanying financial statements have been prepared in accordance with the separate return method of FASB 109, whereby the allocation of federal tax provision due to the parent is based on what the subsidiary's current and deferred federal tax provision would have been had the subsidiary filed a federal income tax return outside its consolidated group. Given that SBG is required to reimburse the Company for its federal net operating losses when generated, the value of the tax effected federal net operating losses is recorded as an intercompany charge and included as a reduction of the due to parent amount in the accompanying balance sheets.

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

     The (provision) benefit for income taxes consists of the following as of the seven months ended December 31, 1996, the years ended December 31, 1997 and 1998, and the three months ended March 31, 1999 (in thousands):

                                                 DECEMBER 31,
                                          --------------------------    MARCH 31,
                                          1996      1997      1998        1999
                                          -----    ------    -------    ---------
(Provision) benefit for income taxes
  before extraordinary items............  $  78    $2,261    $(4,200)    $  977
Income tax effect of extraordinary
  items.................................     --        --      1,432         --
                                          -----    ------    -------     ------
                                          $  78    $2,261    $(2,768)    $  977
                                          =====    ======    =======     ======
Current:
Federal.................................  $  --    $   --    $   (61)    $   --
State...................................   (667)     (802)      (806)      (185)
                                          -----    ------    -------     ------
                                           (667)     (802)      (867)      (185)
                                          -----    ------    -------     ------
Deferred:
Federal.................................    705     2,737     (1,922)     1,005
State...................................     40       326         21        157
                                          -----    ------    -------     ------
                                            745     3,063     (1,901)     1,162
                                          -----    ------    -------     ------
                                          $  78    $2,261    $(2,768)    $  977
                                          =====    ======    =======     ======

     The following is a reconciliation of federal income taxes at the applicable statutory rate to the recorded (provision) benefit (in thousands):

                                                   DECEMBER 31,
                                              ----------------------    MARCH 31,
                                              1996     1997    1998       1999
                                              -----    ----    -----    ---------
Statutory federal income taxes..............   35.0%   35.0%   (35.0)%    35.0%
  Adjustments --
     State income and franchise taxes, net
       of federal effect....................  (22.6)   (4.0)    (8.8)     (0.6)
     Nondeductible expense items............   (9.2)   (3.1)    (5.1)     (4.0)
     Other..................................    1.1     0.8      1.8       1.2
                                              -----    ----    -----      ----
(Provision) benefit for income taxes........    4.3%   28.7%   (47.1)%    31.6%
                                              =====    ====    =====      ====

     Temporary differences between the financial reporting carrying amounts and the tax basis of assets and liabilities give rise to deferred taxes. The Company has a net deferred tax liability of $5.5 million, $6.9 million and $7.2 million as of December 31, 1997 and 1998, and as of March 31, 1999, respectively. The realization of deferred tax assets is contingent upon the Company's ability to generate sufficient future taxable income to

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION realize the future tax benefits associated with the deferred tax assets. Management believes that deferred assets will be realized through future operating results.

     Total deferred tax assets and deferred tax liabilities as of December 31, 1997 and 1998, and as of March 31, 1999, including the effects of the source of differences between financial accounting and tax bases of the Company's assets and liabilities which give rise to the deferred tax assets and deferred tax liabilities and the tax effect of each are as follows (in thousands):

                                                     DECEMBER 31,
                                                   -----------------    MARCH 31,
                                                    1997      1998        1999
                                                   ------    -------    ---------
Deferred Tax Assets:
  Accruals and reserves..........................  $  417    $   413     $   435
  Loss on disposal of fixed assets...............      --      1,829       2,336
  State net operating losses.....................   1,244      1,735       1,965
  Tax credits....................................      --         61          61
  Other..........................................       2         --          --
                                                   ------    -------     -------
                                                   $1,663    $ 4,038     $ 4,797
                                                   ======    =======     =======
Deferred Tax Liabilities:
  FCC license....................................  $1,837    $ 4,534     $ 5,062
  Fixed assets and intangibles...................   5,359      6,406       6,979
                                                   ------    -------     -------
                                                   $7,196    $10,940     $12,041
                                                   ======    =======     =======

6. EMPLOYEE BENEFITS:

     Employees of the Company participate in the Sinclair Broadcast Group, Inc. 401(k) Profit Sharing Plan and Trust (the "SBG Plan") which covers eligible employees of the Company. Contributions made to the SBG Plan include an employee elected salary reduction amount, company matching contributions and a discretionary amount determined each year by SBG's Board of Directors. During December 1997, SBG registered 800,000 shares of its Class "A" Common Stock with the Securities and Exchange Commission (the "Commission") to be issued as a matching contribution for the 1997 plan year and subsequent plan years. The Company's 401(k) expense for the periods ended December 31, 1996, 1997 and 1998, and the three months ended March 31, 1999, was $91,000, $177,000, $299,000 and $89,000, respectively.

7. COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in certain litigation matters arising in the normal course of business. In the opinion of management, these matters are not significant and will not have a material adverse effect on the Company's financial position.

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

OPERATING LEASES

     The Company leases certain property and equipment under noncancellable operating lease agreements. Future minimum lease payments under noncancellable operating leases beginning April 1, 1999, are approximately (in thousands):

April 1, 1999 to December 31, 1999..........................  $ 1,985
2000........................................................    2,445
2001........................................................    2,169
2002........................................................    1,944
2003........................................................    1,481
2004 and thereafter.........................................   17,050
                                                              -------
                                                              $27,074
                                                              =======

8. ACQUISITIONS:

     The acquisitions consummated by SBG have been presented as if they were made by the Company and the consideration to effect these acquisitions was either contributed or loaned by SBG.

RIVER CITY ACQUISITION

     In May 1996, the Company entered into the radio business when it acquired radio stations from River City Broadcasting LLP ("River City"). As a result of the River City acquisition, the Company currently owns stations serving the Memphis, Buffalo, Wilkes-Barre/Scranton and New Orleans radio markets. In addition, the Company acquired radio stations in the Nashville and Los Angeles markets which were sold during 1998 (see 1998 Acquisitions and Dispositions discussed below). The Company also purchased options to acquire additional radio stations in the Buffalo, Wilkes-Barre/Scranton and Greenville/Spartansburg/ Asheville markets which have all since been exercised. In order to complete the acquisition, SBG made loans and contributed capital to the Company totaling $169.4 million and $110.0 million, respectively.

     The acquisition was accounted for under the purchase method of accounting whereby the purchase price was allocated to property and programming assets, acquired intangible broadcasting assets and other intangible assets for $22.0 million, $225.9 million and $31.5 million, respectively, based upon an independent appraisal.

1997 ACQUISITIONS

     During 1997, the Company exercised its options to acquire radio stations in the Wilkes-Barre/Scranton and Buffalo markets. These options were purchased in connection with the River City Acquisition. The total option exercise price of $3.1 million was allocated to acquired intangible broadcasting assets.

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

1998 ACQUISITIONS AND DISPOSITIONS

     HERITAGE ACQUISITION. In March 1998, the Company completed the purchase of certain radio broadcast assets of Heritage Media Services, Inc. ("Heritage"). Pursuant to this acquisition, the Company now owns radio stations serving the Kansas City and Milwaukee markets. In July 1998, the Company acquired three radio stations in the New Orleans, Louisiana, market and simultaneously disposed of two of those stations (see Centennial Disposition below). In order to complete the acquisition, SBG made loans to the Company totaling $121.1 million. The acquisition was accounted for under the purchase method of accounting whereby the net purchase price for stations was allocated to property and programming assets, acquired intangible broadcasting assets and other intangible assets for $5.1 million, $104.1 million and $11.9 million, respectively, based on an independent appraisal.

     SFX DISPOSITION. In May 1998, the Company completed the sale of its radio stations located in the Nashville, Tennessee, market to SFX Broadcasting, Inc. for aggregate consideration of approximately $35.0 million (the "SFX Disposition"). The disposal included the sale of property and programming assets and intangible assets. In connection with the disposition, the Company recognized a $5.2 million gain on the sale and utilized the proceeds to reduce parent company indebtedness.

     MAX MEDIA ACQUISITION. In July 1998, the Company directly or indirectly acquired all of the equity interests of Max Media Properties LLC ("Max Media"). As a result of this acquisition, the Company now owns radio stations serving the Greensboro and Norfolk markets. In order to complete the acquisition, SBG made loans to the Company totaling $78.3 million. The acquisition was accounted for under the purchase method of accounting whereby the purchase price was allocated to property and programming assets and acquired intangible broadcasting assets for $4.8 million and $73.5 million, respectively, based on an independent appraisal.

     CENTENNIAL DISPOSITION. In July 1998, the Company completed the sale of the assets of radio stations WRNO-FM, KMEZ-FM and WBYU-AM in New Orleans, Louisiana, to Centennial Broadcasting for $16.1 million in cash and recognized a loss on the sale of $2.9 million. The Company acquired KMEZ-FM in connection with the River City Acquisition in May of 1996 and acquired WRNO-FM and WBYU-AM in New Orleans from Heritage in July 1998. The Company was required to divest WRNO-FM, KMEZ-FM and WBYU-AM to meet certain regulatory ownership guidelines. The Company utilized the proceeds to reduce parent company indebtedness.

     GREENVILLE ACQUISITION. In July 1998, the Company acquired three radio stations in the Greenville/Spartansburg market from Keymarket Radio of South Carolina, Inc. for purchase price consideration involving the forgiveness of approximately $8.0 million of indebtedness. Concurrently with the acquisition, the Company acquired an additional two radio stations in the same market from Spartan Broadcasting for a purchase price of approximately $5.2 million. The acquisition was accounted for under the purchase method of accounting whereby the purchase price was allocated to property and acquired intangible broadcasting assets for $5.0 million and $10.1 million, respectively, based on an independent appraisal.

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

     RADIO UNICA DISPOSITION. In July 1998, the Company completed the sale of KBLA-AM in Los Angeles, California, to Radio Unica Corp. for approximately $21.0 million in cash. In connection with the disposition, the Company recognized a $8.4 million gain. The disposal included the sale of property and programming assets and intangible assets. The Company utilized the proceeds from the sale to reduce parent company indebtedness.

9. UNAUDITED PRO FORMA SUMMARY RESULTS OF OPERATIONS:

     The following unaudited pro forma summary presents the consolidated results of operations for the years ended December 31, 1997 and 1998, as if significant acquisitions and dispositions completed through December 31, 1998, had occurred at the beginning of 1997. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had significant acquisitions and dispositions been made as of that date or of results which may occur in the future:

                                                                (UNAUDITED)
                                                            -------------------
                                                             1997        1998
                                                            -------    --------
Net revenues..............................................  $93,148    $102,340
                                                            =======    ========
Net income before extraordinary item......................  $(4,970)   $  4,127
                                                            =======    ========
Net income (loss).........................................  $(4,970)   $  2,189
                                                            =======    ========

10. SUBSEQUENT EVENT:

     ST. LOUIS PURCHASE OPTION. In connection with the acquisition of River City, the Company entered into a five year agreement (the "Baker Agreement") with Barry Baker (the Chief Executive Officer of River City) pursuant to which Mr. Baker served as a consultant to the Company until terminating such services effective March 8, 1999 (the "Termination Date"). As of February 8, 1999, the conditions to Mr. Baker becoming an officer of the Company had not been satisfied, and on that date Mr. Baker and the Company entered into a termination agreement, effective on March 8, 1999. Mr. Baker had certain rights as a consequence of the termination of the Baker Agreement. These rights included Mr. Baker's right to purchase, at fair market value, the radio stations owned by the Company serving the St. Louis, Missouri market.

     In June 1999, the Company received a letter from Mr. Baker in which Mr. Baker elected to exercise his option to purchase the radio properties of the Company in the St. Louis market for their fair market value. In his letter, Mr. Baker names Emmis Communications Corporation ("Emmis") as his designee. Sinclair is evaluating the validity of Mr. Baker's designation of Emmis. In light of the foregoing, the fact that negotiations of a definitive purchase agreement are yet to commence, that a fair market value has not been determined, and that approvals would be required from both the Department of Justice and the Federal Communications Commission, there can be no assurance that the transactions contemplated by the option will be consummated.

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

     ENTERCOM DISPOSITION. In July 1999, the Company entered into an agreement to sell 46 radio stations in nine markets to Entercom Communications Corporation ("Entercom") for $824.5 million in cash (the "Entercom Disposition"). After the completion of this transaction, the Company will have divested of all of its stations with the exception of those serving the St. Louis market. The St. Louis market is subject to a purchase option and may be acquired by another third party as discussed above. The Entercom Disposition is subject to FCC and Department of Justice approval.

     KXOK-FM ACQUISITION. In August 1999, the Company completed the purchase of radio station KXOK-FM in St. Louis, Missouri for a purchase price of $14.1 million in cash. KXOK is also subject to the St. Louis Purchase Option described above.

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

                     UNAUDITED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                           DECEMBER 31,   JUNE 30,
                                                               1998         1999
                                                           ------------   --------
ASSETS
CURRENT ASSETS:
  Cash...................................................    $    878     $  1,133
  Accounts receivable, net...............................      21,731       21,501
  Prepaid expenses and other current assets..............         551          899
  Deferred barter costs..................................       2,043        2,784
                                                             --------     --------
          Total current assets...........................      25,203       26,317
PROPERTY AND EQUIPMENT, net..............................      31,653       31,971
OTHER ASSETS.............................................       9,662       10,919
ACQUIRED INTANGIBLE BROADCASTING ASSETS, net.............     363,190      363,953
                                                             --------     --------
          Total Assets...................................    $429,708     $433,160
                                                             ========     ========
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable.......................................    $    258     $  1,107
  Accrued liabilities....................................       5,084        4,604
  Sports rights contracts................................         650           --
  Deferred barter revenues...............................       1,848        2,447
  Deferred tax liabilities...............................          35           61
                                                             --------     --------
          Total current liabilities......................       7,875        8,219
LONG-TERM LIABILITIES:
  Parent company indebtedness............................     329,060      331,325
  Other long term liabilities............................         176          139
  Deferred tax liabilities, less current portion.........       6,867        8,881
                                                             --------     --------
          Total liabilities..............................     343,978      348,564
                                                             --------     --------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY:
  Contributed capital....................................      90,000       90,000
  Accumulated deficit....................................      (4,270)      (5,404)
                                                             --------     --------
          Total stockholder's equity.....................      85,730       84,596
                                                             --------     --------
          Total Liabilities and Stockholder's Equity.....    $429,708     $433,160
                                                             ========     ========

The accompanying notes are an integral part of these unaudited balance sheets.

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                              SIX MONTHS ENDED
                                                                  JUNE 30,
                                                             ------------------
                                                              1998       1999
                                                             -------    -------
REVENUES:
  Station broadcast revenues, net of agency commissions....  $31,813    $50,710
  Revenues realized from station barter arrangements.......    1,658      1,927
                                                             -------    -------
          Total revenues...................................   33,471     52,637
                                                             -------    -------
OPERATING EXPENSES:
  Program and production...................................    9,067     14,834
  Selling, general and administrative......................   12,037     18,784
  Corporate expenses.......................................    1,511      1,626
  Depreciation and amortization............................    7,022      8,896
                                                             -------    -------
          Total operating expenses.........................   29,637     44,140
                                                             -------    -------
          Broadcast operating income.......................    3,834      8,497
                                                             -------    -------
OTHER INCOME (EXPENSE):
  Interest on parent company indebtedness..................   (8,256)    (9,738)
  Net gain (loss) on sale of broadcast assets..............    5,225        (30)
  Other income.............................................       22         61
                                                             -------    -------
          Income (loss) before (provision) benefit for
             income taxes and extraordinary item...........      825     (1,210)
INCOME TAX (PROVISION) BENEFIT.............................     (370)        76
                                                             -------    -------
NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM................      455     (1,134)
EXTRAORDINARY ITEM:
  Loss on early extinguishment of debt, net of related
     income tax benefit of $1,432..........................   (2,149)        --
                                                             -------    -------
NET LOSS...................................................  $(1,694)   $(1,134)
                                                             =======    =======

The accompanying notes are an integral part of these unaudited consolidated statements.

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                               SIX MONTHS ENDED
                                                                   JUNE 30,
                                                              -------------------
                                                                1998       1999
                                                              --------    -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $ (1,694)   $(1,134)
  Adjustments to reconcile net loss to net cash flows from
     operating activities-
     Extraordinary loss on early extinguishment of debt.....     3,581         --
     Gain on sale of broadcast assets.......................    (5,225)        --
     Depreciation and amortization..........................     7,022      8,896
     Deferred tax (benefit) provision.......................    (1,326)     2,040
  Changes in assets and liabilities, net of effects of
     acquisitions and dispositions-
     (Increase) decrease in accounts receivable, net........    (2,328)       230
     Decrease (increase) in prepaid expenses and other
       current assets.......................................       260       (348)
     Increase in accounts payable and accrued liabilities...       731        365
     Net effect of change in deferred barter revenues and
       deferred barter costs................................       (91)      (142)
     Decrease in other long-term liabilities................        --        (37)
     Payments on program contracts payable..................      (860)      (650)
                                                              --------    -------
       Net cash flows from operating activities.............        70      9,220
                                                              --------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment.....................    (2,024)    (1,314)
  Acquisition of radio stations.............................   (95,511)        --
  Proceed from sale of broadcast assets.....................    35,000         --
                                                              --------    -------
       Net cash flows used in investing activities..........   (62,535)    (1,314)
                                                              --------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in parent company indebtedness.................   (12,639)    (7,651)
  Borrowings from parent company related to acquisitions....    95,511         --
  Distribution of capital to parent company.................   (20,000)        --
                                                              --------    -------
       Net cash flows from financing activities.............    62,872     (7,651)
                                                              --------    -------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................       407        255
CASH AND CASH EQUIVALENTS, beginning of period..............       598        878
                                                              --------    -------
CASH AND CASH EQUIVALENTS, end of period....................  $  1,005    $ 1,133
                                                              ========    =======

The accompanying notes are an integral part of these unaudited consolidated statements.

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

     The Sinclair Broadcast Group, Inc. and subsidiaries -- Radio Division ("the Company") was formed through acquisition. Sinclair Broadcast Group, Inc. ("SBG") entered into the radio business in May 1996 when it acquired radio stations from River City Broadcasting LLP ("River City"). As a result of the River City acquisition, the Company now owns radio stations serving the Memphis, Buffalo and Wilkes-Barre/ Scranton markets. In addition, SBG purchased from River City the right to acquire certain radio stations serving the Greenville/Spartansburg/Asheville market and exercised the right to acquire these stations in July 1998. In March and July 1998, SBG acquired radio stations from Heritage Media Services, Inc. ("Heritage") serving the Kansas City, Milwaukee and New Orleans markets. In July 1998, SBG acquired radio stations from Max Media Properties, LLC ("Max Media") serving the Greensboro/Winston Salem/ High-Point and Norfolk markets. These acquisitions and other less significant acquisitions and dispositions have been recorded under the purchase method of accounting.

     The divisional financial statements include operating results of SBG's radio assets acquired from their respective dates of acquisition, excluding the radio stations operating in the St. Louis market (see Note 3). These consolidated financial statements have been prepared from SBG's historical accounting records and present the operations of the Radio Divison as if the Company had been a separate entity for all periods presented. During these periods, SBG provided various services to the Company (see Note 2). Furthermore, acquisitions consummated by SBG have been presented as if they were made by the Company and the consideration to effect these acquisitions was both loaned and contributed by SBG. All significant intercompany transactions and account balances have been eliminated in consolidation.

     The financial information included herein may not necessarily reflect the consolidated results of operations, financial position, changes in equity and cash flows of the Company in the future or what they would have been had it been a separate, stand-alone entity during the periods presented.

INTERIM FINANCIAL STATEMENTS

     The consolidated financial statements for the six months ended June 30, 1998 and 1999 are unaudited, but in the opinion of management, such financial statements have been presented on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations, and cash flows for these periods.

     As permitted under the applicable rules and regulations of the Securities and Exchange Commission, these financial statements do not include all disclosures normally included with audited consolidated financial statements, and, accordingly, should be read in conjunction with the consolidated financial statements and notes thereto as of December 31, 1997, and 1998 and March 31, 1999 and for the periods then ended. The

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION results of operations presented in the accompanying financial statements are not necessarily representative of operations for an entire year.

2. RELATED PARTY TRANSACTIONS:

     The Company has utilized various services provided by SBG or its subsidiaries. These services included, among others, certain investor relations, executive, human resources, legal, investment, finance, real estate, information management, internal audit, tax, transportation and treasury. The costs of such services have been allocated according to established methodologies and are determined on an annual basis by SBG. Such methodologies depend on the specific service provided and include allocating costs that directly relate to the Company or allocating costs that represent a pro rata portion of the total costs for the services provided. Management of the Company believes these allocations to be a fair and reasonable share of such costs. For the six months ended June 30, 1998 and 1999, allocated expenses of approximately $1.5 million (unaudited) and $1.6 million (unaudited), respectively, were included in the consolidated statements of operations of the Company. Substantially all costs relating to direct intercompany services have been reflected in the accompanying combined financial statements.

     The Company's radio stations and SBG's television stations have historically provided broadcast time to each other. The revenues or costs associated with these intercompany transactions were not significant in the periods presented.

     The Company and SBG have entered into joint advertising arrangements. Revenues are distributed to the parties providing the services based upon the contract terms. The revenues associated with such sales were not significant in the periods presented.

3. ST. LOUIS PURCHASE OPTION:

     ST. LOUIS PURCHASE OPTION. In connection with the acquisition of River City, the Company entered into a five year agreement (the "Baker Agreement") with Barry Baker (the Chief Executive Officer of River City) pursuant to which Mr. Baker served as a consultant to the Company until terminating such services effective March 8, 1999 (the "Termination Date"). As of February 8, 1999, the conditions to Mr. Baker becoming an officer of the Company had not been satisfied, and on that date Mr. Baker and the Company entered into a termination agreement, effective on March 8, 1999. Mr. Baker had certain rights as a consequence of the termination of the Baker Agreement. These rights included Mr. Baker's right to purchase, at fair market value, the radio stations owned by the Company serving the St. Louis, Missouri market.

     In June 1999, the Company received a letter from Mr. Baker in which Mr. Baker elected to exercise his option to purchase the radio properties of the Company in the St. Louis market for their fair market value. In his letter, Mr. Baker names Emmis Communications Corporation ("Emmis") as his designee. Sinclair is evaluating the validity of Mr. Baker's designation of Emmis. In light of the foregoing, the fact that negotiations of a definitive purchase agreement are yet to commence, that a fair market value has not been determined, and that approvals would be required from both the

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

Department of Justice and the Federal Communications Commission, there can be no assurance that the transactions contemplated by the option will be consummated.

4. SUBSEQUENT EVENTS:

     ENTERCOM DISPOSITION. In July 1999, the Company entered into an agreement to sell 46 radio stations in nine markets to Entercom Communications Corporation ("Entercom") for $824.5 million in cash (the "Entercom Disposition"). After the completion of this transaction, the Company will have divested of all of its stations with the exception of those serving the St. Louis market. The St. Louis market is subject to a purchase option and may be acquired by another third party as discussed above. The Entercom Disposition is subject to FCC and Department of Justice approval.

     KXOK-FM ACQUISITION. In August 1999, the Company completed the purchase of radio station KXOK-FM in St. Louis, Missouri for a purchase price of $14.1 million in cash. KXOK is also subject to the St. Louis Purchase Option described above.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
  Sinclair Broadcast Group, Inc.:

     We have audited the accompanying combined balance sheets of Heritage Media Services, Inc. -- Radio Broadcasting Segment -- a Division of Heritage Media Corporation (the Company) as of December 31, 1997, and Heritage Media Services, Inc. -- Radio Broadcasting Segment -- a Division of Heritage Media Corporation (the Predecessor) as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows of the Company for the four months ended December 31, 1997, and of the Predecessor for the eight months ended August 31, 1997, and the year ended December 31, 1996. These financial statements are the responsibility of the Company's and the Predecessor's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1997, and the Predecessor as of December 31, 1996, and the results of operations and cash flows of the Company for the four months ended December 31, 1997, and of the Predecessor for the eight months ended August 31, 1997, and for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Baltimore, Maryland,
  July 2, 1999

          HERITAGE MEDIA SERVICES, INC. -- RADIO BROADCASTING SEGMENT
                    A DIVISION OF HERITAGE MEDIA CORPORATION

                            COMBINED BALANCE SHEETS
                        AS OF DECEMBER 31, 1997 AND 1996
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                          COMPANY     PREDECESSOR
                                                            1997         1996
                                                          --------    -----------
ASSETS
CURRENT ASSETS:
Cash....................................................  $  1,379      $ 1,213
Accounts receivable, net of allowance for doubtful
  accounts of $1,100 and $1,034, respectively...........    12,311       10,914
Prepaid expenses and other current assets...............       500           43
Deferred barter costs...................................       549        1,328
Deferred tax asset......................................       159          162
                                                          --------      -------
Total current assets....................................    14,898       13,660
PROPERTY AND EQUIPMENT, net.............................    17,205       13,585
ACQUIRED INTANGIBLE BROADCASTING ASSETS, net............   311,910       56,678
OTHER ASSETS............................................        33          183
                                                          --------      -------
     Total Assets.......................................  $344,046      $84,106
                                                          ========      =======
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses.................  $  3,814      $ 3,670
  Deferred revenue......................................       280          428
  Deferred barter revenues..............................       570        1,249
                                                          --------      -------
     Total current liabilities..........................     4,664        5,347
DUE TO AFFILIATE........................................        --       63,005
DEFERRED TAX LIABILITY..................................       353          197
OTHER LONG-TERM LIABILITIES.............................       391          115
                                                          --------      -------
     Total Liabilities..................................     5,408       68,664
                                                          --------      -------
COMMITMENTS AND CONTINGENCIES STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value, 15,000 shares
     authorized, issued and outstanding.................        15           15
  Additional paid-in capital............................   341,902       20,368
  Accumulated deficit...................................    (3,279)      (4,941)
                                                          --------      -------
  Total Stockholders' Equity............................   338,638       15,442
                                                          --------      -------
  Total Liabilities and Stockholders' Equity............  $344,046      $84,106
                                                          ========      =======

The accompanying notes are an integral part of these combined balance sheets.

          HERITAGE MEDIA SERVICES, INC. -- RADIO BROADCASTING SEGMENT

                    A DIVISION OF HERITAGE MEDIA CORPORATION
                       COMBINED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                              COMPANY              PREDECESSOR
                                            ------------   ---------------------------
                                            FOUR MONTHS    EIGHT MONTHS       YEAR
                                               ENDED          ENDED          ENDED
                                            DECEMBER 31,    AUGUST 31,    DECEMBER 31,
                                                1997           1997           1996
                                            ------------   ------------   ------------
NET REVENUES:
  Station broadcasting revenues, net of
     agency commissions of $3,681, $5,989
     and $8,539, respectively.............    $21,328        $34,979        $50,303
  Revenues realized from station barter
     arrangements.........................      1,394          2,451          2,975
                                              -------        -------        -------
  Total net revenues......................     22,722         37,430         53,278
                                              -------        -------        -------
OPERATING EXPENSES:
  Programming and production..............     10,168         14,929         11,146
  Selling, general and administrative.....      4,093          8,669         21,404
  Expenses realized from station barter
     arrangements.........................      1,392          2,567          2,804
  Depreciation of property and
     equipment............................      1,055          1,267          1,729
  Amortization of acquired intangible
     broadcasting assets and other
     assets...............................      6,847          2,908          4,515
                                              -------        -------        -------
     Total operating expenses.............     23,555         30,340         41,598
                                              -------        -------        -------
     Broadcast operating income (loss)....       (833)         7,090         11,680
OTHER INCOME (EXPENSE):
  Interest expense........................       (645)        (1,604)        (6,170)
  Gain on exchange of assets..............         --          9,401             --
  Other expense, net......................       (342)           (27)            --
                                              -------        -------        -------
     Income (loss) before provision for
       income taxes.......................     (1,820)        14,860          5,510
PROVISION FOR INCOME TAXES................      1,459          7,055          2,930
                                              -------        -------        -------
  Net income (loss).......................    $(3,279)       $ 7,805        $ 2,580
                                              =======        =======        =======

The accompanying notes are an integral part of these combined statements.

          HERITAGE MEDIA SERVICES, INC. -- RADIO BROADCASTING SEGMENT
                    A DIVISION OF HERITAGE MEDIA CORPORATION

             COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                 (IN THOUSANDS)

                                    COMMON STOCK     ADDITIONAL                 STOCKHOLDERS'
                                   ---------------    PAID-IN     ACCUMULATED      EQUITY
                                   SHARES   AMOUNT    CAPITAL       DEFICIT       (DEFICIT)
                                   ------   ------   ----------   -----------   -------------
PREDECESSOR:
  BALANCE, December 31, 1995.....    15      $15      $     99      $  (721)      $   (607)
  HMC capital contributions......    --       --        20,269           --         20,269
     Dividends to HMC............    --       --            --       (6,800)        (6,800)
     Net income..................    --       --            --        2,580          2,580
                                     --      ---      --------      -------       --------
  BALANCE, December 31, 1996.....    15       15        20,368       (4,941)        15,442
     HMC noncash capital
       contributions.............    --       --         6,439           --          6,439
       Net income................    --       --            --        7,805          7,805
                                     --      ---      --------      -------       --------
  BALANCE, August 31, 1997.......    15      $15      $ 26,807      $ 2,864       $ 29,686
                                     ==      ===      ========      =======       ========
COMPANY:
  BALANCE, September 1, 1997.....    15      $15      $339,985      $    --       $340,000
     News Corporation noncash
       capital contributions.....    --       --         1,917           --          1,917
     Net loss....................    --       --            --       (3,279)        (3,279)
                                     --      ---      --------      -------       --------
  BALANCE, December 31, 1997.....    15      $15      $341,902      $(3,279)      $338,638
                                     ==      ===      ========      =======       ========

The accompanying notes are an integral part of these combined statements.

          HERITAGE MEDIA SERVICES, INC. -- RADIO BROADCASTING SEGMENT
                    A DIVISION OF HERITAGE MEDIA CORPORATION

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                     COMPANY                   PREDECESSOR
                                                -----------------   ---------------------------------
                                                FOUR MONTHS ENDED   EIGHT MONTHS ENDED    YEAR ENDED
                                                  DECEMBER 31,          AUGUST 31,       DECEMBER 31,
                                                      1997                 1997              1996
                                                -----------------   ------------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...........................       $(3,279)            $  7,805          $  2,580
  Adjustments to reconcile net income (loss)
     to net cash flows from operating
     activities --
     Gain on exchange of assets...............            --               (9,401)               --
     Depreciation of property and equipment...         1,055                1,267             1,729
     Amortization of acquired intangible
       broadcasting assets and other assets...         6,847                2,908             4,515
     Amortization of deferred financing
       costs..................................           251                   84                97
     Deferred tax provision (benefit).........            24                  (33)              (70)
  Changes in assets and liabilities, net of
     effects of acquisitions --
     (Increase) in accounts receivable, net...          (715)                (897)           (1,501)
     Net effect of change in deferred barter
       revenues and deferred barter costs.....             4                   95               (77)
     (Increase) decrease in prepaid expenses
       and other current assets...............          (483)              (1,723)              745
     (Increase) decrease in other assets......            --                  176                (7)
     Increase (decrease) in accounts payable
       and accrued expenses...................           143                  230            (1,112)
     Increase (decrease) in deferred
       revenue................................             1                 (149)              152
     Increase (decrease) in other long-term
       liabilities............................           (15)                 291                47
                                                     -------             --------          --------
       Net cash flows from operating
          activities..........................         3,833                  653             7,098
                                                     -------             --------          --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment.......          (317)                (853)           (1,316)
  Receipts from exchange of stations..........            --               11,309             4,723
  Payments for acquisition of stations........            --              (12,445)           (6,584)
                                                     -------             --------          --------
       Net cash flows from investing
          activities..........................          (317)              (1,989)           (3,177)
                                                     -------             --------          --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends to Parent.........................            --                   --            (6,800)
  Decrease in due to affiliate................        (5,341)              (5,029)          (17,257)
  Capital contributions made by Parent........         1,917                6,439            20,269
                                                     -------             --------          --------
       Net cash flows from financing
          activities..........................        (3,424)               1,410            (3,788)
                                                     -------             --------          --------
NET INCREASE IN CASH..........................            92                   74               133
CASH, beginning of period.....................         1,287                1,213             1,080
                                                     -------             --------          --------
CASH, end of period...........................       $ 1,379             $  1,287          $  1,213
                                                     =======             ========          ========

The accompanying notes are an integral part of these combined statements.

          HERITAGE MEDIA SERVICES, INC. -- RADIO BROADCASTING SEGMENT
                    A DIVISION OF HERITAGE MEDIA CORPORATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

     Heritage Media Services, Inc. ("HMSI") operates in three segments -- Marketing Services, Television Broadcasting and Radio Broadcasting is a division of Heritage Media Corporation ("HMC"). The accompanying consolidated financial statements include the accounts of the radio operations, which are collectively referred to hereafter as "the Company, the Companies or the Radio Broadcasting Segment." The Radio Broadcasting Segment was wholly-owned and operated by HMSI, which was owned by HMC through August 31, 1997 (the Predecessor). In July 1997, HMC entered into an asset sale agreement with Sinclair Broadcast Group, Inc. ("SBG") whereby SBG would acquire 100% of the Television and Radio Broadcasting Segment for $630 million. Effective September 1, 1997, The News Corporation Limited ("News Corporation") acquired all of the license and nonlicense assets of HMC. Due to certain regulatory requirements, News Corporation established a trust to hold all of the license and nonlicense assets of the Radio Broadcasting Segment until the sale to SBG closed. The acquisition was accounted for under the purchase method of accounting whereby the purchase price of $340 million for the Radio Broadcasting Segment was allocated to property and programming assets and acquired intangible broadcasting assets of approximately $18 million and $322 million, respectively. During March 1998, the sale to SBG was completed.

     The accompanying December 31, 1997, combined balance sheet and related combined statements of operations and cash flows for the four-month period ended December 31, 1997, are presented on a new basis of accounting to reflect the News Corporation acquisition. The accompanying combined financial statements for the eight-month period ended August 31, 1997, and for the year ended December 31, 1996, are presented as "Predecessor" financial statements.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, management reviews its estimates, including those related to intangible assets, contracts, allowances for doubtful accounts, income taxes and litigation based on currently available information. Changes in facts and circumstances may result in revised estimates.

          HERITAGE MEDIA SERVICES, INC. -- RADIO BROADCASTING SEGMENT
                    A DIVISION OF HERITAGE MEDIA CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost less accumulated depreciation. Depreciation is recorded on the straight-line basis over the estimated useful lives of the assets. Property and equipment at December 31, 1997 and 1996, are summarized as follows (in thousands):

                                                            COMPANY    PREDECESSOR
                                             USEFUL LIFE     1997         1996
                                             -----------    -------    -----------
Land.......................................           --    $  858       $ 1,368
Broadcasting equipment.....................   5-25 years    13,805        12,402
Buildings and improvements.................  12-30 years     2,288         3,199
Other equipment............................    4-8 years     1,309         5,123
                                                            -------      -------
                                                            18,260        22,092
Less: Accumulated depreciation.............                 (1,055)       (8,507)
                                                            -------      -------
Property and equipment, net................                 $17,205      $13,585
                                                            =======      =======

ACQUIRED INTANGIBLE BROADCASTING ASSETS

     Acquired intangible broadcasting assets are being amortized over periods of four to 40 years. These amounts result from the acquisition of certain radio station license and nonlicense assets (see Notes 1 and 8). The Company monitors the individual financial performance of each of the stations and continually evaluates the realizability of intangible and tangible assets and the existence of any impairment to its recoverability based on the projected undiscounted cash flows of the respective stations. Management believes that the carrying amounts of the Company's tangible and intangible assets have not been impaired.

     Intangible assets consist of the following as of December 31, 1997 and 1996 (in thousands):

                                            AMORTIZATION    COMPANY     PREDECESSOR
                                               PERIOD         1997         1996
                                            ------------    --------    -----------
Goodwill..................................     40 years     $104,377     $ 10,604
FCC licenses..............................  15-25 years      213,364       61,745
Other.....................................   4-25 years        1,016          531
                                                            --------     --------
                                                             318,757       72,880
Less: Accumulated amortization............                    (6,847)     (16,202)
                                                            --------     --------
Intangible assets, net....................                  $311,910     $ 56,678
                                                            ========     ========

          HERITAGE MEDIA SERVICES, INC. -- RADIO BROADCASTING SEGMENT
                    A DIVISION OF HERITAGE MEDIA CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

BARTER TRANSACTIONS

     The Company broadcasts certain customers' advertising in exchange for equipment, merchandise and services. The estimated fair value of the equipment, merchandise or services received is recorded as deferred barter costs and the corresponding obligation to broadcast advertising is recorded as deferred barter revenues. The deferred barter costs are expensed or capitalized as they are used, consumed or received. Deferred barter revenues are recognized as the related advertising is aired.

OTHER ASSETS

     Debt issuance costs are amortized to interest expense using the effective interest method over the period of the related debt agreement.

REVENUES

     Revenues are primarily derived from the sale of radio advertising spots and are recognized when the spots are broadcast. Advertising revenues are presented net of advertising agency and national sales representative commissions.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair value of financial instruments is determined by the Company using the best available market information and appropriate valuation methodologies. However, considerable judgement is necessary in interpreting market data to develop the estimates of fair value. Accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in current market exchange or the value that ultimately will be realized by the Company upon maturity or disposition. The use of different market or estimation methodologies may have a material effect on the estimated fair value amounts.

     Most of the Company's financial instruments, including cash, trade receivables and payables and accruals, are short-term in nature. Accordingly, the carrying amount of the Company's financial instruments approximate their fair value.

RECLASSIFICATIONS

     Certain reclassifications have been made to the prior year financial statements to conform with the current year presentation.

          HERITAGE MEDIA SERVICES, INC. -- RADIO BROADCASTING SEGMENT
                    A DIVISION OF HERITAGE MEDIA CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

2. ACCRUED EXPENSES:

     Accrued expenses consist of the following at December 31, 1997 and 1996, (in thousands):

                                                           COMPANY    PREDECESSOR
                                                            1997         1996
                                                           -------    -----------
Commissions..............................................  $2,600       $  919
Payroll and employee benefits............................     352          128
Other....................................................     784        2,480
                                                           ------       ------
                                                           $3,736       $3,527
                                                           ======       ======

3. DUE TO AFFILIATE:

     The Predecessor had an arrangement with HMSI whereby HMSI would provide certain management and other services to the Predecessor. The services provided included consultation and direct management assistance with respect to operations and strategic planning. The Predecessor was allocated approximately $2,548,000 and $1,150,000 of corporate overhead expenses for these services for the eight months ended August 31, 1997, and for the year ended December 31, 1996, respectively.

     In order to fund acquisitions and provide operating funds, HMSI entered into a Bank Credit Agreement. The debt used to finance acquisitions and fund daily operations of the Predecessor was recorded by the Predecessor as due to affiliate in the accompanying consolidated balance sheets as of December 31, 1996. HMSI allocated interest at a rate of approximately 10.0%, which approximated the average rate paid on the borrowings. Associated with the HMSI debt, the Predecessor was allocated approximately $183,000 of deferred financing costs in 1996. The deferred financing costs were fully amortized in conjunction with the acquisition by News Corporation on September 1, 1997.

4. INCOME TAXES:

     HMC files a consolidated federal tax return and separate state tax returns for each of its subsidiaries in certain filing jurisdictions. It is HMC's policy to pay the federal income tax provision of the Company. The accompanying financial statements have been prepared in accordance with the separate return method of FASB 109, whereby the allocation of the federal tax provision due to HMC is based on what the Company's current and deferred federal tax provision would have been had the Company filed a federal income tax return outside of its consolidated group. The Company is not required to reimburse HMC for its federal tax provision. Accordingly, this amount is recorded as a capital contribution in the accompanying combined financial statements. The federal and state tax provision was calculated based on pretax income, plus or minus permanent book-to-tax differences, at the statutory tax rate of 40%.

          HERITAGE MEDIA SERVICES, INC. -- RADIO BROADCASTING SEGMENT
                    A DIVISION OF HERITAGE MEDIA CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The provision for income taxes consists of the following (in thousands):

                                      COMPANY                   PREDECESSOR
                                 -----------------    --------------------------------
                                 FOUR MONTHS ENDED      EIGHT MONTHS       YEAR ENDED
                                   DECEMBER 31,       ENDED AUGUST 31,    DECEMBER 31,
                                       1997                 1997              1996
                                 -----------------    ----------------    ------------
Current:
  Federal......................       $1,220               $6,025            $2,550
  State........................          215                1,063               450
                                      ------               ------            ------
                                       1,435                7,088             3,000
                                      ------               ------            ------
Deferred:
  Federal......................           --                   --                --
  State........................           24                  (33)              (70)
                                      ------               ------            ------
                                          24                  (33)              (70)
                                      ------               ------            ------
Provision for income taxes.....       $1,459               $7,055            $2,930
                                      ======               ======            ======

                                      COMPANY                   PREDECESSOR
                                 -----------------    --------------------------------
                                 FOUR MONTHS ENDED      EIGHT MONTHS       YEAR ENDED
                                   DECEMBER 31,       ENDED AUGUST 31,    DECEMBER 31,
                                       1997                 1997              1996
                                 -----------------    ----------------    ------------
Statutory federal income
  taxes........................       $ (619)              $5,052            $1,873
  Adjustments:
     State income taxes, net of
       federal effect..........         (109)                 892               331
     Non-deductible goodwill
       amortization............        2,157                  973               568
     Non-deductible expense
       items...................            6                   11                26
     Other.....................           24                  127               132
                                      ------               ------            ------
Provision for income taxes.....       $1,459               $7,055            $2,930
                                      ======               ======            ======

          HERITAGE MEDIA SERVICES, INC. -- RADIO BROADCASTING SEGMENT
                    A DIVISION OF HERITAGE MEDIA CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table summarizes the state tax effects of the significant types of temporary differences between financial reporting basis and tax basis which were generated during the years ended December 31, 1997 and 1996:

                                                           COMPANY    PREDECESSOR
                                                            1997         1996
                                                           -------    -----------
Deferred Tax Assets:
  Bad debt reserve.......................................   $ 352        $  62
  Accruals...............................................      92          113
  Other intangibles......................................    (285)         (13)
                                                            -----        -----
                                                            $ 159        $ 162
                                                            =====        =====
Deferred Tax Liability:
  Accumulated depreciation...............................   $(353)       $(197)
                                                            =====        =====

5. EMPLOYEE BENEFIT PLAN:

     Company employees were covered by HMC's Retirement Savings Plan (the Plan) through the date the company was acquired by SBG, whereby participants contributed portions of their annual compensation to the Plan and certain contributions were made at the discretion of HMC based on criteria set forth in the Plan Agreement. Participants are generally 100% vested in Company contributions after five years of employment with the Company. Company expenses under the Plan were not material for the year ended December 31, 1997.

6. RELATED PARTY TRANSACTIONS:

     The Company received certain advances from HMC during the eight months ended August 31, 1997, which were evidenced by a subordination agreement. All advances from HMC were repaid on August 31, 1997.

7. CONTINGENCIES AND OTHER COMMITMENTS:

LEASES AND CONTRACTS

     The Company leases certain real property and transportation and other equipment under noncancellable operating leases expiring at various dates through 2010. The Company also has long-term contractual obligations with two major broadcast ratings firms that provide monthly ratings services and guaranteed store contracts. Rent expense under the leases for the four months ended December 31, 1997, the eight months ended August 31, 1997, and the year ended December 31, 1996, was approximately $499,000, $791,000 and $985,000, respectively.

          HERITAGE MEDIA SERVICES, INC. -- RADIO BROADCASTING SEGMENT
                    A DIVISION OF HERITAGE MEDIA CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum payments under the leases are as follows (in thousands):

1998........................................................  $  908
1999........................................................     911
2000........................................................     912
2001........................................................     899
2002........................................................     917
2003 and thereafter.........................................   2,416
                                                              ------
                                                              $6,963
                                                              ======

LITIGATION

     Lawsuits and claims are filed against the Company from time to time in the ordinary course of business which are generally incidental to its business. Management does not believe the resolution of such matters will have a significant effect on the Company's liquidity, financial position or results of operations.

8. ACQUISITIONS, EXCHANGES AND DISPOSITIONS:

     On January 7, 1997, the Company acquired all of the license and nonlicense assets of radio station WHRR (FM), serving the Rochester, New York market for approximately $2.0 million. The acquisition was accounted for under the purchase method of accounting whereby the purchase price was allocated to property and programming assets and acquired intangible broadcasting assets of $.1 million and $1.9 million, respectively.

     On January 20, 1997, the Company entered into a like-kind exchange with Journal Broadcast Group ("JBG") whereby the Company transferred radio stations WMYU (FM) and WWST (FM) in exchange for radio station KQRC (FM). The assets exchanged were used in the same line of business, no monetary consideration was received and the fair value of the assets exchanged were greater than their carrying cost and, as such, no gain was recognized in the accompanying combined statement of operations.

     On January 24, 1997, the Company acquired all of the license and nonlicense assets of radio stations KXTR (FM) and KCAZ (FM), serving the Kansas City, Missouri market for approximately $10.5 million. The acquisition was accounted for under the purchase method of accounting whereby the purchase price was allocated to property and programming assets and acquired intangible broadcasting assets of $.9 million and $9.6 million, respectively.

     On February 17, 1997, the Company entered into a like-kind exchange with Susquehanna Radio Corporation ("SRC") whereby the Company transferred radio station WVAE (FM) to SRC and received radio stations WGH (AM), WGH (FM) and WVCL
(FM), along with $5.0 million in cash. In connection with the exchange, a gain of

          HERITAGE MEDIA SERVICES, INC. -- RADIO BROADCASTING SEGMENT
                    A DIVISION OF HERITAGE MEDIA CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

approximately $4.6 million was recorded in the accompanying combined statement of operations.

     On April 11, 1997, the Company entered into a like-kind exchange with American Radio System Corporation ("ARSC") whereby the Company transferred radio stations KCIN (FM) and KRPM (AM) to ARSC and received radio stations WRNO (FM), WEZB (FM) and WBYU (AM), along with approximately $6.2 million in cash. In connection with the exchange, a gain of approximately $4.8 million was recorded in the accompanying combined statement of operations.

     On June 19, 1998, SBG completed the sale of seven radio stations serving the Portland, Oregon and Rochester, New York, radio markets to Entercom Communcations Corporation for the aggregate consideration of approximately $126.9 million.

     On April 7, 1999, SBG agreed to sell to Barnstable Broadcasting, Inc., radio stations WFOG (FM) and WGLT (AM/FM), serving the Norfolk, Virginia, radio market.

                     ENTERCOM COMMUNICATIONS CAPITAL TRUST

                                [ENTERCOM LOGO]
                         ENTERCOM COMMUNICATIONS CORP.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth fees payable to the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., and other estimated expenses expected to be incurred in connection with the issuance and distribution of securities being registered. All such fees and expenses shall be paid by the Entercom.


Securities and Exchange Commission Registration Fee........  $   47,955
NASD Fee...................................................      17,750
New York Stock Exchange Listing Fee........................      10,000
Printing and Engraving Expenses............................     350,000
Accounting Fees and Expenses...............................     300,000
Legal Fees and Expenses....................................     150,000
Trustee Fees and Expenses..................................      10,000
Miscellaneous..............................................     114,295
                                                             ----------
     Total.................................................  $1,000,000
                                                             ==========



ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Entercom's Amended and Restated Articles of Incorporation provide that the Entercom's directors shall not be personally liable to the Entercom and its shareholders for monetary damages for any action taken, or any failure to take any action, unless: (i) the director has breached or failed to perform the duties of his or her office under applicable provisions of Pennsylvania law, and
(ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This provision does not eliminate the duty of care, and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Pennsylvania law. The provision does not affect a director's responsibilities under any other law, such as federal securities laws, criminal laws or state or federal environmental laws. Entercom's Amended and Restated Bylaws provide that the Entercom shall indemnify its officers and directors to the fullest extent permitted by Pennsylvania law, including some instances in which indemnification is otherwise discretionary under Pennsylvania law.

     In general, any officer or director of the Entercom shall be indemnified by Entercom against expenses including attorneys' fees, judgments, fines and settlements actually and reasonably incurred by that person in connection with a legal proceeding as a result of such relationship, whether or not the indemnified liability arises from an action by or in the right of Entercom, if the officer or director acted in good faith and in the manner believed to be in, or not opposed to, Entercom's best interest, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Such indemnity is limited to the extent that (i) such person is not otherwise indemnified and (ii) such indemnifications are not prohibited by Pennsylvania law or any other applicable law.

     Any indemnification under the previous paragraph (unless ordered by a court) shall be made by Entercom only as authorized in the specific case upon the determination that indemnification of the director or officer is proper in the circumstances because that person has met the applicable standard of conduct set forth above. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum of disinterested directors who are not parties to such action or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion. To the extent that a director or officer of Entercom shall be successful in prosecuting an indemnity claim, the reasonable expenses of any such person and the fees and expenses of any special legal counsel engaged to determine the possibility of indemnification shall be borne by Entercom.

     Expenses incurred by a director or officer of Entercom in defending a civil or criminal action, suit or proceeding shall be paid by Entercom in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that person is not entitled to be indemnified by Entercom under the Bylaws or applicable provisions of Pennsylvania law.

     The indemnification and advancement of expenses provided by, or granted pursuant to Article VIII of the Bylaws is not deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, both as to action in that person's official capacity and as to action in another capacity while holding such office.

     To satisfy its indemnification obligations, Entercom may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of Entercom, or use any other mechanism or arrangement whatsoever in such amounts, costs, terms and conditions as the Board of Directors shall deem appropriate. The obligations of Entercom to indemnify a director or officer under Article VIII of the Bylaws is a contract between Entercom and such director or officer and no modification or repeal of the Bylaws shall detrimentally affect such officer or director with regard to that person's acts or omissions prior to such amendment or repeal.

     Upon consummation of Entercom's initial public offering, Entercom purchased insurance for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors and officers of Entercom.

     The Declaration of Trust (the "Declaration") provides that no Trustee, affiliate of any Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Trustee, or any employee or agent of the Trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to any officer, director, shareholder, partner, member, representative or agent of the Trust, any affiliate of the Trust or any holder of Trust securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions. The directors and officers of

Entercom and the Regular Trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), which might be incurred by them in such capacities and against which they cannot be indemnified by Entercom or the Trust.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     In January 1999, Entercom effected a 185 for one stock split of its outstanding shares of voting and non-voting common stock. Each share of prior common stock held by Joseph M. Field, the registrant's Chairman of the Board and Chief Executive Officer, and David J. Field, the registrant's President and Chief Operating Officer, was exchanged for one share of Class B Common Stock and each share of prior common stock held by all other shareholders was exchanged for one share of Class A Common Stock.

     On January 28, 1999, Entercom converted a 7% Subordinated Convertible Note due 2003 in the principal amount of $25 million held by Chase Equity Associates, L.P., an affiliate of Chase Capital Partners, into 2,327,500 shares of Class A Common Stock and 1,995,669 shares of Class C Common Stock.

     Both transactions were intended to be exempt from the registration requirements of the Securities Act by virtue of Section 3(a)(9) thereof.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following exhibits are filed as part of this registration statement:


EXHIBIT
NUMBER                            DESCRIPTION
- -------                           -----------
   3.01   Amended and Restated Articles of Incorporation of the
          Registrant(3)
   3.02   Form of Amended and Restated Bylaws of the Registrant(3)
   4.01   Certificate of Trust of Entercom Communications Capital
          Trust(1)
   4.02   Form of Amended and Restated Declaration of Trust of
          Entercom Communications Capital Trust among Entercom
          Communications Corp. as Sponsor, Wilmington Trust Company as
          Property Trustee and Delaware Trustee and Joseph M. Field,
          David J. Field and John C. Donlevie as Administrative
          Trustees(1)
   4.03   Form of Indenture for the Convertible Subordinated
          Debentures due 2014 among Entercom Communications Corp. as
          Issuer and Wilmington Trust Company as Indenture Trustee(1)
   4.04   Form of Entercom Communications Capital Trust   %
          Convertible Preferred Securities (included in Exhibit
          4.02)(1)
   4.05   Form of Entercom Communications Corp. Convertible Junior
          Subordinated Debentures due 2014 (included in Exhibit
          4.03)(1)
   4.06   Form of Preferred Securities Guarantee between Entercom
          Communications Corp. as Guarantor, and Wilmington Trust
          Company as Guarantee Trustee(1)
   4.07   Form of Common Securities Guarantee by Entercom
          Communications Corp. as Guarantor(1)

EXHIBIT
NUMBER                            DESCRIPTION
- -------                           -----------
   5.01   Opinion of Latham & Watkins as to the legality of the
          Convertible Junior Subordinated Debentures and the Preferred
          Securities Guarantee(1)
   5.02   Opinion of Morris, Nichols, Arsht & Tunnell as to the
          legality of the Convertible Preferred Securities and as to other matters of Delaware law(1)
   5.03   Opinion of John C. Donlevie, Esq. as to the legality of the
          Class A common stock issuable upon conversion of the
          TIDES(1)
   8.01   Opinion of Latham & Watkins as to certain tax matters(1)
  10.01   Registration Rights Agreement, dated as of May 21, 1996,
          between the Registrant and Chase Equity Associates, L.P.(3)
  10.02   Employment Agreement, dated June 25, 1993, between the
          Registrant and Joseph M. Field, as amended(3)
  10.03   Employment Agreement, dated December 17, 1998, between the
          Registrant and David J. Field, as amended(3)
  10.04   Employment Agreement, dated December 17, 1998, between the
          Registrant and John C. Donlevie, as amended(3)
  10.05   Employment Agreement, dated November 13, 1998, between the
          Registrant and Stephen F. Fisher(3)
  10.06   Entercom 1998 Equity Compensation Plan(3)
  10.07   Loan Agreement, dated as of February 13, 1998, among the
          Registrant, Key Corporate Capital Inc., as administrative
          agent, Bank of America, National Trust and Savings
          Association, as syndication agent, and certain banks listed therein, as amended by the First Amendment to Loan Agreement dated October 8, 1998(3)
  10.08   Amended and Restated Asset Purchase Agreement, dated as of
          August 20, 1999, among the Registrant, Sinclair
          Communications, Inc., WCGV, Inc., Sinclair Radio of
          Milwaukee Licensee, LLC, Sinclair Radio of New Orleans
          Licensee, LLC, Sinclair Radio of Memphis, Inc., Sinclair
          Radio of Memphis Licensee, Inc., Sinclair Properties, LLC,
          Sinclair Radio of Norfolk/Greensboro Licensee, L.P.,
          Sinclair Radio of Buffalo, Inc., Sinclair Radio of Buffalo
          Licensee, LLC, WLFL, Inc., Sinclair Radio of Greenville
          Licensee, Inc., Sinclair Radio of Wilkes-Barre, Inc. and
          Sinclair Radio of Willkes-Barre Licensee, LLC(5)
  10.09   Asset Purchase Agreement, dated as of August 20, 1999, among the Registrant, Sinclair Communications, Inc., Sinclair
          Media III, Inc. and Sinclair Radio of Kansas City Licensee,
          LLC(5)
  10.10   Asset Purchase Agreement, dated as of January 26, 1998,
          among the Registrant, Tuscaloosa Broadcasting, Inc.,
          Sinclair Radio of Portland Licensee, Inc. and Sinclair Radio
          of Rochester Licensee, Inc.(3)
  10.11   Time Brokerage Agreement, dated as of January 26, 1998,
          among the Registrant, Tuscaloosa Broadcasting, Inc.,
          Sinclair Radio of Portland Licensee, Inc. and Sinclair Radio
          of Rochester Licensee, Inc.(3)
  10.12   Asset Purchase Agreement, dated as of August 13, 1998, among the Registrant, CBS Radio, Inc. and CBS Radio License,
          Inc.(3)
  10.13   Time Brokerage Agreement, dated as of August 13, 1998, among the Registrant, CBS Radio, Inc. and CBS Radio License,
          Inc.(3)

EXHIBIT
NUMBER                            DESCRIPTION
- -------                           -----------
  10.14   Asset Purchase Agreement, dated as of August 13, 1998, among
          CBS Radio, Inc. CBS Radio License, Inc., ARS Acquisition II,
          Inc. and the Registrant(3)
  10.15   Time Brokerage Agreement, dated as of August 13, 1998, among
          CBS Radio, Inc., CBS Radio License, Inc., ARS Acquisition
          II, Inc. and the Registrant(3)
  12.01   Statement Regarding Computation of Ratios(1)
  21.01   Information Regarding Subsidiaries of the Registrant(1)
  23.01   Consent of Deloitte & Touche LLP, Philadelphia, PA(1)
  23.02   Consent of Deloitte & Touche LLP, Boston, MA(1)
  23.03   Consent of Arthur Andersen LLP, Baltimore, MD(1)
 *24.01   Power of Attorney (included on signature page of this
          Registration Statement)
  25.1    Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939, as amended, of Wilmington Trust Company, as
          Indenture Trustee under the Convertible Subordinated
          Debentures Indenture due 2014(1)
  25.2    Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939, as amended, of Wilmington Trust Company, as
          Property Trustee under the Amended and Restated Declaration of Trust(1)
  25.3    Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939, as amended, of Wilmington Trust Company, as
          Preferred Guarantee Trustee under the Preferred Securities
          Guarantee(1)


- -------------------------

 *  Previously filed.

(1) Filed herewith.

(2) To be filed by amendment.

(3) Incorporated by reference to Entercom's Registration Statement on Form S-1. (File No. 333-61381)

(4) Incorporated by reference to Entercom's Quarterly Report on Form 10-Q. (File No. 001-14461)

(5) Incorporated by reference to Entercom's Registration Statement on Form S-1. (File No. 333-86397)

     (b) FINANCIAL STATEMENT SCHEDULE

     SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bala Cynwyd, Pennsylvania, on September 30, 1999.


                                          ENTERCOM COMMUNICATIONS CORP.

                                          By:      /s/ JOSEPH M. FIELD
                                            ------------------------------------
                                                      Joseph M. Field
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                CAPACITY                     DATE
                  ---------                                --------                     ----
             /s/ JOSEPH M. FIELD               Chairman of the Board and Chief   September 30, 1999
- ---------------------------------------------    Executive Officer (Principal
               Joseph M. Field                   Executive Officer)

             /s/ DAVID J. FIELD                President, Chief Operating        September 30, 1999
- ---------------------------------------------    Officer
               David J. Field                    and a Director

                      *                        Executive Vice President,         September 30, 1999
- ---------------------------------------------    Secretary, General Counsel and
              John C. Donlevie                   a Director

                      *                        Senior Vice President and Chief   September 30, 1999
- ---------------------------------------------    Financial Officer (Principal
              Stephen F. Fisher                  Financial and Accounting
                                                 Officer)

                      *                        Director                          September 30, 1999
- ---------------------------------------------
               Marie H. Field

                      *                        Director                          September 30, 1999
- ---------------------------------------------
             Herbert Kean, M.D.

                      *                        Director                          September 30, 1999
- ---------------------------------------------
                  Lee Hague

                      *                        Director                          September 30, 1999
- ---------------------------------------------
         Thomas H. Ginley, Jr., M.D.

                  SIGNATURE                                CAPACITY                     DATE
                  ---------                                --------                     ----
                      *                        Director                          September 30, 1999
- ---------------------------------------------
              S. Gordon Elkins

                      *                        Director                          September 30, 1999
- ---------------------------------------------
              Michael R. Hannon

                      *                        Director                          September 30, 1999
- ---------------------------------------------
              David J. Berkman

           *By /s/ JOSEPH M. FIELD
   ---------------------------------------
               Joseph M. Field
              Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bala Cynwyd, Pennsylvania, on September 30, 1999.


                                          ENTERCOM COMMUNICATIONS CAPITAL TRUST

                                          By:      /s/ JOSEPH M. FIELD
                                            ------------------------------------
                                                      Joseph M. Field
                                                 As Administrative Trustee

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                CAPACITY                     DATE
                  ---------                                --------                     ----

             /s/ JOSEPH M. FIELD               Administrative Trustee            September 30, 1999
- ---------------------------------------------
               Joseph M. Field

             /s/ DAVID J. FIELD                Administrative Trustee            September 30, 1999
- ---------------------------------------------
               David J. Field

            /s/ JOHN C. DONLEVIE               Administrative Trustee            September 30, 1999
- ---------------------------------------------
              John C. Donlevie

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Entercom Communications Corp.:

     We have audited the accompanying consolidated financial statements of Entercom Communications Corp. and subsidiaries (the "Company") as of September 30, 1997 and 1998, and for each of the three years in the period ended September 30, 1998, and have issued our report thereon dated December 31, 1998 (January 26, 1999 as to Notes 10 and 13) (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note
14) (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in Item 16(b) of this Registration Statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Deloitte & Touche LLP
Philadelphia, Pennsylvania
December 31, 1998
(January 26, 1999 as to Notes 10 and 13)

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                         ENTERCOM COMMUNICATIONS CORP.
                 YEARS ENDED SEPTEMBER 30, 1996, 1997, AND 1998

                                              ADDITIONS
                                 BALANCE AT   CHARGED TO   DEDUCTIONS
                                 BEGINNING    COSTS AND       FROM         BALANCE AT
ALLOWANCE FOR DOUBTFUL ACCOUNTS  OF PERIOD     EXPENSES    RESERVES(A)    END OF PERIOD
- -------------------------------  ----------   ----------   -----------    -------------
1996..........................    $ 63,524     $318,599     $265,283        $116,840
1997..........................     116,840      548,726      373,566         292,000
1998..........................     292,000      920,381      845,381         367,000

- ---------------

(A) Uncollectible accounts written off.

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                            DESCRIPTION                             PAGE
   1.01   Form of Underwriting Agreement(1)
   3.01   Amended and Restated Articles of Incorporation of the
          Registrant(3)
   3.02   Form of Amended and Restated Bylaws of the Registrant(3)
   4.01   Certificate of Trust of Entercom Communications Capital
          Trust(1)
   4.02   Form of Amended and Restated Declaration of Trust of
          Entercom Communications Capital Trust among Entercom
          Communications Corp. as Sponsor, Wilmington Trust Company as
          Property Trustee and Delaware Trustee and Joseph M. Field,
          David J. Field and John C. Donlevie as Administrative
          Trustees(1)
   4.03   Form of Indenture for the Convertible Subordinated
          Debentures due 2014 among Entercom Communications Corp. as
          Issuer and Wilmington Trust Company as Indenture Trustee(1)
   4.04   Form of Entercom Communications Capital Trust   %
          Convertible Preferred Securities (included in Exhibit
          4.02)(1)
   4.05   Form of Entercom Communications Corp. Convertible
          Subordinated Debentures due 2014 (included in Exhibit
          4.03)(1)
   4.06   Form of Preferred Securities Guarantee between Entercom
          Communications Corp. as Guarantor, and Wilmington Trust
          Company as Guarantee Trustee(1)
   4.07   Form of Common Securities Guarantee by Entercom
          Communications Corp. as Guarantor(1)
   5.01   Opinion of Latham & Watkins as to the legality of the
          Convertible Subordinated Debentures and the Preferred
          Securities Guarantee(1)
   5.02   Opinion of Morris, Nichols, Arsht & Tunnell as to the
          legality of the Convertible Preferred Securities and as to other matters of Delaware law(1)
   5.03   Opinion of John C. Donlevie, Esq. as to the legality of the
          Class A common stock issuable upon conversion of the
          TIDES(1)
   8.01   Opinion of Latham & Watkins as to certain tax matters(1)
  10.01   Registration Rights Agreement, dated as of May 21, 1996,
          between the Registrant and Chase Equity Associates, L.P.(3)
  10.02   Employment Agreement, dated June 25, 1993, between the
          Registrant and Joseph M. Field, as amended(3)
  10.03   Employment Agreement, dated December 17, 1998, between the
          Registrant and David J. Field, as amended(3)
  10.04   Employment Agreement, dated December 17, 1998, between the
          Registrant and John C. Donlevie, as amended(3)
  10.05   Employment Agreement, dated November 13, 1998, between the
          Registrant and Stephen F. Fisher(3)
  10.06   Entercom 1998 Equity Compensation Plan(3)

EXHIBIT
NUMBER                            DESCRIPTION                             PAGE
  10.07   Loan Agreement, dated as of February 13, 1998, among the
          Registrant, Key Corporate Capital Inc., as administrative
          agent, Bank of America, National Trust and Savings
          Association, as syndication agent, and certain banks listed therein, as amended by the First Amendment to Loan Agreement dated October 8, 1998(3)
  10.08   Amended and Restated Asset Purchase Agreement, dated as of
          August 20, 1999, among the Registrant, Sinclair
          Communications, Inc., WCGV, Inc., Sinclair Radio of
          Milwaukee Licensee, LLC, Sinclair Radio of New Orleans
          Licensee, LLC, Sinclair Radio of Memphis, Inc., Sinclair
          Radio of Memphis Licensee, Inc., Sinclair Properties, LLC,
          Sinclair Radio of Norfolk/Greensboro Licensee, L.P.,
          Sinclair Radio of Buffalo, Inc., Sinclair Radio of Buffalo
          Licensee, LLC, WLFL, Inc., Sinclair Radio of Greenville
          Licensee, Inc., Sinclair Radio of Wilkes-Barre, Inc. and
          Sinclair Radio of Willkes-Barre Licensee, LLC.(5)
  10.09   Asset Purchase Agreement, dated as of August 20, 1999, among the Registrant, Sinclair Communications, Inc., Sinclair
          Media III, Inc. and Sinclair Radio of Kansas City Licensee,
          LLC.(5)
  10.10   Asset Purchase Agreement, dated as of January 26, 1998,
          among the Registrant, Tuscaloosa Broadcasting, Inc.,
          Sinclair Radio of Portland Licensee, Inc. and Sinclair Radio
          of Rochester Licensee, Inc.(3)
  10.11   Time Brokerage Agreement, dated as of January 26, 1998,
          among the Registrant, Tuscaloosa Broadcasting, Inc.,
          Sinclair Radio of Portland Licensee, Inc. and Sinclair Radio
          of Rochester Licensee, Inc.(3)
  10.12   Asset Purchase Agreement, dated as of August 13, 1998, among the Registrant, CBS Radio, Inc. and CBS Radio License,
          Inc.(3)
  10.13   Time Brokerage Agreement, dated as of August 13, 1998, among the Registrant, CBS Radio, Inc., and CBS Radio License,
          Inc.(3)
  10.14   Asset Purchase Agreement, dated as of August 13, 1998, among
          CBS Radio, Inc., CBS Radio License, Inc., ARS Acquisition
          II, Inc. and the Registrant(3)
  10.15   Time Brokerage Agreement, dated as of August 13, 1998, among
          CBS Radio, Inc., CBS Radio License, Inc., ARS Acquisition
          II, Inc. and the Registrant(3)
  12.01   Statement Regarding Computation of Ratios(1)
  21.01   Information Regarding Subsidiaries of the Registrant(1)
  23.01   Consent of Deloitte & Touche LLP, Philadelphia, PA(1)
  23.02   Consent of Deloitte & Touche LLP, Boston, MA(1)
  23.03   Consent of Arthur Andersen LLP, Baltimore, MD(1)
 *24.01   Power of Attorney (included on signature page of this
          Registration Statement)
  25.1    Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939, as amended, of Wilmington Trust Company, as
          Indenture Trustee under the Convertible Subordinated
          Debentures Indenture due 2014(1)

EXHIBIT
NUMBER                            DESCRIPTION                             PAGE
  25.2    Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939, as amended, of Wilmington Trust Company, as
          Property Trustee under the Amended and Restated Declaration of Trust(1)
  25.3    Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939, as amended, of Wilmington Trust Company, as
          Preferred Guarantee Trustee under the Preferred Securities
          Guarantee(1)


- -------------------------

 *  Previously filed.

(1) Filed herewith.

(2) To be filed by amendment.

(3) Incorporated by reference to Entercom's Registration Statement on Form S-1. (File No. 333-61381)

(4) Incorporated by reference to Entercom's Quarterly Report on Form 10-Q. (File No. 001-14461)

(5) Incorporated by reference to Entercom's Registration Statement on Form S-1. (File No. 333-86397)